    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           CORE MATERIALS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             3089                      31-1481870
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (800) 666-6960
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                                RICHARD R. CONTE
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (800) 666-6960
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                                    Copy to:

                              EDWARD J. FINE, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5300
                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger as described herein.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                             AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
        TITLE OF EACH CLASS OF               TO BE           OFFERING PRICE        AGGREGATE       REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED          PER SHARE         OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share......................     9,734,600(1)           (2)                 (2)           $15,718(3)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Includes (i) 5,210,600 shares issuable in the merger described herein to existing holders of RYMAC Mortgage Investment Corporation ("Rymac"), (ii) 4,264,000 shares issuable to Navistar International Transportation Corp. ("Navistar") pursuant to the asset purchase agreement described herein and
    (iii) 260,000 shares issuable upon the exercise of outstanding options.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933 as follows:
    1/29th of 1% of the sum of (a) $20,077,612.50 (the product of the average of the high and low reported price of Rymac common stock on November 5, 1996 on the American Stock Exchange and 9,734,600) and (b) $25,504,000 (the principal amount of the note issuable to Navistar pursuant to the asset purchase agreement described herein).

(3) In accordance with Rule 457(b) under the Securities Act of 1933, as amended, the $9,725 filing fee paid by Rymac pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11 thereunder at the time of filing of the Proxy Statement/Prospectus contained in this Registration Statement as preliminary proxy materials of Rymac has been credited to reduce the registration fee that otherwise would be payable in connection with this Registration Statement to $5,993.
                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           CORE MATERIALS CORPORATION

                             CROSS REFERENCE SHEET

           PURSUANT TO ITEM 501(B) OF REGULATION S-K AND RULE 404(A)

                FORM S-4 ITEM NO. AND CAPTION            LOCATION IN PROSPECTUS/PROXY STATEMENT
           ----------------------------------------   --------------------------------------------
A.   INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and
             Outside Front Cover Page of
             Prospectus/ Proxy Statement...........   Cover Page of Registration Statement; Cross
                                                        Reference Sheet; Outside Front Cover Page
                                                        of Prospectus/Proxy Statement
       2.  Inside Front and Outside Back Cover
             Pages of Prospectus/Proxy Statement...   Inside Front and Outside Back Cover Pages of
                                                        Prospectus/Proxy Statement
       3.  Risk Factors, Ratio of Earnings to Fixed
             Charges, and Other Information........   Summary; Consolidated Historical Financial
                                                      and Statistical Data of the Company; Risk
                                                        Factors
       4.  Terms of the Transaction................   Summary; Proposal No. 1--Approval of the
                                                        Acquisition; Proposal No. 2--Approval of
                                                        the Merger
       5.  Pro Forma Financial Information.........   Proposal No. 1--Approval of the
                                                      Acquisition-- Unaudited Pro Forma Combined
                                                        Financial Information of Core Materials
       6.  Material Contracts with the Company
             Being Acquired........................   Summary; Proposal No. 1--Approval of the
                                                        Acquisition
       7.  Additional Information Required for
             Reoffering by Person and Parties
             Deemed to be Underwriters.............   *
       8.  Interests of Named Experts and
             Counsel...............................   *
       9.  Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities...........................   *

B.   INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to
             S-3 Registrants.......................   *
      11.  Incorporation of Certain Information by
             Reference.............................   *
      12.  Information with Respect to S-2 or S-3
             Registrants...........................   *
      13.  Incorporation of Certain Information by
             Reference.............................   Incorporation of Certain Documents by
                                                      Reference
      14.  Information with Respect to Registrants
             Other Than S-3 or S-2 Registrants.....   Outside Front Cover Page; Proposal No. 1--
                                                        Approval of the Acquistion; Balance Sheet
                                                        of Core Materials

                FORM S-4 ITEM NO. AND CAPTION            LOCATION IN PROSPECTUS/PROXY STATEMENT
           ----------------------------------------   --------------------------------------------
C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Respect to
             S-3 Companies.........................   *
      16.  Information with Respect to S-2 or
             S-3 Companies.........................   *
      17.  Information with Respect to Companies
             Other Than S-3 or S-2 Companies.......   Summary; Proposal No. 1--Approval of the
                                                        Acquisition; Financial Statements of
                                                        Columbus Plastics

D.   VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or
             Authorizations are to be Solicited....   Outside Front Cover Page of Prospectus/Proxy
                                                        Statements; Available Information;
                                                        Incorporation of Certain Documents by
                                                        Reference; Summary; Introduction
      19.  Information if Proxies, Consents or
             Authorizations are not to be Solicited
             or in an Exchange Offer...............   *

---------

* Omitted because not required, inapplicable or the answer is negative.

RYMAC MORTGAGE INVESTMENT CORPORATION
100 North Fourth Street
Suite 813
P.O. Box 250
Steubenville, Ohio 43952
(800) 666-6960

                                                                November 8, 1996

To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of RYMAC Mortgage Investment Corporation (the "Company") to be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881 on December 19, 1996, at 10:00 a.m., Eastern time (the "Special Meeting").

     At the Special Meeting, you will be asked to consider and approve (a) the terms and conditions of an Asset Purchase Agreement, dated as of September 12, 1996 and as amended on October 31, 1996 (as so amended, the "Asset Purchase Agreement"), between the Company and Navistar International Transportation Corp. ("Navistar") pursuant to which the Company will acquire the assets, properties and business, subject to the assumption of certain liabilities, of the Columbus Plastics Operation of Navistar (the "Acquisition") and (b) the issuance of 4,264,000 shares of common stock of Core Materials (as defined below) to Navistar pursuant to the Asset Purchase Agreement, which amount is subject to adjustment pursuant to the provisions of the Asset Purchase Agreement but shall not exceed 45% of the total number of shares of Core Materials issued and outstanding on a fully diluted basis (the "Stock Issuance").

     At the Special Meeting, you will also be asked to consider and approve an Agreement and Plan of Merger between the Company and Core Materials Corporation, a Delaware corporation ("Core Materials"), pursuant to which the Company will change its state of incorporation from Maryland to Delaware by merging into Core Materials, which is a wholly-owned subsidiary of the Company. The consummation of the proposed merger is contingent upon the approval by the stockholders of the Company of the terms of the Asset Purchase Agreement, including the Stock Issuance. The proposed merger would be consummated shortly before the consummation of the Acquisition.

     The accompanying Proxy Statement/Prospectus provides detailed information concerning the Acquisition, the proposed reincorporation of the Company and the other items on the agenda at the Special Meeting. You are urged to read the Proxy Statement/Prospectus carefully and in its entirety.

     YOUR BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE FOR THE ACQUISITION AND THE MERGER. The Board believes that the terms of the Asset Purchase Agreement are in the best interests of the Company and its stockholders. The Board of Directors has approved the Acquisition and recommends that you vote to approve the terms and conditions of the Asset Purchase Agreement, including the Stock Issuance. The Board also recommends that you approve each of the other items to be voted on at the Special Meeting.

     Please give these proxy materials careful attention. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. Accordingly, whether or not you plan to attend the Special Meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope to assure that your shares will be represented at the Special Meeting.

     STOCKHOLDERS OF THE COMPANY SHOULD NOT SEND IN ANY STOCK CERTIFICATES FOR EXCHANGE AFTER THE MERGER UNTIL THEY RECEIVE A TRANSMITTAL LETTER FOR THAT PURPOSE.

                                        Sincerely,

                                        /s/ RICHARD R. CONTE

                                        Richard R. Conte
                                        Chairman of the Board

                     RYMAC MORTGAGE INVESTMENT CORPORATION
                            100 North Fourth Street
                                   Suite 813
                                  P.O. Box 250
                            Steubenville, Ohio 43952
                                 (800) 666-6960
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held December 19, 1996
                             ---------------------

To Our Stockholders:

     Notice is hereby given that a Special Meeting of stockholders of RYMAC Mortgage Investment Corporation (the "Company") will be held on December 19, 1996 at 10:00 a.m., Eastern time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, for the following purposes:

     (1) to consider and vote upon a proposal to approve (a) the terms and conditions of an Asset Purchase Agreement between Navistar International Transportation Corp. ("Navistar") and the Company dated as of September 12, 1996 and as amended on October 31, 1996 (as so amended, the "Asset Purchase Agreement"), a copy of which is attached as Annex I to the accompanying Proxy Statement/Prospectus, pursuant to which the Company will acquire the assets, properties and business, subject to the assumption of certain liabilities, of the Columbus Plastics Operation of Navistar and (b) the issuance of 4,264,000 shares of common stock of Core Materials (as defined below) to Navistar pursuant to the Asset Purchase Agreement, which amount is subject to adjustment pursuant to the provisions of the Asset Purchase Agreement but shall not exceed 45% of the total number of shares of Core Materials issued and outstanding on a fully diluted basis, all as more fully described in the accompanying Proxy Statement/Prospectus; and

     (2) to consider and vote upon a proposal to approve an Agreement and Plan of Merger, a copy of which is attached as Annex IV to the accompanying Proxy Statement/Prospectus, pursuant to which (a) the Company would be merged with and into Core Materials Corporation, a Delaware corporation ("Core Materials"), with Core Materials continuing as the surviving corporation and (b) each outstanding share of Common Stock of the Company would be automatically converted into one share of common stock of Core Materials, all as more fully described in the accompanying Proxy Statement/Prospectus.

     Proposal 2 is conditional upon approval of Proposal 1 and will not be implemented if Proposal 1 is not approved by stockholders and implemented by the Board. Accordingly, a vote against Proposal 1 will have the effect of a vote against Proposal 2.

     The foregoing matters are described in more detail in the Proxy Statement/Prospectus which is attached hereto and made a part hereof.

     Only stockholders of record at the close of business on November 4, 1996, the record date, will be entitled to receive notice of and to vote at the Special Meeting.

     Management desires to have maximum representation at the Special Meeting and respectfully requests that you date, execute and deliver the enclosed proxy in the postage-paid envelope provided. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later dated proxy, or by attending the Special Meeting and voting in person.

                                        By Order of The Board of Directors

                                        /s/ MYRNA J. LEA

                                        Myrna J. Lea
                                        Secretary

Dated: November 8, 1996

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996

                             ---------------------

                                PROXY STATEMENT
                                       OF
                     RYMAC MORTGAGE INVESTMENT CORPORATION
                             A MARYLAND CORPORATION

                             ---------------------

                                   PROSPECTUS
                                       OF
                           CORE MATERIALS CORPORATION
                             A DELAWARE CORPORATION

                             ---------------------

     This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.01 per share ("Company Common Stock"), of RYMAC Mortgage Investment Corporation, a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the management of the Company for use at a Special Meeting of the stockholders of the Company to be held on December 19, 1996 at 10:00 a.m., Eastern time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881. At the Special Meeting, the holders of Company Common Stock will be asked to consider and vote upon the following proposals: (1) to approve the terms and conditions of an Asset Purchase Agreement between the Company and Navistar International Transportation Corp. ("Navistar") dated as of September 12, 1996 and as amended on October 31, 1996 (as so amended, the "Asset Purchase Agreement"), pursuant to which the Company has agreed, subject to the terms and conditions set forth therein, (a) to purchase substantially all of the assets and liabilities of the Columbus Plastics Operation ("Columbus Plastics") of Navistar (the "Acquisition") and (b) to issue 4,264,000 shares of Core Materials Common Stock (as defined below), which amount is subject to adjustment pursuant to the provisions of the Asset Purchase Agreement but shall not exceed 45% of the total number of shares of Core Materials issued and outstanding on a fully diluted basis, to Navistar (the "Stock Issuance") ("Proposal 1"); and (2) to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") between the Company and Core Materials Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Core Materials"), dated as of November 1, 1996, pursuant to which the Company has agreed to merge with and into Core Materials (the "Merger") ("Proposal 2").

     This Proxy Statement/Prospectus also constitutes the Prospectus of Core Materials with respect to (i) the shares of common stock, par value $.01 per share ("Core Materials Common Stock"), of Core Materials to be issued to holders of Company Stock pursuant to the Merger and (ii) the shares of Core Materials Common Stock to be issued in the Stock Issuance. Core Materials is a newly formed, wholly-owned subsidiary of the Company. Upon consummation of the Merger, the separate existence of the Company will cease and each share of Company Common Stock will be automatically converted into one share of Core Materials Common Stock.

     Consummation of the Acquisition is subject to various conditions which must be waived or satisfied, including approval of the Merger by the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting.

     Proposal 2 is conditional upon approval of Proposal 1 and will not be implemented if Proposal 1 is not approved by stockholders and implemented by the Board. Accordingly, a vote against Proposal 1 will have the effect of a vote against Proposal 2.

     FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING PROPOSALS 1 AND 2, SEE "RISK FACTORS" BEGINNING ON PAGE 20.

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of the Company on or about November 8, 1996. A stockholder who has given a proxy may revoke it at any time prior to its exercise.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           This Proxy Statement/Prospectus is dated November 8, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material and other information concerning the Company may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, on which the Company Common Stock is listed. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www/sec.gov.

     Core Materials has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering shares of Core Materials Common Stock issuable in connection with the proposed Merger. This Proxy Statement, which also constitutes the Prospectus of Core Materials filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits relating thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement for further information with respect to Core Materials and the Core Materials Common Stock offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an exhibit or appendix hereto.

                           INCORPORATION BY REFERENCE

     The following documents previously filed with the Commission are incorporated herein by reference (including documents incorporated by reference into such documents):

          1. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995.

          2. Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996.

          3. Current Reports of the Company on Form 8-K dated May 22, 1996 and September 17, 1996, relating to the proposed Acquisition.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 are included in this Proxy Statement/ Prospectus as Annexes VII and VIII, respectively.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Proxy Statement/Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO THE SECRETARY OF THE COMPANY, AT P.O. BOX 250, STEUBENVILLE, OHIO 43952; TELEPHONE NUMBER: (800) 666-6960. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE BY DECEMBER 5, 1996.

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                 ------------
Summary.......................................................................        5
Risk Factors..................................................................        20
Introduction..................................................................        26
Proposal No. 1--Approval of the Acquisition...................................        28
Reasons for and Background of the Acquisition.................................        28
Recommendation of the Board of Directors......................................        30
Opinion of Nomura.............................................................        32
Interests of Certain Persons in the Transactions..............................        35
Business of the Company.......................................................        37
Business of Columbus Plastics.................................................        38
Selected Financial Data of Columbus Plastics..................................        43
Management's Discussion and Analysis of Results of Operations and
  Financial Condition of Columbus Plastics....................................        44
Unaudited Pro Forma Combined Financial Information of Core Materials..........        47
Business of Core Materials After the Acquisition..............................        55
Management of Core Materials After the Acquisition............................        57
Principal Stockholders of Core Materials......................................        60
The Asset Purchase Agreement..................................................        60
     General..................................................................        60
     Purchase Price Adjustments...............................................        62
     Representations and Warranties; Conditions to Closing; Amendments;
       Termination............................................................        64
     Certain Covenants........................................................        65
     Survival of Representations and Warranties; Indemnification..............        70
Ancillary Agreements..........................................................        72
     The Secured Note.........................................................        72
     The Supply Agreement.....................................................        81
     The Transitional Services Agreement......................................        84
     The Registration Rights Agreement........................................        84
Proposal No. 2--Approval of the Merger........................................        85
Introduction..................................................................        85
Description of Core Materials Capital Stock...................................        86
Certain Effects of the Merger.................................................        89
Significance of Differences Between the Company and Core Materials............        98
Significant Charter and By-law Provisions Not Materially Affected by the
  Merger......................................................................       100
No Dissenters' Rights of Appraisal............................................       101
Federal Income Tax Consequences of the Merger and the Acquisition.............       101
Accounting Treatment..........................................................       103
Legal Matters.................................................................       103
Experts.......................................................................       103
Financial Statements of Columbus Plastics.....................................       F-1
Balance Sheet of Core Materials...............................................       F-10
Asset Purchase Agreement......................................................   Annex I
Fairness Opinion of Nomura Securities International, Inc......................   Annex II
Form of Secured Note..........................................................   Annex III
Form of Agreement and Plan of Merger..........................................   Annex IV
Company Charter...............................................................   Annex V
Core Materials Charter........................................................   Annex VI
Annual Report on Form 10-K....................................................   Annex VII
Quarterly Report on Form 10-Q.................................................   Annex VIII

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. Stockholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety. In addition to the historical information contained herein, certain statements in this Proxy Statement/Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act (the "Reform Act") which involve risks and uncertainties. Core Materials' actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics" as well as those discussed elsewhere in this Proxy Statement/Prospectus. See "Risk Factors--Forward-Looking Statements".

                                 THE COMPANIES

THE COMPANY

     RYMAC Mortgage Investment Corporation was incorporated in the state of Maryland on July 1, 1988 and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Prior to 1994, the Company was primarily engaged in making investments in mortgage derivative securities and, to a lesser extent, mortgage related investments. Due to difficulties encountered in its historical business and a substantially altered mortgage-backed securities market, since mid-1994 the Company has been investigating transactions which would allow the Company to enter into alternative businesses. The principal executive offices of the Company are located at 100 N. Fourth Street, Suite 813, Steubenville, Ohio 43952 and the telephone number is (800) 666-6960.

NAVISTAR INTERNATIONAL CORPORATION AND NAVISTAR

     Navistar International Corporation is a holding company and its principal operating subsidiary is its wholly-owned subsidiary, Navistar International Transportation Corp. ("Navistar").

     Navistar operates in two principal business segments: manufacturing and financial services. Manufacturing operations are responsible for the manufacture and marketing of medium and heavy trucks, including school buses, mid-range diesel engines and service parts primarily in the United States and Canada as well as in selected export markets. Based on assets and revenues, manufacturing operations represent the majority of Navistar's business activities. The financial services operations consist of Navistar Financial Corporation ("Navistar Financial"), its domestic insurance subsidiary and foreign finance and insurance companies. Navistar Financial's primary business is the retail and wholesale financing of products sold by the manufacturing operations and its dealers within the United States and the providing of commercial physical damage and liability insurance to the manufacturing operations' dealers and retail customers and to the general public through an independent insurance agency system. Navistar is the industry market share leader in the combined Class 5 through 8 truck market in the United States and Canada, offering a full line of diesel-powered product in the common carrier, private carrier, government/service, leasing, construction, energy/ petroleum and student transportation markets. Navistar also produces mid-range diesel engines for use in its Class 5, 6 and 7 medium trucks and for sale to original equipment manufacturers. Navistar's principal executive offices are located at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611 and the telephone number is (312) 836-2000.

     Other than Navistar's interest in Columbus Plastics described herein, the Company will not acquire any interest in Navistar International Corporation or Navistar as a result of the transactions contemplated by the Asset Purchase Agreement.

CORE MATERIALS

     Core Materials Corporation is a recently formed Delaware corporation which is a wholly-owned subsidiary of the Company. To date, Core Materials has conducted no business other than its participation in the transactions leading to the proposed Merger and the Acquisition. Pursuant to the Merger, the Company will be merged with and into Core Materials with Core Materials as the surviving corporation and each outstanding share of Company Common Stock will be automatically converted into the right to receive one share of Core Materials Common Stock. In connection with the Acquisition, Navistar will transfer to Core Materials substantially all of the assets and liabilities of Navistar's business currently conducted by Navistar at 800 Manor Park Drive, Columbus, Ohio primarily relating to the manufacture, marketing and sale of fiberglass reinforced plastic component parts (the "Columbus Plastics Operations" or "Columbus Plastics"). The principal executive offices of Core Materials are located at 100 N. Fourth Street, Suite 813, Steubenville, Ohio 43952 and the telephone number is (800) 666-6960.

                              THE SPECIAL MEETING

Time, Date and Place.........................   A Special Meeting of stockholders of the
                                                Company will be held on December 19, 1996 at
                                                the American Stock Exchange, located at 86
                                                Trinity Place, New York, New York 10006-1881,
                                                commencing at 10:00 a.m., Eastern time
                                                (together with any adjournments or
                                                postponements thereof, the "Special
                                                Meeting").

                                                See "INTRODUCTION--Date, Time and Place."

Purpose of the Meeting.......................   The purpose of the Special Meeting is to
                                                consider and vote upon proposals (i) to
                                                approve and adopt the terms and conditions of
                                                the Asset Purchase Agreement including the
                                                Stock Issuance, (ii) contingent on the
                                                approval of the Asset Purchase Agreement, to
                                                approve and adopt the Merger Agreement and
                                                (iii) such other matters as may properly be
                                                brought before the Special Meeting.

                                                See "INTRODUCTION--Matters To Be Considered
                                                at the Special Meeting."

Record Date; Shares Entitled to Vote.........   Holders of record of shares of Company Common
                                                Stock at the close of business on November 4,
                                                1996 are entitled to notice of, and to vote
                                                at, the Special Meeting. At such date there
                                                were 5,210,600 shares of Company Common Stock
                                                outstanding, each of which will be entitled
                                                to one vote on each matter to be acted upon
                                                or which may properly come before the Special
                                                Meeting.

                                                See "INTRODUCTION--Record Date; Shares
                                                Entitled to Vote."

Quorum; Vote Required........................   The presence in person or by proxy of the
                                                holders of a majority of Company Common Stock
                                                is required to constitute a quorum at the
                                                Special Meeting. The approval and adoption of
                                                the terms and conditions of the Asset
                                                Purchase Agreement requires the affirmative
                                                vote of a majority of the votes cast at the
                                                Special Meeting. The approval and adoption of
                                                the Merger Agreement requires the affirmative
                                                vote of the holders of two-thirds of the
                                                Company Common Stock entitled to vote at the
                                                Special Meeting.

                                                See "INTRODUCTION--Quorum and Voting of
                                                Proxies."

Security Ownership of Management
  and Certain Other Persons..................   Directors and executive officers of the
                                                Company and their affiliates who beneficially
                                                owned approximately 1.7% of the outstanding
                                                shares of Company Common Stock as of the
                                                Record Date have advised the Company that
                                                they presently intend to vote or direct the
                                                vote of all the outstanding shares of Company
                                                Common Stock over which such persons have
                                                voting control in favor of approval and
                                                adoption of the proposals described herein.

                                                See "INTRODUCTION--Record Date; Shares
                                                Entitled to Vote."

                                THE ACQUISITION
GENERAL

     The Company has entered into the Asset Purchase Agreement with Navistar to acquire substantially all of the assets and liabilities of Navistar's Columbus Plastics Operations. In order to consummate the Acquisition, the Company, among other things, will be required under the terms of the Asset Purchase Agreement to reincorporate in Delaware. To effect the reincorporation, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Core Materials, a Delaware corporation and a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, the Company will be merged with and into Core Materials with Core Materials as the surviving corporation and each outstanding share of Company Common Stock being converted into the right to receive one share of Core Materials Common Stock. As soon as practicable after the Merger, the Acquisition will be consummated and as part of the consideration to be paid to Navistar Core Materials will issue 4,264,000 shares of Core Materials Common Stock to Navistar, representing approximately 45% of the total number of shares of Core Materials Common Stock issued and outstanding on a fully diluted basis after giving effect to the Acquisition. The purchase price payable under the Asset Purchase Agreement is subject to adjustment as described below under "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--The Asset Purchase Agreement-- Purchase Price Adjustments."

     The Company's stockholders are asked to approve the terms of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby, including the Merger and the Stock Issuance. If the terms of the Asset Purchase Agreement are not approved by the Company's stockholders, neither the Acquisition nor the Merger will be consummated. In addition, consummation of the Merger is a condition to Navistar's obligations under the Asset Purchase Agreement; therefore, if the Merger is not approved by the Company's stockholders, Navistar will not be obligated to consummate the Acquisition.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The Company's Board of Directors has unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby, including the Stock Issuance and the Merger and recommends that the Company's stockholders vote in favor of approval and adoption of the Asset Purchase Agreement and the Merger Agreement. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Recommendation of the Board of Directors."

OPINION OF NOMURA

     Nomura Securities International, Inc. ("Nomura"), the financial advisor to the Company, has delivered to the Company's Board of Directors its opinions dated September 6, 1996, September 12, 1996 and the date hereof, to the effect that, as of the dates of such opinions, based upon the assumptions made which did not give effect to Section 1(g)(iii) of the Asset Purchase Agreement (which section is referred to elsewhere herein by the Company as the NOL Adjustment Provision), matters considered and limits of its review, the proposed consideration to be paid by the Company pursuant to the Asset Purchase Agreement is fair to the stockholders of the Company from a financial point of view. For additional information concerning the assumptions made, matters considered and limits of the review by such financial advisor in reaching its opinion and the fees received and to be received by it, see "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Opinion of Nomura" and Annex II attached hereto.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering the recommendation of the Company's Board of Directors, stockholders should be aware that certain persons involved with the Acquisition have certain interests in the Acquisition that are in addition to the interests of the Company and the Company's stockholders generally. See "PROPOSAL NO. 1-- APPROVAL OF THE ACQUISITION--Interests of Certain Persons in the Transactions."

THE ASSET PURCHASE AGREEMENT

     The Asset Purchase Agreement provides for the acquisition by the Company of substantially all of the assets, properties and business, subject to the assumption of certain liabilities, of Navistar's business conducted at 800 Manor Park Drive, Columbus, Ohio relating primarily to the manufacture, marketing and sale of fiberglass reinforced plastic component parts (the "Assets"). In consideration for the Assets, Navistar will receive upon closing ("Closing") of the Acquisition (1) $25,504,000, subject to adjustment as described below, payable by the Company in the form of a secured promissory note (the "Secured Note") and (2) 4,264,000 shares of Core Materials Common Stock representing approximately 45% of the total number of shares of Core Materials Common Stock issued and outstanding on a fully diluted basis after the Acquisition. The Company may reduce the principal amount of the Secured Note by delivering to Navistar on the date of the Closing (the "Closing Date") by wire transfer of immediately available funds an amount equal to such reduction pursuant to financing arrangements that, in the opinion of the Company and Navistar, would not reasonably be expected to have a material adverse effect on the ability of Core Materials to secure loans for working capital and project finance use after the Closing.

The purchase price payable under the Asset Purchase Agreement is subject to adjustment as described under "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--The Asset Purchase Agreement-- Purchase Price Adjustments."

     The Asset Purchase Agreement contains certain representations and warranties by Navistar and the Company which will expire at, and not survive, the Closing. Each party's obligation to consummate the Acquisition is subject to a number of conditions, including, among other things, the receipt of satisfactory legal opinions, the accuracy of their respective representations and warranties as of the Closing Date, receipt by the parties of all third party, stockholder and governmental consents and approvals required to consummate the Acquisition and the other transactions contemplated by the Asset Purchase Agreement, the execution and delivery by Navistar and the Company of the Supply Agreement, the Transitional Services Agreement and the Registration Rights Agreement (each as defined below), and the Company and the International Association of Machinists and Aerospace Workers ("IAM") entering into a collective bargaining agreement for the employment of IAM represented employees of the Company at Columbus Plastics and compliance by all parties with their respective obligations prior to the Closing Date. The obligation of the Company to consummate the Acquisition is also subject to the approval of the Company's stockholders of the transactions contemplated by the Asset Purchase Agreement, including the approval of the Merger by the affirmative vote of no less than two-thirds of the Company Common Stock present and entitled to vote at the Special Meeting. The obligation of Navistar to consummate the Acquisition is also subject to, among other things, the Company having consummated the Merger, the Company having terminated the RYMAC Salary Reduction Simplified Employee Pension Plan ("SEP") in accordance with applicable law, the Company having amended its charter and by-laws in a manner satisfactory to Navistar, the Company having effected the registration under the Securities Act, and having obtained approval for listing on the American Stock Exchange, of the shares of Core Materials Common Stock to be issued to Navistar under the Asset Purchase Agreement, each of the individuals serving on the Company's Board of Directors tendering his or her resignation to the Company effective as of the Closing Date. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--The Asset Purchase Agreement--Representations and Warranties; Conditions to Closing; Amendments; Termination."

     For a description of the terms and conditions pursuant to which the respective obligations of the parties to the Asset Purchase Agreement may be terminated, see "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--The Asset Purchase Agreement--Representations and Warranties; Conditions to Closing; Amendments; Termination."

     Navistar has agreed under the Asset Purchase Agreement to indemnify the Company, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Loss (as hereinafter defined) suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i) any breach of (or in the event any third party alleges facts that if true would mean Navistar has breached) any covenant of Navistar contained in the Asset Purchase Agreement or the other agreements and instruments contemplated thereby; (ii) any liability of Navistar not specifically assumed by the Company ("Excluded Liabilities") and (iii) any statements or information contained in this Proxy Statement/Prospectus relating to Columbus Plastics or Navistar or its related entities requested by the Company for inclusion in this Proxy Statement/Prospectus and supplied by Navistar, provided the Company presents such information in conformity in form and substance with the information supplied to it by Navistar. The Company has agreed under the Asset Purchase Agreement to indemnify each of Navistar, its affiliates, officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i) any breach of (or in the event any third party alleges facts that if true would mean the Company has breached) any covenant of the Company contained in the Asset Purchase Agreement or the other agreements and instruments contemplated thereby,
(ii) any liability of Navistar assumed by the Company pursuant to the Asset Purchase Agreement and (iii) any discontinuance, suspension or modification of any benefit plans maintained by the Company as contemplated by the Asset Purchase Agreement. The Company has also agreed to indemnify each of Navistar, its affiliates, officers, directors, employees and agents against and hold them harmless from its Proportionate Share (as defined below) of any Loss suffered or incurred by the Company or any of its subsidiaries from and after the Closing Date (including Losses suffered or incurred by the Company to its present or former stockholders) (x) in respect of any actions, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date or (y) arising in connection with any statements or information contained in this Proxy Statement/Prospectus (other than information relating to Columbus Plastics or the Navistar Entities requested by the Company for inclusion in this Proxy Statement/Prospectus and supplied by Navistar, provided the Company presents such information in this Proxy Statement/ Prospectus in conformity in form and substance with the information supplied to it by Navistar); provided no indemnity will be made by the Company in respect of (i) except as provided in clause (y), any actions, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date relating to the Asset Purchase Agreement, the matters referred to in the resolutions adopted by the Company's Board of Directors authorizing the Acquisition (other than the ancillary agreements) or any of the transactions contemplated thereby, (ii) any Loss suffered or incurred by the Company or any of its subsidiaries from and after the Closing Date that arises from certain specifically listed liabilities or (iii) any inability of the

Company to be able to use its net operating losses ("NOLs") for federal income tax purposes after the Closing. For purposes of the Asset Purchase Agreement, at the time of any Loss, the "Proportionate Share" of each of Navistar, its affiliates, officers, directors, employees and agents shall be the ratio, expressed as a percentage, of the total number of shares of the Common Stock owned by such person at the time of such Loss divided by the total number of shares of the Common Stock issued and outstanding at the time of such Loss. "Loss" means, with respect to any person, any damage, injury, liability, demand, claim, action, cause of action, cost, deficiency, tax, penalty, fine or other loss, payment or expense, whether or not arising out of a claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any government entity) against or affecting such person, together with interest thereon from the date on which such person provides the written notice of the related claim through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to the indemnity provisions of the Asset Purchase Agreement.

ANCILLARY AGREEMENTS

  The Secured Note

     The Secured Note will require the Company to pay principal installments as follows: (i) within ninety (90) days after the end of each fiscal year during the term of the Secured Note, the Company will pay principal in an amount equal to the amount, if any, by which the total cash and cash equivalents of the Company, as shown on its audited balance sheet and statement of financial condition for the end of each such year, exceed $3,000,000; (ii) in the event the Company obtains, from time to time, any loan, extension of credit or other financial accommodation (other than a revolving line of credit for working capital purposes) to refinance the Secured Note, the Company will promptly upon obtaining such loan pay principal in an amount equal to the proceeds of such loan; and (iii) if not paid earlier, the Company shall pay the entire outstanding principal amount of the Secured Note in November 2006. The Secured Note will bear interest at the rate of 8.0% per annum, payable semi-annually on the last business day of each May and November. The Secured Note will be secured by a first priority lien upon and security interest in all of the Company's assets. For a more detailed description of the Secured Note, see " PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Ancillary Agreements--The Secured Note."

  The Supply Agreement

     As a condition to the consummation of the Acquisition, Navistar and Core Materials will enter into the Comprehensive Supply Agreement (the "Supply Agreement"). Under the terms of the Supply Agreement, for a period of five years, Navistar will agree to purchase from Core Materials, and Core Materials will agree to sell to Navistar, all of Navistar's original equipment and service requirements for Fiberglass Reinforced Parts using the Sheet Molding Composite process for components currently being manufactured by Columbus Plastics as they currently exist and detailed in the Supply Agreement or as they may be improved or modified (if such improvements and modifications are approved by Navistar in writing) (the "Products"). For a more detailed description of the Supply Agreement, see "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Ancillary Agreements--The Supply Agreement."

  The Transitional Services Agreement

     As a condition to the consummation of the Acquisition, Navistar and Core Materials will enter into the Transitional Services Agreement (the "Transitional Services Agreement"). Under the terms of the Transitional Services Agreement, Navistar will (i) provide internal financial reporting, accounting, budgeting and tax planning and return preparation services and computer services to Core Materials for a period of one year after the Closing and Core Materials will pay for such services based on the actual hours incurred, determined based on (a) all compensation costs for direct personnel of Navistar who perform the services, (b) travel expenses (including meals and lodging expenses) and (c) ordinary and necessary business expenses incurred by Navistar and (ii) provide office support services to Core Materials and procure insurance on Core Materials' behalf for various periods of time after the Closing depending upon the service (up to a period of three years) and Core Materials will pay for such services based on the actual hours incurred (determined as provided above) plus the cost to Navistar in providing such services. For a more detailed description of the Transitional Services Agreement, see "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION-- Ancillary Agreements--The Transitional Services Agreement."

  The Registration Rights Agreement

     As a condition to the consummation of the Acquisition, Navistar and Core Materials will enter into a Registration Rights Agreement (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, Core Materials will grant Navistar certain demand and "piggy-back" rights with respect to the registration for sale under the Securities Act of the shares of Core Materials Common Stock received pursuant to the Asset Purchase Agreement. For a more detailed description of the Registration Rights Agreement, see "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Ancillary Agreements-- The Registration Rights Agreement."

SUMMARY OF BUSINESS OF COLUMBUS PLASTICS

     Columbus Plastics has historically constituted a part of Navistar's business operations. Columbus Plastics has never existed as a separate entity apart from Navistar. Navistar has used its Columbus Plastics Operations to manufacture fiberglass and plastic component parts for use by Navistar in Navistar's business of manufacturing and marketing of diesel trucks and for sales to third party customers, primarily Yamaha Motor Manufacturing Corporation ("Yamaha"), for use in the personal watercraft business. Prior to the Acquisition, in excess of 60% of all of component parts produced by Columbus Plastics were sold to Navistar at the standard cost basis of Columbus Plastics which was substantially below the market value of such component parts.

SUMMARY OF BUSINESS OF CORE MATERIALS AFTER THE ACQUISITION

     In connection with the Acquisition, Core Materials will acquire substantially all of the assets and liabilities, including the property and business, of Columbus Plastics (other than certain excluded assets and liabilities). After the Acquisition, Core Materials will continue to hold the Company's remaining investments in mortgage securities but the principal business of Core Materials will consist of operating the business and property of Columbus Plastics. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION-- Unaudited Pro Forma Combined Financial Information of Core Materials" and "-- Business of Core Materials After the Acquisition."

MANAGEMENT OF CORE MATERIALS

     Pursuant to the terms of the Asset Purchase Agreement, the Board of Directors of Core Materials appointed on the Closing Date will have five directors and will consist of the following persons: (i) two persons designated by Navistar; (ii) two persons designated by the Company's existing Board of Directors and (iii) one person to be selected by mutual agreement of Navistar and the Company. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Management of Core Materials After the Acquisition."

                                   THE MERGER
GENERAL

     One of the conditions to Navistar's obligation to consummate the Acquisition is the reincorporation of the Company in the State of Delaware. To effect this reincorporation, the Company has incorporated Core Materials, a wholly-owned subsidiary of the Company, as a Delaware corporation. If the Asset Purchase Agreement and the Merger Agreement are approved by the Company's stockholders and the other conditions to the Asset Purchase Agreement are satisfied or waived, the Company will be merged with and into Core Materials with Core Materials as the surviving corporation and each outstanding share of Company Common Stock being automatically converted into the right to receive one share of Core Materials Common Stock. The Merger will become effective upon the filing of certificate of merger with the Secretary of State of the State of Delaware and the filing of articles of merger with the State Department of Assessments and Taxation of Maryland ("SDAT") (the "Effective Time"). It is presently anticipated that such filings will be made as soon as practicable after approval and adoption of the Asset Purchase Agreement and the Merger Agreement at the Special Meeting. COMPANY STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE COMPANY'S EXCHANGE AGENT, AMERICAN STOCK TRANSFER & TRUST CO., WITH INSTRUCTIONS REGARDING THE EXCHANGE OF STOCK CERTIFICATES.

COMPARISON OF STOCKHOLDER RIGHTS

     The rights of stockholders of the Company currently are governed by Maryland corporation law, the Company's Amended and Restated Articles of Incorporation, as amended, and the Company's Amended and Restated By-laws, as amended. Upon completion of the Merger, stockholders of the Company will become stockholders of Core Materials, and their rights as stockholders of Core Materials will be governed by Delaware corporation law, the Core Materials Certificate of Incorporation and the Core Materials By-laws.

     Material differences between the rights of stockholders of Core Materials and the rights of stockholders of the Company include the following: (i) Maryland law provides stockholders with more limited rights of inspection than does Delaware law; (ii) the By-laws of the Company require that a majority of the Company's Board of Directors be unaffiliated directors, whereas Core Materials' By-laws do not; (iii) Maryland law provides that any director or officer may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors, unless the Charter of the corporation provides otherwise, which the Articles of Incorporation of the Company does not, whereas the Certificate of Incorporation and By-laws of Core Materials provide that a director may be removed with or without cause by the holders of at least 80% of the voting power of the outstanding shares of capital stock of Core Materials entitled to vote generally in the election of directors; (iv) as permitted by Maryland law, the Company's Articles of Incorporation limit the liability of officers to the corporation or its stockholders for money damages to the same extent as directors, whereas under Delaware law the liability of officers may not be limited; (v) the By-laws of the Company contain a limitation on the ability of the Company to incur indebtedness, whereas the By-laws of Core Materials do not contain a provision restricting the incurrence of indebtedness; (vi) the Articles of Incorporation of the Company contain provisions restricting the transfer of shares of Company Common Stock in order to preserve the Company's status as a REIT, whereas Core Materials' Certificate of Incorporation does not contain a similar provision;
(vii) Core Materials' Certificate of Incorporation contains provisions prohibiting certain transfers of Core Materials Common Stock intended to preserve the corporation's NOLs, whereas the Company's Articles of Incorporation does not contain a similar provision; (viii) Core Materials will be subject to Delaware's annual franchise tax (which under current law will be approximately $34,800 per year), while the Company is not subject to any similar tax in Maryland; (ix) under Maryland law, the exclusive power to change the By-laws may be left with the stockholders, vested in the directors or shared by both groups, while under Delaware law, the power to change the By-laws belongs to the stockholders and, although it may be shared with directors, the stockholders may never be divested of this power; (x) Maryland permits the charter of a corporation to deny all voting rights to shares of any class of stock, while Delaware prohibits denying voting rights to shares of a class in connection with an amendment to the certificate of incorporation if the amendment would change the par value of the class or would adversely affect the powers, preferences of special rights of the class; and (xi) in connection with the voluntary dissolution of the corporation, Maryland law requires the approval of stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, while Delaware law requires the approval of stockholders by the affirmative vote of a majority of the votes entitled to be cast on the matter. The material similarities and differences between Maryland corporation law and the Company's Articles of Incorporation and By-laws, on the one hand, and Delaware corporation law and the Core Materials Certificate of Incorporation and By-laws, on the other, which should be considered in connection with the Merger, are summarized in "PROPOSAL NO. 2--APPROVAL OF THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company's stockholders will not recognize gain or loss for federal income tax purposes as a result of the Acquisition. In addition, the Company does not anticipate incurring any federal income tax liability as a result of the Acquisition. However, after the Acquisition, the Company will no longer elect to be a REIT for federal income tax purposes.

     The Merger must qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for stockholders to not be required to recognize a gain from their exchange of the Common Stock of the Company for the Common Stock of Core Materials and for Core Materials to succeed to the tax attributes of the Company. Although the matter is not free from doubt, the Merger should be treated as a reorganization for purposes of Code
Section 368. Accordingly, stockholders should not recognize gain or loss upon their exchange of Common Stock of the Company for Common Stock of Core Materials. In addition, Core Materials should succeed to the tax attributes of the Company including its NOLs, earnings and profits, and capital loss carryforwards. However, the Company has not requested a ruling that the Merger so qualifies and it is possible that the Internal Revenue Service (the "IRS") will disagree that the Merger qualifies as a reorganization. See "PROPOSAL NO. 2--APPROVAL OF THE MERGER--Federal Income Tax Consequence of the Merger and the Acquisition--The Merger."

     The consideration paid to Navistar under the Asset Purchase Agreement has been structured such that Navistar should be treated as owning less that 50% of the stock value of Core Materials. If the consideration paid to Navistar results in Navistar owning more than 50% of the stock value of Core Materials or results in Navistar and certain stockholders of the Company owning more than 50% of the stock value of Core Materials then a change in control will occur for purposes of Code Section 382 (a "Change in Control"). If a Change in Control occurs, Core Materials' ability to utilize the NOLs of the Company will be severely restricted. No ruling has been or will be sought from the IRS. See "PROPOSAL NO. 2--APPROVAL OF THE MERGER--Federal Income Tax Consequences of the Merger and the Acquisition."

     The Asset Purchase Agreement contains certain adjustments to the amount of Core Materials Common Stock that Navistar can receive that are designed to prevent the consideration paid to Navistar from resulting in a Change in Control. In addition, the Certificate of Incorporation of Core Materials contains certain restrictions on share ownership to prevent a Change in Control. However, it is possible that certain non stock consideration that Navistar is receiving would be required to be treated as stock for purposes of determining whether the Acquisition will result in a Change in Control. In addition, there can be no assurance that the restrictions contained in the Asset Purchase Agreement or in the Certificate of Incorporation will prevent a Change in Control. See "PROPOSAL NO. 2--APPROVAL OF THE MERGER--Federal Income Tax Consequences of the Merger and the Acquisition--Utilization of Net Operating Losses and Capital Loss Carryforwards."

ACCOUNTING TREATMENT

     Based upon the terms of the proposed Acquisition, for financial reporting and accounting purposes the transaction will be accounted for as a reverse acquisition whereby Columbus Plastics will be deemed to have acquired Core Materials. However, Core Materials, subsequent to the merger, will be the continuing legal entity and registrant for both Securities and Exchange Commission filing purposes and income tax reporting purposes. Consistent with reverse acquisition accounting treatment, Core Materials will carry forward the historical basis of the acquired assets and assumed liabilities of Columbus Plastics and will revalue the basis of its net assets to fair value. Should there be an additional contingent earn-out adjustment, it will be accounted for by increasing the amount of the Secured Note, and by reducing the amount of Core Materials' retained earnings. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Unaudited Pro Forma Combined Financial Information of Core Materials."

NO APPRAISAL RIGHTS

     Holders of shares of Company Common Stock will not have any statutory appraisal rights under Maryland law to elect to have the fair value of their shares of Company Common Stock judicially appraised and paid to them in cash in connection with or as a result of the matters to be acted upon at the Special Meeting. See "PROPOSAL NO. 2--APPROVAL OF THE MERGER--No Dissenters' Rights of Appraisal."

INVESTMENT CONSIDERATIONS

     In deciding how to vote their shares at the Special meeting, holders of Company Common Stock should carefully consider all of the information contained in this Proxy Statement/Prospectus and in particular, the information provided under "RISK FACTORS".

                    SUMMARY FINANCIAL DATA-COLUMBUS PLASTICS

     The following summary financial data concerning Columbus Plastics as of October 31, 1995 and 1994 and for each of the three fiscal years in the period ended October 31, 1995 are derived from the audited financial statements of Columbus Plastics. The following selected financial data concerning Columbus Plastics with respect to the nine months ended July 31, 1996 is unaudited and in management's opinion includes all adjustments necessary to present fairly such information. The capital structure of Core Materials after the Acquisition will differ significantly from the capital structure of Columbus Plastics. See Note 2 of the Notes to Financial Statements of Columbus Plastics and the Notes to the Unaudited Pro Forma Combined Financial Statements. The information set forth below should be read in conjunction with "PROPOSAL NO. 1-- APPROVAL OF THE ACQUISITION--Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics" and the historical and pro forma financial statements and related notes included elsewhere herein.

                                                      NINE MONTHS
                                                         ENDED        FOR THE YEAR ENDED OCTOBER 31,
                                                     JULY 31, 1996      1995       1994       1993
                                                     -------------    -------    -------    --------
                                                      (UNAUDITED)             (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues(1).......................................      $ 39,249       $59,505    $44,191    $39,767
Direct costs and expenses:
  Cost of operations..............................        38,339        53,319     40,487     38,393
  Postretirement benefits expense.................           804           857        833        934
  Marketing and administrative expense............           337           484        390        369
  Other--net......................................            12            55         15          4
                                                        --------       -------    -------    -------
Income (loss) before interest and taxes(2)........      $   (243)      $ 4,790    $ 2,466    $    67
                                                        ========       =======    =======    =======
BALANCE SHEET DATA (AT END OF PERIOD):
Accounts receivable...............................      $  2,547       $ 7,233    $ 1,238
Inventory.........................................         3,413         3,362      3,019
Net property, plant and equipment.................        24,530        21,652     15,734
Total assets......................................        30,796        32,591     20,281
Accounts payable and accrued expenses.............         6,199        12,451      5,791
Owner's equity investment.........................        24,596        20,140     14,489

---------

(1) Columbus Plastics provides Navistar's truck assembly operations with all of its sheet molding composite plastic component requirements, which represents greater than 60% of its output in all periods presented, at standard cost, with the remainder sold to unrelated third party customers at negotiated prices.

(2) Interest, income taxes and earnings per share have been omitted because Columbus Plastics was not a separate stand alone division or subsidiary of Navistar and was generally not accounted for separately. In addition, Navistar's systems and procedures do not provide sufficient information to develop a reasonable cost allocation of income taxes, corporate debt and interest expense.

                SUMMARY CONSOLIDATED FINANCIAL DATA--THE COMPANY

     The following summary consolidated financial data for the Company as of and for each of the five fiscal years in the period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. The following selected consolidated financial data for the Company as of and for the six month periods ended June 30, 1996 and 1995 is unaudited and in management's opinion includes all adjustments necessary to present fairly such information. The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

                                SIX MONTHS
                                   ENDED
                                 JUNE 30,                    FOR THE YEAR ENDED DECEMBER 31,
                             -----------------    ------------------------------------------------------
                              1996      1995       1995       1994        1993        1992        1991
                             ------    -------    -------    -------    --------    --------    --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Earnings Data:
Revenues..................   $  599    $   156    $   898    $ 4,085    $(13,588)   $ 21,861    $ 52,182
Expenses..................      673        880      1,654      3,280      12,036      23,729      44,244
Net income (loss).........      (74)      (724)      (756)       805     (25,624)     (1,868)      7,938
Net income (loss)
  per share...............    (0.02)     (0.14)     (0.15)      0.15       (4.92)      (0.36)       1.52
Taxable income
  (loss) (1)..............      (88)      (296)      (638)    (8,425)    (10,823)    (16,656)      9,190
Taxable income (loss)
  per share (1)...........    (0.02)     (0.06)     (0.12)     (1.62)      (2.08)      (3.20)       1.76
Weighted average shares
  outstanding.............      211      5,211      5,211      5,211       5,211       5,211       5,211
Dividends paid per
  share...................     0.00       0.00      0.003       0.00        0.04        0.90        1.75
Mortgage related
  investments.............        0     11,395      9,814     12,430      65,248     142,396     332,998
Mortgage derivative
  securities..............        0      1,170      1,014      1,990       7,161      40,727      41,720
Mortgage-backed
  securities..............    3,252          0      3,397          0           0           0           0
Total assets..............    6,130     18,344     16,602     19,892      81,097     197,860     394,026
Funding notes payable.....        0     11,782     10,114     12,538      44,892      94,329     230,781
CMOs payable..............        0          0          0          0      25,042      54,886     106,585
Notes payable.............        0          0          0          0       3,814      14,833      12,241
Total liabilities.........      117     12,081     10,387     12,905      74,915     166,184     355,455
Total stockholders'
  equity..................    6,013      6,263      6,215      6,987       6,182      31,676      38,571
Shares of common stock
  outstanding.............    5,211      5,211      5,211      5,211       5,211       5,211       5,211

---------

(1) Estimated for 1996.

                                 CORE MATERIALS
                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     The following Summary Pro Forma Combined Financial Data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and related notes included elsewhere herein. The pro forma income statement data illustrates the effect of certain adjustments to Core Materials' and Columbus Plastics' historical financial statements that would result from reflecting the acquisition as though such transaction had occurred at the beginning of the periods presented. The pro forma balance sheet data illustrates the effect of certain adjustments to Core Materials' and Columbus Plastics' historical financial statements that would result from the acquisition as though such transactions had occurred on July 31, 1996. This pro forma financial information should not be regarded as indicative of the results of operations or financial condition of Core Materials for any future period or at any future date.

                                                              NINE MONTHS
                                                                 ENDED            YEAR ENDED
                                                             JULY 31, 1996     OCTOBER 31, 1995
                                                             --------------    -----------------
                                                           (IN THOUSANDS, EXCEPT FOR SHARE DATA)
INCOME STATEMENT DATA:
Revenues...................................................     $ 43,281            $65,599
Cost and expenses:
  Cost of operations.......................................       38,339             53,319
  Postretirement benefits expense..........................          804                857
  Marketing and administrative expenses....................          997              1,404
                                                                --------            -------
Operating income...........................................        3,141             10,019
Interest expense...........................................        1,394              2,082
                                                                --------            -------
Income before provision for income taxes...................        1,747              7,937
Provision for income taxes (1).............................          734              3,334
                                                                --------            -------
Net income.................................................     $  1,013            $ 4,604
                                                                ========            =======
Earnings per share (2).....................................     $   0.10            $  0.48
                                                                ========            =======
Weighted average shares outstanding........................    9,645,400          9,645,400
                                                               =========          =========
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and investment........................................     $  3,424
Accounts receivable........................................        2,547
Inventory..................................................        3,413
Deferred tax assets........................................       12,000
Net property, plant and equipment..........................       24,530
Total assets...............................................       46,195
Accounts payable and accrued liabilities...................        3,522
Long-term debt.............................................       27,904
Total stockholders' equity.................................       14,768

---------

(1) The provision for income taxes reflects the statutory Federal tax rate. However, due to Core Materials' substantial net operating losses and capital loss carryforwards, actual Federal tax payments will be de minimis until such loss carryforwards are fully utilized or expired.

(2) On a pro forma basis there would be no difference between the primary and fully diluted earnings per share.

                   PRO FORMA CAPITALIZATION OF CORE MATERIALS

     The following table sets forth the consolidated capitalization of the Company, as adjusted to give pro forma effect to the Acquisition and related transactions as if such transactions occurred as of July 31, 1996. The information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and related notes included elsewhere herein.

                                                                               (IN THOUSANDS)
SHORT-TERM DEBT:
  Short-term borrowings and current maturities of long-term notes payable...      $      0
                                                                                  --------
     Total short-term debt..................................................             0
                                                                                  --------
LONG-TERM DEBT:
     Secured Note payable to Navistar.......................................        27,904
                                                                                  --------
     Total long-term debt...................................................        27,904
                                                                                  --------
STOCKHOLDERS' EQUITY:
Common stock:
  Par value $0.01 per share, 50,000,000 shares authorized,
     9,645,400 shares outstanding...........................................            95
Capital in excess of par value..............................................        15,230
Accumulated deficit.........................................................          (557)
                                                                                  --------
     Total stockholders' equity.............................................        14,768
                                                                                  --------
TOTAL CAPITALIZATION........................................................      $ 42,672
                                                                                  ========

                   HISTORICAL MARKET PRICE AND DIVIDEND DATA

     Company Common Stock. Shares of Company Common Stock are listed for trading on the American Stock Exchange under the symbol "RM". The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of Company Common Stock as quoted on the American Stock Exchange based on published financial sources and distributions and dividends paid on the Company Common Stock. As of October 1, 1996, the Company had 431 holders of record of its Common Stock. The closing market price for Company Common Stock on May 14, 1996, the day prior to the announcement of an agreement in principle relating to the proposed Acquisition, was $1.5625, on September 12, 1996, the day prior to the announcement of the execution of the Asset Purchase Agreement, the closing market price was $2.125, and on November 7, 1996 the closing market price was $2.125. At the Effective Time of the Merger, the shares of Company Common Stock will cease to be traded on the American Stock Exchange.

                                                                    COMPANY COMMON STOCK
                                                               -------------------------------
                                                               HIGH       LOW       DIVIDENDS
                                                               -----      ----      ----------
1994
  First Quarter..............................................  $1 7/16    $1 1/8      $  0.00
  Second Quarter.............................................   1 1/8        11/16       0.00
  Third Quarter..............................................   1            11/16       0.00
  Fourth Quarter.............................................   1 1/4        11/16       0.00
1995
  First Quarter..............................................  $1 5/16    $  15/16    $  0.00
  Second Quarter.............................................   1 3/4      1             0.00
  Third Quarter..............................................   1 3/4      1 1/16        0.003(1)
  Fourth Quarter.............................................   1 7/1      1             0.00
1996
  First Quarter..............................................  $1 7/16    $1          $  0.00
  Second Quarter.............................................   2 7/8      1             0.00
  Third Quarter..............................................   2 5/8      1 1/2         0.00
  Fourth Quarter (through November 7, 1996)..................   2 7/16     1 15/1        0.00

---------

(1) Three tenths of one cent.

     Core Materials Common Stock. Shares of Core Materials Common Stock will not be publicly traded prior to the Merger. Core Materials intends to file an application to list the Core Materials Common Stock on the American Stock Exchange and the Core Materials Common Stock is expected to commence trading on the American Stock Exchange as of the Effective Time of the Merger.

     Core Materials Dividend Policy. Core Materials does not currently expect to declare or pay dividends on its Common Stock in the foreseeable future. The policy of the Core Materials' Board of Directors will be to reinvest earnings in the business of Core Materials. Moreover, Core Materials will be prohibited from paying dividends on its Common Stock by covenants contained in the Secured Note. See "PROPOSAL NO. 1-- APPROVAL OF THE ACQUISITION--Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics--Liquidity and Capital Resources" and "--Ancillary Agreements--The Secured Note--Covenants--Negative Covenants."

                           COMPARATIVE PER SHARE DATA

     The following table of certain comparative per share data is based upon the data used in compiling the Unaudited Pro Forma Combined Financial Statements and upon the respective financial statements of Columbus Plastics and the consolidated financial statements of the Company incorporated by reference herein, and should be read in conjunction with those financial statements and the related notes. Historical per share data of Columbus Plastics is not presented as Columbus Plastics was not a stand alone division or subsidiary of Navistar and was generally not accounted for separately during the periods presented. Historical per share data of Core Materials is not presented as Core Materials has had no operations.

                                                                                            YEAR
                                                                         NINE MONTHS        ENDED
                                                                            ENDED        OCTOBER 31,
                           CORE MATERIALS                               JULY 31, 1996       1995
                                                                        -------------    -----------
Pro Forma:
Net income per common share--primary.................................       $0.10           $0.48
Net income per common share--fully diluted...........................       $0.10           $0.48
Dividends per common share...........................................       $  --           $  --
Book value per common share (at end of period).......................       $1.53

                                                                                           YEAR
                                                                       NINE MONTHS        ENDED
                                                                          ENDED        DECEMBER 31,
                            THE COMPANY                               JUNE 30, 1996        1995
                                                                      -------------    ------------
Historical:
Net income (loss) per common share--primary........................      $ (0.02)         $(0.15)
Net income (loss) per common share--fully diluted..................      $ (0.02)         $(0.15)
Dividends per common share.........................................      $    --          $ 0.003
Book value per common share (at end of period).....................      $  1.15

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus/Proxy Statement, the stockholders of the Company should carefully consider the following factors in determining whether to approve and adopt the Asset Purchase Agreement and the transactions contemplated thereby and the other proposals set forth in this Prospectus/Proxy Statement.

CYCLICAL MARKETS FOR PRODUCTS

     The markets for and profitability of Columbus Plastics products have been and are likely to continue to be cyclical. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production, followed by periods of declining demand, declining capacity utilization and declining margins until the cycle is repeated. A downturn in the economy could materially adversely affect Columbus Plastics' business.

RAW MATERIALS AND DEPENDENCE ON SUPPLIERS

     Columbus Plastics produces components using a variety of processes and raw materials. Its raw materials include polyester resin, fiberglass rovings and adhesives. The prices of such raw materials have fluctuated significantly in the past. Significant fluctuations in the price of such raw materials, without a coincident ability to reflect such fluctuations in selling prices, could have a material adverse affect on Columbus Plastics' results of operations.

     Columbus Plastics relies on a limited number of suppliers to provide raw materials used to manufacture its products. Although Columbus Plastics believes it has access to an ample supply of these raw materials, in the event that Columbus Plastics can not obtain adequate quantities from its existing suppliers, there can be no assurance that Columbus Plastics would be able to access alternative sources of supply within a reasonable time or at commercially reasonable rates. The unavailability of adequate commercial quantities, the inability to develop alternative sources, or a significant increase in the price of raw materials could have a material adverse effect on Columbus Plastics ability to manufacture products. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Business of Columbus Plastics--Products."

COMPETITION

     Columbus Plastics' industry is highly competitive. Columbus Plastics faces competition from a number of companies, some of whom are larger and have greater financial resources, research and development facilities, and manufacturing and marketing capabilities than Columbus Plastics. In addition, many original equipment manufacturer ("OEM") customers manufacture, engineer and design some components and could expand this activity, thereby reducing opportunities for Columbus Plastics. Furthermore, there can be no assurance that developments by Columbus Plastics' competitors or potential competitors will not make Columbus Plastics' products obsolete. Columbus Plastics' ability to compete effectively will depend upon its products' functional features and upon the ability of Columbus Plastics to attract and retain qualified personnel, to maintain and expand the capabilities of its technologies, to sell existing products to new customers, to service its new customers and to develop new products for existing customers. No assurance can be given that Columbus Plastics will be able to continue to compete effectively or that Columbus Plastics' results of operations will not be adversely affected by increased competition in its industry. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Business of Columbus Plastics--Industry."

NEED TO RESPOND TO TECHNOLOGICAL CHANGE

     The markets for Columbus Plastics' products are characterized by rapidly changing technology and evolving industry standards. Columbus Plastics' future success will depend in part upon its ability to enhance existing products and to introduce new technology to meet changing customer requirements and emerging industry standards and requirements. There can be no assurance that Columbus Plastics will successfully complete any such developments. In addition, there can be no assurance that products or technologies developed by others will not render Columbus Plastics' products or technologies non-competitive or obsolete.

GOVERNMENT AND ENVIRONMENTAL REGULATION

     Columbus Plastics' manufacturing activities are subject to extensive and rigorous government regulation designed to protect the environment. The United States Environmental Protection Agency and comparable state and local regulatory agencies actively enforce environmental regulations, and some of these agencies conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions, and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance with, or prevent Columbus Plastics from obtaining, or affect the timing of, regulatory approvals.

     The restrictions imposed by environmental regulations may change from time to time. There can be no assurance that subsequent legislation or administrative changes might not materially adversely affect Columbus Plastics' business and future prospects. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Business of Columbus Plastics--Environmental Compliance."

MATERIAL LABOR AGREEMENT

     As of October 31, 1995, Columbus Plastics employed a total of 423 employees, 343 of whom are covered by a collective bargaining agreement with the International Association of Machinists and Aerospace Workers ("IAM"), which expires in August 1998. There can be no assurance that work stoppages or slow-downs will not occur in Columbus Plastics operations in connection with the renegotiation of this agreement. Any work stoppage or slow-down experienced by Columbus Plastics, or any of its key customers, Navistar in particular, could have a material adverse effect on Columbus Plastics' results of operations. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Business of Columbus Plastics--Employees."

IMPORTANCE OF BUSINESS RELATED TO REDESIGNED MODEL INSTRUCTIONS

     Columbus Plastics competes for business during the redesign of certain existing models by its customers. There can be no assurance that Columbus Plastics will be a successful competitor for new business in the future. If Columbus Plastics were to fail to obtain new business for new models or to retain or increase business for redesigned existing models, it could have an adverse effect on Columbus Plastics' results of operations.

UTILIZATION OF THE NET OPERATING LOSSES AND CAPITAL LOSS CARRYFORWARDS

     The rules relating to the utilization of NOLs and capital loss carryforwards are complex and can result in a corporation that undergoes a substantial change in its organization and ownership being unable to use such losses or having its ability to utilize such losses severely restricted. The Merger and Acquisition have been structured in a manner intended to avoid the application of such limitations. However, the Company has not requested a ruling from the IRS with respect to either the Merger or the Acquisition and it is possible that the IRS will disagree with the conclusion that the Merger and Acquisition has avoided application of such limitations. If the IRS successfully challenges Core Materials' ability to utilize the existing NOLs and capital loss carryforwards, the federal income tax liability of Core Materials may increase substantially. In addition, such successful challenge could also result in stockholders being required to recognize gain upon their exchange of Common Stock of the Company for the Common Stock of Core Materials. See "PROPOSAL NO. 2--APPROVAL OF THE MERGER--Federal Income Tax Consequences of the Merger and the Acquisition."

     Although the Prohibited Transfer Provision to be contained in Core Materials' Certificate of Incorporation is intended to prevent a Change in Control, which would substantially impair Core Materials' ability to use the Company's net operating losses and capital loss carryovers, the Company will not seek a revenue ruling from the IRS with respect to the Prohibited Transfer Provision and there can be no assurance that such provision will be effective.

     In addition, the Asset Purchase Agreement provides that a purchase price adjustment after the closing of the Acquisition shall occur in the event that it is necessary to prevent an application of the limitations on the utilization of the NOLs under Section 382 of the Code by reducing the number of shares of Core Materials Common Stock deliverable to Navistar pursuant to the Asset Purchase Agreement and increasing the principal amount of the Secured Note. This adjustment would have the effect of an increase in the purchase price paid to Navistar because the amount by which the Secured Note would increase for each share that is not delivered to Navistar is greater than the per share prices at which the Company Common Stock has traded recently. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--The Asset Purchase Agreement--Purchase Price Adjustments--The Adjustment Based on Closing Date Ownership."

RELATIONSHIPS WITH AND RELIANCE ON NAVISTAR

     Sales to Navistar (at historical standard cost) constituted approximately 63% and 59% (67% and 63% on a pro forma basis reflecting the provisions of the Comprehensive Supply Agreement) of Columbus Plastics' revenues for fiscal year 1995 and the nine months ended July 31, 1996, respectively. In connection with the Acquisition, Navistar and Core Materials will enter into the Comprehensive Supply Agreement whereby Navistar will agree to purchase, and Core Materials will agree to sell, all of Navistar's Products. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Ancillary Agreements--The Supply Agreement." The Comprehensive Supply Agreement will have an initial term of five years from the Closing. If Navistar reasonably demonstrates to Core Materials that a particular Product is no longer a competitive value with respect to price, performance, delivery, reliability, technology and quality with other equivalent products then available, then Core Materials will have sixty (60) days from such demonstration to cure the deficiency. If Core Materials cannot remedy the situation within such sixty (60) days, Navistar may, at its option, terminate the obligations of the parties under the Supply Agreement with respect to the non-competitive Products. In addition, if Core Materials defaults in performing any of its material obligations under the Supply Agreement and such default continues uncured for thirty (30) days after written notice thereof is given by Navistar to Core Materials, then Navistar may terminate the Supply Agreement with respect to the Products materially affected by the default or, if the default materially affects all Products, terminate the Supply Agreement in its entirety. Navistar also may terminate the Supply Agreement with regard to Products if Core Materials does not maintain adequate quality thereof as provided in the Supply Agreement. While Navistar will agree pursuant to the Supply Agreement to purchase all of its requirements of Products from Core Materials, there is no minimum amount of purchases that Navistar is required to make under the contract. There can be no assurance that Core Materials will remain competitive with respect to the Products, that Core Materials will maintain sufficient quality of the Products or that Core Materials may not somehow otherwise fail to perform under or breach the Supply Agreement. In addition, there can be no assurance that Navistar will require the Products to the same extent as it has in the past or that Navistar will place new products with Core Materials in the future. If Core Materials lost any significant portion of its sales to Navistar, it would have a material adverse effect on the business, financial condition and results of operations of Core Materials.

     In addition, pursuant to the Transitional Services Agreement, after the Acquisition Navistar will provide several key services to Core Materials. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Ancillary Agreements--The Transitional Services Agreement." These services consist primarily of internal financial reporting, accounting, budgeting and tax planning and return preparation services and computer services. Although Core Materials plans to develop its own services to allow the transition from Navistar's services, there can be no assurance that Core Materials will be able to develop these operations in a timely or cost-effective manner.

DEPENDENCE ON MAJOR CUSTOMERS

     Columbus Plastics derived approximately 63% and 59% (67% and 63% on a pro forma basis reflecting the provisions of the Comprehensive Supply Agreement) of its revenues from sales to Navistar in fiscal 1995 and the nine months ended July 31, 1996, respectively. The medium and heavy truck industry, the market in which Navistar competes, is highly competitive, is subject to cycles in the overall business environment, and is particularly sensitive to the industrial sector which generates a significant portion of the freight tonnage hauled. Government regulations have impacted and will continue to impact specifications of equipment as well as trucking operations and efficiency.

     In addition, Columbus Plastics derived approximately 34% and 39% of its revenues from sales (31% and 35% on a pro forma basis assuming Navistar revenues reflect the provisions of the Comprehensive Supply Agreement) to Yamaha in fiscal 1995 and the nine months ended July 31, 1996, respectively. Demand for Yamaha products is related to the level of general economic activity, among other factors, and specifically to the cyclycality of the personal watercraft industry. Columbus Plastics has no written purchase agreement with Yamaha covering the components produced for Yamaha. Therefore, there is no assurance that Yamaha will continue to purchase Columbus Plastics products at the same levels as in previous years or that such relationship will continue in the future.

     There can be no assurance that Core Materials will maintain or improve Columbus Plastics' relationship with Navistar or Yamaha or that Core Materials will continue to supply these customers at current levels. The loss of a significant portion of sales to Navistar or Yamaha would have a material adverse effect on the business, financial condition and results of operations of Core Materials.

NO PUBLIC MARKET VALUATION OF COLUMBUS PLASTICS

     Columbus Plastics has no publicly-traded securities. As a result, no public market valuations of Columbus Plastics were available to the Company and its financial advisor, Nomura Securities International, Inc. ("Nomura"), for purposes of evaluating the transactions contemplated under the Asset Purchase Agreement. In rendering its fairness opinion to the Company, Nomura made numerous assumptions for purposes of valuing Columbus Plastics; such valuation is not necessarily indicative of the actual value of Columbus Plastics. Nomura rendered its fairness opinion to the Company's Board of Directors on the date of the Asset Purchase Agreement and restated its opinion on the date of this Proxy Statement/Prospectus. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Opinion of Nomura."

CONTROL BY NAVISTAR; ANTI-TAKEOVER EFFECTS

     In accordance with the terms of the Asset Purchase Agreement, from and after the Closing Date and until the first annual meeting of the stockholders of Core Materials following the Closing Date, Core Materials' Board of Directors shall be comprised of two representatives to be designated by Navistar (the "Navistar Directors"); two representatives to be designated by members of the Company's existing Board of Directors (the "Company Directors"); and one representative to be mutually satisfactory to Navistar and the Company (the "Independent Director"). See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Management of Core Materials After the Acquisition." In addition, pursuant to the terms of the Asset Purchase Agreement, Navistar will receive in the Stock Issuance 4,264,000 shares of Core Materials Common Stock, representing approximately 45% of the total number of shares of Core Materials Common Stock issued and outstanding on a fully diluted basis after giving effect to the Acquisition. As a result, Navistar will have the power to significantly influence the composition of Core Materials' Board of Directors and to approve actions requiring stockholder approval, including (i) amendments to Core Materials' Certificate of Incorporation and By-laws and (ii) mergers or sales of all or substantially all of the assets of Core Materials. Furthermore, by virtue of the provision in Core Materials' Certificate of Incorporation that requires the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Capital Stock of Core Materials entitled to vote generally in the election of directors to approve certain transactions (including mergers and the sale, lease or exchange of substantially all of Core Materials' assets) Navistar will have the ability to preclude any such transaction regardless of the vote of the other stockholders. In addition, in the Asset Purchase Agreement, the Company has agreed that until March 31, 1997 it will not take certain actions without the prior written consent of Navistar. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--The Asset Purchase Agreement--Representations and Warranties; Conditions to Closing; Amendments; Termination."

     Furthermore, certain provisions of Core Materials' charter documents may have the effect of deterring a takeover of Core Materials. These provisions include (i) a requirement that 66 2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors ("Voting Stock") approve certain mergers, sales of assets or other transactions; (ii) limitations on stockholder action by written consent without a meeting and a minimum ownership requirement for stockholders to call special meetings of stockholders of at least 20%; and (iii) the imposition of a supermajority voting requirement to approve any amendment to certain provisions of Core Materials' Certificate of Incorporation.

     Additionally, the Prohibited Transfer Provision (as defined herein under "PROPOSAL NO. 2-- APPROVAL OF THE MERGER--Description of Core Materials Capital Stock--Restrictions on Transfer") to be contained in Core Materials' Certificate of Incorporation generally would prohibit transfers of Core Materials Common Stock under circumstances which would cause a person to hold a Prohibited Ownership

Percentage or would increase the ownership percentage of a person who has held a Prohibited Ownership Percentage within three years prior to the proposed transfer. The "Prohibited Ownership Percentage" is defined by reference to complex federal tax laws and regulations, but generally means ownership of 4.5% or more (based on value) of Core Materials' capital stock. The Prohibited Transfer Provision generally would preclude the acquisition of Core Materials Common Stock by a person who would hold a Prohibited Ownership Percentage and would require the immediate sale of shares purported to have been acquired by such person. The restriction would not prohibit the granting of proxies to Core Materials management or others. The objective in seeking to impose the Prohibited Transfer Provision is to avoid an "ownership change" for federal income tax purposes, which could severely limit Core Materials' ability to use its substantial NOLs. Although not intended, the Prohibited Transfer Provision may adversely affect the marketability of the Core Materials Common Stock by discouraging potential investors from acquiring stock of Core Materials, and could have the effect of impeding an attempt to acquire a significant or controlling interest in Core Materials, even though such attempt may be beneficial to Core Materials and its stockholders. See "PROPOSAL NO. 2--APPROVAL OF THE MERGER--Description of Core Materials Capital Stock."

     Core Materials is governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation,
(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares) or (iii) on or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in an increase in the percentage of any class or series of stock owned by the interested stockholder or in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years, did own) 15% or more of the corporation's voting stock.

     While the provisions of Delaware law and Core Materials' Certificate of Incorporation and By-laws described above may have certain antitakeover effects, the primary impediment to a potential acquiror's attempt to acquire a controlling interest in Core Materials will be that at least initially after the Acquisition Navistar will own approximately 45% of the Voting Stock of Core Materials on a fully diluted basis thereby making Core Materials an unlikely takeover target.

NEED TO ATTRACT AND RETAIN KEY PERSONNEL

     The success of Core Materials will be dependent, in part, upon its ability to hire and retain key management personnel. The Company is currently seeking to hire a chief executive officer and a chief financial officer for Core Materials. Until suitable candidates are hired for these management positions, the current plant manager of Columbus Plastics will oversee the day-to-day operations of Columbus Plastics under the supervision of the Board of Directors. There can be no assurance that Core Materials will be successful in attracting and retaining qualified managerial personnel sufficient to meet its requirements.

NO DIVIDENDS

     Core Materials is a new entity and has never paid cash dividends on its Common Stock. Core Materials currently intends to retain earnings to finance the growth and development of its business and does not anticipate paying cash dividends in the foreseeable future. Moreover, Core Materials will be prohibited from paying dividends on its Common Stock by covenants contained in the Secured Note. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics--Liquidity and Capital Resources" and "--Ancillary Agreements--The Secured Note--Covenants--Negative Covenants."

DISSIMILAR NATURE OF STOCKHOLDER RIGHTS

     The rights of holders of Company Common Stock are presently governed by Maryland law and the Company's Articles of Incorporation and By-laws. Upon consummation of the Merger, each share of Company Common Stock will be converted into one share of Core Materials Common Stock and the rights of the holders thereof will be governed by Delaware corporation law and Core Materials' Certificate of Incorporation and By-laws.

     Material differences between the rights of stockholders of the Company and Core Materials include the following: (i) Maryland law provides stockholders with more limited rights of inspection than does Delaware law; (ii) the By-laws of the Company require that a majority of the Company's Board of Directors be unaffiliated directors, whereas Core Materials' By-laws do not; (iii) Maryland law provides that any director or officer may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors, unless the Charter of the corporation provides otherwise, which the Articles of Incorporation of the Company does not, whereas the Certificate of Incorporation and By-laws of Core Materials provide that a director may be removed with or without cause by the holders of at least 80% of the voting power of the outstanding shares of capital stock of Core Materials entitled to vote generally in the election of directors; (iv) as permitted by Maryland law, the Company's Articles of Incorporation limit the liability of officers to the corporation or its stockholders for money damages to the same extent as directors, whereas under Delaware law the liability of officers may not be limited; (v) the By-laws of the Company contain a limitation on the ability of the Company to incur indebtedness, whereas the By-laws of Core Materials do not contain a provision restricting the incurrence of indebtedness;
(vi) the Articles of Incorporation of the Company contain provisions restricting the transfer of shares of Company Common Stock in order to preserve the Company's status as a REIT, whereas Core Materials' Certificate of Incorporation does not contain a similar provision; (vii) Core Materials' Certificate of Incorporation contains provisions prohibiting certain transfers of Core Materials Common Stock intended to preserve Core Materials' NOLs, whereas the Company's Articles of Incorporation does not contain a similar provision; (vii) Core Materials' Certificate of Incorporation contains provisions prohibiting certain transfers of Core Materials Common Stock intended to preserve the corporation's net operating loss carryovers, whereas the Company's Articles of Incorporation does not contain a similar provision; (viii) Core Materials will be subject to Delaware's annual franchise tax (which under current law will be approximately $34,800 per year), while the Company is not subject to any similar tax in Maryland; (ix) under Maryland law, the exclusive power to change the by-laws may be left with the stockholders, vested in the directors or shared by both groups, while under Delaware law, the power to change the By-laws belongs to the stockholders and, although it may be shared with directors, the stockholders may never be divested of this power; (x) Maryland law permits the charter of a corporation to deny all voting rights to shares of any class of stock, while Delaware law prohibits denying voting rights to shares of a class in connection with an amendment to the certificate of incorporation if the amendment would change the par value of the class or would adversely affect the powers, preferences of special rights of the class; and (xi) in connection with the voluntary dissolution of the corporation, Maryland law requires the approval of stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, while Delaware law requires the approval of stockholders by the affirmative vote of a majority of the votes entitled to be cast on the matter. The material similarities and differences between Maryland corporation law and the Company's Articles of Incorporation and By-laws, on the one hand, and Delaware corporation law and the Core Materials Certificate of Incorporation and By-laws, on the other, which should be considered in connection with the Merger, are summarized in "PROPOSAL NO. 2-- APPROVAL OF THE MERGER."

SHARES ELIGIBLE FOR FUTURE SALE BY NAVISTAR

     The shares of Core Materials Common Stock which Navistar will receive under the Asset Purchase Agreement may not be sold in the absence of registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 145 under the Securities Act. However, at the Closing, Core Materials will enter into a Registration Rights Agreement with Navistar pursuant to which Navistar and its transferees will have rights to demand registration of the resale of such shares of Core Materials Common Stock at any time after the date of the Closing. Navistar will also be granted unlimited piggyback registration rights with respect to these shares under the Registration Rights Agreement. See "PROPOSAL NO. 1-- APPROVAL OF THE ACQUISITION--Ancillary Agreements--The Registration Rights Agreement." No prediction can be made as to the effect, if any, of future sales of shares of Core Materials Common Stock by Navistar, if any, on the market price of the Core Materials Common Stock prevailing from time to time. Sales of substantial amounts of Core Materials Common Stock by Navistar, or the perception that such sales could occur, could adversely affect prevailing market prices for those securities.

NO ASSURANCE AS TO MARKET PRICE.

     Because there has been no prior market for the Core Materials Common Stock, there can be no assurance as to its market price following the Merger and the Acquisition. Moreover, there can be no assurance that the market value of the Core Materials Common Stock held by a stockholder will equal or exceed the market value of the Company Common Stock held by such stockholder prior to the Merger and the Acquisition. While Core Materials intends to list the Core Materials Common Stock on the American Stock Exchange, there can be no assurance that the shares will be so listed or as to the development or liquidity of any market for the Core Materials Common Stock. See "SUMMARY--Historical Market Price and Dividend Data."

NO APPRAISAL RIGHTS

     Holders of RYMAC Common Stock will have no appraisal rights under Maryland law in connection with or as a result of the matters to be acted upon at the Special Meeting. See "PROPOSAL NO. 2-- APPROVAL OF THE MERGER--No Dissenters' Rights of Appraisal."

FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Proxy Statement/Prospectus, including, without limitation, statements containing the words "believes", "anticipates", "intends", "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Core Materials to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in those areas in which Core Materials will operate; competition; changes in business strategy or development plans; the loss of or inability to attract key personnel; the availability of capital to fund Core Materials' business; and other factors referenced in this Proxy Statement/Prospectus, including, without limitation, under the captions "Risk Factors", "Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics" and "Business of Columbus Plastics". Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company, Navistar and Core Materials disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                  INTRODUCTION

DATE, TIME AND PLACE

     A Special Meeting will be held on December 19, 1996 at 10:00 a.m., Eastern time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, holders of shares of Company Common Stock will consider and vote upon proposals (i) to approve and adopt the terms and conditions of the Asset Purchase Agreement including the Stock Issuance, (ii) contingent on the approval of the Asset Purchase Agreement, to approve and adopt the Merger Agreement and (iii) such other matters as may properly be brought before the Special Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

     The Board of Directors has fixed November 4, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Accordingly, only holders of record of shares of Company Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 5,210,600 shares of Company Common Stock outstanding, held by approximately 431 holders of record. Each holder of record of shares of Company Common Stock on the Record Date is entitled to cast one vote per share.

     Directors and executive officers of the Company and their affiliates who beneficially owned approximately 1.7% of the outstanding shares of Company Common Stock as of the Record Date have advised the Company that they presently intend to vote or direct the vote of all shares of Company Common Stock over which such persons have voting control FOR approval and adoption of the Merger Agreement.

     As of the Record Date, neither Navistar nor any of its subsidiaries owned any outstanding shares of Company Common Stock.

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the outstanding shares of Company Common Stock is necessary to constitute a quorum at the Special Meeting. Stockholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the affirmative vote of the holders of a majority of the votes cast at the Special Meeting is required to approve the Asset Purchase Agreement. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers will not have authority to vote such shares on the proposal to approve the proposals described herein unless they have received written instructions from beneficial owners. Abstentions will have the effect of a vote against each of the proposals. To the extent a quorum is otherwise present at the Special Meeting, shares not present and, therefore, not voted on the Acquisition proposal (including broker non-votes) will have no effect on the approval of the Asset Purchase Agreement. However, shares not voted on the Merger proposal will have the same effect as votes against the proposal.

     All shares of Company Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PROPOSALS DESCRIBED HEREIN. The Board of Directors of the Company knows of no matters to be presented at the Special Meeting other than those described in this Proxy Statement/Prospectus. If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The By-laws of the Company provide that the Special Meeting may be adjourned by the Company from time to time without notice to a date not more than one hundred twenty days after the Record Date.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to the Company c/o American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005, Attention: Ms. Paula Magno, or hand delivered to the Secretary of the Company at Penn Center West II, Suite 311, Pittsburgh, Pennsylvania 15276, Attention: Secretary, so as to be delivered at or before the taking of the vote at the Special Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing of this Proxy Statement/ Prospectus, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Corporate Investor Communications, Inc., at an estimated cost of $4,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Additionally, the Company's stock transfer agent, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on the Company's behalf and receive reimbursement for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company Common Stock and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The expenses of the proxy solicitation will be paid by the Company.

                  PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION

     Stockholders of the Company are being asked to approve the Asset Purchase Agreement and the consummation of the transactions contemplated thereby, including the Acquisition and the Stock Issuance. If the Asset Purchase Agreement is not approved by the stockholders at the Special Meeting, the Acquisition will not be consummated and Proposal No. 2 will not be acted upon. If the Asset Purchase Agreement is approved by the Company's stockholders but the Merger does not receive the requisite stockholder approval, the Acquisition will be consummated only if Navistar agrees to waive the relevant conditions in the Asset Purchase Agreement.

                 REASONS FOR AND BACKGROUND OF THE ACQUISITION

     As a result of the earnings difficulties and the substantial diminution in value of the mortgage assets of the Company experienced since the second quarter of 1992, the Company's Board of Directors determined in mid-1994 that the Company would not pursue its historical line of business and would investigate alternative opportunities to maximize stockholder value.

     The Board of Directors determined that management should focus its efforts on acquisition candidates that satisfied, among other things, the following criteria: the candidate would be privately held and seeking access to the public capital markets; the candidate would be operating in an industry in which the candidate had growth potential; and the candidate should be one already generating sufficient income that would render the Company's existing NOLs attractive.

     During the summer of 1995, management held discussions with the owners of an acquisition candidate in the retail sporting goods industry with the assistance of Hellmold Associates, Inc. ("Hellmold"), which had been retained by the Company on June 26, 1995 to assist the Company in a possible transaction involving this candidate. By late October, 1995, the Company's management and the owners of such acquisition candidate had been unable to reach an agreement on the terms of such transaction, and negotiations were abandoned.

     On November 1, 1995, the Company expanded the scope of Hellmold's engagement to identifying and contacting potential acquisition candidates and assisting the Company in structuring and negotiating a strategic transaction. Hellmold had previously been retained by Navistar in May 1995 to assist it in selling its Columbus Plastics Operations. See "Interests of Certain Persons in the Transactions." In addition, on November 28, 1995, the Board of Directors appointed a committee consisting of Messrs. Richard Conte and Malcolm Prine to assume primary responsibility for evaluating, structuring and negotiating an acquisition transaction involving the Company (the "Committee").

     During the period from October 1995 through February 1996, Hellmold contacted approximately 70 companies that owned prospective acquisition candidates to solicit indications of interest in a possible business combination with the Company. Of these initial contacts, 51 companies requested further information concerning the Company and possible transaction structures. The Committee, together with Hellmold, evaluated 18 potential transactions and eventually concluded that Columbus Plastics constituted the most attractive candidate identified in the search process, based in large part on the Committee's assessment that Columbus Plastics revenues (on a pro forma basis to give effect to market pricing of its products) and earnings potential were substantially larger than any alternative candidate, thereby allowing significant current utilization of the Company's NOLs, and the projected growth prospects for the Sheet Molding Composite industry in which Columbus Plastics operates.

     On January 8, 1996, based on a descriptive memorandum of Columbus Plastics supplied by Navistar, the Company submitted a preliminary indication of interest of approximately $60 million, which purchase price would be paid through a note and approximately 4.3 million shares of stock (based on a stipulated stock price of $2.50 per share).

     On January 15, 1996, Hellmold advised the Company that it was one of three bidders (from among the bids received) that Navistar would allow to perform detailed due diligence on Columbus Plastics. Commencing shortly thereafter, the Company commenced a detailed due diligence review of Columbus Plastics.

     On February 16, 1996, the Company engaged Nomura to render an opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be paid in the Acquisition.

     On February 23, 1996, Messrs. Conte and Prine, along with representatives of Nomura, visited the Columbus Plastics facility in Columbus, Ohio, as part of the Company's due diligence review of Columbus Plastics. In addition, Messrs. Prine and Conte spoke with Mr. Thomas M. Hough, Treasurer of Navistar, to discuss the terms of the proposed combination between the Company and Columbus Plastics. Based on these discussions and the preliminary results of the Committee's due diligence review, the Company submitted a written proposal to Navistar on March 22, 1996, pursuant to which it proposed a transaction in which it would acquire the assets and assume substantially all of the associated liabilities of Navistar's Columbus Plastics division in exchange for 4,264,000 shares of Common Stock and a note of the Company in the principal amount of $50,000,000 (the "Initial Terms").

     On May 14, 1996, the Company and Navistar entered into a non-binding letter of intent contemplating an acquisition of Columbus Plastics in a transaction based on the Initial Terms. During the latter part of May and throughout June 1996, representatives of the Company, Navistar and their legal counsel were engaged in negotiating the definitive documentation for the transaction set forth in the May 14 letter of intent.

     On June 4, 1996, Mr. Hough contacted Mr. Conte by telephone and advised him that the operating results of Columbus Plastics for the first half of its fiscal year 1996 were below the projections previously supplied to the Company by Navistar and upon which the Company had submitted its proposal incorporating the Initial Terms. On July 5, 1996, in a meeting with various Navistar personnel, Mr. Prine was informed that the most recent projections that Navistar had prepared for Columbus Plastics were substantially below the projections previously supplied to the Company by Navistar. Further negotiations on the definitive terms of a transaction were suspended at such time and were not resumed until August 13, 1996, when Messrs. Prine and Conte and Mr. Ralph O. Hellmold, the President of Hellmold Associates Inc., met with Mr. Hough and Mr. Thomas E. Rigsby, Vice President--Truck Manufacturing of Navistar. At this meeting, Messrs. Prine and Conte discussed the willingness of the Company to proceed with a transaction at a reduced purchase price. Navistar and the Company agreed that the Initial Terms would be revised as follows: (i) 4,264,000 shares of Common Stock; (ii) a note of the Company in the principal amount of $25,504,000; (iii) a contingent increase in the principal amount of such note such that if (A) the Company's earnings before interest and taxes ("EBIT") for the Company's fiscal year ended December 31, 1997 exceeded $6,512,000 ("Forecasted EBIT"), the principal amount of the note would be increased by an amount equal to the product of (x) the excess amount ("1997 Excess EBIT") and
(y) 5.55; (B) if the Company's EBIT for fiscal year ended December 31, 1998 exceeds Forecasted EBIT, the principal amount of the note would be increased by an amount equal to the product of (x) the excess amount ("1998 Excess EBIT") less the 1997 Excess EBIT and (y) 4.50; and (C) if the Company's EBIT for the Company's fiscal year ended December 31, 1999 exceeds the Forecasted EBIT, the principal amount of the note would be increased by an amount equal to the product of (x) the excess amount less the 1998 Excess EBIT and (y) 2.75; provided, that the total amount by which the principal amount of the note may be increased pursuant to such contingent increases shall not exceed

$24,496,000 in the aggregate; and (iv) a further contingent increase in the note in the event certain events described under "-- The Asset Purchase Agreement--Purchase Price Adjustments--The Adjustment Based on Closing Date Ownership" occur that would result in Navistar retroactively reducing the number of shares of Common Stock it receives at the Closing in order to preserve intact the ability of the Company to utilize its NOLs, the specific terms of such reduction remaining at that time the subject of further negotiations.

     On August 30, 1996, after further discussion among the Company, Navistar and their respective counsel with respect to the purchase price adjustment referred to in clause (iv) above as well as alternative resolutions of the issue of preserving the Company's NOLs, the Company and Navistar agreed that if the events described under "-- The Asset Purchase Agreement--Purchase Price Adjustments--The Adjustment Based on Closing Date Ownership" were to occur and thereby give rise to a retroactive reduction in the number of shares of Common Stock Navistar receives at the Closing, the $25,504,000 principal amount of the Company's note shall be increased by an amount equal to the sum of (x) to the extent that Navistar's ownership of Common Stock effective as of the Closing, would, on account of the reduction caused by such event, be reduced below 40% of the total shares of Common Stock of the Company issued and outstanding as of the effective time of the Closing, the product derived by multiplying $7.50 times the total number of Excess Shares (as defined below) that, if retained by Navistar, would cause Navistar's ownership of Common Stock effective as of the Closing to equal 40% of the total shares of Common Stock of the Company issued and outstanding as of the effective time of Closing plus (y) the product derived by multiplying the total number of all remaining Excess Shares times $5.00, and the number of shares of Common Stock deliverable to Navistar shall be reduced by such number of shares (the "Excess Shares") such that the number of shares then deliverable to Navistar would be one share short of causing an event triggering a restriction on the Company's ability to use its NOLs (the "NOL Adjustment Provision").

     On September 6, 1996, the Board of Directors of the Company held a special meeting in Pittsburgh, Pennsylvania at which all members other than Mr. Walker were present, together with Hellmold, Nomura, and the Company's counsel. At such meeting, Messrs. Conte and Hellmold, Nomura and the Company's legal counsel made presentations to the Board of Directors concerning the proposed transaction, and Nomura delivered its oral opinion to the effect that as of such date the purchase price to be paid to Navistar for the Columbus Plastics division, based on specified assumptions which did not give effect to the NOL Adjustment Provision in the Asset Purchase Agreement, was fair to the Company's stockholders from a financial point of view. After representatives of Hellmold and Nomura were excused from the meeting, the Board deliberated over the proposed transaction and resolved that, subject to receiving final forms of definitive documentation to reflect the terms of the transaction as reviewed and discussed at the meeting on or prior to 5:00 p.m. September 13, 1996, it was the sense of the Board that they would reconvene to approve the transactions on or prior to such date.

     On September 12, 1996, the Board of Directors convened a special meeting telephonically with all members present other than Mr. Walker, together with a representative of Nomura and the Company's legal counsel. During such meeting, Mr. Conte confirmed that documentation had been finalized consistent with the Board's understanding and a representative of Nomura confirmed its oral opinion delivered at the Board meeting of September 6th. The Board of Directors then approved, on the unanimous vote of those members present via telephone, the Asset Purchase Agreement, certain ancillary agreements and the transactions contemplated thereby, including the Merger.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the terms of the Asset Acquisition Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders. Accordingly, at a special meeting held on September 12, 1996, the Board of Directors, by the unanimous vote of all directors present, approved the Asset Acquisition Agreement and the transactions contemplated thereby and determined to recommend that the stockholders of the Company approve the Asset Purchase Agreement and the consummation of the transactions contemplated thereby, including the Stock Issuance and the Merger.

     In determining to recommend the approval of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby, including the Stock Issuance and the approval and adoption of the Merger, to the Company's stockholders, the Board considered a number of factors, including the following:

          i. the desirability of diversifying into commercial areas beyond those in which the Company has historically operated, which the Board anticipates will provide the Company's stockholders with the opportunity to participate in any potential future growth of a company which has significantly greater business and financial resources, prospects and a larger market capitalization than the Company were it to pursue the development of a new line of business using only its existing resources in lieu of the Acquisition;

          ii. the Company's current potential for future cash flow and earnings absent consummation of the Acquisition;

          iii. the terms of the consideration to be paid by the Company under the Asset Acquisition Agreement, and in particular the willingness of Navistar to accept payment of the consideration necessary to consummate the Acquisition partially in the form of the Secured Note and the Contingent Earn-Out (as described below under--The Asset Purchase Agreement--Purchase Price Adjustments--Contingent Earn-Out), thereby allowing the Company to acquire a business having revenues and profits in the order of magnitude of that of Columbus Plastics;

          iv. the Board's favorable view of the prospects of the sheet molding composite fiberglass parts industry;

          v. the Company's historical results of operations, cash flows and financial condition;

          vi. historical data relating to the market prices and trading volumes of the Company's Common Stock;

          vii. the valuation analyses of Nomura presented to the Board of Directors at a meeting held on September 6, 1996;

          viii. the opinion of Nomura as to the fairness to the Company's stockholders, from a financial point of view, of the consideration to be paid by the Company under the Asset Purchase Agreement;

          ix. the extraordinarily low likelihood of entering into a transaction with a third party having more favorable terms than those of the Acquisition, in particular, after considering the efforts of Hellmold in soliciting indications of interest from third parties and the results of such efforts;

          x. the fact that the transaction is intended to qualify as a tax-free reorganization to Company stockholders for federal income tax purposes; and

          xi. with respect to the Merger, by reincorporating in Delaware, the Company will be able to benefit from Delaware's comprehensive and well developed corporate laws.

     The Board also considered certain potentially negative factors in its deliberations concerning the Acquisition, including:

          i. the risk that the anticipated benefits of the Acquisition may not be realized;

          ii. the fact that effective voting control in the Company would reside with Navistar after the Acquisition, as a result of which Navistar will control the direction of the business affairs of the Company and public stockholders will not have sufficient voting power to approve any potential future strategic offer for the Company by a third party that might be attractive to such stockholders;

          iii. the risk of a significant increase in the purchase price that would result in the event that Navistar were to receive an increase in the principal amount of the Secured Note in exchange for a reduction of the number of shares to be received by Navistar in the Acquisition in the event that the NOL Adjustment Provision were triggered; and

          iv. the fact that a suitable candidate having the requisite experience in Columbus Plastics' industry to serve as chief executive officer of the Company after consummation of the Acquisition has not yet been identified and retained.

     The Board did not undertake a separate analysis of each of these factors nor did the Board reach a separate conclusion with respect to each such factor in its determination of the fairness of the terms of the Acquisition. In view of the above, and the variety of factors, both positive and negative, considered by the Board in reaching its conclusion as to the fairness of the Acquisition, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determination as to the fairness of the terms of the Acquisition. However, as a general matter, the Board believed that the positive factors heretofore described supported its decision to approve the Acquisition and outweighed the potentially negative factors described above.

     BASED ON THE FOREGOING, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK ISSUANCE AND THE MERGER.

                               OPINION OF NOMURA

     On September 6, 1996 Nomura delivered its preliminary oral opinion to the Company's Board of Directors to the effect that, as of such date, the consideration to be paid to Navistar by the Company, based on specified assumptions which did not give effect to Section 1(g)(iii) of the Asset Purchase Agreement (which Section is referred to elsewhere herein by the Company as the NOL Adjustment Provision), is fair to the stockholders of the Company from a financial point of view. Nomura confirmed its preliminary oral opinion to the Company's Board of Directors via a telephonic meeting on September 12, 1996. Nomura confirmed its September 12, 1996 oral opinion by delivering its written opinion to the Company's Board of Directors, dated the date of this Proxy Statement/Prospectus, that, as of such date, the consideration to be paid to Navistar by the Company, based on specified assumptions which did not give effect to Section 1(g)(iii) of the Asset Purchase Agreement (which Section is referred to elsewhere herein by the Company as the NOL Adjustment Provision), is fair to the stockholders of the Company from a financial point of view.

     A copy of Nomura's written opinion, which sets forth assumptions made, general procedures followed, matters considered and limitation on the review undertaken in connection with the opinion, is attached as Annex II hereto and incorporated herein by reference. Stockholders of the Company are urged to read such opinion in its entirety. The following summary is not intended to be complete and is qualified in its entirety by reference to such opinion.

     In arriving at its opinion, Nomura, among other things: (i) reviewed the Asset Purchase Agreement and the Registration Statement; (ii) reviewed certain historical financial statements of the Company and Columbus Plastics and certain projected financial information of the Company and Columbus Plastics provided, respectively, by the managements of the Company and Navistar, and reviewed certain additional operating and financial information relating to the past and current operations and financial condition, as well as the future prospects, of Columbus Plastics provided to it by the management of the Company; (iii) met with certain members of the management of the Company to discuss certain historical financial statements and projected financial information of the Company; (iv) met with certain members of the management of Navistar to discuss certain historical financial statements and projected financial information, and certain additional operating and financial information relating to the past and current operations and financial conditions, as well as the future prospects, of Columbus Plastics; (v) reviewed certain pro forma combined projected financial information for the Company, after giving effect to the Acquisition, prepared by the management of the Company, and met with certain members of the management of the Company to discuss such projected financial information; (vi) reviewed the historical prices and trading volumes of the Company Common Stock; (vii) reviewed certain publicly available financial data and stock market data of companies which it deemed generally comparable to Columbus Plastics; (viii) reviewed the publicly available terms of certain recent acquisitions of companies and businesses which it deemed generally comparable to Columbus Plastics; and (ix) reviewed such other information and conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

     In the course of its analysis, Nomura relied upon and assumed without independent verification the accuracy and completeness of all information that was publicly available and the operating, financial and other information provided to them by or on behalf of the Company or Navistar or otherwise reviewed by them, and that all such information was not misleading, and Nomura did not assume any responsibility or liability therefor. With respect to the projected financial information provided to Nomura, Nomura assumed that it was reasonably prepared on bases reflecting best currently available estimates and judgments of the Company's and Navistar's management as to the expected future results of operations, financial condition, prospectus and performance of the Company and Columbus Plastics. Nomura further relied upon the assurances of the Company's and Navistar's management that they were unaware of any facts that would make the projected financial information or other information provided to us inaccurate, incomplete or misleading. Nomura did not perform or obtain any appraisals of the assets or liabilities of Columbus Plastics. In arriving at its opinion, Nomura used such valuation methodologies as it deemed necessary or relevant. Nomura's opinion was necessarily based on economic, market and other conditions, and the information made available to it, as of the date thereof.

     The manner in which Nomura calculated the purchase price for the purposes of its opinion did not give effect to Section 1(g)(iii) of the Asset Purchase Agreement described in this Proxy Statement/Prospectus under "--The Asset Purchase Agreement--Purchase Price Adjustments--The Adjustment Based on Closing Date Ownership", which provisions could increase the amount of consideration to be paid to Navistar. Nomura's opinion was limited solely to the purchase price calculated as provided in its written opinion, and Nomura expressed no opinion with respect to the consideration that may actually be paid by the Company in the Acquisition as a result of the adjustment that may result from Section 1(g)(iii) of the Asset Purchase Agreement.

     The following is a summary of the material analyses performed by Nomura in connection with its opinion:

     Transaction Analysis. Assuming a value per share of Company Common Stock issued in the Acquisition of $2.50, the issuance of the Secured Note to Navistar with a principal amount of $25,504,000 and a purchase price adjustment of $2,710,000 based on the estimated difference between the Net Tangible Assets (as defined in the Asset Purchase Agreement) as of the Closing Date and the Net Tangible Assets as of January 31, 1996, Nomura noted that the aggregate consideration payable to Navistar pursuant to the Acquisition represented 11.60x estimated 1996 net income of Columbus Plastics, 1.30x estimated tangible book equity of Columbus Plastics, 0.68x estimated 1996 revenues of Columbus Plastics, 7.19x estimated 1996 operating income ("EBIT") and 5.32x estimated 1996 operating income plus depreciation and amortization ("EBITDA") of Columbus Plastics.

     Comparable Transactions Analysis. Nomura compared the consideration payable to Navistar pursuant to the Acquisition to the consideration paid in certain merger and acquisition transactions in the automotive/ truck and plastic parts industry since 1990. There have been a very limited number of publicly disclosed transactions that have occurred over the last few years in the automotive/truck and plastic parts industry and therefore a very wide range of multiples were obtained from this analysis. The transactions reviewed were: Vemco Acquisition Corp.'s acquisition of Bailey Corp.; Lear Corp.'s acquisition of Automotive Industries Holdings; Collins & Aikman Corp.'s acquisition of Larizza Industries, Inc. and Automotive Industries Holdings' acquisition of the Gulfstream division of O'Sullivan Corp. The analysis showed a range of total consideration to latest twelve months ("LTM") revenues multiples of 0.40x to 1.37x with a mean of 0.83x, a range of total consideration to LTM EBITDA multiples of 6.00x to 11.00x with a mean of 8.00x, a range of total equity value to tangible book value of 0.90x to 7.10x with a mean of 3.57x, and a range of total equity value to LTM net income of 10.00x to 16.40x with a mean of 13.20x.

     Comparable Public Companies Analysis. Nomura performed an analysis of the equity value to LTM and current fiscal year ended multiples for six automotive/truck and plastic parts supplier companies, consisting of Bailey Corp., Mascotech, Inc., Arvin Industries, Inc., Collins & Aikman Corp., GenCorp., Inc. and Lear Corp, (the "Comparable Companies"). This analysis indicated that (i) the total capitalization ratio of the Comparable Companies as a multiple of LTM revenues ranged from 0.43x to 0.92x with a mean of 0.64x, as a multiple of LTM EBITDA ranged from 4.67x to 9.63x with a mean of 6.50x, and as a multiple of LTM EBIT ranged from 6.65x to 13.65x with a mean of 9.70x; (ii) the market capitalization ratio of the Comparable

Companies as a multiple of LTM net income ranged from 17.15x to 28.48x with a mean of 22.29x and as a multiple of book equity ranged from 1.21x to 20.04x with a mean of 6.09x; and (iii) the public trading market price per share as a multiple of current fiscal year earnings per share and next fiscal year earnings per share ranged from 6.82x to 14.77x with a mean of 11.46x and 6.00x to 11.61x with a mean of 9.61x, respectively.

     Discounted Cash Flow Analysis. Nomura calculated and analyzed the present value of the future stream of operating cash flows that Core Materials would produce over the next five fiscal years through 2001 under three sets of projected financials consisting of a base scenario, which was provided to Nomura by the Company, a pessimistic scenario and an optimistic scenario. Under the pessimistic scenario, Nomura assumed a decline of 10% in revenue for fiscal year 1997 and held that revenue figure constant for the next four fiscal years through 2001, and a decline in gross margin. Under the optimistic scenario, Nomura assumed an increase of 10% in revenues for fiscal year 1997 and held that revenue figure constant for the next four fiscal years through 2001, and an increase in gross margin. Nomura then capitalized the post-2001 operating cash flows by calculating a terminal value based on a 5.50x to 6.50x range of multiples of EBITDA projected for Core Materials under all three scenarios for the year 2001. The cash flow streams and terminal values were then discounted to present values using a 10% to 15% range of discount rates for all three scenarios.

     Nomura performed the discounted cash flow analysis assuming that the Closing would occur on December 31, 1996. Nomura noted that (i) under the base scenario projections given by the management of the Company, the holders of Company Common Stock would have an imputed midrange per share valuation of $2.67, (ii) under the pessimistic scenario, the holders of Company Common Stock would have an imputed midrange per share valuation of $1.73, and (iii) under the optimistic scenario, the holders of Company Common Stock would have an imputed midrange per share valuation of $3.62.

     Expected Stockholder's Return Analysis. Nomura analyzed and considered the expected return on the Company Common Stock both with and without giving effect to the Acquisition for an investment period of five years beginning in fiscal year 1997. During this period, Nomura assumed that without the Acquisition and without a change in the Company's operating assets which mostly consist of cash and cash equivalents, the Company Common Stock price would increase at a rate of 5% per annum. This analysis, based on an aggregate price per share of $1.31 (the May 6, 1996 closing price of Company Common Stock, approximately one week prior to the public announcement of the potential Acquisition) yielded an imputed price per share of $1.76 by the year 2001. Nomura then calculated the imputed price per share in the year 2001 under all three scenarios for Core Materials as described above, based on a valuation of 6.00x projected 2001 EBITDA. This analysis yielded an imputed price per share of $3.95 under the base scenario (representing an internal rate of return of 20.1%), $2.77 under the pessimistic scenario (representing an internal rate of return of 13.3%), and $4.69 under the optimistic scenario (representing an internal rate of return of 23.6%).

     Qualitative Factors. Nomura considered certain qualitative factors in evaluating the relative imputed per share values of Core Materials Common Stock, including the cyclicality of the sheet molding plastics business, the existence of unionized labor in the business, the ability of Core Materials to find future funding for working capital and other such factors that may potentially impact the future returns generated by Core Materials.

     The foregoing is a summary of the financial analyses used by Nomura in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole would create an incomplete view of the processes underlying Nomura's opinion. In arriving at its opinion, Nomura considered the results of all such analyses. The analyses were prepared solely for the purposes of Nomura providing its opinion as to the fairness of the Acquisition, from a financial point of view, to the stockholders of the Company and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. No company used in the comparable company analyses summarized above is identical to Columbus Plastics or the Company and no transaction used in the comparable transaction analyses summarized above is identical to the Acquisition. Any analysis of the fairness of the Acquisition, from a financial point of view, to the stockholders of the Company involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the Comparable Companies and transactions and other factors in relation to the trading and acquisition values of the Comparable Companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. As described above, Nomura's opinion and the related presentations to the Company's Board of Directors on September 6 and 12, 1996 was one of many factors taken into consideration by the Company's Board of Directors in making its determinations to approve the Asset Purchase Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Nomura.

     Nomura's opinion addresses only the fairness of the Acquisition from a financial point of view to the stockholders of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the approval of the proposed transactions. Although Nomura evaluated the financial terms of the Acquisition, Nomura did not recommend the specific consideration to be paid in the Acquisition. The consideration to be received by Navistar as a result of the Acquisition was determined by negotiation between Navistar and the Company. In addition, Nomura was not requested to opine as to, and its opinion does not address, the underlying business decision of the Company's Board of Directors to proceed with or effect the Acquisition.

     The Company will pay Nomura a fee of $325,000 for its services in evaluating the Acquisition and in rendering the opinion. The Company has also agreed to reimburse Nomura for certain expenses reasonably incurred by Nomura and to indemnify and hold Nomura harmless against certain expenses and liabilities arising in connection with its engagement.

     Nomura is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distribution of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Nomura had no prior business relationships with the Company. From time to time, in the ordinary course of business, Nomura may trade equity securities of the Company and Navistar for its own account or for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering the recommendation of the Company's Board of Directors with respect to the Asset Purchase Agreement and the transactions contemplated thereby, including the Stock Issuance and the Merger, stockholders should be aware that certain members of the Company's management and Board of Directors and Hellmold have certain interests in the transactions that are in addition to and potentially in conflict with the interests of the Company and the Company's stockholders generally. The Board of Directors of the Company was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement and the transactions contemplated thereby.

     Payment of Compensation to Mr. Prine. In recognition of Mr. Prine's services in connection with negotiating the Acquisition, the Board of Directors of the Company has authorized the payment of $125,000 to Mr. Prine contingent upon the consummation of the Acquisition.

     Hellmold's Dual Representation. Hellmold was engaged by the Company to assist it in identifying and contacting potential acquisition candidates and assisting the Company in structuring and negotiating a strategic acquisition. In addition, Hellmold was engaged by Navistar to assist it in selling its Columbus Plastics Operations.

     Pursuant to a letter agreement dated as of November 1, 1995, as amended on April 10, 1996 and July 18, 1996, the Company has paid Hellmold a retainer of $75,000 and has agreed to pay to Hellmold a transaction fee upon consummation of the Acquisition equal to the sum of (1) 3.33% of the first $15 million of the consideration paid in the Acquisition and (2) 0.75% of the value of the consideration paid in the Acquisition in excess of $15 million. For purposes of the letter agreement, "consideration" means the total value of all cash, securities, other property and any other consideration, including, without limitation, any contingent, earned or other consideration, paid or payable, directly or indirectly to Navistar in connection with the Acquisition and includes any indebtedness, including, without limitation, unfunded pension liabilities, retiree medical benefits liabilities, guarantees and other obligations, assumed in connection with the Acquisition. The $75,000 previously paid to Hellmold will be credited against the transaction fee payable to Hellmold. The Company also agreed to reimburse Hellmold for its out-of-pocket expenses and to indemnify Hellmold against certain liabilities, arising out of or in connection with the services rendered by Hellmold under its engagement.

     Pursuant to a letter agreement dated as of May 31, 1995, Navistar International Corporation has paid Hellmold a retainer of $75,000 and has agreed to pay to Hellmold a transaction fee upon consummation of the sale of Columbus Plastics, equal to the sum of (1) 2.0% of the first $15 million of the consideration paid for Columbus Plastics, (2) 2.3% of the next $5 million of the value of the consideration paid for Columbus Plastics, (3) 2.6% of the next $5 million of the value of the consideration paid for Columbus Plastics and (4) 2.9% of the value of the consideration paid in excess of $25 million. Consideration for purposes of the Navistar letter agreement is substantially equivalent to that provided for in the Company letter agreement. The $75,000 previously paid to Hellmold by Navistar will be credited against the transaction fee payable by Navistar to Hellmold. Navistar also agreed to reimburse Hellmold for its out-of-pocket expenses and to indemnify Hellmold against certain liabilities arising out of or in connection with the services rendered by Hellmold under its engagement.

     Stock Option. At the time of the consummation of the Merger, each outstanding option to purchase shares of Company Common Stock (each, a "Company Option") granted under any stock option plan of the Company will be deemed amended to constitute an option to acquire, at the same price per share, the same number of Core Materials Common Stock as the holder of the Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the consummation of the Merger (not taking into account whether such Company Option was in fact exercisable at such time).

     As of the Record Date, the following executive officers and directors of the Company held outstanding Company Options:

                                                                   NUMBER OF SHARES OF COMPANY COMMON STOCK
                                                                        SUBJECT TO OUTSTANDING OPTIONS
                                                                 ---------------------------------------------
                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                                                                                      EXERCISE
 NAME OF INDIVIDUAL                    POSITION                   VESTED      UNVESTED    TOTAL        PRICE
---------------------    ------------------------------------    --------     ------     --------     --------
Richard R. Conte         Chairman of the Board of Directors;      110,000     50,000(1)  160,000       $ 0.80
                         Chief Executive Officer; Principal
                         Financial Officer
Myrna J. Lea             Vice President;                           50,000         --      50,000       $ 0.90
                         Secretary
Ronald L. Temple         Director                                  50,000         --      50,000       $ 0.75
                                                                  -------     ------     -------       ------
All Directors and Executive Officers as a Group (8 persons)       210,000     50,000     260,000           --
                                                                  =======     ======     =======       ======

---------

(1) These options will vest at the earlier of (i) the consummation of the Acquisition and (ii) July 1, 1997.

     Indemnification. Pursuant to the Asset Purchase Agreement, Navistar has agreed that for the period from the Closing Date through the sixth anniversary thereof, it shall not vote in favor of or otherwise directly or indirectly support any amendment of the provisions of Core Materials' By-laws relating to the indemnification of officers and directors which would have an adverse effect on the Company's present or former officers or directors of the Company (except to the extent that withholding any such vote would be in contravention of any applicable law).

     Possible Employment of Mr. Conte. Mr. Conte and Navistar have had discussions concerning Mr. Conte's possible employment with Core Materials as its chief financial officer. No decision has been made as to whether Mr. Conte will be retained as Core Materials' chief financial officer. The respective obligations of the Company and Navistar to consummate the transactions contemplated by the Asset Purchase Agreement are not conditioned upon Mr. Conte's employment with Core Materials.

                            BUSINESS OF THE COMPANY

     The Company was incorporated in the State of Maryland on July 1, 1988. Prior to 1994, the Company was primarily engaged in making investments in mortgage derivative securities and, to a lesser extent, mortgage related investments, all of which are secured by single-family residential mortgage loans. The Company also generates revenues from other sources, such as interest earnings on certain investments of the Company and sales of certain investments of the Company.

     The Company has elected to be taxed as a REIT under the Code. As long as the Company qualifies as a REIT, dividends paid to stockholders will be allowed as a deduction for purposes of determining income subject to federal corporate income tax. As a result, as long as the Company qualifies as a REIT, the Company will not be subject to such tax on that portion of its net income that is distributed to stockholders. If the Acquisition is consummated, Core Materials will no longer qualify as a REIT and will be subject to income and franchise taxes on its income to the extent that it cannot offset such income with net operating losses or capital loss carryforwards.

     Since May 1992, the Company has not purchased any new mortgage derivative or mortgage related investments. During 1995, the Company purchased one 7% FNMA guaranteed pass-through certificate backed by 30 year single-family mortgage loans of which the Company maintains 100% ownership. The current principal balance is approximately $3.4 million. During the period from the Company's inception in 1988 through early 1992, mortgage interest rate levels and prepayment speeds remained within ranges existent from 1970 to early 1992.

     From early 1992 to early 1994, mortgage rates declined to levels lower than those existent for the prior twenty year period and, in fact, in the fall of 1993, declined to the lowest level in twenty-five years. The decline in mortgage rates and the availability of mortgage monies from a wide variety of lenders produced an unprecedented level and sustained duration of mortgage refinancings which directly resulted in unparalleled rapid mortgage prepayments.

     Initially, the result of such prepayment levels sharply reduced interest and dividend earnings on the Company's assets. As the duration of these rapid prepayments extended, the Company's cash flows from interest and dividends and returns on invested principal were severely impaired, eventually being reduced to levels sufficient only to repay the Company's borrowings, pay operating expenses and fund minimal dividend distributions. This deterioration of asset performance began in the second quarter of 1992 and continued throughout 1993 and 1994, causing permanent impairment to a number of the Company's assets. For a substantial portion of the Company's assets, especially those with substantial cost basis premiums, the rapid prepayment scenario produced cash flows that did not recover the Company's investment basis.

     Simultaneously, generally accepted accounting principles required quarterly asset valuations that produced write-downs in the value of a majority of Company assets. Such write-downs were reflected as reductions to the interest revenues on the Company's Statement of Revenues and Expenses.

     The result of these earnings difficulties and the altered mortgage securities market that emerged after the prepayment cycle of 1992-1994 caused the Company's Board of Directors in mid-1994 to determine that the Company would not pursue its historical line of business and would investigate alternative opportunities to maximize stockholder value. The Company has maintained a portfolio of assets from its historical business, selectively selling assets to generate liquidity as market conditions were appropriate. See "--Reasons for and Background of the Acquisition".

     A complete description of the Company's business, properties and legal proceedings, as well as audited historical financial statements of the Company and its subsidiaries, and management's discussion and analysis of the Company's financial condition and results of operations, is incorporated by reference to the Company's Annual Report in Form 10-K for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, copies of which are contained within this Proxy Statement/Prospectus as Annexes VII and VIII, respectively.

                         BUSINESS OF COLUMBUS PLASTICS

     In addition to the historical information contained herein, certain statements under this caption constitute "forward-looking statements" under the Reform Act which involve risks and uncertainties. Columbus Plastics' actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics" as well as those discussed elsewhere in this Proxy Statement/Prospectus.

  General

     Columbus Plastics operates principally in one business segment, the production of high quality compression Sheet Molding Composite ("SMC") fiberglass reinforced parts. Columbus Plastics has been a wholly-owned operating unit of Navistar's truck manufacturing operations since Columbus Plastics' formation in late 1980.

  Industry

     SMC plastics are part of a larger family of materials collectively known as "reinforced plastics." Reinforced plastics are combinations of resins and reinforcing fibers formed through high or low pressure fabrication techniques.

     Reinforced plastics compete largely against metals and have the strength to function well during prolonged use. Management believes that reinforced plastic components offer many advantages over metals, including:

     - heat resistance

     - corrosion resistance

     - lighter weight

     - lower cost

     - greater flexibility in product design

     - part consolidation for multiple piece assemblies

     - lower initial tooling costs for lower volume applications

     - high strength-to-weight ratio

     - dent-resistance in comparison to steel or aluminum.

     The largest markets for reinforced plastics, by volume of production, are automotive and land transportation, construction, corrosion-resistant products, marine, and electrical and electronic applications.

     Competition for OEM business usually involves a competitive selection process in which the OEM solicits bids for the production of a component. After assessing a supplier's ability to manufacture the component, the OEM selects a supplier to work with the OEM's design team. The plastic supplier is generally selected to supply a component a year or two in advance of production. Once selected, the plastic supplier generally supplies the component for the life of the product model. Columbus Plastics products have model lives that range from approximately two to eight years.

     Columbus Plastics' major competitors include Budd Plastics, Cambridge Industries, Eagle-Picher, Goodyear Plastics and Molded Fiberglass Corporation. Columbus Plastics believes that it is one of the largest producers of SMC in the United States and Canada. Columbus Plastics competes primarily on material design and manufacturing capability, product quality, cost, delivery and customer service.

  Major Customers

     Columbus Plastics currently has two major customers, Navistar and Yamaha. The loss of a significant portion of sales to Navistar or Yamaha would have a material adverse effect on Columbus Plastics' business.

See "Risk Factors--Control by Navistar; Anti-Takeover Effects," "--Relationships and Reliance on Navistar" and "--Dependence on Major Customers."

RELATIONSHIP WITH NAVISTAR

     Columbus Plastics enjoys a long-standing relationship with Navistar's truck manufacturing division and is currently the sole supplier to Navistar's truck manufacturing division for all of its demand of SMC products. Navistar manufactures and markets medium- and heavy-duty trucks, including school bus chassis, mid-range diesel engines and service parts in North America and in selected export markets. Columbus Plastics makes products for Navistar's Chatham (Canada) assembly plant and Springfield, Ohio, assembly and body plants. Columbus Plastics currently works closely on new product development with Navistar's engineering and research personnel at Navistar's Fort Wayne, Indiana, Technical Center. Columbus Plastics also currently receives support from Navistar in the form of staff management, materials purchasing, and working capital management.

     The Columbus Plastics' facility was opened in 1980 to fulfill Navistar's need for higher quality fiberglass hoods. Until the addition of Yamaha personal watercraft products in 1990, production sales growth at Columbus Plastics was largely driven by Navistar's increased use of SMC material in its trucks. The facility began production in late 1980, producing hoods for Navistar medium-duty trucks. Since 1986, air deflectors, air farings, fenders, splash panels, engine covers and other components for Navistar trucks were added to the Columbus Plastics product line.

     The North American truck market in which Navistar competes is highly competitive and the demand for trucks is subject to considerable volatility as it moves in response to cycles in the overall business environment and is particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled. Truck demand also depends on general economic conditions, among other factors. Sales to Navistar amounted to approximately 63%, 74% and 73% of total revenues in 1995, 1994 and 1993, respectively.

RELATIONSHIP WITH YAMAHA

     Columbus Plastics enjoys a long-standing relationship with Yamaha and currently supplies a significant amount of the SMC products for Yamaha's personal watercraft. The addition of Yamaha's personal watercraft component business in 1990 represented Columbus Plastics' first major outside business undertaking. Products produced for Yamaha include decks, hulls, engine hatches, bulk heads, and reinforcements.

     Columbus Plastics has worked closely with Yamaha over the last five years to improve collectively the surface quality of Yamaha products and has identified new process control techniques and improved materials.

     The diversification into a new market area uncorrelated to truck demand has allowed Columbus Plastics to fill in production gaps that would have occurred during periods of lower demand for medium- and heavy-duty trucks. Demand for products from Yamaha is related to the level of general economic activity and specifically to the cyclical nature of the personal watercraft industry among other factors.

     Sales to Yamaha amounted to approximately 34%, 23% and 23% of total revenues in 1995, 1994 and 1993, respectively.

OTHER CUSTOMERS

     Columbus Plastics performs secondary operations such as assembly of components and prime painting for its customers. The Columbus Plastics facility is designed for continuous flow manufacturing. In addition, Columbus Plastics sells SMC material directly to third parties.

  Products

SMC SHEET MATERIAL PRODUCTION

     Columbus Plastics incorporates a sophisticated computer program that assists in the compounding of various complex SMC formulations tailored to customer needs. The system provides for the following:

     - Control information during various production processes; and

     - Data for statistical batch controls.

     Columbus Plastics will have the capacity to manufacture approximately 45 million pounds of SMC sheet material annually, once the planned installation of an additional SMC compounding machine is completed, which is expected to occur in January 1997. Production of SMC by Columbus Plastics for the years ended October 31, 1995, 1994 and 1993 was as follows:

                                                                    SMC POUNDS
                                                                     PRODUCED
            YEAR                                                    (MILLIONS)
            ----                                                    ----------
            1995...................................................   31
            1994...................................................   22
            1993...................................................   21

BACKLOG

     Columbus Plastics relies on production schedules provided by Navistar and Yamaha to plan and implement production. These schedules are provided to Columbus Plastics on a monthly basis and are considered firm for the current period. Navistar and Yamaha can update these schedules daily for changes in demand that allows them to run their inventories on a "just-in-time" basis. Accordingly, the ordered backlog at Columbus Plastics was de minimis as of October 31, 1995, 1994 and 1993.

RAW MATERIALS AND SUPPLIERS

     The principal raw materials used in the SMC compounding include: polyester resin, fiberglass rovings and adhesives. Currently, there are at least two suppliers for each of the raw materials Columbus Plastics uses and Columbus Plastics believes it currently has access to an ample supply of these raw materials.

CAPACITY CONSTRAINTS

     Columbus Plastics believes improvements in uptime performance offer the best, and usually the most cost effective means of increasing existing capacities and providing opportunities to pursue new business growth. Columbus Plastics has on occasion in the past been required to work a seven day/three shift schedule to meet Navistar and Yamaha production requirements.

MOLDING

     Columbus Plastics currently owns or leases 17 presses, ranging in size from 500 to 4500 tons. Large presses provide Columbus Plastics with the ability to manufacture very large molded plastic parts. Columbus Plastics believes that no other molder has this number of large capacity presses.

     Columbus Plastics has both vacuum molding and in-mold coating capabilities and currently operates eleven robots and two automatic guided vehicles that assist in material handling, machining, and adhesive application.

ASSEMBLY AND PAINT

     Columbus Plastics has the ability to assemble and/or prime paint a wide variety and volume of products. To enhance the surface quality and paint finish, Columbus Plastics developed a significant in-mold coating capability. In-mold coating is a manufacturing process performed by injecting a liquid over the molded part surface and then applying pressure at elevated temperatures during an extended molding cycle. The liquid coating serves to fill and/or bridge surface porosity as well as provide a barrier against solvent penetration during subsequent top-coating operations. Columbus Plastics believes that it is among the industry leaders in in-mold coating applications, based on the size and complexity of parts coated and the number of presses, 13 of 17, that are in-mold coating capable.

  Capital Expenditures and Research and Development

     Capital expenditures totaled approximately $7.3 million, $2.0 million and $1.4 million for the years ended October 31, 1995, 1994 and 1993, respectively. The increase in 1995 primarily relates to three large presses which were brought on line in 1996. Capital expenditures consist of presses and other equipment to manufacture Navistar truck components and Yamaha personal watercraft parts as well as laboratory equipment, storage equipment, computers and office furniture and fixtures.

     Product development is a continuous process at Columbus Plastics. Research and development activities focus on developing new SMC formulations and improving existing products and manufacturing processes.

     Columbus Plastics does not have a separate research and development facility but uses its production equipment (compounding machines, molding presses, and primer system), as necessary, to support these efforts and cooperates with Navistar and its resin supplier in its research and development efforts. Likewise, manpower to direct and advance research and development is integrated with the existing manufacturing, engineering, production, and quality organizations. Management of Columbus Plastics has estimated that internal costs related to research and development activities approximate $200,000 per year.

     Major research and development projects of current focus at Columbus Plastics include the following:

     - Develop low pressure SMC applications to achieve lower initial tooling costs and shorter lead times;

     - Reduce the densities of SMC formulations to mold lighter components without sacrificing physical or cosmetic properties;

     - Use recycled SMC parts as filler to be environmentally proactive and reduce waste cost;

     - Complement current liquid in-mold-coating applications with powder in-mold-coating development to expand the number of sealed substrate surfaces on large-sized components; and

     - Develop alternate primers for environmental, quality and cost advantages.

  Environmental Compliance

     Columbus Plastics manufacturing operations are subject to federal, state and local environmental laws and regulations which impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of hazardous waste. Columbus Plastics' policy is to conduct its business with due regard for the preservation and protection of the environment. Columbus Plastics environmental waste management involves the daily auditing of all satellite hazardous waste accumulation points, weekly audits of all hazardous waste activities and biennial audits of every authorized treatment, storage and disposal facility. Columbus Plastics' environmental staff also trains each new employee on waste management and other environmental issues as part of an initial orientation process, and annually thereafter.

     Columbus Plastics has submitted the information necessary for the granting of a Title V permit, as required under the Clean Air Act. In 1989, Columbus Plastics installed a Regenerative Thermal Oxidizer ("REECO"). The purpose of the REECO system is to destroy volatile organic compounds from the coating operation. Columbus Plastics' current emission permits allow for 15 lbs./day of volatile organic compound emission. The REECO system allows Columbus Plastics to meet these limitations by consistently achieving about 95% destruction efficiency. Columbus Plastics has spent over $100,000 in the past year to maintain the system, thus extending the reliability of the system another 5 to 7 years. Columbus Plastics believes that it is in compliance with all RCRA and CERCLA laws. Compliance with these environmental laws and regulations has not had, nor is it currently expected to have, a material effect on Columbus Plastics' operations, competitive position or capital expenditures through fiscal year 1997. The amount of capital expenditures currently expected to be spent on environmental compliance over the next two years is not significant.

  Employees

     As of October 31, 1995, Columbus Plastics employed a total of 423 employees, 343 of whom are covered by a collective bargaining agreement. After a 15 day strike in August 1995, Columbus Plastics concluded a collective bargaining agreement with the IAM covering the hourly employees. The contract expires in

August of 1998 and provides for 3% annual wage increases in August 1995, 1996 and 1997 with a reduction in benefit costs. This net increase was offset in part by a new two-tier wage system for new hires.

  Patents, Trade Names and Trademarks

     Navistar applies for and maintains patents, trade names and trademarks where Navistar believes that such patents, trade names and trademarks are reasonably required to protect Columbus Plastics' rights in its products. Navistar and Columbus Plastics do not believe that any single patent, trade name or trademark or related group of such rights are materially important to Columbus Plastics' business or its ability to compete.

  Properties

     Columbus Plastics consists of a single plant that is situated approximately nine miles west of the center of Columbus, Ohio, at 800 Manor Park Drive. The 306,656 square-foot facility currently consists of manufacturing, office and warehouse buildings on 28.2 acres of land.

     The 306,656 square feet of available floor space at Columbus Plastics comprises the following:

                                                                           APPROXIMATE
                                                                            SQUARE
                                                                             FEET
                                                                           ---------
        Manufacturing....................................................   258,850
        Office...........................................................    23,223
        Warehouse........................................................    24,583
                                                                           ---------
                                                                            306,656

     Columbus Plastics produces SMC sheet material and molds fiberglass, reinforced parts. Currently, Columbus Plastics has SMC sheet production capacity adequate for its production volume and there exists third parties from whom Columbus Plastics could purchase SMC sheet material. The approximate capacity utilization for the molding of production products was 122% in 1995, 102% in 1994 and 99% in 1993. During 1996, the three new presses put into operation at Columbus Plastics have increased the available capacity for the molding of production products.

  Legal Proceedings

     Columbus Plastics is not currently a party to any material pending legal proceedings, other than ordinary, routine litigation incidental to the business, nor are any such proceedings known by management to be contemplated by government authorities.

                            SELECTED FINANCIAL DATA
                              OF COLUMBUS PLASTICS

     The following selected financial data concerning Columbus Plastics as of October 31, 1995 and 1994 and for each of the three fiscal years in the period ended October 31, 1995 are derived from the audited financial statements of Columbus Plastics. The following selected financial data concerning Columbus Plastics with respect to the nine months ended July 31, 1996 is unaudited and in management's opinion includes all adjustments necessary to present fairly such information. The capital structure of Core Materials after the Acquisition will differ significantly from the capital structure of Columbus Plastics. See Note 2 of the Notes to Financial Statements of Columbus Plastics and the Notes to the Unaudited Pro Forma Combined Financial Statements. The information set forth below should be read in conjunction with "--Management's Discussion and Analysis of Results of Operations and Financial Condition of Columbus Plastics" and the historical and pro forma financial statements and related notes included elsewhere herein.

                                                 NINE MONTHS
                                                    ENDED        FOR THE YEAR ENDED OCTOBER 31,
                                                  JULY 31,       -------------------------------
                                                    1996          1995        1994        1993
                                                 -----------     -------     -------     -------
                                                 (UNAUDITED)             (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues(1)....................................    $39,249       $59,505     $44,191     $39,767
Direct costs and expenses:
  Cost of operations...........................     38,339        53,319      40,487      38,393
  Postretirement benefits expense..............        804           857         833         934
  Marketing and administrative expense.........        337           484         390         369
  Other--net...................................         12            55          15           4
                                                   -------       -------     -------     -------
Income (loss) before interest and taxes(2).....    $  (243)      $ 4,790     $ 2,466     $    67
                                                   =======       =======     =======     =======
BALANCE SHEET DATA (AT END OF PERIOD):
Accounts receivable............................    $ 2,547       $ 7,233     $ 1,238
Inventory......................................      3,413         3,362       3,019
Net property, plant and equipment..............     24,530        21,652      15,734
Total assets...................................     30,796        32,591      20,281
Accounts payable and accrued expenses..........      6,199        12,451       5,791
Owner's equity investment......................     24,596        20,140      14,489

---------

(1) Columbus Plastics provides Navistar's truck assembly operations with all of its sheet molding composite plastic component requirements, which represents greater than 60% of its output in all periods presented, at standard cost, with the remainder sold to unrelated third party customers at negotiated prices.

(2) Interest, income taxes and earnings per share have been omitted because Columbus Plastics was not a separate stand alone division or subsidiary of Navistar and was generally not accounted for separately. In addition, Navistar's systems and procedures do not provide sufficient information to develop a reasonable cost allocation of income taxes, corporate debt and interest expense.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                          OF RESULTS OF OPERATIONS AND
                             FINANCIAL CONDITION OF
                               COLUMBUS PLASTICS

     Certain statements under this caption constitute "forward-looking statements" under the Reform Act which involve risks and uncertainties. Columbus Plastics' actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the caption "Risk Factors."

OVERVIEW

     Columbus Plastics manufactures high quality compression SMC fiberglass reinforced parts. Columbus Plastics has been a wholly-owned operating unit of Navistar's truck manufacturing division since Columbus Plastics formation in late 1980. Columbus Plastics has two major customers, Navistar and Yamaha. The demand for Columbus Plastics products is affected by the volume of purchases from these two customers, whose orders are primarily affected by economic conditions in the United States. Columbus Plastics' manufacturing operations have a significant fixed cost component. Accordingly, during periods of changing demands the profitability of Columbus Plastics' operations will change proportionately more than revenues from operations.

     Columbus Plastics is not a stand alone division or subsidiary of Navistar. Navistar provides Columbus Plastics with certain management support and corporate treasury, legal, tax, computer, purchasing and other similar corporate support functions. Corporate general and administrative expenses have not been previously allocated to Columbus Plastics. For purposes of preparing the financial statements of Columbus Plastics certain of these corporate costs along with other Navistar Truck Group expenses were allocated using an allocation method that management believes is reasonable and reflective of those costs that would have been incurred on a stand alone basis. However, Navistar's systems and procedures do not provide sufficient information to develop reasonable cost allocations for income taxes, corporate debt and interest expense. In addition, Columbus Plastics records sales to Navistar at its standard cost. Accordingly, the results of operations as recorded in the financial statements and discussed below may not be indicative of the results of operations of Columbus Plastics had it been a stand alone company during the periods presented.

     Pursuant to the Asset Purchase Agreement, Navistar and Core Materials will enter into a Comprehensive Supply Agreement (the "Supply Agreement") with an initial term of five years. Under the terms of the Supply Agreement, Navistar will agree to purchase from Core Materials, and Core Materials will agree to sell to Navistar at negotiated prices, which will approximate fair value, all of Navistar's original equipment and service requirements for fiberglass reinforced parts using the SMC process for components currently being manufactured by Columbus Plastics and detailed in the Supply Agreement. The pro forma sales and gross margin amounts have been adjusted to reflect the Supply Agreement. The pro forma amounts are shown in parenthesis next to the historical amounts.

  Results of Operations

FISCAL YEAR 1995 COMPARED WITH FISCAL YEAR 1994

     Net Sales for 1995 totaled $59.5 million ($65.6 million) up 35% (33%) over the $44.2 million ($49.2 million) in 1994. Shipments to Navistar increased 16% (16%) to $37.8 million ($43.6 million) from the $32.5 million ($37.6 million) in 1994. The increase in shipments to Navistar was the result of an increase in sales of Navistar trucks due to an increase in truck industry demand in the United States and Canada. Sales to Yamaha in 1995 increased by 95% to $20.2 million compared with the $10.4 million in 1994. This increase resulted from an increase in demand for Yamaha's watercraft products and improved pricing.

     Gross margin was 10% (19%) of sales in 1995 compared with 8% (18%) in 1994. The increase in gross margin was primarily the result of the increase in sales volumes, improved pricing, capacity utilization and operating efficiency. These improvements were partially offset by higher labor and overtime costs to meet the demand for both Navistar and Yamaha products. Gross margin in 1995 was also adversely impacted by a 15 day strike by Columbus Plastics' hourly workers during the fourth quarter.

     Marketing and administrative expenses were $484,000 in 1995 compared with $390,000 in 1994. The increase was primarily the result of the hiring of new employees and increased support costs to meet the increased production demand in 1995.

FISCAL YEAR 1994 COMPARED WITH FISCAL YEAR 1993

     Net Sales for 1994 totaled $44.2 million ($49.2 million) up 11% (11%) over the $39.8 million ($44.3 million) in 1993. Shipments to Navistar increased 12% (12%) to $32.5 million ($37.6 million) from the $28.9 million ($33.4 million) in 1993. The increase in shipments to Navistar was the result of an increase in sales of Navistar trucks due to an increase in truck industry demand in the United States and Canada. Sales to Yamaha in 1994 increased by 14% to $10.4 million compared with the $9.1 million in 1993. This increase resulted from an increase in demand for Yamaha's watercraft products and improved product mix.

     Gross margin was 8% (18%) of sales in 1994 compared with 3% (13%) in 1993. The increase in gross margin was primarily the result of the increase in sales volumes, capacity utilization, and improved product mix. These improvements were partially offset by higher labor and overtime costs to meet the demand for both Navistar and Yamaha products.

     Marketing and administrative expenses were $390,000 in 1994 compared with $369,000 in 1993. The increase was primarily the result of the hiring of new employees and increased support costs to meet the increased production demand in 1994.

NINE MONTHS ENDED JULY 31, 1996 COMPARED WITH THE NINE MONTHS ENDED JULY 31,
1995

     Net Sales during the 1996 period totaled $39.2 million ($43.3 million) down 11% (10%) from the $43.9 million ($48.2 million) in 1995. Shipments to Navistar decreased 16% (15%) to $23.2 million ($27.1 million) from the $27.5 million ($31.8 million) in 1995. The decrease in shipments to Navistar reflects lower volume of Navistar truck sales due to a decline in truck industry demand in the United States and Canada. Sales of $15.2 million to Yamaha in 1996 were unchanged from the level in 1995.

     Gross margin was 2% (11%) in 1996 compared with 11% (19%) in 1995. The decrease in gross margin was primarily driven by the reduction in sales volumes which resulted in lower capacity utilization and overhead absorption. Fixed manufacturing costs in 1996 were higher than 1995 due to increased depreciation expense resulting from the installation of three new SMC presses that became operational in 1996. In addition, the 1996 gross margin was adversely impacted by start up costs related to the tooling for a new product, increased labor costs resulting from the new three year labor agreement with hourly employees and increased repair and maintenance costs relating to projects that had been deferred in 1995 due to production volumes.

     Marketing and administrative expenses were $337,000 in 1996 compared with $363,000 in 1995. The decrease was primarily the result of the decreased production demand in 1996.

  Liquidity and Capital Resources

     Historically, Columbus Plastics' working capital and investment needs have been financed by Navistar through the intercompany equity investment account and through the sale of products to Yamaha. Subsequent to the transaction with the Company, Columbus Plastics will need to independently fund all of its working capital requirements. Funds necessary to meet its working capital and investment needs will be financed through the following sources: 1) the Supply Agreement between Navistar and Core Materials, while in effect, will require that Navistar obtain all of its SMC plastic requirements for components currently being manufactured by Columbus Plastics and detailed in the Supply Agreement from Columbus Plastics at negotiated prices which approximate fair value; 2) the Company has substantial NOLs that will be available to offset future income of Columbus Plastics subsequent to the acquisition. The utilization of these NOLs will substantially reduce any federal tax liability payments; and 3) Columbus Plastics' and the Company's management will engage in best efforts to obtain a working capital line of credit which will be available to fund the combined companies' working capital requirements. Management believes that internally generated funds along with the other factors noted above will be sufficient to satisfy anticipated working capital needs and capital expenditures.

  Business Outlook

     Columbus Plastics is dependent on its two major customers, Navistar and Yamaha. During the first nine months of 1996, Navistar has experienced a significant decline in the rate of new truck orders and an increase in the cancellation rate of existing orders. Future demand for certain Columbus Plastics' products will be dependent on the rate at which new truck orders are received by Navistar. Columbus Plastics believes that production levels for Navistar for the remainder of the fiscal year will approximate the reduced levels experienced in the first nine months of 1996. Columbus Plastics also anticipates a decline in production of Yamaha products for the remainder of the fiscal year due to a reduction in the Yamaha order rate. Management will balance production with demand for the remainder of the fiscal year as appropriate to reduce the financial impact of lower sales volumes.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                               OF CORE MATERIALS

     The accompanying unaudited pro forma financial statements set forth the pro forma combined balance sheet of Core Materials at July 31, 1996 as if the Acquisition was effective on July 31, 1996; and the pro forma combined statements of income for the year ended October 31, 1995 and the nine months ended July 31, 1996 as if the Acquisition had occurred at the beginning of the periods presented. These pro forma financial statements are presented to illustrate the effect of certain adjustments to the historical financial statements that result from the proposed transactions between the Company and Navistar. Based upon the terms of the proposed acquisition, for financial reporting and accounting purposes the transaction will be accounted for as a reverse acquisition whereby Columbus Plastics will be deemed to have acquired Core Materials. However, Core Materials, subsequent to the merger, will be the continuing legal entity and registrant for both Securities and Exchange Commission filing purposes and income tax reporting purposes. Consistent with reverse acquisition accounting treatment Core Materials will carry forward the historical basis of the acquired assets and assumed liabilities of Columbus Plastics and will revalue the basis of its net assets to fair value. Should there be an additional contingent earn-out adjustment, it will be accounted for by increasing the amount of the Secured Note, and by reducing the amount of Core Materials' retained earnings.

     The pro forma information is not necessarily indicative of the actual financial position of Core Materials at any date or the results which would have actually occurred had the transactions occurred on such dates or which may occur in the future. These statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere herein or incorporated by reference herein.

                                 CORE MATERIALS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF JULY 31, 1996

                                HISTORICAL                              PRO FORMA ADJUSTMENTS              PRO FORMA
                                 COLUMBUS       HISTORICAL     ---------------------------------------     ADJUSTED
                                 PLASTICS         RYMAC        ACQUISITION   NOTE       OTHER     NOTE      BALANCE
                                -----------    ------------    ------------  ----    -----------  ----    -----------
ASSETS:
  Cash.......................   $    24,501    $  2,747,000                          $(2,600,000) (e)     $   171,501
  Mortgage backed security,
     at fair value...........                     3,252,000                                                 3,252,000
  Accounts receivable........     2,546,740                                                                 2,546,740
  Inventories................     3,413,266                                                                 3,413,266
  Other current assets.......       281,178                                                                   281,178
                                -----------    ------------    ------------          -----------          -----------
     Total current assets....     6,265,685       5,999,000                           (2,600,000)           9,664,685
  Property, plant and
     equipment--net..........    24,529,874                                                                24,529,874
  Deferred tax asset.........                                  $ 12,000,000  (d)                           12,000,000
                                -----------    ------------    ------------          -----------          -----------
     TOTAL ASSETS............   $30,795,559    $  5,999,000    $ 12,000,000          $(2,600,000)         $46,194,559
                                ===========    ============    ============          ===========          ===========
LIABILITIES AND EQUITY:
  Accounts payable...........   $ 4,487,026                    $ (3,194,000) (g)                          $ 1,293,026
  Accrued liabilities........     1,712,391    $  2,477,000         400,000  (c)     $(2,600,000) (e)       2,229,391
                                                                    240,000  (f)
                                -----------    ------------    ------------          -----------          -----------
     Total current
       liabilities...........     6,199,417       2,477,000      (2,554,000)          (2,600,000)           3,522,417
  Secured note payable.......                                    27,904,000  (b)                           27,904,000
  Equity investment..........    24,596,142                     (24,596,142) (a)                                   --
STOCKHOLDERS' EQUITY
  Common stock--par..........                        52,100          42,600  (a)                               94,700
  Paid in capital............                    43,985,000      12,000,000  (d)                           15,229,900
                                                                   (240,000) (f)
                                                                (40,515,100) (a)
  Retained
     earnings(deficit).......                   (40,515,100)       (400,000) (c)
                                                                 40,515,100  (a)
                                                                  3,194,000  (g)
                                                                (27,904,000) (b)                             (556,458)
                                                                 24,553,542  (a)
                                -----------    ------------    ------------          -----------          -----------
     Total stockholders'
       equity................            --       3,522,000      11,246,142                   --           14,768,142
                                -----------    ------------    ------------          -----------          -----------
     TOTAL LIABILITIES AND
       EQUITY................   $30,795,559    $  5,999,000    $ 12,000,000          $(2,600,000)         $46,194,559
                                ===========    ============    ============          ===========          ===========

        See notes to unaudited pro forma combined financial statements.

                                 CORE MATERIALS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      YEAR ENDED OCTOBER 31, 1995 AND THE NINE MONTHS ENDED JULY 31, 1996

Unaudited Pro forma Combined Balance Sheet:

     The Unaudited Pro forma Combined Balance Sheet as of July 31, 1996 reflects the adjustments necessary to record the proposed acquisition as though it occurred on July 31, 1996.

     Based upon the terms of the proposed acquisition, the transaction for financial reporting and accounting purposes will be accounted for as a reverse acquisition whereby Columbus Plastics will be deemed to have acquired Core Materials. However, Core Materials, subsequent to the merger, will be the continuing legal entity and registrant for both Securities and Exchange Commission filing purposes and income tax reporting purposes. Consistent with reverse acquisition accounting treatment Core Materials will carry forward the historical basis of the acquired assets and assumed liabilities of Columbus Plastics and will revalue the basis of its net assets to fair value. For financial reporting purposes, consistent with reverse acquisition accounting treatment, the purchase price of Core Materials should be calculated as the fair value of the consideration paid or received whichever is more clearly evident. Because Core Materials' stock is thinly traded and supports a company with no current operations, the fair value of Core Materials' existing, outstanding common stock is not appropriate to determine the purchase price. The purchase price will be determined as the fair value of the consideration received (cash, investment, tax benefits and accrued liabilities) by Columbus Plastics. The purchase price, based upon reverse acquisition accounting, has been calculated at approximately $15 million and does not include any future contingent consideration payments. Transaction costs incurred in connection with the acquisition of a company without operating substance should be treated similar to that of an initial public offering as a reduction in paid-in capital. Since the recording of Navistar's transaction costs at Columbus Plastics would result in no net impact to Columbus Plastics' balance sheet, Navistar's transaction costs are excluded from the purchase price.

(a) Reverse acquisition accounting treatment requires that the retained earnings carried forward to Core Materials should consist of Columbus Plastics' equity investment account, less an amount equivalent to Navistar's share of Core Materials' common stock. This adjustment reclassifies Columbus Plastics' equity investment account into Common Stock and Retained Earnings by first allocating an amount equivalent to the par value of the shares issued to Navistar to Common Stock-par with the remainder being allocated to Retained Earnings. The historical retained earnings of the Company is reclassified to paid-in-capital.

(b) Represents the recording of the Secured Note payable to Navistar as consideration for the purchase by Core Materials of the assets and liabilities of Columbus Plastics. The offset of this pro forma entry is to retained earnings as reverse acquisition accounting treats the Secured Note as a deemed dividend to Navistar. The Secured Note recorded reflects the stated amount of the Secured Note ($25,504,000) plus an estimate of the post closing adjustment ($2,400,000) which will be calculated as the change in the equity investment account, as adjusted, between January 1, 1996 and the date of closing. The Asset Purchase Agreement provides for a contingent earn-out based upon future operations which will be paid to Navistar through an increase in the principal amount of the Secured Note and a reduction in Core Materials' retained earnings. As the contingent consideration is dependent upon future operating results which can not be determined at the time of the acquisition, no estimate of contingent earn-out has been included in the pro forma adjustments.

(c) Represents the projected pension benefit obligation in excess of the accumulated vested pension benefit obligation for the Columbus Plastics' salaried employees assumed by Core Materials after the consummation of the proposed acquisition.

(d) Represents the recognition of a deferred tax asset for the Company's net operating losses and capital loss carryforwards and the temporary difference between the book and tax basis of Core Materials' assets and liabilities (approximately $17,200,000). A deferred tax asset relating to the Company's loss carryforwards was not previously recognized due to the Company's status as a real estate investment trust. Due to uncertainty in the ability of Core Materials to fully realize all of the loss carryforwards prior to their expiration, a valuation allowance of approximately $5,200,000 has been established against the deferred tax asset. Consistent with reverse acquisition accounting treatment, the establishment of the deferred tax asset has been offset against paid-in-capital since Columbus Plastics is the accounting acquiror.

(e) Represents the payment of transaction costs and certain severance and termination costs applicable to the Acquisition. See also Note (f).

(f) Represents certain severance and leasehold termination costs to close former Company facilities and terminate certain of the Company's employees. Amounts will be recognized at the date of the Acquisition as Columbus Plastics is the accounting acquiror.

(g) Represents the reduction in Columbus Plastics' accounts payable for the amount ($3,194,000) to be retained by Navistar.

                                 CORE MATERIALS

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                          YEAR ENDED OCTOBER 31, 1995

                                                                      PRO FORMA ADJUSTMENTS
                                                              -------------------------------------
                                 HISTORICAL        (A)                              SUPPLY &            PRO FORMA
                                  COLUMBUS      HISTORICAL                          SERVICES            ADJUSTED
                                  PLASTICS        RYMAC       ACQUISITION  NOTE    AGREEMENTS  NOTE      BALANCE    NOTE
                                 -----------    ----------    -----------  ----    ----------  ----    -----------  ----
Net Revenues:
  Navistar.....................  $37,777,164                                       $5,866,200  (b)     $43,643,364
  Yamaha.......................   20,221,722                                                            20,221,722
  Other--manufacturing.........    1,506,243                                                             1,506,243
  Investment income............                 $  898,000    $  (670,300) (e)                             227,700
                                 -----------    ----------    -----------          ----------          -----------
                                  59,505,129       898,000       (670,300)          5,866,200           65,599,029
Cost of operations.............   53,319,218                                                            53,319,218
                                 -----------    ----------    -----------          ----------          -----------
Gross margin...................    6,185,911       898,000       (670,300)          5,866,200           12,279,811
Postretirement benefits
  expense......................      857,098                                                               857,098
Marketing and administrative...      484,000       590,000        274,000  (d)             --  (d)       1,348,000
Other--net.....................       55,241                                                                55,241
Interest expense...............                  1,064,000      1,018,300  (c)                           2,082,300
                                 -----------    ----------    -----------          ----------          -----------
Income (loss) before
  income taxes.................  $ 4,789,572    $ (756,000)   $(1,962,600)         $5,866,200          $ 7,937,172
Income tax provision...........                         --                                               3,333,612  (f)
                                                ----------                                             -----------
Net income (loss)..............                 $ (756,000)                                            $ 4,603,560
                                                ==========                                             ===========
Net income (loss)
  per share....................                 $    (0.15)                                            $      0.48
                                                ==========                                             ===========
Weighted average number of
  shares outstanding...........                  5,211,000                                               9,645,400  (g)
                                                 =========                                              ==========

        See notes to unaudited pro forma combined financial statements.

                                 CORE MATERIALS

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                        NINE MONTHS ENDED JULY 31, 1996

                                                                     PRO FORMA ADJUSTMENTS
                                                             -------------------------------------
                               HISTORICAL         (A)                              SUPPLY &            PRO FORMA
                                COLUMBUS      HISTORICAL                           SERVICES            ADJUSTED
                                PLASTICS         RYMAC       ACQUISITION  NOTE    AGREEMENTS  NOTE      BALANCE    NOTE
                               -----------    -----------    -----------  ----    ----------  ----    -----------  ----
Net Revenues:
  Navistar...................  $23,212,614                                        $3,862,000  (b)     $27,074,614
  Yamaha.....................   15,194,763                                                             15,194,763
  Other--manufacturing.......      841,381                                                                841,381
  Investment income..........                 $   630,000    $  (459,300) (e)                             170,700
                               -----------    -----------    -----------          ----------          -----------
                                39,248,758        630,000       (459,300)          3,862,000           43,281,458
Cost of operations...........   38,338,822                                                             38,338,822
                               -----------    -----------    -----------          ----------          -----------
Gross margin.................      909,936        630,000       (459,300)          3,862,000            4,942,636
Postretirement benefits
  expense....................      804,081                                                                804,081
Marketing and
  administrative.............      337,000      2,707,000     (2,059,000) (d)             --  (d)         985,000
Other--net...................       11,958                                                                 11,958
Interest expense.............                     368,000      1,026,200  (c)                           1,394,200
                               -----------    -----------    -----------          ----------          -----------
Income (loss) before
  income taxes...............  $  (243,103)   $(2,445,000)   $   573,500          $3,862,000          $ 1,747,397
Income tax provision.........                          --                                                 733,907  (f)
                                              ===========                                             ===========
Net income (loss)............                 $(2,445,000)                                            $ 1,013,490
                                              ===========                                             ===========
Net income (loss) per
  share......................                 $     (0.47)                                            $      0.10
                                              ===========                                             ===========
Weighted average number of
  shares outstanding.........                   5,211,000                                               9,645,400  (g)
                                               ==========                                              ==========

        See notes to unaudited pro forma combined financial statements.

                                 CORE MATERIALS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      YEAR ENDED OCTOBER 31, 1995 AND THE NINE MONTHS ENDED JULY 31, 1996

Unaudited Pro Forma Combined Statements of Income:

     The Unaudited Pro Forma Combined Statements of Income for the twelve months ended October 31, 1995 and the nine months ended July 31, 1996 have been prepared assuming the proposed acquisition had occurred at the beginning of the periods presented and reflects the effects of certain adjustments to the historical financial statements that result from the proposed acquisition between Core Materials and Navistar. Columbus Plastics is not a stand alone division or subsidiary of Navistar and was generally not accounted for separately. Navistar's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for income taxes and interest expense. Accordingly, historical net income per share amounts have not been included in the unaudited pro forma financial information for Columbus Plastics.

(a) The historical statements of income for the Company are included for the year ended December 31, 1995 and the seven months ended July 31, 1996, respectively, in the unaudited pro forma combined statements of income for the year ended October 31, 1995 and the nine months ended July 31, 1996, respectively. Consistent with reverse acquisition accounting treatment, historical statement of income information for the Company will not be included in the historical financial information of Core Materials after the consummation of the proposed acquisition. Accordingly, the Company's historical statements of income have been reversed from these unaudited pro forma financial statements as described in the adjustments noted below.

(b) Represents the additional revenues resulting from pricing sales by Core Materials to Navistar reflecting the prices specified in the Comprehensive Supply Agreement, rather than at Columbus Plastics historical standard cost.

(c) Represents the estimated interest expense on the Secured Note due Navistar at 8% per annum ($2,232,300 for the year ended October 31, 1995 and $1,674,200 for the nine months ended July 31, 1996); less the reversal of the Company's historical interest expense and the interest credit of $150,000 for the year ended October 31, 1995 and $280,000 for the nine months ended July 31, 1996, which represents the capitalization of interest on the secured note relating to property, plant and equipment under construction.

(d) Represents an estimate of the additional administrative expenses to be incurred by Core Materials as a result of Columbus Plastics' status as a stand alone, publicly owned company rather than an operating unit of a much larger corporation. Additional costs consist primarily of executive salary costs and legal and directors fees. Such costs are estimated at $864,000 for the year ended October 31, 1995 and $648,000 for the nine months ended July 31, 1996. The adjustment represents these amounts less the reversal of the Company's historical marketing and administrative expense, which includes approximately $2.4 million of transaction costs relating to the proposed merger and acquisition for the period ended July 31, 1996. The historical marketing and administrative expense of Columbus Plastics includes allocated corporate costs which are reflective of the costs that will be charged to Columbus Plastics pursuant to the Transitional Services Agreement between Core Materials and Navistar. Accordingly, no adjustments have been recorded to reflect the impact of the Transitional Services Agreement on the unaudited pro forma financial statements.

(e) Represents the estimated interest income to be earned on the mortgage backed security at the security's effective interest rate of 7% ($227,700 for the year ended October 31, 1995 and $170,700 for the nine months ended July 31, 1996); less the reversal of the Company's historical interest income.

(f) Represents the estimated income tax expense for Core Materials based upon a statutory Federal tax rate of 34% and an estimated Ohio state and local tax rate of 11%. The income tax expense recorded in the pro forma financial statements is not necessarily indicative of the cash payments for income taxes that Core Materials would be required to pay due to Core Materials' substantial NOLs and capital loss carryforwards. Core Materials expects to only be required to make minimal Federal income tax payments as mandated, primarily, by the Alternative Minimum Tax regulations until such time that the loss carryforwards are fully utilized or expired.

(g) The weighted average shares outstanding used to calculate net income per share include the number of shares of Company common stock currently outstanding; the number of shares of Core Materials common stock to be issued to Navistar as consideration for the proposed acquisition; and the effect of the exercise of 260,000 dilutive Company common stock options, using the treasury stock method.

                        BUSINESS OF CORE MATERIALS AFTER
                                THE ACQUISITION

BUSINESS

     In connection with the Acquisition, Core Materials will acquire substantially all of the assets and liabilities, including the property and business, of Columbus Plastics (other than certain excluded assets and liabilities). To the extent that any of the contracts to which Navistar or its affiliates are parties are included within the assets to be acquired by Core Materials and are not assignable or require the consent of third parties prior to assignment to Core Materials, upon request, prior to the Closing, Navistar will cooperate with the Company in any reasonable manner in connection with the Company's obtaining such consents; provided, however, that Navistar will not be obligated as part of its cooperation to expend money, commence litigation or offer or grant any accommodation to any third parties. If the Company and Navistar are unable to obtain a required consent and unable to obtain a separate agreement between Core Materials and the other party or parties, the Company shall have the right to require Navistar to use reasonable efforts to perform any such contract, to the extent it relates to Columbus Plastics, as agent for and for the account of Core Materials, and shall promptly remit any funds collected for the account of Core Materials, for a period of six months following the Closing Date; provided that Core Materials reimburse Navistar for any and all cash, expenses, losses and liabilities incurred in connection with taking such action. As discussed above under "--Business of the Company," since mid-1994, the Company has not pursued its historical business of engaging in investments in mortgage derivative securities and mortgage related investments; however, it has continued to maintain its historical business by holding such securities. After the Acquisition, Core Materials will continue to hold the Company's remaining investments in mortgage securities but the principal business of Core Materials will consist of operating the business and property of Columbus Plastics.

     Core Materials' operational strategy will be to improve productivity, implement cost controls and expand Columbus Plastics' operations by expanding its customer base. After the Acquisition, the Company will close its current offices and the chief executive offices of Core Materials will be located at 800 Manor Park Drive, Columbus, Ohio.

RELATIONSHIP WITH NAVISTAR

     After the Acquisition, Core Materials will continue to have a substantial relationship with Navistar. Two of Core Materials' five directors will be Navistar designees. Moreover, Navistar will receive 4,264,000 shares of Core Materials Common Stock in the Acquisition, which amount is subject to adjustment but shall not exceed 45% of the total number of shares of Core Materials Common Stock issued and outstanding on a fully diluted basis, thus giving Navistar the power to significantly influence the composition of Core Materials' Board of Directors and to approve actions requiring stockholder approval. See "RISK FACTORS--Control by Navistar; Anti-Takeover Effects."

     Navistar will also be Core Materials' biggest customer. Columbus Plastics derived approximately 73%, 74%, 64% and 59% of its revenue from sales to Navistar (at Columbus Plastics' standard cost) in fiscal years 1993, 1994 and 1995 and the nine months ended July 31, 1996, respectively. On a pro forma basis, Core Materials would have derived approximately 67% and 63% of its revenue from sales to Navistar in fiscal year 1995 and the first nine months ended July 31, 1996, respectively, reflecting the Comprehensive Supply Agreement. The loss of a significant portion of sales to Navistar would have a material adverse effect on the business, financial condition and results of operations of Core Materials. While Core Materials will seek to diversify its customer base following the Acquisition, there can be no assurance that it will be successful in doing so.

     Core Materials and Navistar will also have certain contractual arrangements following the Acquisition. See "RISK FACTORS--Relationships with and Reliance on Navistar" and "--Ancillary Agreements."

LIQUIDITY

     In connection with the Acquisition, Core Materials will issue the Secured
Note in the principal amount of $25,504,000. Among other things, the Secured Note will restrict the ability of Core Materials or any of its subsidiaries to incur additional indebtedness, make investments, pay dividends or make other restricted payments on its capital stock, enter into any merger, consolidation or other extraordinary transaction or sell its assets. The Secured Note will call for periodic principal payments only if unrestricted cash of Core Materials exceeds $3 million. If no such excess exists, no principal payments (other than from certain proceeds of a Refinancing Loan described below) will be required until November 2006. See "--Ancillary Agreements-- The Secured Note."

     Core Materials will seek to enter into a senior credit facility to provide working capital and for other purposes simultaneous with or shortly after the consummation of the Acquisition. There can be no assurance that Core Materials will be able to negotiate an acceptable senior credit facility.

     Pursuant to the Secured Note, Core Materials will covenant to use reasonable commercial efforts to obtain a Refinancing Loan (as defined below) within six (6) months from the Closing Date in amounts and with terms reasonably satisfactory to Core Materials and Navistar (or its permitted successors, transferees and assigns). "Refinancing Loan" is defined by the Secured Note to mean any loan, extension of credit or other financial accommodation (other than a revolving line of credit for working capital purposes) made as of or after the Closing to Core Materials by a person other than the holder of the Secured Note; to refinance and pay indefeasibly in full or in part the outstanding principal amount the Secured Note, and which is secured by Core Materials' equipment or other assets securing the Secured Note, provided that (i) the proceeds of such loan are disbursed directly to the holder of the Secured Note pursuant to written authorization given by Core Materials to the person making the loan; and
(ii) to the extent such person intends to take a security interest in any of Core Materials' equipment or other assets, such person has entered into an intercreditor agreement with the holder of the Secured Note in form and substance acceptable to the holder of the Secured Note. In the event that Core Materials obtains any Refinancing Loan, it will be obligated pursuant to the terms of the Secured Note to pay, promptly upon obtaining such loan, principal on the Secured Note in an amount equal to the proceeds of such loan.

     Core Materials expects that cash provided from operations, together with borrowings under its anticipated senior credit facility, will be sufficient to fund its interest requirements, capital expenditures and other operational requirements.

                       MANAGEMENT OF CORE MATERIALS AFTER
                                THE ACQUISITION

DIRECTORS

     Upon consummation of the Acquisition, the Board of Directors of Core Materials will consist of five members consisting of the following persons: (i) two persons designated by Navistar (the "Navistar Designees"); (ii) two persons designated by the Company's existing Board of Directors (the "Company Designees"); and (iii) one person to be selected by mutual agreement of Navistar and the Company (the "Independent Director"). With respect to vacancies on the initial Board of Directors of Core Materials which exist at any time prior to the first annual meeting of the stockholders of Core Materials following the Closing Date, the Company Designees shall have all requisite authority to act on behalf of Core Materials as a special committee of the Board of Directors to fill vacancies created by the resignation or removal of a Company Designee, and the Navistar Designees shall have all requisite authority to act on behalf of Core Materials as a special committee of the Board of Directors to fill vacancies created by the resignation or removal of a Navistar Designee. The individuals listed in the table below are expected to become members of Core Materials' Board of Directors on the Closing Date. It is anticipated that Mr. Prine will serve as Chairman of the Board of Core Materials immediately following the Acquisition. For organizational purposes Mr. Conte has been appointed as the sole officer and director of Core Materials and will serve as such until the Board of Directors described above is appointed.

                                       BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND
          NAME               AGE                        OTHER INFORMATION
          ----               ---     -------------------------------------------------------
Navistar Designees
  Thomas M. Hough             51     Mr. Hough has served as the Vice President and
                                     Treasurer of Navistar International Corp. and its
                                     principal operating subsidiary, Navistar International
                                     Transportation Corp. since October 1992. Previously, he
                                     was Assistant Treasurer, and he also has served as
                                     Assistant Controller of Navistar International
                                     Transportation Corp. and as Controller of Navistar
                                     Financial Corporation, a financial subsidiary of
                                     Navistar International Transportation Corp. He joined
                                     Navistar International Transportation Corp. in 1980
                                     after twelve years with Deloitte & Touche LLP. Mr.
                                     Hough also serves as a member of the Professional
                                     Advisory Board of the Department of Accounting at the
                                     University of Illinois at Chicago.

  Thomas E. Rigsby            39     Mr. Rigsby is the Vice President of Truck Manufacturing
                                     Operations at Navistar International Transportation
                                     Corp. Prior to being appointed Vice President of Truck
                                     Manufacturing, Mr. Rigsby served Navistar International
                                     Transportation Corp. in various capacities during the
                                     past five years.

                                       BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND
          NAME               AGE                        OTHER INFORMATION
          ----               ---     -------------------------------------------------------
Company Designees
  Richard R. Conte            48     Mr. Conte has been a director of the Company since its
                                     organization and its Chairman, Chief Executive Officer
                                     and Principal Financial Officer since April 1, 1992.
                                     Prior to April 1992, Mr. Conte was employed by
                                     Westinghouse Financial Services, Inc., the financial
                                     services subsidiary of Westinghouse Electric
                                     Corporation, as Senior Vice President of Thrift &
                                     Mortgage Investments. In connection with this
                                     employment, he was made President and Chief Executive
                                     Officer of Lexington Homes, Inc., an Illinois based
                                     homebuilder, in January 1992, and President and
                                     Chairman of Westinghouse Savings Corporation,
                                     Westinghouse's savings bank holding company, in August
                                     1990. From July 1988 to February 1, 1990, Mr. Conte
                                     served as a Vice President of the Company.

  Malcolm M. Prine            66     Mr. Prine has been a director of the Company since May
                                     1992. Mr. Prine has been self-employed while acting as
                                     a consultant for the last nine years. He is currently a
                                     director of Equitable Resources, a natural gas utility
                                     company, and PA Capital Bank, a Pennsylvania commercial
                                     bank serving small businesses and individuals. He
                                     formerly was a director of H. H. Robertson (now known
                                     as Robertson-Ceco).
Independent Director
  Ralph O. Hellmold           56     Mr. Hellmold is the founder and President of Hellmold
                                     Associates, Inc., an investment banking boutique which
                                     specializes in mergers, acquisitions and working with
                                     troubled companies or their creditors and acts as
                                     general partner of hedge funds which invest primarily
                                     in securities of financially distressed companies. Mr.
                                     Hellmold is also the Chairman of the Board of Directors
                                     of Amalgamated Management Corporation, a privately
                                     owned money management firm, and he is an independent
                                     trustee of Ridgewood Electric Power Trusts II and III,
                                     Delaware business trusts. Prior to forming Hellmold
                                     Associates in 1990, Mr. Hellmold was a Managing
                                     Director at Prudential-Bache Capital Funding, where he
                                     served as co-head of the Corporate Finance Group,
                                     co-head of the Investment Banking Committee and head of
                                     the Financial Restructuring Group. From 1974 until
                                     1987, Mr. Hellmold was a partner at Lehman Brothers and
                                     its successors, where he worked in Corporate Finance
                                     and co-founded the Financial Restructuring Group.

COMPENSATION OF DIRECTORS

     Effective April 1994, the Company's Board of Directors reduced compensation paid to the Company's Directors to $1 per annum. At its meeting on September 12, 1996, the Board of Directors voted to pay $10,000 to each of its non-employee directors (other than Malcolm Prine and one other director who is a former employee of the Company) in recognition of the fact that they have served on the Board without compensation since April 1994. In addition, the Board authorized the payment of $125,000 to Mr. Prine for his services in connection with negotiating the Acquisition contingent upon the consummation of the Acquisition.

     Compensation for the Directors of Core Materials has not yet been established. The level of such compensation will be reviewed annually by Core Materials' Board of Directors with the goal of attracting and retaining qualified Directors. While the level of compensation to be paid to Core Materials' Directors has not yet been established it is anticipated that (1) Directors of Core Materials (other than any Directors who are also employees of Core Materials) will receive compensation in line with that paid to directors of other public companies comparable in size to Core Materials, and (2) any Directors who are also employees of Core Materials will not receive compensation for serving as a Director other than reimbursement for travel and other out-of-pocket expenses.

COMMITTEES OF THE BOARD OF DIRECTORS

     Following the Acquisition, the Board of Directors of Core Materials will establish such committees and designate members of such committees as it deems appropriate.

EXECUTIVE OFFICERS

     The Company is currently seeking to hire a chief executive officer, a chief financial officer and other senior management for Core Materials. Upon Closing of the Acquisition, if a final determination as to the identity of the chief executive officer has not yet been made, Kenneth M. Schmell, age 48, will be appointed to the office of General Manager and Acting Chief Executive Officer of Core Materials. Mr. Schmell is among the candidates being considered for appointment as Core Materials' chief executive officer currently. Mr. Schmell has served Navistar International Transportation Corp. in various capacities during the past five years, including, most recently, as Plant Manager of Columbus Plastics.

COMPENSATION OF EXECUTIVE OFFICERS

     Core Materials currently has no officers other than Mr. Conte and has not yet paid any compensation to any of the individuals listed above. The Board of Directors of Core Materials will rely on a compensation committee composed of non-employee members of the Core Materials Board of Directors to recommend the form and amount of compensation to be paid to the executive officers of Core Materials. For information concerning the compensation paid to the executive officers of the Company for the 1995 fiscal year, see the Company's 1996 Proxy Statement, the relevant portions of which are incorporated by reference into the Company's Form 10-K. See "INCORPORATION BY REFERENCE."

     It is anticipated that when the compensation committee meets to determine such compensation, which meeting will not occur until after the Closing Date, the compensation committee will generally adhere to compensation policies which reflect the belief that (i) Core Materials must attract and retain individuals of outstanding ability and motivate and reward such individuals for sustained performance, (ii) a substantial portion of an executive's compensation should be at risk based upon the executive's performance and that of Core Materials and
(iii) within these parameters, levels of compensation should generally be in line with that offered by comparable corporations. On an ongoing basis, the type and amount of compensation to be paid by Core Materials to its officers will be entirely discretionary and within the subjective judgment of the compensation committee.

POSSIBLE GRANT OF SHARES TO EMPLOYEES

     Certain of the individuals named above as prospective Directors have discussed the possibility of granting to each employee of Core Materials (other than its executive officers) on the Closing Date one hundred shares of Core Materials Common Stock (representing in the aggregate approximately 42,300 shares based on the number of employees of Columbus Plastics as of October 31,
1996). No final decision or action will be taken until the Core Materials Board of Directors is constituted of the five persons named above.

                    PRINCIPAL STOCKHOLDERS OF CORE MATERIALS

     The following table sets forth information regarding the expected beneficial ownership of Core Materials Common Stock following the Acquisition, based on the information as to Company Common Stock included or incorporated by referenced herein, by (i) each person beneficially owning 5% of more of the outstanding Core Materials Common Stock, (ii) each of Core Materials' directors and named executive officers and (iii) all executive officers and directors of Core Materials as a group.

                                                                 NUMBER OF
                                                                  SHARES       PERCENT
                                                                BENEFICIALLY     OF
        NAME OF BENEFICIAL OWNERS                                  OWNED        CLASS
        -------------------------                               ------------   -------
        Navistar International Transportation Corp.(1).........  4,264,000(2)    45 %
        Richard R. Conte.......................................      6,200(3)     *
        Ralph O. Hellmold......................................         --       --
        Thomas M. Hough........................................         --       --
        Malcolm M. Prine.......................................     31,011(4)     *
        Thomas E. Rigsby.......................................         --       --
        All directors and executive officers as a group (5
          persons).............................................     37,211        *

---------

(1) The address of Navistar International Transportation Corp. is 455 North Cityfront Plaza Drive, Chicago, Illinois 60611.

(2) Subject to adjustment pursuant to the terms of the Asset Purchase Agreement pursuant to the provisions described below under "--The Asset Purchase Agreement--Purchase Price Adjustments."

(3) Includes 4,000 shares of Common Stock in an irrevocable insurance trust account beneficially owned by Mr. Conte's son, Jerrod R. Conte, as to which shares Mr. Conte disclaims beneficial ownership.

(4) Includes 1,011 shares of Common Stock beneficially owned by Mr. Prine's wife, Barbara Prine, as to which shares Mr. Prine disclaims beneficial ownership.

* Less than 1% of the class outstanding.

                          THE ASSET PURCHASE AGREEMENT

     The description of the terms and conditions of the Asset Purchase Agreement included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Annex I and is incorporated herein by reference.

GENERAL

     The Asset Purchase Agreement provides for the acquisition by the Company of substantially all of the assets, properties and business, subject to the assumption of certain liabilities, of Columbus Plastics. In consideration therefor, Navistar will receive upon closing ("Closing") of the Acquisition (1) $25,504,000, subject to adjustment as described below, payable by the Company by delivery of the Secured Note and (2) 4,264,000 shares of Core Materials Common Stock representing approximately 45% of the total number of shares of Core Materials Common Stock issued and outstanding on a fully diluted basis after the Acquisition. The Company may reduce the principal amount of the Secured Note by delivering to Navistar on the date of the Closing (the "Closing Date") by wire transfer of immediately available funds an amount equal to such reduction pursuant to financing arrangements that, in the opinion of the Company and Navistar, would not reasonably be expected to have a material adverse effect on the ability of Core Materials to secure loans for working capital and project finance use after the Closing. The Secured Note will require the Company to pay principal installments as follows: (i) within ninety (90) days after the end of each fiscal year during the term of the Secured Note, the Company will pay principal in an amount equal to the amount, if any, by which the total cash and cash equivalents of the Company, as shown on its audited balance sheet and statement of financial condition for the end of such year, exceed $3,000,000;
(ii) in the event the Company obtains, from time to time, any loan, extension of credit or other financial accommodation (other than a revolving line of credit for working capital purposes or for project finance use) to refinance the Secured Note, the Company will promptly upon obtaining such loan pay principal in an amount equal to the proceeds of such loan; and (iii) if not paid earlier, the Company shall pay the entire outstanding principal amount of the Secured
Note in November 2006. The Secured Note will bear interest at the rate of 8.0% per annum, payable semi-annually on the last business day of each May and November. The Secured Note will be secured by a first priority lien upon and security interest in all of the Company's assets. For a more detailed description of the Secured Note, see "--Ancillary Agreements--The Secured Note".

     Under the Asset Purchase Agreement, at the Closing, Navistar has agreed to sell, convey, transfer and assign to the Company, and the Company has agreed to purchase from Navistar, all of Navistar's rights, title and interest in the following assets relating exclusively to Columbus Plastics (the "Assets"): (i) all cash and cash equivalents and accounts and notes receivable of Navistar and its affiliates (collectively, the "Navistar Entities") reflected on the Closing Date Balance Sheet, other than intercompany accounts and notes receivable, and all inventory in existence as of the Closing; (ii) all machinery, equipment, vehicles, furniture and fixtures (and all spare parts inventory relating exclusively to any of the foregoing) and other tangible assets (except certain specified excluded assets) (A) located on the real property at 800 Manor Park Drive, Columbus, Ohio and relating primarily to Columbus Plastics or (B) listed or described on a schedule to the Asset Purchase Agreement (collectively, the "Equipment"); (iii) the computer software, data, databases and documentation listed or described on a schedule to the Asset Purchase Agreement; (iv) all contracts, agreements, licenses, mortgages, leases (for both real and personal property), and other agreements or arrangements, whether oral or written, (A) that are listed or described on a schedule to the Asset Purchase Agreement and
(B) if not so listed or described, that relate exclusively to Columbus Plastics and are in existence as of the Closing, including all commitments and orders for the purchase and sale of goods and equipment and services (including advertising, maintenance and other incidental services) relating exclusively to Columbus Plastics (collectively, the "Contracts"); (v) all intellectual property (other than (x) computer software, data, databases and documentation and (y) other items set forth on a schedule to the Asset Purchase Agreement) relating exclusively to fiberglass and plastic component parts produced by Columbus Plastics or the current manufacture of products (the "Plastics Business Intellectual Property Rights"); (vi) all existing customer and vendor lists, price lists and other business and operational records pertaining to the conduct of Columbus Plastics, including records relating to its third party customers and suppliers; (vii) all right, title and interest in the real property described on a schedule to the Asset Purchase Agreement (which real property is the plant and surrounding grounds owned by Navistar at 800 Manor Park Drive, Columbus, Ohio which is Columbus Plastics' sole place of business) (collectively, the "Real Property"), together with all buildings, fixtures and improvements located thereon; (viii) to the extent transferable, any permits or licenses issued by any governmental agency that are used exclusively in Columbus Plastics; (ix) all prepayments by Navistar relating to the operations of Columbus Plastics to the extent reflected on the Closing Date Balance Sheet; and
(x) all other intangible personal property of whatever kind or character, whether evidenced in writing or not, including current choices in action, claims, causes of action (whether fixed or contingent), and goodwill, owned by Navistar and relating exclusively to the Products and Columbus Plastics, but excluding all such intangible personal property relating to assets or liabilities not transferred to or assumed by the Company pursuant to the Asset Purchase Agreement.

     Pursuant to the Asset Purchase Agreement, the Company shall assume on the Closing Date and shall pay, perform and discharge when due the following obligations and liabilities relating to Columbus Plastics, the Products or the Assets absolute or contingent, whether or not accrued, and whether arising before, on or after the Closing Date which are (collectively, together with all other liabilities assumed by the Company pursuant to the Asset Purchase Agreement, the "Assumed Liabilities"): (i) all obligations and liabilities of Navistar under the Contracts (other than, except for liabilities for which reserves have been specifically established on the Closing Date Balance Sheet (but only up to the amount of such reserves), liabilities with respect to claims relating to breaches or alleged breaches of Contracts by Navistar arising prior to the Closing Date); (ii) except as specifically provided in the Supply Agreement, all obligations and liabilities of Navistar for claims, actions, suits or other legal or administrative proceedings made by any person from and after the Closing Date in respect of any and all Products (including inventory) manufactured, formulated, marketed, sold or distributed at any time prior to, on or after the Closing Date (including all obligations and liabilities in connection with the manufacture, formulation, marketing, sale or distribution thereof) in connection with

Columbus Plastics, including all product liability and infringement claims, all obligations and liabilities arising out of or relating to the activities and operations of third-party contract manufacturers, and all obligations and liabilities for refunds, adjustments, exchanges, returns and warranty, merchantability and other claims, actions or demands; (iii) all obligations and liabilities of Navistar reflected on the Closing Date Balance Sheet (including all obligations and liabilities for matters reflected in the notes thereto); and
(iv) all other obligations and liabilities relating to the Products, Columbus Plastics or the Assets arising out of acts or omissions of the Company occurring from and after the Closing Date or based primarily upon an event occurring or claim arising after the Closing Date (including, without limitation, any claims relating to a breach or alleged breach of any Contract). The Company's obligations with respect to the Assumed Liabilities shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in the Asset Purchase Agreement or any agreement or document delivered in connection therewith or any right or alleged right to indemnification thereunder.

     Under the Asset Purchase Agreement, the Company and Navistar have agreed that the Company is not assuming any obligations or liabilities of Navistar not specifically provided for in the Asset Purchase Agreement (the obligations and liabilities of Navistar not specifically assumed by the Company being referred to collectively herein as the "Excluded Liabilities"). Notwithstanding anything in the Asset Purchase Agreement to the contrary and without limiting the generality of the foregoing, the Company and Navistar agreed that the Company shall not assume or be liable for any of the following obligations or liabilities: (i) any other obligation or liability of Navistar under the Asset Purchase Agreement and the other agreements with the Company contemplated thereby; (ii) except as otherwise provided in the Asset Purchase Agreement or in the ancillary agreements, any obligation or liability of Navistar for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of the Asset Purchase Agreement and the other agreements contemplated thereby or the consummation (or preparation for the consummation) of the transactions contemplated by the Asset Purchase Agreement, including attorneys' and accountants' fees; (iii) except for those expressly accrued for and reflected on the Closing Date Balance Sheet, any obligation or liability of Navistar relating to Columbus Plastics with respect to federal, state, local or foreign income taxes and any liabilities for interest, penalties or additions to any of such income taxes (except income taxes and related liabilities with respect to Columbus Plastics relating to periods from and after the Closing Date and other income taxes and related liabilities specifically allocated to, prorated to or assumed by the Company under the Asset Purchase Agreement); (iv) except for those expressly accrued for and reflected on the Closing Date Balance Sheet or as otherwise provided in the Asset Purchase Agreement, any obligation or liability of Navistar with respect to the Employee Benefit Plans and Multiemployer Plans that Navistar maintains, to which it contributes, or to which it has an obligation to contribute covering employees and former employees of Navistar at Columbus Plastics (collectively, the "Navistar Plans" and individually, a "Navistar Plan"); (v) except for those expressly accrued for and reflected on the Closing Date Balance Sheet, any claim, suit, action or other legal or administrative proceeding based primarily upon an event occurring or a claim arising (x) on or prior to the Closing Date and regardless of whether or not such claim, suit, action or other proceeding is disclosed pursuant to the Asset Purchase Agreement or (y) after the Closing Date but solely in the case of (and to the extent that) such claim, suit, action or other proceeding relates primarily to or arises primarily out of acts or omissions of the Navistar Entities occurring prior to the Closing Date (including, without limitation, any claims relating to a breach or alleged breach of any Contract) other than, in each case as contemplated by clauses (i) or (ii) of the definition of Assumed Liability above; and (vi) any other obligation or liability with respect to or arising out of any Products, the Assets or the conduct of Columbus Plastics prior to the Closing Date that are not Assumed Liabilities.

PURCHASE PRICE ADJUSTMENTS

     The Asset Purchase Agreement provides that the purchase price payable on the Closing Date is subject to certain post-closing adjustments as described below.

     The Initial Purchase Price Adjustment. If Net Tangible Assets (as defined below) as of the Closing Date exceeds Net Tangible Assets as of January 31, 1996, the amount of such excess shall be paid to Navistar, at Navistar's option by (A) the issuance by the Company to Navistar of additional shares of the Common Stock (valued, for purposes of this adjustment only, at $2.50 per share) provided that the aggregate amount of shares of the Core Materials Common Stock issued to Navistar by the Company pursuant to this adjustment, together with the shares of the Core Materials Common Stock issued to Navistar in the Stock Issuance, may, subject to the Adjustment Based on Closing Date Ownership described below, not exceed 45% of the total number of shares of Core Materials Common Stock issued and outstanding on a fully diluted basis, (B) an increase in the principal amount of the Secured Note, or (C) a combination of (A) or (B) above. If Net Tangible Assets on January 31, 1996 exceeds Net Tangible Assets as of the Closing Date, the principal amount of the Secured Note delivered at the Closing shall be decreased by the amount of such excess. "Net Tangible Assets" means, as of the Closing Date, the amount reflected as (Total Assets minus Intangible Assets) minus (Total Liabilities minus Intangible Liabilities) on the Closing Date Balance Sheet (as defined below), and as of January 31, 1996 means the amount reflected as (Total Assets minus Intangible Assets) minus (Total Liabilities minus Intangible Liabilities) on Navistar's books of Columbus Plastics on such date. Within 45 days after the Closing Date, Navistar shall prepare and deliver to the Company based upon the books and records of Columbus Plastics and consistent with past practices, a balance sheet of Columbus Plastics (including footnotes thereto) (the "Closing Date Balance Sheet"), as of the Closing Date. The Company and its authorized representatives shall be entitled to review the Closing Date Balance Sheet and the books, records and work papers of Navistar used to prepare it and the Asset Purchase Agreement provides procedures for reconciling any points of contention between the Company and the Closing Date Balance Sheet.

     The Adjustment Based on Closing Date Ownership. In the event that at any time within three years prior to the Closing any person or Public Group (as defined below) was a Five Percent Stockholder (as defined below) of the Company and the effect of such Five Percent Stockholder(s), together with the issuance of shares of the Core Materials Common Stock to Navistar pursuant to the terms of the Asset Purchase Agreement, would be to cause a 49 Percentage Point Increase (as defined below) (such event being a "Triggering Event"), then the purchase price shall be adjusted, effective as of the Closing, as follows (the "Adjustment Based on Closing Date Ownership"): (A) the principal amount of the Secured Note will be increased by an amount equal to the sum of (x) to the extent that Navistar's ownership of Core Materials Common Stock effective as of the Closing would, on account of the operation of this adjustment, be reduced below 40% of the total shares of Core Materials Common Stock issued and outstanding as of the effective time of Closing, the product derived by multiplying $7.50 times the total number of Excess Shares (as defined in clause
(B) below) that, if retained by Navistar, would cause Navistar's ownership of Core Materials Common Stock effective as of the Closing, to equal 40% of the total shares of Core Materials Common Stock issued and outstanding as of the effective time of Closing plus (y) the product derived by multiplying the total number of all remaining Excess Shares times $5.00, and (B) the number of shares of Core Materials Common Stock deliverable to Navistar pursuant to the Asset Purchase Agreement (collectively the "Delivered Shares") shall be reduced by such number of shares (the "Excess Shares") such that the number of shares then deliverable pursuant to the Asset Purchase Agreement when taken together with ownership changes of all Five Percent Stockholder(s) of the Company within the three year period prior to Closing would be one share short of causing a 49 Percentage Point Increase. "Five Percent Stockholder" means any Person or Public Group whose ownership in the Company would cause such person or Public Group to be a "5-percent stockholder" of the Company within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii). "49 Percentage Point Increase" means an increase of 49 percentage points or more of the Stock (as defined below) of the Company owned by Five Percent Stockholders over the lowest percentage of Stock owned by such 5-percent stockholders at any time during the three-year period preceding the Closing, such determination to be made in accordance with Treasury Regulations Section 1.382-2T(c) as if the Closing Date were a "testing date." "Public Group" has the meaning set forth in Treasury Regulations Section 1.382-2T(f)(13). "Stock" means all classes of stock of the Company, all options (as defined in Treasury Regulations Section 1.382-4(d)(g)) to acquire stock of the Company that must be treated as exercised pursuant to Treasury Regulation Section 1.382-4(d)(2) and all other interests that would be treated as stock in the Company pursuant to Treasury Regulations Section 1.382-2T(f)(18)(iii).

     Under the Asset Purchase Agreement, the Company agrees to promptly inform Navistar in writing as soon as it becomes aware of any facts or circumstances which may bear upon the existence of a Five Percent Stockholder and/or 49 Percentage Point Increase. Navistar's determination at any time as to the existence of a Five Percent Stockholder and/or 49 Percent Point Increase, the occurrence of a Triggering Event and the calculation of the Adjustment Based on Closing Date Ownership, based on the facts and circumstances known to it at such time, shall be binding on the parties (such determination by Navistar, as from time to time revised by Navistar, is herein the "Closing Date Ownership Determination"). Navistar shall promptly notify the Company in writing of any Closing Date Ownership Determination, which notice shall set forth, in reasonable detail, Navistar's basis for determining the occurrence of a Triggering Event and the calculation of the Adjustment Based on Closing Date Ownership (a "Notice of Closing Date Ownership Determination"). In the event that a Triggering Event is determined to exist pursuant to a Notice of Closing Date Ownership Determination (regardless of whether such Notice is given before or after Closing and whether one or more other Notices of Closing Date Ownership Determination have previously been given), the Adjustment Based on Closing Date Ownership in respect of such Triggering Event shall be effective as of the Closing based on the ownership of Stock as of the time of Closing as determined pursuant to such Notice. Notwithstanding anything herein to the contrary, no further Notice of Closing Date Ownership Determination shall be given by Navistar after March 31, 1997 ("Outside Notice Date"), so that the Closing Date Ownership Determination as in existence on the Outside Notice Date and the Adjustment Based on Closing Date Ownership pursuant to such Determination shall be final and binding on the parties. Prior to the Outside Notice Date, neither Navistar nor any transferee of the Delivered Shares shall transfer any of the Delivered Shares other than to persons who agree to take the Delivered Shares subject to the provisions of the Adjustment based on Closing Date Ownership (for which purpose, Excess Shares at any time shall first be reduced from any remaining Delivered Shares then held by Navistar and/or its affiliates, and thereafter shall be reduced from any Delivered Shares then held by transferees on a pro rata basis).

     Contingent Earn-Out. If the Company's earnings before interest and taxes ("EBIT") for the Company's fiscal year ended December 31, 1997 exceed $6,512,000 ("Forecasted EBIT"), an amount equal to the product of (x) the excess amount ("1997 Excess EBIT") multiplied by (y) 5.55 shall be paid to Navistar by an increase in the principal amount of the Secured Note. If the Company's EBIT for the Company's fiscal year ended December 31, 1998 exceeds Forecasted EBIT, an amount equal to the product of (x) the excess amount ("1998 Excess EBIT") less the 1997 Excess EBIT multiplied by (y) 4.50 shall be paid to Navistar by an increase in the principal amount of the Secured Note. If the Company's EBIT for the Company's fiscal year ended December 31, 1999 exceeds the Forecasted EBIT, an amount equal to the product of (x) the excess amount less the 1998 Excess EBIT multiplied by (y) 2.75 shall be paid to Navistar by an increase in the principal amount of the Secured Note. For purposes of this adjustment, the Company's EBIT shall be calculated using the same methodology and based on the same types and categories of expenses as used in the calculation of Forecasted EBIT, and shall expressly exclude any and all other types or categories of expenses. Notwithstanding anything herein to the contrary, the total amount by which the principal amount of the Secured Note may be increased pursuant to this adjustment shall not exceed $24,496,000 in the aggregate. This contingent earn-out adjustment will be accounted for by increasing the amount of the Secured Note and reducing the amount of Core Materials' retained earnings.

     Within 90 days after the close of each such fiscal year, the Company shall prepare and deliver to Navistar based on the books and records of the Company an audited balance sheet and statement of income for such fiscal year prepared in accordance with generally accepted accounting principles, together with a certificate ("EBIT Certificate") dated as of the end of such fiscal year and signed by the chief financial officer of the Company certifying the amount of the Company's EBIT for such fiscal year, the amount of any excess over Forecasted EBIT and the amount to be paid to Navistar pursuant to the adjustment described above. Navistar and its authorized representatives shall be entitled to review the EBIT Certificate and the books, records and work papers of the Company used to prepare it, and the Asset Purchase Agreement provides procedures for reconciling points of contention between the Company and Navistar with respect to the EBIT Certificate.

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO CLOSING; AMENDMENTS; TERMINATION

     The Asset Purchase Agreement contains certain representations and warranties by Navistar and the Company which will expire at, and not survive, the Closing. Each party's obligation to consummate the Acquisition is subject to a number of conditions, including, among other things, the receipt of satisfactory legal opinions, the accuracy of their respective representations and warranties as of the Closing Date, receipt by the parties of all third party, stockholder and governmental consents and approvals required to consummate the

Acquisition and the other transactions contemplated by the Asset Purchase Agreement, the execution and delivery by Navistar and the Company of the Supply Agreement, the Transition Services Agreement and the Registration Rights Agreement (each as defined below), and the Company and International Association of Merchants and Aerospace Workers ("IAM") entering into a collective bargaining agreement for the employment of IAM represented employees of the Company at Columbus Plastics and compliance by all parties with their respective obligations prior to the Closing Date. The obligation of the Company to consummate the Acquisition is also subject to the approval of the Company's stockholders of the transactions contemplated by the Asset Purchase Agreement, including the approval of the Merger Agreement by the affirmative vote of no less than two-thirds of the Company Common Stock present and entitled to vote at the Special Meeting and receipt of the opinion of Nomura to the effect that the consideration to be paid by the Company pursuant to the Asset Purchase Agreement is fair to the stockholders of the Company from a financial point of view. The obligation of Navistar to consummate the Acquisition is also subject to the consummation of the Merger, the Company having terminated the RYMAC Salary Reduction Simplified Employee Pension Plan ("SEP") in accordance with applicable law, Core Materials having a charter and by-laws satisfactory to Navistar, the Company having registered under the Securities Act, and having obtained approval for listing on the American Stock Exchange of, the shares of Core Materials Common Stock to be issued to Navistar under the Asset Purchase Agreement, each of the individuals serving on the Company's Board of Directors tendering his or her resignation to the Company effective as of the Closing Date.

     Any provision of the Asset Purchase Agreement may be amended or waived prior to the Closing; provided that any such amendment or waiver shall be binding upon Navistar only if set forth in a writing executed by Navistar and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Company only if set forth in a writing executed by the Company and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among any persons having any interest in the Asset Purchase Agreement shall be deemed effective to modify, amend or discharge any part of the Asset Purchase Agreement or any rights or obligations of any person under or by reason of the Asset Purchase Agreement.

     The Asset Purchase Agreement provides that it may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing
Date: (i) by the mutual written consent of Navistar and the Company; (ii) by Navistar if (y) at any time after October 31, 1996 any of the conditions to Closing summarized above (other than those conditions which relate solely to the obligations of the Company to consummate the Acquisition) shall have become incapable of fulfillment, and shall not have been waived by Navistar, or (z) the Company shall not have delivered to Navistar by September 30, 1996 copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of the Asset Purchase Agreement and the other agreements and transactions contemplated thereby that are in form and substance reasonably satisfactory to Navistar ("Company Resolutions"); (iii) by the Company if (y) at any time after October 31, 1996 any of the conditions to Closing summarized above (other than those conditions which relate solely to the obligations of Navistar to consummate the Acquisition) shall have become incapable of fulfillment, and shall not have been waived by the Company, or (z) Navistar shall not have delivered to the Company by September 30, 1996 copies of the resolutions adopted by the Navistar's Board of Directors authorizing the execution, delivery and performance of the Asset Purchase Agreement and the other agreements and transactions contemplated thereby that are in form and substance reasonably satisfactory to the Company; (iv) by Navistar or the Company if the Closing does not occur on or prior to December 31, 1996; provided, however, that the party seeking termination pursuant to clause (ii) or
(iii) above (other than clause (ii)(y) or (iii)(y) above) is not in breach of any of its representations, warranties, covenants or agreements contained in the Asset Purchase Agreement, which breach has resulted in the failure of a condition to Closing.

CERTAIN COVENANTS

     The Company agrees that Navistar shall not have any liability whatsoever to the Company arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by the Asset Purchase Agreement or because of the default, acceleration or termination of any Contract as a result thereof. At the Company's written request prior to the Closing,

Navistar shall cooperate with the Company in any reasonable manner in connection with the Company's obtaining any such consents; provided, however, that such cooperation shall not include any requirement of the Navistar Entities to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. With respect to any Contracts that may not be properly assigned to the Company because of the failure to obtain a required consent ("Nontransferable Contracts") with respect to which the Company has requested Navistar's cooperation and with respect to which Navistar and the Company are unable to obtain a separate agreement between the Company and the other party or parties, the Company shall have the right to require that Navistar use reasonable efforts to perform any such Nontransferable Contract, to the extent it relates to Columbus Plastics, as agent for and for the account of the Company and shall promptly remit any such funds collected for the account of the Company, for a period up to six months following the Closing Date; provided that the Company shall reimburse Navistar (on behalf of itself and as agent for the other Navistar Entities) for any and all costs, expenses, losses and liabilities incurred by the Navistar Entities in connection with taking such action.

     Each of the parties to the Asset Purchase Agreement has agreed to cooperate with each other and to cause their respective officers, employees, agents and representatives to cooperate with each other for a period of 60 days after the Closing to provide for an orderly transition of the Assets and the Assumed Liabilities to the Company and to minimize the disruption to the respective businesses of the parties resulting from the transactions contemplated by the Asset Purchase Agreement; provided, no party shall be required to take any action that would unreasonably interfere with the conduct of its business.

     The Company has agreed to offer to employ those employees of Navistar who are currently employed by Navistar at Columbus Plastics and who are not represented by a union, including such employees who are absent from active employment for any reason as of the Closing Date. All such employees who become the Company's employees effective on the Closing Date are referred to herein as the "Hired Employees". The Company has agreed to employ the Hired Employees at the same salary and wages, and with the benefits that are identical in all material respects, as provided by Navistar immediately prior to the Closing Date; provided, however, that the Company shall not be required to establish or maintain any Employee Welfare Benefit Plan (as defined in the Asset Purchase Agreement) for any Hired Employee that provides postretirement medical, dental or life insurance benefits. Nothing in the Asset Purchase Agreement limits the Company's right, at any time, to modify, amend or terminate any salary and wages payable, or benefit provided, to any or all Hired Employees on or after the Closing Date, including without limitation any Employee Welfare Benefit Plan or any Employee Pension Benefit Plan (as defined in the Asset Purchase Agreement), to the extent permitted by law. Navistar assumes all liability for and shall indemnify, defend and hold the Company harmless from and against any Losses (as defined below under "--The Asset Purchase Agreement--Survival of Representations and Warranties; Indemnification") for any severance liability with respect to employees of Navistar as of the Closing Date under the terms of any severance policy, practice or plan of Navistar, which liability is triggered by or results from Navistar's termination of each such employee's employment with Navistar effective as of the Closing Date, without regard to whether any such employee accepts employment with the Company.

     The Company has agreed to negotiate a collective bargaining agreement with the IAM for the employment of IAM-represented employees by the Company at Columbus Plastics. In the Asset Purchase Agreement, Navistar and the Company recognize that certain IAM-represented employees of Navistar who are on the Closing Date eligible to receive a pension benefit other than a deferred vested benefit (or would be eligible to receive such pension benefit if they did not accept employment in a position covered by the IAM Multiemployer Plan) will be eligible for postretirement benefits under the Navistar International Transportation Corp. Retirement Health Benefit and Life Insurance Plan which was established by Navistar pursuant to Shy v. Navistar. The Company has agreed to reimburse Navistar for its cost of such coverage for any IAM represented employees hired by the Company on a pro rata basis based on the time of service with the Company compared to the total time of service with Navistar and the Company. Other than Shy postretirement benefits for retirement-eligible employees, the Company has agreed to assume all liability for any postretirement benefit liability arising from the transactions contemplated by the Asset Purchase Agreement or the employment of any IAM-represented employee hired by the Company, and Navistar will not assume any such liability or reimburse the Company for any amount of such liability. In the event that Navistar is liable for any amount for which the Company is not also liable for any postretirement benefit for any IAM-represented employee hired by the Company, the Company has agreed to reimburse Navistar for a pro rata portion of Navistar's liability based on the time of the employee's service for the Company compared to the total time of service with Navistar and the Company. If the Company's collective bargaining agreement with the IAM provides for the establishment of a Section 401(k) plan for the employees subject to the agreement, the agreement shall permit, and the Company shall cause its Section 401(k) plan to accept, a trust-to-trust transfer of the assets and liabilities (including participant loans and amounts payable to alternate payees under qualified domestic relations orders, but not including any in-kind transfer of any Navistar International Corporation stock) of Navistar's Section 401(k) plan, with respect to the IAM-represented employees hired by the Company, valued as of such date as Navistar may reasonably determine. The Company has agreed to establish its Section 401(k) plan timely and in a form meeting the qualification requirements of the Code and provide such evidence to Navistar as Navistar may reasonably request as to such qualification so as to permit Navistar to transfer timely the assets and liabilities relating to the IAM-represented employees hired by the Company.

     The Company has agreed to comply with the requirements of Section 4204 of ERISA with respect to each Multiemployer Plan (as defined in the Asset Purchase Agreement) that Navistar maintains, to which it contributes, or to which it has an obligation to contribute covering employees and former employees of Navistar at Columbus Plastics and, in that regard, the Company has agreed to (A) contribute to each such Multiemployer Plan with respect to the operations of the Company for substantially the same contribution base units (as set forth in the collective bargaining agreement in effect immediately prior to the Closing Date between Navistar and the IAM) for which Navistar had an obligation to contribute to each such Multiemployer Plan; (B) provide to each such Multiemployer Plan for a period of five years commencing with the first plan year beginning after the Closing Date a bond or other security as described in Section 4204(a)(1)(B) of ERISA (unless such requirement has been released or waived in accordance with procedures consistent with Section 4204 of ERISA), which security, if provided, will be paid to a Multiemployer Plan if the Company withdraws from the Multiemployer Plan or fails to make a contribution to the Multiemployer Plan when due at any time during the first five years beginning after the Closing Date; and (C) pay when due any withdrawal liability assessed as a result of any complete or partial withdrawal by the Company during the five-year period calculated in accordance with Section 4204(b)(1) of ERISA. Navistar has agreed that if, during the first five plan years beginning after the Closing Date, the Company withdraws in a complete or partial withdrawal, Navistar will be secondarily liable for any withdrawal liability it would have had to the Multiemployer Plan with respect to Navistar's operations as of the Closing Date but for the provisions of the Asset Purchase Agreement described above. Upon its dissolution or liquidation, Navistar has agreed to provide each Multiemployer Plan referred to in the first sentence of this paragraph with such security as is required pursuant to Section 4204(a)(3)(A) of ERISA, unless a release or waiver of such security shall be granted by the Multiemployer Plan or the PBGC consistent with the requirements of Section 4204(a)(3)(A) of ERISA. For purposes of the immediately preceding sentence, the term "Navistar" means the Navistar and any of its affiliates which meet the definition of "single employer" for purposes of Section 3(37) of ERISA. Navistar and the Company have agreed to take all actions necessary or desirable to assure that no withdrawal liability arises with respect to each such Multiemployer Plan by reason of the transactions contemplated by the Asset Purchase Agreement.

     Navistar has agreed to retain all assets of, and liabilities under, the Navistar Plans relating to non-represented employees, and no such Navistar Plan or any assets or liabilities thereof shall be transferred to, or assumed by, the Company. The Company has agreed to establish Employee Benefit Plans (as defined in the Asset Purchase Agreement) to cover the Hired Employees as of the Closing Date that are identical in all material respects to the Navistar Plans that covered the Hired Employees immediately prior to the Closing Date; provided, however, that the Company shall not be obligated under the Asset Purchase Agreement to establish or maintain any Employee Welfare Benefit Plan for the benefit of the Hired Employees that provides postretirement medical, dental or life insurance benefits. The Company has no obligation to establish any "New Hire Plans" for any Hired Employee, or any provisions of Navistar Plans that specifically relate to "New Hires". "New Hire Plans" means plans for employees first hired by Navistar International Transportation Corp. or an affiliate within the meaning of Section 414 of the Code on or after January 1, 1996, and "New Hires" means an employee first hired by Navistar International Transportation Corp. or an affiliate within the meaning of Section 414 on or after January 1, 1996. The Company has agreed to cause its Section 401(k) plan to accept a trust to trust transfer of the assets and liabilities (including participant loans and amounts payable to alternate payees under qualified domestic relations orders, but not including any in kind transfer of Navistar International Corporation stock) of Navistar's Section 401(k) plan with respect to the Hired Employees, valued as of such date as Navistar may reasonably determine. The Company has agreed to establish its Section 401(k) plan timely and in a form meeting the qualification requirements of the Code and provide such evidence to Navistar as Navistar may reasonably request as to such qualification so as to permit Navistar to transfer timely the assets and liabilities relating to the Hired Employees.

     The Company has agreed to waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any Employee Benefit Plan or compensation arrangements maintained or sponsored by or contributed to by the Company for each Hired Employee after the Closing Date.

     The Company has agreed to apply toward any deductible requirements and out-of-pocket maximum limits under the Company's Employee Welfare Benefit Plans any amounts paid (or accrued) by each Hired Employee under Navistar Plans that are Employee Welfare Benefit Plans during the current plan year.

     Navistar and Navistar Plans shall be responsible for expenses covered by Navistar's medical plans; provided, however, that such expenses were incurred prior to the Closing Date. The Company and the Company's plans shall be responsible for expenses covered by the Company's medical plans for all health and accident claims relating to the Hired Employees (including, without limitation, claims arising out of medical conditions existing at or prior to the Closing Date) and all Incidents (as defined below) relating to the Hired Employees that occur or arise on or after the Closing Date. For purposes of the immediately preceding sentence, the term "Incidents" includes accident, death, disabilities, diseases and injuries. Navistar and the Company recognize that certain Hired Employees who become entitled to a pension benefit other than a deferred vested benefit under the Navistar International Transportation Corp. Retirement Plan for Salaried Employees are eligible for postretirement benefits under the Navistar International Transportation Corp. Retirement Health Benefit and Life Insurance Plan which was established by Navistar pursuant to Shy v. Navistar. The Company has agreed to reimburse Navistar for its cost of such coverage of each such Hired Employee on a pro rata basis based on the time of service with the Company compared to the total time of service with Navistar and the Company. Other than the Shy postretirement benefits for such Hired Employees, the Company assumes all liability for the postretirement benefit liability arising from this transaction or the employment of any Hired Employee, and Navistar will not assume any such liability or reimburse the Company for any amount of such liability. The Company has agreed to establish and maintain, or will maintain, any plan or plans necessary to satisfy such liability. In the event that Navistar is liable for any amount for which the Company is not also liable for any postretirement benefit for any Hired Employee, the Company has agreed to reimburse Navistar for a pro rata portion of Navistar's liability based on the time of the employee's service for the Company compared to the total time of service with Navistar and the Company.

     Under the Asset Purchase Agreement, Navistar has agreed that it shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and
Section 4980B of the Code, to provide continuation coverage to or with respect to any employee of Navistar as of the Closing Date in accordance with applicable law with respect to any "qualifying event" occurring on or prior to the Closing Date, including any "qualifying event" resulting from the Closing hereunder. The Company shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Hired Employee in accordance with applicable law with respect to any "qualifying event" which occurs after the Closing Date.

     Navistar shall be responsible for all salary accrued but not yet paid as of the Closing Date nor reflected on the Closing Date Balance Sheet and, if applicable, 1996 bonus accrued but not yet paid as of the Closing Date nor reflected on the Closing Date Balance Sheet (in an amount equal to the pro rata portion of such bonus allocable to the period prior to the Closing Date) with respect to the Hired Employees, and the Company shall be responsible for the pro rata portion of such bonus allocable to the period on and after the Closing Date.

     Navistar shall pursuant to Article II of the Navistar International Transportation Corp. Income Protection Plan (the "IPP") extend eligibility for pension grow-in to each Hired Employee to the extent such employee would be eligible for pension grow-in under the IPP if such employee were not hired by the

Company; provided that grow-in will not be provided unless the Hired Employee either (1) continues employment with the Company until attaining retirement age under the Navistar International Transportation Corp. Retirement Plan for Salaried Employees, or (2) terminates employment with the Company under circumstances that if the termination were from Navistar rather than from the Company the grow-in provisions of the IPP would apply to such termination.

     Navistar has agreed that for the period from the Closing Date through the sixth anniversary thereof, it shall not vote in favor of or otherwise directly or indirectly support any amendment of the provisions of the Company's By-Laws relating to the indemnification of officers and directors of the Company which would have an adverse effect on present or former officers or directors of the Company (except to the extent that withholding any such vote would be in contravention of any applicable law).

     The Asset Purchase Agreement provides from and after the Closing Date and until the first annual meeting of the stockholders of Core Materials following the Closing Date, Core Materials' Board of Directors shall be comprised of the Navistar Directors, the Company Directors and the Independent Director. With respect to vacancies on the initial Board of Directors of Core Materials which exist at any time prior to the first annual meeting of the stockholders of the Company following the Closing Date (which annual meeting shall be no sooner than 12 months following the Closing Date), the Company Directors shall have all requisite authority to act on behalf of the Company as a special committee of the Board of Directors to fill vacancies created by the resignation or removal of a the Company Director and the Navistar Director shall have all requisite authority to act on behalf of the Company as a special committee of the Board of Directors to fill vacancies created by the resignation or removal of a Navistar Director.

     The Company has agreed, from the Closing to the Outside Notice Date, to cause Columbus Plastics to be conducted in the ordinary course consistent with past practice of Navistar and to make all reasonable efforts consistent with past practices of Navistar to preserve its relationship with its third party customers and suppliers in connection with Columbus Plastics. From the Closing to the Outside Notice Date, the Company will not do any of the following without the prior written consent of Navistar: (i) make any material change in the conduct of Columbus Plastics; (ii) sell, lease, license or otherwise dispose of, any interest in any of its assets, except for sales of inventory in the ordinary course of business consistent with past practice of Navistar; (iii) permit, allow or subject any of its assets or any part thereof to any lien or suffer such to be imposed, except for liens permitted by the Asset Purchase Agreement;
(iv) enter into any new, or amend or terminate any existing, Contracts or the Company's existing contracts, other than in the ordinary course of business consistent with past practices; (v) make any change in any method of accounting or accounting practice or policy currently used in the preparation by Navistar of financial statements of Columbus Plastics other than those required by generally accepted accounting principles; (vi) issue any notes, bonds, capital stock or other securities of any kind except to Navistar as expressly contemplated by the Asset Purchase Agreement; (vii) borrow any amount or incur or become subject to any liabilities except in the ordinary course of business consistent with Navistar's past practices; (viii) declare or make any payment or distribution of cash or other property to its security holders with respect to its securities or purchase or redeem any shares of its securities; it being understood that "securities" includes options and rights to acquire securities;
(ix) acquire any new assets, rights or interests, other than cash; (x) make capital expenditures or commitments therefor that aggregate in excess of $10,000; (xi) make any charitable contributions or pledges; (xii) hire any employees to perform services for the Company or increase any compensation or other amounts payable to any employees; (xiii) enter into any other material transaction or other transaction that is not in the ordinary course of business consistent with Navistar's past practices; or (xiv) enter into any agreement, whether in writing or otherwise, to do any of the foregoing.

     Each of the parties to the Asset Purchase Agreement has agreed to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by the Asset Purchase Agreement.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     The representations and warranties in the Asset Purchase Agreement and in any schedules delivered in connection therewith expire at, and do not survive, the Closing.

     Navistar has agreed under the Asset Purchase Agreement to indemnify the Company, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Loss (as hereinafter defined) suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i) any breach of (or in the event any third party alleges facts that if true would mean Navistar has breached) any covenant of Navistar contained in the Asset Purchase Agreement or the other agreements and instruments contemplated thereby, (ii) any Excluded Liabilities and (iii) any statements or information contained in this Proxy Statement/Prospectus relating to Columbus Plastics or Navistar or its related entitles requested by the Company for inclusion in this Proxy Statement/Prospectus and supplied by Navistar, provided the Company presents such information in conformity in form and substance with the information supplied to it by Navistar. The Company has agreed under the Asset Purchase Agreement to indemnify each of Navistar, its affiliates, officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i) any breach of (or in the event any third party alleges facts that if true would mean the Company has breached) any covenant of the Company contained in the Asset Purchase Agreement or the other agreements and instruments contemplated thereby, (ii) any Assumed Liabilities and (iii) any discontinuance, suspension or modification of any benefit plans maintained by the Company as contemplated by the Asset Purchase Agreement. The Company has also agreed to indemnify each of Navistar, its affiliates, officers, directors, employees and agents against and hold them harmless from its Proportionate Share (as defined below) of any Loss suffered or incurred by the Company or any of its subsidiaries from and after the Closing Date (including Losses suffered or incurred by the Company to its present or former stockholders) (x) in respect of any actions, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date or (y) arising in connection with any statements or information contained in this Proxy Statement/Prospectus (other than information relating to Columbus Plastics or the Navistar Entities requested by the Company for inclusion in this Proxy Statement/Prospectus and supplied by Navistar, provided the Company presents such information in this Proxy Statement/Prospectus in conformity in form and substance with the information supplied to it by Navistar); provided no indemnity will be made by the Company in respect of (i) except as provided in clause (y), any actions, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date relating to the Asset Purchase Agreement, the matters referred to in the Company Resolutions (other than the ancillary agreements) or any of the transactions contemplated thereby, (ii) any Loss suffered or incurred by the Company or any of its subsidiaries from and after the Closing Date that arises from certain specifically listed liability or (iii) any inability of the Company to be able to use its NOLs for federal income tax purposes after the Closing. For purposes hereof, at the time of any Loss, the "Proportionate Share" of each of Navistar, its affiliates, officers, directors, employees and agents shall be the ratio, expressed as a percentage, of the total number of shares of the Common Stock owned by such person at the time of such Loss divided by the total number of shares of the Common Stock issued and outstanding at the time of such Loss. "Loss" means, with respect to any person, any damage, injury, liability, demand, claim, action, cause of action, cost, deficiency, tax, penalty, fine or other loss, payment or expense, whether or not arising out of a claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any government entity) against or affecting such person, together with interest thereon from the date on which such person provides the written notice of the related claim through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to the indemnity provisions of the Asset Purchase Agreement.

     If an indemnification obligation under the Asset Purchase Agreement arises in respect of any adjustment which results in any tax benefit to the Company or Navistar (the "Benefitted Party"), any successor thereto or any affiliate thereof for any taxable period (or portion thereof) beginning and ending after the Closing Date which would not, but for such adjustment, be available, the Benefitted Party shall pay, or shall cause to be paid, to the party making such indemnification payment an amount equal to the actual tax saving produced by

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

such tax benefit at the time such tax saving is realized by the Benefitted Party, any successor thereto or any affiliate thereof. The amount of any such tax saving for any taxable period shall be the amount of the reduction in taxes payable to a taxing authority by the Benefitted Party, any successor thereto or any affiliate thereof with respect to such tax period as compared to the taxes that would have been payable to a taxing authority by the Benefitted Party, any successor thereto or any affiliate thereof with respect to such tax period in the absence of such tax benefit.

     The indemnification obligations under the Asset Purchase Agreement terminate on the sixth anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, prior to the sixth anniversary of the Closing Date, previously made a claim by delivering a written notice (stating in reasonable detail the nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of the Asset Purchase Agreement upon which such claim for indemnification is made) to the indemnifying party.

                              ANCILLARY AGREEMENTS
THE SECURED NOTE

     The description of the terms of the Secured Note included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Form of Secured Note, a copy of which is attached hereto as Annex III and is incorporated herein by reference.

     Core Materials intends to enter into a senior credit facility to provide working capital and for other purposes prior to or simultaneous with the consummation of the Acquisition. The lender under such senior credit facility may require changes to the terms of the Secured Note as a condition to entering into the facility. Therefore, the terms of the Secured Note when executed may vary from that contained in the Form of Secured Note attached as Annex III to this Proxy Statement/Prospectus, the provisions of which are described below.

     Certain terms used in the description of the Secured Note provided below are used herein as defined under the caption "Definitions" below.

  General

     Pursuant to the Secured Note, Core Materials will agree to pay to Navistar the principal sum of $25,504,000 with interest on the unpaid principal balance thereof from the date of the Secured Note at the rate of 8.0% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year). The principal amount of the Secured Note is subject to adjustment based upon the post-Closing adjustments provided in the Asset Purchase Agreement. See "--The Asset Purchase Agreement--Purchase Price Adjustments." Core Materials will pay principal installments on the Secured Note as follows:
(i) within ninety (90) days after the end of each fiscal year during the term of the Secured Note, Core Materials will pay principal in an amount equal to the amount, if any, by which the total cash and cash equivalents of Core Materials, as shown on its audited balance sheet and statement of financial condition for the end of such year, exceed $3,000,000; (ii) in the event Core Materials obtains, from time to time, any Refinancing Loan, Core Materials will promptly upon obtaining such loan pay principal in an amount equal to the proceeds of such loan; or (iii) if not sooner paid, Core Materials will pay the entire principal amount of the Secured Note in full in November 2006 (the "Maturity Date").

     Interest on the Secured Note will be payable semi-annually on the last business day of each May and November. On the date of any scheduled interest payment Core Materials may, subject to certain conditions, elect to add such interest payment to the outstanding principal balance of the Secured Note. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable will bear interest at the same rate at which interest is then accruing on the principal amount of the Secured Note until such interest is repaid. Any accrued interest which for any reason has not therefore been paid shall be paid in full on the date on which the final principal payment on the Secured Note is made.

     Core Materials may (at its option), without premium or penalty, at any time and from time to time, prepay all or any portion (in whole number multiples of $50,000) of the outstanding principal amount of the Secured Note, together with accrued interest thereon, provided that Core Materials has paid all interest on the Secured Note through the immediately preceding scheduled interest payment date.

     In addition to all other rights and remedies available to Navistar under the Secured Note or otherwise, Navistar will have the right, after the occurrence and during the continuance of any Default or Event of Default, to setoff against and to apply to the accrued and unpaid interest and outstanding principal balance of the Secured Note (in each case, to the extent then due and payable), any obligation owing by Navistar to Core Materials. Any such setoff will be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance of the Secured Note. A setoff of less than all of the outstanding principal amount of the Secured Note shall be applied to the scheduled payments of the outstanding principal amount of the Secured Note in the inverse order of maturity.

     The Secured Note will be secured by a first priority lien upon and a security interest in all of Core Materials' assets, whether owned at the time of issuance of the Secured Note or thereafter acquired, and will be entitled to the benefits of the Security Documents. Notwithstanding the foregoing, Noteholder agrees that it will (if requested to do so by the holder of the Senior Obligations), upon terms reasonable acceptable to

Noteholder, subordinate its security interest and lien in the Collateral (as defined in the Security Documents) in connection with and to the extent reasonably required to facilitate a Refinancing Loan, and promptly upon the request of the holder of the Senior Obligations, it will execute and deliver such documents, instruments and agreements as are necessary to evidence such subordination.

  Covenants

     Affirmation Covenants. Under the Secured Note, Core Materials will agree to comply with certain covenants relating to the payment of its obligations, the compliance with applicable laws, the conduct of its business, the maintenance of its property and insurance thereon, the inspection of Core Materials' property, the maintenance of books and records, and the delivery of financial information and notices to Navistar. In the Secured Note, Core Materials will agree to use its best efforts to obtain a Refinancing Loan within six months from the date of the Secured Note in amounts and with terms reasonably satisfactory to Core Materials and the Noteholder.

     Negative Covenants. Under the Secured Note, Core Materials will also agree to certain negative covenants described below.

          (i) Limitation on Indebtedness. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except: (A) the Senior Obligations; (B) Indebtedness of Core Materials to any Subsidiary and of any Subsidiary to Core Materials or any other Subsidiary; (C) Indebtedness of Core Materials or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) after the date hereof; (D) Indebtedness assumed by Core Materials pursuant to the Asset Purchase Agreement, and any refinancings, refundings, renewals or extensions thereof; provided that the principal amount of any such Indebtedness shall not be increased to more than the principal amount outstanding on the Closing Date (after giving effect to the transactions contemplated by the Asset Purchase Agreement);
     (E) Indebtedness of a corporation which becomes a Subsidiary after the date of the issuance of the Secured Note, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by Core Materials no Default or Event of Default shall have occurred and be continuing; (F) Indebtedness of Core Materials on an unsecured basis in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding under the lines of credit offered by commercial banks to Core Materials or its Subsidiaries to finance the working capital needs of Core Materials and its Subsidiaries; and (G) Indebtedness of Core Materials in respect of the Secured Note, as the case may be amended from time to time (including without limitation any increase in the principal amount of the Secured Note pursuant to the Asset Purchase Agreement).

          (ii) Limitation on Liens. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for: (A) Liens of the type described in Sections 4(c), (d) and (e) of the Asset Purchase Agreement; (B) Liens securing Indebtedness of Core Materials and its Subsidiaries permitted by clause (C) of "Limitation on Indebtedness" above incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased to more than the principal amount originally incurred and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of Core Materials) of such property at the time it was acquired; (C) Liens on the property or assets of a corporation which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by clause (E) of "Limitation of Indebtedness" above, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased to more than the principal amount originally incurred; (D) Liens created to secure the Senior Obligations; (E) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Core Materials or its Subsidiaries, as the case may be, in conformity with GAAP; (F) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (G) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (H) deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (I) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Core Materials or such Subsidiary; and (J) Liens created by the Security Documents.

          (iii) Limitation on Guarantee Obligations. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Guarantee Obligation except: (A) Guarantee Obligations assumed by Core Materials pursuant to the Asset Purchase Agreement and any refinancings, refundings, renewals or extensions thereof, provided, that the principal amount of any such Guarantee Obligations shall not be increased to more than the principal amount outstanding on the Closing Date (after giving effect to the transactions contemplated by the Asset Purchase Agreement); (B) guarantees made in the ordinary course of business, not to exceed $250,000 in the aggregate, by Core Materials of obligations of any of its Subsidiaries or by any Subsidiary of obligations of the Company, in each case to the extent that guaranty obligations are otherwise permitted under the Secured Note; (C) guarantees made in respect of the Senior Obligations;
     (D) guarantees made in the ordinary course of its business by Core Materials of indebtedness permitted by the Secured Note; (E) Guarantee Obligations in respect of the undrawn portion of the face amount of letters of credit issued for the account of Core Materials or any Subsidiary in an aggregate amount not to exceed $250,000 at any one time outstanding for Core Materials and its Subsidiaries; and (F) guarantees made in favor of the Noteholder as contemplated by the Secured Note.

          (iv) Limitation on Fundamental Changes. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except;
     (A) any Subsidiary of Core Materials may be merged or consolidated with or into Core Materials (provided that Core Materials shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of Core Materials (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); (B) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Core Materials or any other wholly-owned Subsidiary of Core Materials; and (C) any Person may be merged with or into Core Materials, (provided that the continuing or surviving corporation assumes all of the obligations and liabilities of Core Materials in respect of the Secured Note, the Asset Purchase Agreement, the Ancillary Agreements, and Related Documents) with the prior written consent of the Noteholder.

          (v) Limitation on Sale of Assets. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) or any product line, whether owned at the date of the issuance of the Secured Note or thereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than Core Materials or any wholly-owned Subsidiary, except: (A) the sale or other disposition of any property in the ordinary course of business; (B) the sale of discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; (C) as permitted by the covenant described under "Limitation on Fundamental Changes" above; (D) the sale or other disposition of any property, provided the aggregate book value of all property sold or disposed of by Core Materials pursuant to this Clause (D) does not exceed $1,000,000 in any fiscal year of Core Materials; and (E) the sale or other disposition of any assets, the net proceeds of which are used to prepay the Secured Note or are otherwise distributed in accordance with the Intercreditor Agreement.

          (vi) Limitation on Dividends. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of Core Materials and dividends payable by any Subsidiary of Core Materials to Core Materials, or any other Subsidiary of Core Materials) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Core Materials or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in case or property or in obligations of Core Materials or any Subsidiary.

          (vii) Limitation on Investments, Loans and Advances. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (collectively, "Investments") in, any Person, except:
     (A) extensions of trade credit in the ordinary course of business; (B) investments in Cash Equivalents; (C) investments by Core Materials in its Subsidiaries and investments by such Subsidiaries in Core Materials and in other Subsidiaries; (D) Investments in existence on the date of the issuance of the Secured Note and disclosed in the Asset Purchase Agreement;
     (E) additional Investments or acquisitions made after the date hereof and approved by the board of directors of Core Materials; and (F) loans and advances to employees of Core Materials or its Subsidiaries for travel and entertainment expenses in the ordinary course of business.

          (viii) Limitation on Optional Payments and Modifications of Debt Instruments. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, (A) make any optional payment or prepayment on or redemption or purchase of any Indebtedness for borrowed money other than any prepayment of the Secured Note or any prepayment of any revolving loans or term loans made under the Credit Agreement; (B) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (C) amend, modify or change, or consent or agree to any amendment, modification or change to the Credit Agreement to increase the interest rate on the Senior Obligations (including any default rate).

          (ix) Limitation on Changes in Fiscal Year. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not permit its fiscal year to end on a day other than December 31.

          (x) Limitation on Negative Pledge Clauses. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into with any Person any agreement, other than (A) the Secured Note; (B) the Credit Agreement and (C) purchase money mortgages or Financing Leases permitted by the Secured Note (provided in the case of clause (C), any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of Core Materials or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether owned at the time of the issuance of the Secured Note or thereafter acquired.

          (xi) Limitation on Amendments of Certificates of Incorporation and By-Laws. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit any material modification, amendment or supplement to the certificate of incorporation or by-laws of Core Materials or any of its Subsidiaries.

          (xii) Limitation on Certain Restrictions. Core Materials will agree that, so long as any amount is owing to the Noteholder, Core Materials will not, and will not permit any of its Subsidiaries to, directly or indirectly, become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement (other than the Credit Agreement) which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or any dividend to, transfer property to, or repay any Indebtedness owed to, Core Materials or another Subsidiary or (B) Core Materials' right to perform the provisions of the Secured Note (including, without limitation, provisions relating to the payment or prepayment of principal and interest on the Secured Note).

  Events of Default

     For purposes of the Secured Note, an Event of Default is defined as the occurrence of any of the following:

          (i) Core Materials shall fail to pay any principal when due in accordance with the terms of the Secured Note; or Core Materials shall fail to pay any interest when due in accordance with the terms of the Secured Note, or any other amount payable under the Secured Note, within five days after any such interest or other amount becomes due in accordance with the terms of the Secured Note; or

          (ii) Any representation or warranty made or deemed made by Core Materials in the Asset Purchase Agreement or any Related Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Secured Note, the Asset Purchase Agreement or any Related Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (iii) Core Materials shall default in the observance or performance of any agreement contained in subparagraph 4(a)(vii) of the Secured Note or contained in the Asset Purchase Agreement or any Related Document, subject to applicable cure periods, if any; or

          (iv) Core Materials shall default in the observance or performance of any other agreement contained in the Secured Note subject to 30 day cure (other than as provided in paragraphs (i) through (iii) of this paragraph); or

          (v) Core Materials or any of its Subsidiaries shall (A) default in any payment of principal of any indebtedness for borrowed money in excess of $50,000 at the final maturity thereof; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or an Guarantee Obligation in respect of any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (whether by the terms of any document evidencing such Indebtedness or Guarantee Obligation, upon the election of any holder of Indebtedness or beneficiary of any Guarantee Obligation or otherwise); or

          (vi) (A) Core Materials or any of its Subsidiaries shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Core Materials or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against Core Materials or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) Core Materials or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) Core Materials or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (vii) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Core Materials or any Commonly Controlled Entity, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan that is a Single-Employer Plan, (D) any Plan that is a Single-Employer Plan shall terminate for purposes of Title IV or ERISA, (E) Core Materials or any Commonly Controlled Entity shall, or in the reasonable opinion of Noteholder is likely to, incur any liability in connection with a withdrawal from or the Insolvency or Reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (viii) One or more judgments or decrees shall be entered against Core Materials or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (ix) (A) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or Core Materials or any Subsidiary which is a party to any of the Security Documents shall so assert or (B) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent, if any, otherwise provided in the Intercreditor Agreement.

     If any Event of Default has occurred, the interest rate on the Secured Note shall increase immediately by an increment of 1 percentage point(s) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Default exists.

     If an Event of Default of the type described in subparagraph (vi) above has occurred, the aggregate principal amount of the Secured Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Noteholder, and Core Materials shall immediately pay to the Noteholder all amounts due and payable with respect to the Secured Note.

     If any Event of Default has occurred (other than the type described under subparagraph (vi) above), the Noteholder may declare all or any portion of the outstanding principal amount of the Secured Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Secured Note (together with all such other amounts then due and payable).

     The Noteholder shall also have any other rights which such holder may have been afforded under any contract or agreement (including, without limitation, the Security Documents) at any time and any other rights which such holder may have pursuant to applicable law.

  Amendment and Waiver

     Except as otherwise expressly provided herein, the provisions of the Secured Note may be amended and Core Materials may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Core Materials has obtained written consent of the Noteholder.

  Definitions

     For purposes of the Secured Note, the following capitalized terms have the following meanings:

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interest in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $250,000,000, or party to the Credit Agreement (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated as least A-2 by Standard and Poor's Ratings Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (b) through (f) of this definition;

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated which is under common control with Core Materials within the meaning of Section 4001 of ERISA or is part of a group which includes Core Materials and which is treated as a single employer under Section 414 of the Code.

     "Consolidated Lease Expense" shall mean for any period, the aggregate amount of fixed and contingent rentals payable by Core Materials and its Subsidiaries for such period with respect to leases of real and personal property, determined in accordance with GAAP on a consolidated basis.

     "Default" shall mean any of the events specified in the definition of Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Employee Benefit Plan" shall have the meaning set forth in Section 3(3) of ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1984, as amended from time to time.

     "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor" in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation of any guaranteeing person shall be deemed to be made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Core Materials in good faith.

     "Indebtedness" shall mean of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current rate liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations in respect of deferred compensation and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Intercreditor Agreement" shall mean the intercreditor agreement entered into between the holders of Senior Obligations and Navistar, as amended or otherwise modified from time to time.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing Lease having substantially the same economic effect as any of the foregoing).

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Core Materials and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Secured Note or any of the other Related Documents (other than the Intercreditor Agreement) or the rights or remedies of the Noteholder thereunder.

     "Multiemployer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

     "Noteholder" shall mean Navistar and its permitted successors, transferees and assigns.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean any Employee Benefit Plan in respect of which Core Materials or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) and "employer" as defined in Section 3(5) of ERISA.


     "Refinancing Loan" shall mean any loan, extension of credit or other financial accommodation (other than a revolving line of credit for working capital purposes or loans for project finance use) made as of or after the Closing to Core Materials by a Person other than the Noteholder, to refinance and pay indefeasibly in full or in part the outstanding principal amount now or at any time or times after the Closing owing by Core Materials to the Noteholder under the Secured Note, and which is secured by Core Materials' equipment or other assets in which the Noteholder holds security interests on the Closing
Date, provided that (i) the proceeds of such loan are disbursed directly to the Noteholder pursuant to written authorization given by Core Materials to the Person making the loan and (ii) to the extent such Person intends to take a security interest in any of the Core Materials' equipment or other assets, such Person has entered into an intercreditor agreement with the Noteholder in form and substance acceptable to the Noteholder.

     "Related Documents" shall mean the Secured Note, the Security Documents and the Intercreditor Agreement.

     "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section
4043(b) of ERISA, other than those events as to which the thirty day notice period is waived by regulation.

     "Responsible Officer" shall mean the chief executive officer and the president of Core Materials or, with respect to financial matters, the chief financial officer of Core Materials.

     "Senior Obligations" shall mean all obligations and liabilities of Core
Materials in respect of the loan agreement entered into by Core Materials in connection with the Refinancing Loan (the "Credit Agreement") and all loan and security documents executed and delivered in connection therewith, and any refinancing, refunding, renewals, or extensions thereof (provided, that the principal amount of such Indebtedness shall not be increased to more than the principal amount outstanding as of the date of such loan agreements) including, without limitation, any interest accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceeding with respect to Core Materials, whether or not such interest constitutes an allowed claim in such proceeding.

     "Security Documents" shall mean the security agreement, and the subsidiary guarantees contemplated by the Secured Note.

     "Single-Employer Plan" shall have the meaning set forth in Section
4001(a)(15) of ERISA.

     "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interest having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" refer to a Subsidiary or Subsidiaries of Core Materials.

  Cancellation

     After all principal, accrued interest and all other amounts hereunder at any time owed on the Secured Note, including all Purchase Price Adjustments, have been paid in full, the Secured Note shall be surrendered to Core Materials for cancellation, and the Noteholder shall take such action as Core Materials may reasonably request to evidence such discharge and the release of the Liens created by the Security Documents. Notwithstanding anything in the Secured Note to the contrary, it is expressly agreed that the outstanding principal balance under the Secured Note may be reduced to a zero balance without such repayment operating to cancel the Secured Note or extinguish or release the Liens, security title and security interest created by the Security Documents. The
Secured Note and the Security Documents shall remain in full force and effect as to any subsequent Purchase Price Adjustments made after the zero balance without loss or priority until all Indebtedness of Core Materials to the Noteholder arising under or in connection with the Secured Note, the Asset Purchase
Agreement, or any other instrument or document now or at any time evidencing, securing or

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

guaranteeing the same is paid in full and satisfied. Core Materials waives the operation of any applicable statute, law or regulation having a contrary effect.

  Payment of Expenses and Taxes

     Core Materials will agree in the Secured Note (a) to pay or reimburse the Noteholder for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under the Secured Note and the other
Related Documents after the occurrence of any Event of Default, including, without limitation, the fees and disbursements of counsel to the Noteholder, (b) to pay, indemnify, and hold the Noteholder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transaction contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Secured Note and the other Related
Documents and (c) to pay, indemnify, and hold the Noteholder harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Secured Note and the other Related
Documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Core Materials, any of its Subsidiaries or any of their properties (all the foregoing in the clause (c), collectively, the "indemnified liabilities"), provided that Core Materials shall have no obligation hereunder to the Noteholder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Noteholder,
(ii) legal proceedings commenced against the Noteholder by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) any matter relating to the Intercreditor Agreement. The agreements described in this paragraph will survive repayment of the Secured Note and all other amounts payable thereunder.

THE SUPPLY AGREEMENT

  General

     As a condition to the consummation of the Acquisition, Navistar and Core
Materials will enter into the Comprehensive Supply Agreement (the "Supply
Agreement"). Under the terms of the Supply Agreement, for a period of five years, Navistar will agree to purchase from Core Materials, and Core Materials will agree to sell to Navistar, all of Navistar's original Products. The Supply
Agreement is intended to be a rolling five year agreement where an extension to the fifth year is negotiated annually.

     On a pro forma basis, pursuant to the terms of the Supply Agreement, Navistar would have paid $43.6 million and $27.1 million to Core Materials in the year ended October 31, 1995 and the nine months ended July 31, 1996, respectively. However, no minimum quantities of annual production of Products or minimum purchase quantities are set forth or implied in the Supply Agreement, and no penalties will be imposed on Navistar for volumes of products actually ordered by Navistar below those quantities forecasted. In addition, Navistar is not required to purchase any new products from Core Materials other than the Products covered by the Supply Agreement, unless in Navistar's opinion Core
Materials is competitive in price, performance, delivery, reliability, technology and quality with other manufacturers of any such products. In addition, during the term of the Supply Agreement, Core Materials agrees that it will not manufacture or sell the products covered by the Supply Agreement and developed exclusively for Navistar to any other party other than Navistar, unless authorized in writing by Navistar. In the Supply Agreement, Core
Materials will agree to quality, packaging and other Navistar specifications in manufacturing and delivery of the Products.

  Warranty

     Under the Supply Agreement, Core Materials agrees to warrant its products for Navistar's heavy duty, medium duty and school bus chassis which prove to be defective in material and/or workmanship of Core Materials' products up to twelve (12) months from the new vehicle delivery date to user or 100,000 miles.

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

  Support Services

     Pursuant to the Asset Purchase Agreement Core Materials will provide at no additional cost to Navistar such design and design qualification assistance, manufacturing assistance, technical and field support as may be reasonably required by Navistar.

  Indemnification

     Core Materials will agree to indemnify and hold harmless Navistar and its officers, directors and affiliates from any and all damages, costs and expenses incurred as a result of a claim by any third party regarding any harm, damage or loss incurred (or alleged to have incurred) as a direct result of any defect in the materials or workmanship of Core Materials' products. Navistar will agree to indemnify and hold harmless Core Materials and its officers, directors and affiliates from any and all damages, costs and expenses incurred as a result of a claim by any third party regarding any harm, damage, loss or expense incurred
(or alleged to have incurred) as a result of Navistar's installation of Core
Materials' products other than as a direct result of any defect in the materials or workmanship of Core Materials' products.

  Failure to Stay Competitive

     If Navistar reasonably demonstrates to Core Materials that a particular
Product is no longer a competitive value with respect to price, performance, delivery, reliability, technology and quality with other equivalent products then available, then Core Materials will have sixty (60) days of such demonstration to cure the deficiency. If Core Materials cannot remedy the situation within such sixty (60) days, Navistar may at its option terminate the obligations of the parties under the Supply Agreement with respect to the non-competitive Products.

  Reimbursement for Non-Performance

     In the Supply Agreement, the parties acknowledge that the precise amount of damages which Navistar would sustain in the event Core Materials were to fail to make timely or conforming deliveries of Products would be difficult to determine. Therefore, the parties agree that Core Materials shall be responsible for consequential or incidental damages for the correction of Products assembled out of sequence, as a result of delivery delays by Core Materials that are not due to circumstances beyond its control, such as weather, transportation system failures or other acts of God, or for the correction of Products with quality problems by making a payment of $66 per manhour required to correct such problems. Any costs Navistar incurs in connection with Navistar's assembly line down time caused by the failure of Core Materials to deliver on schedule, for reasons not beyond its control but only to the extent that Navistar is not covered by business interruption insurance, will be charged at a rate of $700 per minute. Core Materials will advise Navistar immediately in writing of any apparent imminent problem and the parties will mutually use their best efforts to avoid any actual assembly line down time. Core Materials shall not be responsible for the above damages if such out-of-order (late) delivery or non-delivery results from a cause beyond Core Materials' reasonable control without fault or negligence, provided that Core Materials has immediately informed Navistar in writing of the problem. It is expressly understood that a failure by Core Materials to perform resulting from a strike, lockout or labor difficulty of Core Materials shall not be excused, and Core Materials shall be responsible for the above damages, except if Core Materials shall promptly notify Navistar in writing of any anticipated labor dispute or labor shortage or any other labor performance interruption, and Core Materials shall arrange for advance deliveries or warehousing, at Navistar's option and at locations acceptable to Navistar, of a one month supply of Products, or other quantity mutually agreed upon.

  Material, Labor and Overhead

     Labor and overhead costs will be firm, and only raw material adjustments will be made for the duration of the Supply Agreement. Price adjustments for raw materials will be based on actual transaction prices and must be verified by actual sub-supplier invoices.

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

  Intellectual Property Indemnity

     In the Supply Agreement Core Materials will agree to defend, at its expense, any claim or suit against Navistar or Navistar's customers, based on an assertion or claim that a Product furnished by Core Materials to Navistar pursuant to the Supply Agreement or the use or sale by Navistar or its customers in the manner contemplated by the Supply Agreement infringes any patent or copyright or is a wrongful use of third-party trade secret or proprietary information, and further agrees to indemnify and hold Navistar harmless from any cost and expenses, including attorneys' fees, settlements associated with said claim or suit, or any damages, including attorneys' fees or costs, finally awarded in any such suit, provided that Core Materials is notified promptly in writing of the suit or claim and, at Core Materials' request and expense, is given control of the defense to such claim or suit and all reasonable assistance for the defense of same. If the use or sale of a Product furnished under the Supply Agreement is enjoined as a result of such suit, Core Materials, at its option and at no expense to Navistar, shall obtain for Navistar and its customers the right to use and sell the Product or shall substitute an equivalent Product acceptable to Navistar and extend the indemnity under the Supply Agreement to the substitute Product. The indemnity under the Supply
Agreement does not extend to any claim or suit based on any infringement of any patent by the combination of Product(s) furnished by Core Materials with other components added thereto by Navistar, except when the Product(s) is a material part of the invention of an asserted patent and the components furnished by Navistar to complete the claimed combination, such as an engine, sensor, or vehicle frame, are not novel. The indemnity under the Supply Agreement does not extend to any infringement or alleged infringement arising solely out of Core
Materials' compliance with Navistar-required specifications, designs, or instructions that (i) are created solely by Navistar and (ii) are thereafter furnished to Core Materials in writing.

  Termination

     The Supply Agreement is subject to termination for various reasons as set forth below:

          (i) Termination for Default. At any time during the term of the Supply
     Agreement should either party default in performing any of its material obligations thereunder, the other party may give written notice of default giving the full details thereof. If the defaulting party fails within thirty (30) days of the receipt of written notice of default to cure the default, then the non-defaulting party shall have the right to terminate the Supply Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, the non-defaulting party shall have the right to terminate the Supply
     Agreement in its entirety. The non-defaulting party shall give the other party thirty (30) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

          (ii) Termination for Insolvency: If either party is adjudicated as bankrupt or files a voluntary petition in bankruptcy, then, in accordance with applicable law, the other party shall have the right to terminate the Supply Agreement by giving such financially distressed party thirty (30) days written notice from the determination of the bankruptcy to cure the bankruptcy, whereupon the Supply Agreement shall automatically terminate.

          (iii) Termination for Inadequate Quality: Navistar may terminate the
     Supply Agreement with regard to Products if adequate quality is not maintained in accordance with the terms of the Supply Agreement.

          (iv) Termination for Failure to Remain Competitive: Navistar may terminate the Supply Agreement with regard to non-competitive Products as provided in the Supply Agreement as described above under "Failure to Stay
     Competitive".

          (v) Force Majeure: If Force Majeure delays delivery of Products past
     15 days, Navistar may terminate the Supply Agreement in whole or in part without penalty upon written notice to Core Materials.

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

THE TRANSITIONAL SERVICES AGREEMENT

     As a condition to the consummation of the Acquisition, Navistar and Core
Materials will enter into the Transitional Services Agreement. Under the terms of the Transitional Services Agreement, Navistar will (i) provide internal financial reporting, accounting, budgeting and tax planning and return preparation services and computer services to Core Materials for a period of one year after the Closing and Core Materials will pay for such services based on the actual hours incurred, determined based on (a) all compensation costs for direct personnel of Navistar who perform the services, (b) travel expenses
(including meals and lodging expenses), and (c) ordinary and necessary business expenses incurred by Navistar and (ii) Navistar will provide office support services to Core Materials and procure insurance on Core Materials' behalf for various periods of time after the Closing depending upon the service (up to a period of three years) and Core Materials will pay for such services based on the actual hours incurred (determined as provided above) plus the cost to Navistar in providing such services. Total costs to be paid to Navistar under the Transitional Services Agreement are expected to approximate the amount of corporate general and administrative costs historically allocated to Columbus
Plastics by Navistar. The Transitional Services Agreement will remain in effect until the earlier of (i) three years after the date thereof and (ii) the expiration of the longest time period specified under the Transitional Services
Agreement, unless an event of termination occurs prior to the end of that period. If either party shall fail to perform or default in the performance of any of its obligations under the Transitional Services Agreement, the other party may give written notice that it intends to terminate the Transitional
Services Agreement if such failure or default is not cured within forty-five days of such written notice. If any failure or default so specified is not cured within such forty-five day period, the non-defaulting party may elect to immediately terminate the Transitional Services Agreement; provided, however, that if the failure or default relates to a dispute made in good faith by the defaulting party, the non-defaulting party may not terminate the Agreement pending the resolution of such dispute. In addition, Navistar may immediately terminate the Agreement upon written notice to Core Materials if Core Materials fails to make any payment under the Transitional Services Agreement within fifteen days of the due date and either party may terminate the Agreement upon the occurrence of certain events involving the bankruptcy, insolvency or liquidation of the other party.

     Under the terms of the Transitional Services Agreement, Navistar agrees to indemnify Core Materials against any and all claims, liabilities, damages, losses, costs, expenses, fines and penalties arising out of any actual injury, loss or damage of any nature whatsoever due or relating to the provision of or failure to provide the transitional services only if such amounts are a result of the negligence or reckless or willful misconduct of the personnel of Navistar or any contract personnel managed and directed by Navistar. Core Materials agrees to indemnify Navistar against any and all claims, liabilities, damages, losses, costs, expenses, fines or penalties arising out of any injury or death, and any loss or damage of any nature whatsoever (including, without limitation, loss or damage to property, or damage to the environment) arising out of the operations and activities of Core Materials, except for losses, liabilities, obligations, costs, expenses or damages which are the result of the negligence, gross negligence or willful misconduct of the personnel of Navistar or any personnel under contract with Navistar. The indemnification agreement in the Transitional Services Agreement will survive for a period of three years after the termination of the Transitional Services Agreement for any reason. Pursuant to the Agreement each party has agreed to hold any information received by it in strict confidentiality for a period of ten (10) years following the expiration or termination of the Asset Purchase Agreement.

THE REGISTRATION RIGHTS AGREEMENT

     As a condition to the consummation of the Acquisition, Navistar and Core
Materials will enter into the Registration Rights Agreement (the "Registration
Rights Agreement"). Under the terms of the Registration Rights Agreement, Core
Materials will grant Navistar certain demand and "piggy-back" rights with respect to the registration for sale under the Securities Act of the shares of Core Materials Common Stock received pursuant to the Asset Purchase Agreement.
Navistar shall be entitled to demand two registrations on Form S-1 or any similar long-form registration and an unlimited number of registrations on Form
S-2 or S-3 (including shelf registrations pursuant to Rule 415 under the Securities Act) or any similar short-form registrations. In addition, Navistar will be entitled to piggy-back registration rights, provided however, that if

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

the managing underwriter of an offering advises the Company that the inclusion of such shares of Core Materials Common Stock would have a material adverse effect on the offering, the Company may reduce the number of shares to be registered in accordance with the priorities set forth in the Registration
Rights Agreement. The Company will be required to pay all expenses in connection with any registration, except underwriting discounts and commissions. Pursuant to the Registration Rights Agreement, the Company will agree to indemnify
Navistar, its officers, directors, legal counsel, accountants and each person who controls Navistar against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation by the Company of the Securities Act or any regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance.

                     PROPOSAL NO. 2--APPROVAL OF THE MERGER

                                  INTRODUCTION

     Navistar's obligation to consummate the Acquisition is conditioned, among other things, on the reincorporation of the Company in the State of Delaware. To effect the reincorporation and the desired amendments to the Company's charter and by-laws, the Company established Core Materials, a Delaware corporation, as a wholly-owned subsidiary. Core Materials' Certificate of Incorporation and By-laws contain provisions which would satisfy the requirements of Navistar in the Asset Purchase Agreement. If the Asset Purchase Agreement and the Merger
Agreement are approved by the Company's stockholders and the other conditions to the Asset Purchase Agreement are satisfied or waived, the Company will be merged with and into Core Materials whereupon (i) the Company will cease to exist as a separate Maryland corporation, (ii) Core Materials will succeed, to the fullest extent permitted by law, to all of the business, assets and liabilities of the Company, (iii) the name of the surviving corporation will be "Core Materials
Corporation", (iv) each share of Company Common Stock will be automatically converted into the right to receive one share of Core Materials Common Stock and
(v) the Certificate of Incorporation and By-laws of Core Materials will be the Certificate of Incorporation and By-laws of the surviving corporation of the Merger. The Merger will become effective upon the filing of certificate of merger with the Secretary of State of the State of Delaware and the Secretary of State of the filing of articles of merger with the State Department of Assessments and Taxation of Maryland (the "Effective Time"). It is presently anticipated that such filings will be made as soon as practicable after approval and adoption of the Asset Purchase Agreement and the Merger Agreement at the Special Meeting.

     The Company's Board of Directors has approved, and recommends that the stockholders of the Company approve, the Merger Agreement by and between the Company and Core Materials, which provides for the merger of the Company with and into Core Materials.

     The Company's Board of Directors believes that by reincorporating in Delaware the Company will be able to benefit from Delaware's comprehensive and well developed corporate laws. For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted a modern and comprehensive corporation statute that has been periodically updated and revised to meet changing business needs. As a result, many publicly held corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's historic significance as the state of incorporation for many publicly held corporations, the Delaware judiciary has become particularly familiar with matters of corporate law and corporate financial and business transactions, and a substantial body of court decisions has developed construing Delaware corporate law and establishing public policy with respect to Delaware corporations. As a consequence, a greater measure of predictability is possible in Delaware with respect to corporate legal affairs than is available in other states. While the Company will not be impeded in operating its business under Maryland law, the Company believes that Delaware law will offer clearer guidance with respect to issues that may arise, in particular with respect to a publicly-held corporation with a substantial stockholder having

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

effective control on future decisions involving ordinary business operations as well as extraordinary transactions.

     STOCKHOLDERS OF THE COMPANY SHOULD NOT SURRENDER THEIR SHARE CERTIFICATES
FOR EXCHANGE AFTER THE MERGER UNTIL THEY RECEIVE A TRANSMITTAL LETTER FOR THAT
PURPOSE.

     The approval of the Merger is contingent upon approval of the Asset
Purchase Agreement (Proposal No. 1 herein) by the Company's stockholders. The vote required to approve this item is two-thirds of the outstanding shares of the Company Common Stock. If the Asset Purchase Agreement and the Merger are approved by the Company's stockholders at the Special Meeting, the Merger will be consummated as soon as practicable after all other conditions to the Asset
Purchase Agreement are either satisfied or waived. If the Asset Purchase
Agreement is not approved by the Company's stockholders at the Special Meeting, the Merger will not be consummated.

     If the Merger is approved and completed, the Company and the rights of its stockholders, directors and officers will be governed by the Delaware General
Corporation Law ("Delaware Law") and the Certificate of Incorporation, as amended, of Core Materials (the "Core Materials Charter") and Core Materials'
By-laws (the "Core Materials By-laws"), rather than by the Maryland General
Corporation Law ("Maryland Law") and the Amended and Restated Articles of
Incorporation, as amended, of the Company (the "Company Charter") and the Amended and Restated By-laws, as amended, of the Company (the "Company
By-laws"). Copies of the Company Charter and the Core Materials Charter are attached hereto as Annexes V and VI, respectively, and copies of the Company
By-laws and the Core Materials By-laws are available for inspection at the principal executive offices of the Company and will be sent to Company stockholders upon request. The summary description of such documents contained herein is qualified in its entirety by reference to such documents.

                  DESCRIPTION OF CORE MATERIALS CAPITAL STOCK

     The authorized capital stock of Core Materials will consist of 10,000,000 shares of preferred stock issuable in series and 20,000,000 shares of Common
Stock, par value $.01 per share. The following statements are brief summaries of certain provisions with respect to Core Materials' capital stock contained in Core Materials' Charter or By-laws. The following summary is qualified in its entirety by reference thereto.

     Core Materials Common Stock. Each outstanding share of Core Materials
Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. The Core Materials Common
Stock does not have cumulative voting rights. Dividends may be paid to the holders of Core Materials Common Stock when and if declared by the Board of Directors out of funds legally available for dividends. See "--Dividend Policy," below.

     Holders of Core Materials Common Stock have no conversion, redemption or preemptive rights. Shares of Core Materials Common Stock to be issued in the Merger and the Stock Issuance will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of Core Materials, the holders of Core Materials Common Stock will be entitled to share ratably in its assets remaining after provision for payment of creditors and after the liquidation preference of any preferred stock outstanding at the time.

     Preferred Stock. The Board of Directors of Core Materials is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the powers, rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Board of Directors are: the annual rate of dividends; the redemption price, if any; the terms of a sinking or purchase fund, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Core
Materials; conversion rights, if any; and voting powers, if any. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on the Common Stock. Also, the holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Core
Materials before any payment is made to the holders of the Common Stock.

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

     Upon any future issuance of a series of preferred stock, the holders of preferred stock will have no voting rights except as specifically required by statute and except for any voting rights specifically provided in the certificate of designation creating such series. In general, the vote of a majority of a class, voting as a class, is required to effect any change in the Core Materials Charter which would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them affect adversely
(provided, that, if only certain series are affected, then only the shares of the series so affected shall be considered a separate class for purposes of voting on the proposed change).

     Anti-takeover Measures. Core Materials Charter and By-laws contain provisions which may discourage certain types of transactions involving an actual or threatened change of control of Core Materials. These provisions are designed to make it more difficult to change majority control of the Board of Directors without its consent, and thus to reduce the vulnerability of Core
Materials to an unsolicited proposal to restructure or sell all or part of Core
Materials. These provisions may serve to encourage any person intending to attempt such a takeover to negotiate with the Board of Directors, and the Board of Directors will therefore be better able to protect the interests of the stockholders. These provisions include the following:

     Removal of Directors. Core Materials Charter and By-laws provide that a director may be removed with or without cause upon the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Core
Materials entitled to vote generally in the election of directors ("Voting
Stock").

     Supermajority Approval. Core Materials Charter requires that a merger and certain other transactions be approved by the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Voting Stock. Such affirmative vote is required notwithstanding the fact that a lesser percentage may be specified by law.

     Amendments. Core Materials Charter requires that any amendment to the provisions relating to the removal of directors be approved by the holders of at least 80% of the then outstanding shares of Voting Stock and any amendment to provisions requiring the approval of the holders of at least 66 2/3 of the then outstanding shares of Voting Stock be approved by the holders of at least
66 2/3% of the then outstanding shares of Voting Stock. These requirements will make it more difficult for stockholders who in the aggregate hold only a majority of the Common Stock from avoiding the requirements of the provisions discussed above by simply repealing such provisions.

     Restrictions on Transfer. Core Materials Charter contains a provision (the
"Prohibited Transfer Provision") designed to help assure the continued availability of the Company's substantial NOLs following the Merger by seeking to prevent an "ownership change" as defined under current Treasury Department income tax regulations. Protection against an "ownership change" is accomplished by prohibiting certain transfers of Core Materials Common Stock, preferred stock and any other instrument that would be treated as "stock" or an option under applicable federal income tax rules (collectively, "Stock"). Under the Prohibited Transfer Provision, if a stockholder transfers or agrees to transfer
Stock, the transfer will be prohibited and void to the extent that it would cause the transferee to hold a "Prohibited Ownership Percentage" (as defined in Core Materials Charter) or if the transfer would result in the transferee's ownership increasing if the transferee had held a Prohibited Ownership
Percentage within the three prior years or if the transferee's ownership percentage already exceeds the Prohibited Ownership Percentage under applicable federal income tax rules. A "Prohibited Ownership Percentage" is defined under Core Materials Charter by reference to complex federal tax laws and regulations, but generally means direct and indirect ownership of 4.5% or more (based on value) of Core Materials' Stock or any other percentage that would cause a transferee to be considered to be a 5-percent stockholder under applicable federal income tax rules. This transfer restriction is intended to prevent any person or group of persons from becoming a "5-percent stockholder" of Core
Materials and to prevent an increase in the percentage stock ownership of any existing person or group of persons that constitutes a 5-percent stockholder.
The use of a 4.5% limitation rather than a 5% limitation is intended to provide a margin of safety for market value fluctuations in avoiding an "ownership change." The Prohibited Transfer Provision will expire fifteen years after Core
Materials Charter becomes effective, subject

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

to such expiration date being extended or accelerated in the event of a change in law upon a determination by Core Materials' Board of Directors that such action is reasonably necessary to preserve the tax benefits, in the case of an extension, or that the restrictions are no longer reasonably necessary for the preservation of the tax benefits, in the case of an acceleration. The Prohibited
Transfer Provision does not prevent transfers of Stock between persons who do not hold a Prohibited Ownership Percentage.

     The acquisition of Stock from an individual or entity that owns directly 5% of the stock of Core Materials would be deemed to result in the identification of a separate, segregated "public group" which is a new 5-percent stockholder.
Consequently, the Prohibited Transfer Provision will prohibit certain transfers of equity interests by, and other actions involving, persons having a Prohibited
Ownership Percentage, unless the transfer or other action is approved by Core
Materials' Board of Directors in advance or permitted by a Core Materials Board resolution.

     The Prohibited Transfer Provision does not apply to the issuance of Core
Materials Common Stock to Navistar pursuant to the Asset Purchase Agreement, to any transfer that has been approved in advance by Core Materials' Board of Directors, which is made in compliance with certain exceptions set forth in the Prohibited Transfer Provision or exceptions established from time to time by resolution of Core Materials' Board of Directors. The Board may permit an otherwise prohibited transfer if it reasonably and in good faith determines that a waiver would be in the best interest of the Company.

     In addition to voiding prohibited transfers, the Prohibited Transfer
Provision provides a method of nullifying the effect of certain prohibited transfers after the transfers have purportedly occurred. If such a purported transfer is made in violation of the Prohibited Transfer Provision, the transferee (the "Purported Transferee") will not be recognized as the owner of the Stock. If Core Materials' Board of Directors determines that such a purported transfer has violated the Prohibited Transfer Provision, the Company shall require the Purported Transferee to surrender the relevant Stock and any dividends he or she has received on them to an agent designated by the Board
(the "Agent"). The Agent will sell the Stock in an arm's length transaction (on the American Stock Exchange, if possible). If the Purported Transferee has resold the Stock before receiving the Company's demand to surrender them, the Purported Transferee generally will be required to transfer to the Agent the proceeds of the sale and any distributions he or she has received on the Stock.
After repaying its own expenses and reimbursing the Purported Transferee for the price paid for the Stock (or the fair market value of the Stock at the time of the attempted transfer to the Purported Transferee by gift, inheritance or similar transfer), the Agent will pay any remaining amounts to charities designated by the Company.

     Delaware Anti-takeover Provisions. Core Materials is governed by the provisions of Section 203 of the Delaware Law ("Section 203"), which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares) or
(iii) on or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in an increase in the percentage of any class or series of stock owned by the interested stockholder or in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years, did own) 15% or more of the corporation's voting stock.

     Dividend Policy. Core Materials currently intends to retain earnings to finance the growth and development of its business and does not anticipate paying cash dividends in the foreseeable future. Moreover, Core Materials will be prohibited from paying dividends on its Common Stock by covenants contained in the

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Secured Note. See "PROPOSAL NO. 1--APPROVAL OF THE ACQUISITION--Ancillary
Agreements--The Secured Note--Covenants--Negative Covenants."

     Reverse Stock Split.  In connection with obtaining the approval of Core
Materials' listing application for listing the Core Materials Common Stock on the American Stock Exchange, Core Materials has agreed with the American Stock
Exchange that, in the event that the average closing price of Core Materials
Common Stock is not at least $3.00 per share for a 20 day trading period during the six month period commencing on the date of the approval of Core Materials' listing application, and during such 20 day period the closing price for any five consecutive trading days in such period is less than $3.00 per share, Core
Materials shall, subject to the approval of Core Materials' stockholders as required under Delaware law, effect a reverse stock split of the Core Materials
Common Stock with the anticipated result of increasing the trading price per share to at least $3.00 per share. If a reverse stock split is required pursuant to the preceding sentence, Core Materials has agreed to call a meeting of stockholders and to solicit proxies in order to obtain the required approval of Core Materials stockholders.

                         CERTAIN EFFECTS OF THE MERGER

     The following table summarizes certain material differences between the provisions of Maryland Law and the Company's Charter and By-laws, on the one hand, and the provisions of Delaware Law and the Core Materials Charter and By-laws, on the other hand. Although the Merger will result in substantive changes in the Company's Charter and By-laws which could affect the stockholders and the Company's officers and directors, the Company's management does not believe that such changes will result in any material benefits to directors and officers or any material detriments to stockholders. Core Materials' Charter and By-laws are substantially different from the Company's Charter and By-laws. The following table is not intended to be a complete description of all of the effects of the Merger, and stockholders are advised to review the Company's
Charter and By-laws and the Core Materials Charter and By-laws.

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                                         CAPITAL STOCK
                                     REDEMPTION/RETIREMENT

Maryland Law prohibits the purchase or            Delaware Law generally prohibits the purchase
redemption of stock if a corporation would be     or redemption of stock when capital of a
unable to pay its debts in the normal course      corporation is or will be impaired; except
or the corporation's total assets would be        that, in certain limited cases, shares may be
less than the sum of the total liabilities        purchased or redeemed out of capital if
plus, unless the charter permits otherwise        retired and capital is reduced.
(which the Charter of the Company does not),
the amount needed to satisfy the preferential
rights upon dissolution of stockholders whose
preferential rights on dissolution are
superior to those receiving the distribution.

                                           DIVIDENDS

Maryland Law provides that a corporation may      Delaware Law provides that a corporation may
pay dividends unless a corporation would be       pay dividends only out of surplus or, in
unable to pay its debts in the normal course      certain cases, out of net profits for the
or the corporation's total assets would be        current and/or immediately preceding fiscal
less than the sum of the total liabilities        year.
plus, unless the charter permits otherwise
(which the Charter of the Company does not),
the amount needed to satisfy the preferential
rights upon dissolution of stockholders whose
preferential rights on dissolution are
superior to those receiving the distribution.

To qualify as a REIT, the Company is required     Since Core Materials will not elect to qualify
by the Code to distribute annually at least       as a REIT, it will not be subject to the Code
95% of its REIT Taxable Income (and 95% of        requirements to distribute 95% of its taxable
certain other income related to foreclosure       income.
property), excluding any net capital gain, to
its stockholders.

                                    DENIAL OF VOTING RIGHTS

Under Maryland Law, holders of the outstanding    Delaware Law provides that holders of the
shares of any class of stock may be denied all    outstanding shares of a class of stock shall
voting rights.                                    be entitled to vote as a class upon a proposed
                                                  amendment to the certificate of incorporation,
                                                  whether or not entitled to vote thereon by the
                                                  certificate of incorporation, if the amendment
                                                  would change the par value of the class or
                                                  would adversely affect the powers, preferences
                                                  or special rights of the class.
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                                          STOCKHOLDERS
                                       INSPECTION RIGHTS

Maryland Law provides one or more persons who     Delaware Law provides that a stockholder may
have been holders of record for more than six     inspect the stockholder list for any purpose
months of at least 5% of the outstanding stock    reasonably related to such person's interest
of any class are entitled to inspect and copy     as a stockholder.
the corporation's books of account and stock
ledger and receive a written statement of the
corporation's affairs and a verified list of
stockholders.

                                     ACTION WITHOUT MEETING

Maryland Law provides that stockholders may       As permitted by Delaware Law, the Core
take action without a meeting upon unanimous      Materials Charter denies stockholders the
written consent (a requirement virtually          right to take action without a meeting.
impossible for a public company to attain).

                         CALL OF STOCKHOLDERS' MEETINGS BY STOCKHOLDERS

Maryland Law permits stockholders entitled to     Delaware Law provides that special meetings of
cast at least 25% of all the votes entitled to    stockholders may be called by a corporation's
be cast at the meeting to call a special          board of directors or by such person or
meeting of stockholders, unless this              persons as may be authorized by the
percentage is increased (to not more than a       corporation's certificate of incorporation or
majority) by the charter or by-laws (which the    by-laws. Core Materials By-laws permits
Charter and By-laws of the Company do not).       holders of at least 20% of Core Materials
                                                  Common Stock to call a special meeting of
                                                  stockholders.

                                      AMENDMENT TO BY-LAWS

Under Maryland Law, the exclusive power to        Under Delaware Law, stockholders cannot be
adopt, amend or repeal the by-laws may be         divested of the power to adopt, amend or
conferred on the stockholders, vested             repeal the by-laws, although this power may
exclusively with the board of directors, or       also be conferred upon the board of directors.
shared by both groups. The Company By-Laws        The Core Materials By- Laws provide that they
provide that they may be amended by a vote of     may be amended or repealed by the stockholders
a majority of the Board of Directors              by the vote of two-thirds of the shares of
(including a majority of the Unaffiliated         stock present in person or by proxy at a
Directors); subject to the power of the           meeting of stockholders or by the Board of
stockholders to change or repeal the By-Laws      Directors by the affirmative vote of a
at any meeting duly convened after notice for     majority of the entire Board of Directors.
that purpose.

                                 DISSOLUTION OF THE CORPORATION

Under Maryland Law, a corporation may be          Under Delaware Law, a corporation may be
dissolved if (i) the board of directors of the    dissolved if (i) the board of directors of the
corporation by resolution adopted by a            corporation, by resolution adopted by a
majority of the entire board, deems such          majority of the entire board at any meeting
dissolution advisable and directs that the        called for that purpose, deems such
proposed dissolution be submitted for             dissolution advisable and (ii) a majority of
consideration at either an annual or special      the outstanding stock of the corporation votes
meeting of stockholders and (ii) the proposed     entitled to vote on the matter for the
dissolution is approved by the stockholders at    proposed dissolution at a stockholders meeting
such meeting by the affirmative vote of not       called for the purpose of acting on such
less than two-thirds entitled to be cast on       resolution.
the matter.
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                                BOARD OF DIRECTORS AND OFFICERS
                                     UNAFFILIATED DIRECTORS

The Company By-laws provide that a majority of    The Core Materials By-laws do not contain a
the Board of Directors of the Company shall be    similar provision.
Unaffiliated Directors (as defined below).
"Unaffiliated Director" is defined in the
Company By-laws to mean a director of the
Company who is not affiliated, directly or
indirectly, with any person or entity
responsible for directing and performing the
day-to-day business affairs of the Company
(the "Manager"), whether by ownership of,
ownership interest in, employment by, any
material business or professional relationship
with, or tenure as an officer or director of,
the Manager or any affiliate of the Manager;
provided, however, that a director shall not
be considered to be an Unaffiliated Director
if he or she is serving as a director of any
real estate investment trust (other than the
Company) organized by the Manager or any of
its affiliates.

                               COMPOSITION OF BOARD OF DIRECTORS

The Company By-laws provide that the Board of     The Core Materials By-laws provide that the
Directors shall consist of not less than three    Board of Directors shall consist of not less
(3) nor more than fifteen (15) directors. Any     than one (1) nor more than seven (7)
vacancy occurring on the Board of Directors       directors. The Core Materials By-laws provide
for any cause other than by reason of an          that any vacancies on the Board of Directors
increase in the number of directors may be        for any reason shall be filled by vote of a
filled by vote of a majority of the remaining     majority of the remaining members of the Board
members of the Board of Directors. Any vacancy    of Directors. However, pursuant to the Asset
occurring by reason of an increase in the         Purchase Agreement, with respect to vacancies
number of directors may be filled by action of    on the initial Board of Directors of Core
a majority of the entire Board of Directors,      Materials which exist at any time prior to the
including a majority of Unaffiliated              first annual meeting of the stockholders of
Directors. Notwithstanding any of the             Core Materials following the Closing Date, the
foregoing, (i) the Unaffiliated Directors         Company Designees shall have all requisite
shall nominate replacements for vacancies         authority to act on behalf of Core Materials
among the Unaffiliated Directors, which           as a special committee of the Board of
replacements must be elected by a majority of     Directors to fill vacancies created by the
the directors, including a majority of the        resignation or removal of a Company Designee
Unaffiliated Directors and (ii) following the     and the Navistar Designees shall have all
election of directors to fill vacancies on the    requisite authority to act on behalf of Core
Board of Directors caused by its enlargement,     Materials as a special committee of the Board
a majority of the Board of Directors following    of Directors to fill vacancies created by the
such elections shall be Unaffiliated              resignation or removal of a Navistar Designee.
Directors.

                                            REMOVAL

Maryland Law provides that any director or        The Core Materials Charter (and By-laws)
officer may be removed with or without cause      provide that a director may be removed with or
by the affirmative vote of a majority of all      without cause by the vote of the holders of at
the votes entitled to be cast in the election     least 80% of the voting power of the
of directors, unless the charter of the           outstanding shares of capital stock of Core
corporation provides otherwise, which the         Materials entitled to vote generally in the
Charter of the Company does not.                  election of directors.
                                                  The Core Materials Charter and By-laws do not
                                                  provide stockholders with the right to remove
                                                  officers.
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                               LIMITATION OF DIRECTORS' LIABILITY

The Company Charter limits the directors'         The Core Materials Charter also limits the
personal liability to the full extent             directors' personal liability to the full
permitted by Maryland Law, i.e., directors are    extent permitted by Delaware Law, i.e.,
not liable to the corporation or its              directors are not liable to the corporation or
stockholders for money damages except for         its stockholders for monetary damages for
liability resulting from (i) actual receipt of    breach of their fiduciary duty except in the
an improper benefit or profit in money,           cases of: (i) breaches of their duty of
property or services, or (ii) active and          loyalty to the corporation and its
deliberate dishonesty established by a final      stockholders; (ii) acts or omissions not in
judgment as being material to the cause of        good faith; (iii) acts or omissions which
action.                                           involve intentional misconduct or a knowing
                                                  violation of law; (iv) transactions from which
                                                  a director derives improper personal benefit;
                                                  or (v) unlawful dividends or unlawful stock
                                                  repurchases or redemptions.

                               LIMITATION OF OFFICERS' LIABILITY

As permitted by Maryland Law, the Company's       Under Delaware Law, the liability of officers
Charter limits the liability of all officers      may not be limited.
to the corporation or its stockholders for
money damages to the same extent as for
directors.

                         INDEMNIFICATION FOR LIABILITY TO THIRD PARTIES

The Company Charter and By-laws provide for       The Core Materials By-laws also provide for
the indemnification of directors, officers,       the indemnification of directors and officers
employees and other agents to the full extent     to the full extent permitted by Delaware Law.
permitted by Maryland Law. Under Maryland Law,    The Core Materials By-laws provide that Core
directors and officers may be indemnified in      Materials may, to the extent deemed advisable
third party actions against expenses, fines,      by the Board of Directors, indemnify employees
settlements and judgments unless it is            and other agents of the corporation. Under
established that: (i) the act or omission was     Delaware Law, such directors/officers,
material to the matter giving rise to the         employees and agents may be indemnified in
proceeding and either was committed in bad        third party actions against expenses, fines,
faith or was the result of active and             settlements and judgments if they acted in
deliberate dishonesty; (ii) the person            good faith and in a manner they reasonably
actually received an improper personal benefit    believed to be in or not opposed to the best
in money, property or services; or (iii) in       interests of the corporation and, with respect
the case of any criminal proceeding, the          to any criminal action or proceeding, had no
person had reasonable cause to believe that       reasonable cause to believe their conduct was
the act or omission was unlawful. Maryland Law    unlawful.
requires a corporation, unless its charter
provides otherwise (which the Company Charter
does not), to indemnify a director or officer
who has been successful, on the merits or
otherwise, in the defense of any proceeding to
which he is made a party by reason of his
service in that capacity.

                        INDEMNIFICATION OF LIABILITY TO THE CORPORATION

Under Maryland Law, directors and officers may    The same rule applies under Delaware Law,
be indemnified in suits by or in the right of     except that, where the defendant is not
the corporation to the same extent as in third    successful on the merits the defendant must
party actions (see above) except no               also show that he or she acted in good faith
indemnification may be made if the director or    and in a manner he or she reasonably believed
officer was adjudged liable to the                to be in or not opposed to the best interests
corporation.                                      of the corporation in order to obtain
                                                  indemnification of the expenses of defense and
                                                  amounts paid in settlement.
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                              PRESUMPTION AGAINST INDEMNIFICATION

Under Maryland Law, termination of any            Under Delaware Law, termination of any
proceeding by conviction or upon a plea of        proceeding by conviction or upon a plea of
nolo contendere or its equivalent creates a       nolo contendere or its equivalent shall not,
rebuttable presumption that such person is not    of itself, create a presumption that such
entitled to indemnification.                      person is prohibited from being indemnified.

                                   RESTRICTIONS ON OPERATIONS
                                   INCURRENCE OF INDEBTEDNESS

The Company By-laws provide that it may not       The Core Materials By-laws do not contain a
incur additional indebtedness if, after giving    provision prohibiting or otherwise restricting
effect to such indebtedness, its aggregate        the incurrence of indebtedness. In addition,
indebtedness (other than liabilities incurred     after the Acquisition, it is anticipated that
in connection with participation in the           Core Materials' Board of Directors will not
issuance of CMOs and any loans between the        adopt a policy restricting Core Materials'
Company and its corporate subsidiaries),          borrowings to $25,000,000. However, in the
secured and unsecured, would exceed 300% of       Asset Purchase Agreement, the Company
the Company's average invested assets, in each    covenants that from the Closing until March
case on a consolidated basis, as calculated at    31, 1997 the Company will not, without the
the end of each calendar quarter in accordance    prior written consent of Navistar, borrow any
with generally accepted accounting principles,    amount or incur or become subject to any
unless such additional indebtedness is            liabilities except in the ordinary course of
approved by a majority of the Unaffiliated        business consistent with Navistar's past
Directors. The Company is currently operating     practices. See "PROPOSAL NO. 1-- APPROVAL OF
under a borrowing limitation pursuant to a        THE ACQUISITION--The Assets Purchase
policy adopted by its Board of Directors that     Agreement--Certain Covenants." In addition, it
limits total borrowings to $25,000,000, an        is anticipated that the Secured Note will
amount substantially in excess of the amount      contain restrictions on Core Materials'
the Company would be able to borrow under the     ability to incur indebtedness. See "PROPOSAL
current operating condition of the Company.       NO. 1-- APPROVAL OF THE ACQUISITION--Ancillary
                                                  Agreements--The Secured Note--Covenants--
                                                  Negative Covenants--Limitation on
                                                  Indebtedness."

                                    RESTRICTIONS ON TRANSFER
                               RESTRICTIONS ON TRANSFER OF SHARES
                                     TO PRESERVE REIT STATUS

The Company Charter provides that if the Board    Since Core Materials will not elect to qualify
of Directors determines that share ownership      as a REIT under the Code, the Core Materials'
of the corporation has or may become              Charter does not contain a similar provision.
concentrated to an extent that would prevent
the corporation from qualifying as a REIT, the
Board is authorized to prevent the transfer
of, or redeem (by lot or otherwise), a number
of shares sufficient to maintain the
corporation's qualification as a REIT for tax
purposes.
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                               PROHIBITION ON TRANSFER OF SHARES
                           TO PRESERVE NET OPERATING LOSS CARRY OVERS

The Company Charter does not contain a            The Core Materials Charter differs from the
provision prohibiting or otherwise restricting    Company Charter in that the Core Materials
the transfer of shares in order to preserve       Charter includes the Prohibited Transfer
the Company's NOLs.                               Provision in order to help ensure the
                                                  continued availability of the Company's
                                                  substantial NOLs following the Merger. As
                                                  discussed above, see "Description of Core
                                                  Materials Capital Stock--Restrictions on
                                                  Transfer", the Prohibited Transfer Provision
                                                  accomplishes this by seeking to prevent an
                                                  "ownership change", as defined under current
                                                  Treasury Department income tax regulations, by
                                                  prohibiting certain transfers of Core
                                                  Materials Common Stock, preferred stock and
                                                  any other instrument that would be treated as
                                                  "stock" or an option under applicable federal
                                                  income tax regulations that would cause a
                                                  person to hold a Prohibited Ownership
                                                  Percentage or would increase the ownership
                                                  percentage of any person who has held a
                                                  Prohibited Ownership Percentage within three
                                                  years prior to the proposed transfer.
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                                       CHANGES IN CONTROL
                              SUPER-MAJORITY STOCKHOLDER APPROVAL

The Company Charter does not contain              The Core Materials Charter requires that
provisions prohibiting or restricting business    certain mergers and other transactions be
combinations with the Company's stockholders.     approved by the affirmative vote of the
                                                  holders of at least 66 2/3% of the then
Under Maryland Law, certain "business             outstanding shares of Core Materials Common
combinations" (including certain issuances of     Stock.
equity securities) between a Maryland
corporation and any person who beneficially       Core Materials is governed by the provisions
owns ten percent or more of the voting power      of Section 203 of the Delaware General
of the corporation's shares (an "Interested       Corporation Law, which prohibits a publicly
Stockholder") or an affiliate thereof are         held Delaware corporation from engaging in a
prohibited for five years after the most          "business combination" with an "interested
recent date on which the Interested               stockholder" for a period of three years
Stockholder becomes an Interested Stockholder.    following the time that such stockholder
Thereafter, any such business combination must    became an interested stockholder, unless (i)
be approved by two super-majority stockholder     prior to such time either the business
votes unless, among other conditions, the         combination or the transaction which resulted
corporation's common stockholders receive a       in the stockholder becoming an interested
minimum price (as defined under Maryland Law)     stockholder is approved by the board of
for their shares and the consideration is         directors of the corporation, (ii) upon
received in cash or in the same form as           consummation of the transaction which resulted
previously paid by the Interested Stockholder     in the stockholder becoming an interested
for its common shares.                            stockholder, the interested stockholder owns
                                                  at least 85% of the voting stock of the
These provisions of Maryland Law do not apply     corporation outstanding at the time the
to business combinations that specifically,       transaction commenced (other than certain
generally, or generally by types, as to           excluded shares) or (iii) on or after such
specifically identified or unidentified           time the business combination is approved by
existing or future Interested Stockholders or     the board and authorized at an annual or
their affiliates, have been approved or           special meeting of stockholders, and not by
exempted therefrom, in whole or in part, by       written consent, by the affirmative vote of at
resolution of the board of directors of the       least 66 2/3% of the outstanding voting stock
corporation prior to the most recent date on      which is not owned by the interested
which the Interested Stockholder became an        stockholder. A "business combination" includes
Interested Stockholder.                           certain mergers, consolidations, asset sales,
                                                  transfers and other transactions resulting in
To opt out of the Maryland statutory              an increase in the percentage of any class or
restrictions by stockholder action requires       series of stock owned by the interested
stockholders to adopt a charter amendment by a    stockholder or in a financial benefit to the
vote of at least 80% of the votes entitled to     stockholder. An "interested stockholder" is a
be cast by outstanding shares of voting stock     person who, together with affiliates and
of the corporation, voting together as a          associates, owns (or, in certain cases, within
single voting group, and two-thirds of the        three years, did own) 15% or more of the
votes entitled to be cast by persons (if any)     corporation's voting stock. The vote required
who are not Interested Stockholders of the        to opt out of the Delaware statutory
corporation or affiliates or associates of        restrictions is a majority of the voting
Interested Stockholders, voting together as a     stock; however, with certain exceptions, any
single voting group, expressly electing not to    such vote would not be effective until 12
be governed by these provisions in whole or in    months after the stockholder approval and
part, or in either case as to business            would not apply to any business combination
combinations, specifically, generally, or         between such corporation and any person who
generally by types, or as to identified or        became an interested stockholder prior to the
unidentified existing or future Interested        adoption of the amendment of the corporation's
Stockholders or their affiliates, provided        charter needed to effect the opt-out.
that the amendment may not be effective until
18 months after the vote of stockholders and
may not apply to any business combination of
the corporation with an Interested Stockholder
(or any affiliate of the Interested
Stockholder) who became
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an Interested Stockholder on or before the
date of the vote.

        RESTRICTIONS ON EXERCISE OF VOTING RIGHTS OF AND THE OWNERSHIP OF CONTROL SHARES

Maryland Law provides that "control shares" of    Other than pursuant to the Prohibited Transfer
a Maryland corporation acquired in a "control     Provision, Core Materials is not subject to
share acquisition" have no voting rights          any restrictions on the voting or ownership of
except to the extent approved by a vote of        Core Materials Common Stock. Delaware Law does
two-thirds of the votes entitled to be cast on    not have provisions relating to the voting
the matter, excluding shares of stock owned by    rights or ownership of "control shares."
the acquiror, by officers or by directors who
are employees of the corporation. "Control
shares" are voting shares of stock which, if
aggregated with all other such shares of stock
previously acquired by the acquiror or in
respect of which the acquiror is able to
exercise or direct the exercise of voting
power (except solely by virtue of a revocable
proxy), would entitle the acquiror to exercise
voting power in electing directors within one
of the following ranges of voting power: (i)
one-fifth or more but less than one-third,
(ii) one-third or more but less than a
majority, or (iii) a majority or more of all
voting power. Control shares do not include
shares the acquiring person is then entitled
to vote as a result of having previously
obtained stockholder approval. A "control
share acquisition" means the acquisition of
control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.
The fair value of the


----------------------------------------------    ----------------------------------------------
               MARYLAND LAW AND                                  DELAWARE LAW AND
             GOVERNING DOCUMENTS                               GOVERNING DOCUMENTS
----------------------------------------------    ----------------------------------------------
shares as determined for purposes of such
appraisal rights may not be less than the
highest price per share paid by the acquiror
in the control share acquisition.

The control share acquisition statutes does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or
(b) to acquisitions approved or exempted by the Charter or By-laws of the corporation. The
Charter and By-laws of the Company do not approve or exempt any such acquisitions.

                                         FRANCHISE TAX

As a Maryland corporation, the Company is not     As a Delaware corporation, Core Materials will
subject to a franchise tax or similar taxes       be subject to an annual franchise tax of
other than the personal property tax return       approximately $34,800.
filing fee of $100.

       SIGNIFICANCE OF DIFFERENCES BETWEEN THE COMPANY AND CORE MATERIALS

     The following is a discussion of the significance of some of the differences between the Company and Core Materials described in the foregoing table, in particular those relating to potential acquisitions of the corporation and the limitation of liability and indemnification of RYMAC officers and directors. Management does not believe any of such effects will result in any material benefit to the Company's officers or directors or any material detriment to stockholders.

     Restrictions on Certain Business Combinations. The Core Materials Charter contains a provision that requires the approval of at least 66 2/3% of the outstanding shares of Core Materials' Common Stock for certain mergers, the sale, lease or exchange of substantially all of Core Materials' assets and approval of a plan of liquidation or dissolution. In addition, as discussed above both Maryland Law and Delaware Law impose an additional set of statutory restrictions which restrict business combinations with significant stockholders. The purpose of both the Charter and the statutory restrictions is to encourage any potential bidder for control of the corporation to attempt to negotiate an acquisition directly with the board of directors and to discourage tender offers made directly to the stockholders.

     The Delaware statutory restrictions, which are applicable to Core Materials, and the Maryland statutory restrictions, which are applicable to the Company, differ in a number of ways. First, the statutory moratorium imposed by Delaware Law for transactions with interested stockholders extends for three years as opposed to the five year moratorium imposed by Maryland Law. Delaware Law imposes no further restrictions once the three-year period expires, while the prohibition imposed by Maryland Law on a proposed combination continues indefinitely unless and until the transaction is approved by eighty percent of the voting stock and a majority of the disinterested directors or the transaction satisfies the fair-pricing requirement. The Delaware statutory moratorium does not apply if the percentage of voting stock held by the interested stockholder is less than fifteen percent, whereas the Maryland statutory restriction applies so long as the percentage is at least 10%.

     An additional distinction between Delaware Law and Maryland Law exists as to the size of the super-majority stockholder vote required to avoid the moratorium or prohibition. The vote required by the Delaware statute is two-thirds of the shares of the disinterested stockholders, whereas the vote required under Maryland Law is eighty percent of all the voting stock, including shares held by the interested stockholder. Assuming that an interested stockholder held fifteen percent of the outstanding voting stock (the minimum required to trigger both sets of statutory requirements), the minimum vote required to approve the transaction would be seventy-six percent of the disinterested stockholders of the Company, which would be subject to the Maryland statute, compared to two-thirds of the disinterested stockholders of Core Materials, which would be subject to the Delaware statute. Thus, it would be easier for an interested stockholder to satisfy the statutory minimum stockholder vote requirement after the Merger.

     In addition to the statutory and charter provisions described above, Navistar's ownership interest in Core Materials may have certain anti-takeover effects. Navistar will own approximately 45% of the voting stock of Core Materials on a fully diluted basis immediately following the Acquisition, which will enable Navistar to preclude mergers and the sale, lease or exchange of substantially all of Core Materials' assets pursuant to the Core Materials Charter provisions described above. So long as Navistar owns a control block of Core Materials stock it is unlikely that any potential acquirer will attempt a hostile bid for control of Core Materials. There can be, however, no assurance that Navistar will not sell some or all of its interest in Core Materials and Navistar has entered into the Registration Rights Agreement with the Company pursuant to which the Company has agreed to file registration statements under the 1933 Act for that purpose.

     Removal of Directors and Officers. The Company By-laws provide that the Company's stockholders may, by the vote of a majority of the Stockholders entitled to vote, remove any director or officer with or without cause. As permitted by Delaware Law, The Core Materials Charter (and By-laws) provide that a director may be removed from office with or without cause only upon the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Core Materials entitled to vote generally in the election of directors.

     The Core Materials Charter and By-laws do not provide stockholders with the right to remove officers.

     The provisions in the Core Materials Charter and By-laws that restrict the removal of directors tend to maintain the incumbency of the existing directors and make it more difficult for stockholders who do not agree with the policies of the Board of Directors to replace a majority of the Board of Directors in an relatively short period of time.

     Limitations on Director Liability. The Company and Core Materials Charters both extend the protection available to directors from monetary liability to the corporation and its stockholders to the full extent permissible under the respective state laws. Because Maryland Law is more advantageous to directors in this regard, the directors will be afforded less protection from personal liability, and the circumstances under which stockholders may be able to establish claims for monetary damages against directors will be increased, as a result of the Merger. However, in neither case is a director protected against claims by third parties, claims for equitable relief such as rescission or injunctive relief, or claims arising out of their responsibilities under the federal securities laws. Moreover, although Maryland Law permits broader limitations of liability than Delaware Law, the degree of difference is small. In both cases, the inclusion of such provisions in the charter documents enhances the corporation's ability to attract qualified directors.

     Limitations on Officer Liability. The Company Charter also differs from the Core Materials Charter in that, as permitted by Maryland Law, it protects officers of the Company against liability to the corporation or its stockholders for monetary damages arising from any claim for breach of fiduciary duty to the same extent that it protects directors. Although the Core Materials Charter cannot, under Delaware Law, limit the liability of officers, the Core Materials Charter does provide for the indemnification of officers to an extent generally consistent with the Maryland limitations of liability.

     Indemnification. Both the Company and Core Materials charter documents provide for the indemnification of officers and directors to the full extent permitted by applicable state law. The two states' indemnification laws are similar in most respects. However, Maryland Law appears to be more favorable to an officer or director as to civil liabilities insofar as it requires, in order to deny indemnification to any person, a finding that the person's conduct was material to the underlying injury and was either committed in bad faith or the result of active and deliberate dishonesty or that the person actually received an improper personal benefit. In contrast, Delaware Law requires that indemnification be denied unless the person shows that he acted in good faith and in a manner in or not opposed to the best interest of the corporation, thus shifting the burden of proof and imposing a higher standard. However, as in the case of the limitation of officer and director liability, management believes that in practice this distinction is unlikely to have a material effect on the ability of an officer or director to obtain indemnification.

     Restriction on Transfer of Shares to Preserve NOLs. The Core Materials Charter differs from the Company Charter in that the Core Materials Charter includes the Prohibited Transfer Provision in order to help ensure the continued availability of the Company's substantial NOLs following the Merger. As discussed above, see "Description of Core Materials Capital Stock--Restrictions on Transfer", the Prohibited Transfer Provision accomplishes this by seeking to prevent an "ownership change", as defined under current Treasury Department income tax regulations, by prohibiting certain transfers of Core Materials Common Stock, preferred stock and any other instrument that would be treated as "stock" or an option under applicable federal income tax regulations that would cause a person to hold a Prohibited Ownership Percentage or would increase the ownership percentage of any person who has held a Prohibited Ownership Percentage within three years prior to the proposed transfer. Although the Prohibited Transfer Provision may have the effect of impeding a stockholder's attempt to acquire a significant or controlling interest in Core Materials, the purpose of the Prohibited Transfer Provision is to preserve tax benefits, not to insulate management from change. The Company believes the tax benefits outweigh any anti-takeover effect of the Prohibited Transfer Provision. See "CERTAIN CONSIDERATIONS." Any antitakeover effect of the Prohibited Transfer Provision will end when the Prohibited Transfer Provision terminates.

     Redemption and Prohibition on Transfer of Shares Preserving REIT Status. To protect the Company's qualification as a REIT under the Code, the Company Charter provides that if the Board of Directors determines that share ownership of the corporation has or may become concentrated to an extent that would prevent the corporation from qualifying as a REIT, the Board is authorized to prevent the transfer of, or redeem (by lot or otherwise), a number of shares sufficient to maintain the corporation's qualification as a REIT for tax purposes. The Core Materials Charter does not contain a similar provision because if the Acquisition is consummated the Company will cease to be a REIT effective for its tax year ending December 31, 1996.

     Authorized Capital. The Company has 50,000,000 shares of authorized common stock, par value $0.01 per share; Core Materials has 20,000,000 shares of authorized Common Stock, par value $0.01 per share. Core Materials also has 10,000,000 shares of authorized preferred stock. The Core Materials Charter provides that the shares of preferred stock may be issued from time to time, in one or more classes or series, each of which class or series shall have such rights as may be fixed by the Board of Directors. Each class can have voting rights, full or limited, or no voting powers, and such preferences or other special rights or such qualification, limitations or restrictions thereof, as stated in the resolution authorizing the issuance of such securities. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on the Core Materials Common Stock. The holders of preferred stock would also normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Core Materials before any payment is made to the holders of Core Materials Common Stock. In addition, a "blank check" preferred stock provision like Core Materials' may be used by the Board of Directors as an anti-takeover device as it allows the Board to issue preferred stock with provisions that may help to deter hostile suitors. The Company Charter does not have any authorized capital stock specifically designated preferred stock but the Charter does permit the Board of Directors to authorize and issue from time to time additional classes of stock from the Company's unissued shares of capital stock without the necessity of further approval by the stockholders and with such rights and preferences as the Board of Directors of the Company may designate by resolution. This is in effect a "blank check" preferred stock provision similar to the one contained in the Core Materials Charter.

                 SIGNIFICANT CHARTER AND BY-LAW PROVISIONS NOT
                       MATERIALLY AFFECTED BY THE MERGER

     Following is a discussion of certain Charter and By-law provisions in which management believes RYMAC stockholders may be interested even though such provisions will not be materially affected by the Merger.

     Stockholder's Inspection Rights. Although, as described above, there are differences between Delaware Law and Maryland Law which affect stockholders' general access to the Company's stockholder list, both the Company By-laws and the Core Materials By-laws permit any stockholder to inspect such list at least ten days prior to any stockholder meeting for any purpose germane to such meeting. Moreover, for so long as RYMAC remains a public company and subject to the Exchange Act, those state law differences will not affect the rights of stockholders under federal law to require the Company and Core Materials either to provide a list of security holders or to mail a stockholder's proxy materials whenever the Company or Core Materials may solicit proxies for a stockholder vote.

     Preemptive Rights. Both the Company's Charter and the Core Materials Charter disallow any stockholder any preemptive right to subscribe for any newly issued stock or other securities of the corporation.

                       NO DISSENTERS' RIGHTS OF APPRAISAL

     Section 3-202 of the Annotated Code of Maryland provides that stockholders of a Maryland corporation do not have appraisal rights when a Maryland corporation whose shares are listed on a national securities exchange merges with and into another corporation. Consequently, since the Company Common Stock is listed on the American Stock Exchange, dissenters' rights are not available with respect to the Merger.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE MERGER.

       FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE ACQUISITION

     The Merger. The Merger has been structured to qualify as a "reorganization" under Section 368 of the Code. If the Merger qualifies as a reorganization, no gain or loss will be recognized by the holders of Company Common Stock as a result of receiving Core Materials Common Stock. Each stockholder will have the same basis in the shares of Core Materials Common Stock as in the shares of Company Common Stock held immediately prior to the time the Merger becomes effective and the holding period of the shares of Core Materials Common Stock will include the period during which the corresponding shares of Company Common Stock were held. In addition, no gain or loss will be recognized by the Company upon its transfer of assets to Core Materials and Core Materials will have the same basis as the Company in the assets transferred and will succeed to certain tax attributes of the Company including the Company's NOLs, earnings and profits, and capital loss carryovers.

     There are certain technical legal requirements for the Merger to qualify as a reorganization. In addition, there are certain factual requirements in that there must be a business purpose for the Merger, Core Materials must continue to use the historic business assets of the Company or continue the Company's historic business, and there must be a continuity of stockholders from the Company to Core Materials. Although the matter is not free from doubt, the Merger should satisfy the legal and factual requirements to be treated as a reorganization and the discussion below assumes that the Merger will so qualify. However, the Company has not requested a ruling from the IRS with respect to the Merger and it is possible that the IRS will disagree. If the IRS were to successfully challenge the Merger as not qualifying as a reorganization, stockholders would recognize gain or loss on the exchange of their shares of stock in the Company and Core Materials would not be allowed to succeed to any tax attributes of the Company including its NOLs, earnings and profits, and capital loss carryovers.

     Utilization of Net Operating Losses and Capital Loss Carryforwards. Generally, a taxpayer is allowed to carry its net operating losses forward up to 15 years following the taxable year in which such losses arose. Substantially all of the Company's net operating losses arose during or subsequent to its 1992 taxable year. As a consequence of the Merger, Core Materials will succeed to the Company's remaining carryover period on its NOLs.

     A taxpayer is able to utilize a net operating loss that arose in a year in which it qualified as a REIT in a subsequent year in which it no longer qualified as a REIT. Accordingly, Core Materials will not be prevented from using the net operating losses of the Company solely because its operations and assets will no longer allow for qualification as a REIT.

     The Company is entitled to carry a net long term capital loss forward up to 5 years following the taxable year in which such losses arose. Also as a consequence of the Merger, Core Materials will succeed to the Company's remaining carryover period on its capital losses. Capital losses can only be offset by capital gains and not by ordinary income. Although most of the Company's capital losses arose during or subsequent to its 1994 taxable year, Core Materials is not expected to recognize any significant capital gains that would allow it to utilize the capital loss of the Company before such capital losses carryforwards expire.

     The ability of Core Materials to utilize the NOLs of the Company will be severely restricted under Code Section 382 if Core Materials under goes a "change of control." Code Section 382 limits a corporation's utilization of its net operating losses when certain changes in the ownership of the corporation's stock occur within a three year period. If the Code Section 382 limitation is triggered as a result of future shifts in ownership of Core Materials, combined with shifts in ownership that have already occurred and those that will occur as a result of the issuance and sale of the shares of Common Stock to Navistar, Core Materials would be permitted to deduct only a limited amount of its net operating losses in each taxable year that ends after the triggering event occurs. This limitation could cause Core Materials' tax expense to be greater than if no limitation existed and could cause the majority of Core Materials' NOLs to expire before it would be permitted under the limitation imposed by Code
Section 382 to utilize such NOLs.

     The Code Section 382 limitation is generally triggered when more than 50 percent of the value of a corporation's stock is acquired by one or more stockholders during any three year period (a "Change in Control") generally treating all shares of the same class as having the same value. The rules for determining whether a Change in Control has occurred are complex and dependent upon a number of factual matters, including actions taken by stockholders of the Company with respect to Common Stock held by them. Certain acquisitions of stock, such as purchases of stock by stockholders owning less than 5 percent of the value of a corporations total stock, are disregarded for purposes of determining whether a Change in Control has occurred. The Charter of Core Materials contains certain transfer restrictions designed to prevent a Change in Control from occurring subsequent to the Merger. In addition, the Asset Purchase Agreement provides for a retroactive reduction of shares to be issued to Navistar to prevent a Change in Control in the event that Core Materials learns of share acquisitions after the Asset Purchase that occurred prior to the Merger which create a risk that Core Materials would otherwise be treated as having a Change in Control. The Company has not requested any ruling from the IRS that these restrictions will prevent a Change of Control and there can be no assurance that a Change of Control will not occur at a point in time when Core Materials would still have substantial unutilized NOLs.

     The consideration paid to Navistar has been structured to prevent a Change in Control. However, for corporations with significant net operating losses the treasury regulations interpreting Code Section 382 require treating as stock interests that are not otherwise stock for purposes of determining whether there has been a Change in Control if treating such interest as stock would result in a Change in Control and such interest at the time it is created offers a potential significant participation in the growth of the corporation. The scope of these provisions is uncertain, and accordingly, it is unclear whether the provisions of the Asset Purchase Agreement (other than the right to receive Common Stock) create rights that could be construed as a representing interests that must be treated as stock or a different class of stock. The Company does not believe that any provision of the Asset Purchase Agreement other than the rights to receive Common Stock should be treated as creating a right to an interest that is treated as stock for purposes of Code Section 382. The Company has not requested a ruling from the IRS with respect to this issue, and accordingly, there can be no assurance that the IRS will not assert a contrary position or whether such a contrary position, if asserted, would not prevail.

     For alternative minimum tax purposes, net operating losses can be used to offset no more than 90 percent of alternative minimum taxable income ("AMTI"). Thus to the extent that the net operating losses of the Company are used to offset regular taxable income, alternative minimum tax will still be required to be paid on 10 percent of AMTI at the alternative minimum tax rate of 20 percent. In addition, if the Code Section 382 limitation were triggered, the amount of NOLs that could be used to offset AMTI would be subject to limitations similar to those described above for utilization of NOLs to offset income subject to the regular income tax.

     In addition, to Section 382, there are other statutory and common law restrictions on the ability of taxpayers to utilize NOLs. In particular, under section 269 if control of a corporation (generally 50% of the vote or value of a corporation's stock) is acquired for the principal purpose of utilizing the tax attributes the IRS can disallow the use of such tax attributes. Although technically stockholders of the Company are acquiring control of Core Materials, such acquisition should not be treated as having the principal purpose of utilizing tax attributes. In addition, if the Secured Note were to be treated as equity for federal income tax purposes, Navistar could be treated as having acquired control of Core Materials for purposes of Section 269 even if it would not be treated as having acquired control of Core Materials for purposes of
Section 382 (which excludes certain types of preferred stock for purposes of determining whether a Change in Control has occurred). As a consequence, Core Materials would not be entitled to an interest deduction for interest paid to Navistar and Core Materials' ability to use the NOLs and capital loss carryforwards of the Company could be disallowed. However, based on the intent of the parties and the terms of the debt, and that the Secured Note is held only by Navistar and not by all stockholders, it should be respected as debt and not treated as equity for federal income tax purposes.

     Statutory or common law restrictions on the utilization of NOLs other than those discussed above should not limit Core Materials' ability to utilize the NOLs of the Company.

     Consequences of Receiving Dividends from a Company Not Taxable as a REIT.

     As a consequence of the Asset Purchase neither the Company nor Core Materials will qualify as a REIT during 1996 or thereafter. As a consequence, the Company and Core Materials will be subject to federal income taxes on taxable income earned during 1996 and thereafter and will not be entitled to a deduction for any dividends paid to stockholders. In addition, Core Materials will not be subject to the required distribution rules applicable to REITs. Corporate stockholders that satisfy certain holding period requirements will be entitled to a dividends received deduction on dividends paid out of Core Materials' accumulated or current earnings and profits. Core Materials, however, generally does not intend to pay dividends. See "Description of Core Materials Capital Stock--Dividend Policy"

     Stockholders should consult their own tax advisors as to the effect of the Merger under applicable state or local tax laws.

                              ACCOUNTING TREATMENT

     Based upon the terms of the proposed Acquisition, for financial reporting and accounting purposes the transaction will be accounted for as a reverse acquisition whereby Columbus Plastics will be deemed to have acquired Core Materials. However, Core Materials, subsequent to the merger, will be the continuing legal entity and registrant for both Commission filing purposes and income tax reporting purposes. Consistent with reverse acquisition accounting treatment, Core Materials will carry forward the historical basis of the acquired assets and assumed liabilities of Columbus Plastics and will revalue the basis of its net assets to fair value. Should there be an additional contingent earn-out adjustment, it will be accounted for by increasing the amount of the Secured Note, and by reducing the amount of Core Materials' retained earnings. See "Unaudited Pro Forma Combined Financial Information of Core Materials."

                                 LEGAL MATTERS

     The validity of the Core Materials Common Stock to be issued in the Merger and in the Stock Issuance will be passed upon by Brown & Wood LLP.

                                    EXPERTS

     The financial statements of Columbus Plastics as of October 31, 1995 and 1994, and for each of the three years in the period ended October 31, 1995 included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this Proxy Statement/ Prospectus, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that, since Columbus Plastics is an operating unit of Navistar, the results of its operations are not necessarily indicative of those which may have resulted if had it been a stand alone company,) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the Company at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in the Company's Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31, 1995 and incorporated by reference in this Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon incorporated by reference in the Form 10-K and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The Balance Sheet of Core Materials as of October 8, 1996 included in this Proxy Statement/Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this Proxy/Prospectus, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP and Ernst & Young LLP are expected to be present at the Special Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGE
                                                                                   ----------
FINANCIAL STATEMENTS FOR COLUMBUS PLASTICS OPERATION
  (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.) FOR THE
  THREE YEARS ENDED
  OCTOBER 31, 1995 AND THE PERIOD ENDED JULY 31, 1996:

INDEPENDENT AUDITORS' REPORT...................................................       F-1

FINANCIAL STATEMENTS:
  Statements of Assets and Liabilities and Equity Investment...................       F-2
  Statements of Revenues, Direct Expenses and Identified Corporate
     Expenses Before Interest and Taxes........................................       F-3
  Notes to Financial Statements................................................     F-4-F-9

BALANCE SHEET FOR CORE MATERIALS CORPORATION AS OF
  OCTOBER 8, 1996:

INDEPENDENT AUDITORS' REPORT...................................................       F-10

BALANCE SHEET..................................................................       F-11

NOTES TO BALANCE SHEET.........................................................    F-12-F-13

                          INDEPENDENT AUDITORS' REPORT

Columbus Plastics Operation
Columbus, Ohio

     We have audited the accompanying statements of assets and liabilities and equity investment of the Columbus Plastics Operation (an operating unit of Navistar International Transportation Corp., ("NITC")) as of October 31, 1995 and 1994 and the related statements of revenues, direct expenses and identified corporate expenses before interest and taxes for each of the three years in the period ended October 31, 1995. These financial statements are the responsibility of Columbus Plastics' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As explained in Note 2, Columbus Plastics Operation is an operating unit of NITC and the results of its operations are not necessarily indicative of those which may have resulted had it been a stand alone Company.

     In our opinion, such financial statements present fairly, in all material respects, the assets and liabilities and equity investment of the Columbus Plastics Operation (an operating unit of Navistar International Transportation Corp.) as of October 31, 1995 and 1994 and the results of its direct operations and identified corporate expenses before interest and taxes for each of the three years in the period ended October 31, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Chicago, Illinois
September 30, 1996

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

           STATEMENTS OF ASSETS AND LIABILITIES AND EQUITY INVESTMENT

                                                                                 OCTOBER 31,
                                                                         ---------------------------
                                                      JULY 31, 1996         1995            1994
                                                      --------------     -----------     -----------
                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash............................................       $    24,501     $    11,929     $    41,551
  Accounts receivable.............................         2,546,740       7,232,646       1,237,637
  Inventory:
     Work in process..............................         1,679,349       1,912,227       1,919,730
     Stores.......................................         1,733,917       1,450,123       1,099,120
                                                         -----------     -----------     -----------
                                                           3,413,266       3,362,350       3,018,850
  Other current assets............................           281,178         332,079         249,165
                                                         -----------     -----------     -----------
       Total current assets.......................         6,265,685      10,939,004       4,547,203
NET PROPERTY, PLANT AND EQUIPMENT-- At cost (Note
  4)..............................................        24,529,874      21,652,220      15,733,576
                                                         -----------     -----------     -----------
       TOTAL......................................       $30,795,559     $32,591,224     $20,280,779
                                                         ===========     ===========     ===========
LIABILITIES AND EQUITY INVESTMENT
CURRENT LIABILITIES:
  Accounts payable................................       $ 4,487,026     $11,235,036     $ 4,854,929
  Accrued liabilities.............................         1,712,391       1,215,742         936,406
                                                         -----------     -----------     -----------
       Total current liabilities..................         6,199,417      12,450,778       5,791,335
EQUITY INVESTMENT (Note 5)........................        24,596,142      20,140,446      14,489,444
                                                         -----------     -----------     -----------
       TOTAL......................................       $30,795,559     $32,591,224     $20,280,779
                                                         ===========     ===========     ===========

                     See notes to the financial statements

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                  STATEMENTS OF REVENUES, DIRECT EXPENSES AND
            IDENTIFIED CORPORATE EXPENSES BEFORE INTEREST AND TAXES

                                           NINE
                                       MONTHS ENDED               YEARS ENDED OCTOBER 31,
                                         JULY 31,      -------------------------------------------
                                           1996            1995            1994            1993
                                       ------------    -----------     -----------     -----------
                                       (UNAUDITED)
NET SALES:
  Navistar.........................    $23,212,614      $37,777,164     $32,541,121     $28,932,841
  Yamaha...........................     15,194,763       20,221,722      10,381,686       9,067,318
  Other............................        841,381        1,506,243       1,268,645       1,767,064
                                       ------------     -----------     -----------     -----------
                                        39,248,758       59,505,129      44,191,452      39,767,223
COSTS AND EXPENSES:
  Cost of sales....................     38,338,822       53,319,218      40,487,461      38,392,949
  Postretirement benefits
     expense.......................        804,081          857,098         832,590         933,818
  Marketing and administrative.....        337,000          484,000         390,000         369,000
  Other expense....................         11,958           55,241          15,278           4,402
                                       ------------     -----------     -----------     -----------
INCOME (LOSS) BEFORE INTEREST AND
  TAXES............................    $  (243,103 )    $ 4,789,572     $ 2,466,123     $    67,054
                                       ===========      ===========     ===========     ===========

                       See notes to financial statements.

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                         NOTES TO FINANCIAL STATEMENTS

   1.    NATURE OF OPERATIONS

         Columbus Plastics Operation ("Columbus Plastics"), an operating unit of Navistar
         International Transportation Corp. ("NITC"), is a manufacturing plant that produces
         Sheet Molding Composite ("SMC") plastic components. Columbus Plastics has two principal customers, NITC and Yamaha, and provides NITC's truck assembly operations with all of its SMC requirements, primarily hoods and air deflector shields.

   2.    BASIS OF PRESENTATION

         Columbus Plastics is not a "stand alone" division or subsidiary of NITC and was generally not accounted for separately. As a result, the distinct and separate accounts necessary to present individual Columbus Plastics' balance sheets and income statements as of October 31, 1995 and 1994 and for the three years in the period ended October 31, 1995 are not maintained.

         Columbus Plastics does not maintain corporate treasury, legal, tax, purchasing and other similar corporate support functions. Corporate general and administrative expenses have not been previously allocated to Columbus Plastics. For purposes of preparing the financial statements certain of these corporate costs along with other
         NITC Truck Group expenses were allocated using an allocation method (see Note 8).
         However, NITC's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for income taxes, corporate debt and interest expense.

         With respect to cash flows; purchases of inventory, payroll, capital and other expenditures are funded through Columbus Plastics' intercompany Equity Investment account with NITC. Accounts payable to Columbus Plastics' third party vendors and certain expense accruals are processed and recorded at other NITC locations.
         Remittances from sales to third parties are collected by NITC and are accounted for through the intercompany Equity Investment account as are sales to NITC's truck assembly operations. Accordingly, Columbus Plastics has no operating cash flows.

         FINANCIAL STATEMENT PRESENTATION--Based upon the above information, the following financial information is presented:

         - Statements of Assets and Liabilities and Equity Investment. Assets and Liabilities
           are included therein at NITC's historical cost.

         - Statements of Revenues, Direct Expenses and Identified Corporate Expenses before
           Interest and Taxes, including all corporate cost allocations for which a reasonable method of allocating the costs to the operations could be developed.

         - Statements of Cash Flows are not presented, because as explained above Columbus
           Plastics has no cash flows. Note 5 to the financial statements presents a reconciliation of the Equity Investment account for all periods presented.

   3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         INTERIM FINANCIAL INFORMATION--In the opinion of management, the unaudited information presented as of and for the period ended July 31, 1996 reflects all adjustments, which consist of normal recurring adjustments, necessary for a fair presentation of the interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.

         USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION--Columbus Plastics records sales to other NITC manufacturing plants at its standard cost, at date of shipment. Sales to third party customers are recorded at negotiated prices at date of shipment.

         INVENTORIES--Inventories are stated at the lower of cost (standard cost) or market.

         PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are recorded at cost.
         Depreciation is provided on a straight line method over the estimated useful lives of the assets. The carrying amount of long-lived assets is evaluated annually to determine if adjustment to the depreciation period or to the unamortized balance is warranted.

         Ranges of estimated useful lives for computing depreciation are as follows:
          Land improvements...............................................        20 years
          Building and improvements.......................................     20-50 years
          Machinery and equipment.........................................      3-25 years
          Tools, dies and patterns........................................       3-5 years

         FAIR VALUE OF FINANCIAL STATEMENTS--Columbus Plastics' financial instruments consist of accounts receivable and payable. The carrying amounts of the financial instruments approximate their fair value.


   4.    PROPERTY, PLANT AND EQUIPMENT

         Property includes the following:
                                                                                 OCTOBER 31,
                                                                         ---------------------------
                                                      JULY 31, 1996         1995            1994
                                                      --------------     -----------     -----------
                                                       (UNAUDITED)
          Land and land improvements..............       $ 1,607,066     $ 1,480,782     $ 1,413,489
          Building and equipment..................        29,879,559      28,473,930      26,892,823
          Tools, dies and patterns................           297,635         295,110         270,411
          Construction in progress................         9,256,560       6,608,206       1,204,079
                                                         -----------     -----------     -----------
                                                          41,040,820      36,858,028      29,780,802
          Less accumulated depreciation...........        16,510,946      15,205,808      14,047,226
                                                         -----------     -----------     -----------
          Net property, plant and equipment.......       $24,529,874     $21,652,220     $15,733,576
                                                         ===========     ===========     ===========

         Construction in progress primarily relates to the purchase and installation of SMC presses and certain other SMC capital projects. Substantially all amounts included in construction in progress at October 31, 1995 and July 31, 1996 are expected to be placed in service within twelve months from each respective period end. At October
         31, 1995 and July 31, 1996 commitments for capital expenditures in progress, relating to SMC presses, were approximately $1,800,000 and $9,000, respectively. Columbus
         Plastics does not record capitalized interest on construction in progress as interest expense is not allocated by NITC to Columbus Plastics.

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   5.    CHANGES IN EQUITY INVESTMENT ACCOUNT

         The following summarizes the changes in the Equity Investment account for the periods presented:

                                          NINE                     YEARS ENDED OCTOBER 31,
                                      MONTHS ENDED      ----------------------------------------------
                                     JULY 31, 1996          1995             1994             1993
                                     --------------     ------------     ------------     ------------
                                      (UNAUDITED)
          Balance--beginning of
            period................     $ 20,140,446     $ 14,489,444     $ 13,350,804     $ 14,214,660
          Funding of purchases....       37,980,087       37,766,508       24,636,830       22,347,552
          Net charges from NITC...       14,731,815       19,991,165       16,631,167       16,070,082
          NITC funding of plant
            expenses and other....        1,751,636        2,076,547        1,700,381        1,480,442
          Net charges to NITC.....      (27,949,630)     (37,368,465)     (32,431,104)     (29,277,934)
          Collections from third
            parties...............      (21,815,109)     (21,604,325)     (11,864,757)     (11,551,052)
          Income (loss) before
            interest and taxes....         (243,103)       4,789,572        2,466,123           67,054
                                       ------------     ------------     ------------     ------------
          Balance--end of
            period................     $ 24,596,142     $ 20,140,446     $ 14,489,444     $ 13,350,804
                                       ============     ============     ============     ============

         FUNDING OF PURCHASES--represents amounts funded by NITC primarily for purchases of materials for Columbus Plastics and capital expenditures.

         NET CHARGES TO NITC--represents costs incurred by NITC on behalf of Columbus Plastics for payroll and related expenses, for employee health and welfare plans, payments to union sponsored pension plans and all corporate support services.

         NITC FUNDING OF PLANT EXPENSES--represents amounts transferred to Columbus Plastics from NITC for payment of expenses by Columbus Plastics.

         NET CHARGES TO NITC--represents the intercompany sales and billings by Columbus
         Plastics to other NITC manufacturing plants for the sale of SMC products.

         COLLECTIONS FROM THIRD PARTIES--represents remittances from sales to third parties which are collected by NITC. Amounts primarily relate to sales to Yamaha, and billings for tooling projects.

   6.    LEASE COMMITMENTS

         Columbus Plastics has long-term noncancellable leases for use of equipment under operating lease agreements. Total rent expense under such agreements amounted to approximately $560,000 in 1995, $540,000 in 1994, and $484,000 in 1993.

         At October 31, 1995, the aggregate minimum future rental commitments under such noncancellable leases with terms in excess of one year were approximately $550,000 in
         1996; $569,000 in 1997; $569,000 in 1998; $273,000 in 1999; $179,000 in 2000; and
         $45,000 thereafter.

   7.    POSTRETIREMENT BENEFITS

         Columbus Plastics employees are participants in the NITC sponsored pension and postretirement plans. NITC allocates postretirement benefit costs to Columbus
         Plastics based upon the number of Columbus Plastics participants and their respective demographic data. Total expense includes the pension expense for salaried employees, retirees and surviving spouses, and postretirement health care

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         and life insurance expense for all employees, retirees and surviving spouses and dependents. The NITC pension plan is non-contributory with benefits related to an employee's length of service and compensation rate. The NITC postretirement plan provides health care and life insurance for retired employees; spouses and certain dependents and calls for cost sharing between NITC and the participants in the form of premiums, co-payments and deductibles. In addition, all of Columbus Plastics union employees are covered under a multi-employer defined benefit plan administered under a collective bargaining agreement. This plan is not administered by Columbus Plastics and contributions are determined in accordance with provisions in the negotiated labor contract.

         Pursuant to the terms of the Asset Purchase Agreement (see Note 10) NITC will withdraw from the multi-employer plan, and, simultaneously, RYMAC will take over
         NITC's former responsibilities in regards to the multi-employer plan. NITC management has been advised by the multi-employer plan's actuary that its withdrawal from the plan will not result in a withdrawal liability.

         The costs of postretirement benefits including the effect of the corporate allocation adjustments (see Note 8) are segregated as a separate component in the Statements of
         Revenues, Direct Expenses and Identified Corporate Expenses Before Interest and Taxes
         and approximate the following:

                                                   NINE
                                               MONTHS ENDED          YEARS ENDED OCTOBER 31,
                                                 JULY 31,       ----------------------------------
                                                   1996           1995         1994         1993
                                               ------------     --------     ---------    --------
                                               (UNAUDITED)
          Pension expense..................      $210,000       $229,000     $243,000     $319,000
          Multi-employer plan
            contributions..................       386,081        393,098      348,590      386,818
          Health and life insurance........       208,000        235,000      241,000      228,000
                                               ------------     --------     --------     --------
          Total postretirement benefits
            expense........................      $804,081       $857,098     $832,590     $933,818
                                               ===========      ========     ========     ========

   8.    CORPORATE ALLOCATIONS

         Columbus Plastics does not maintain corporate treasury, computer, legal, tax, purchasing and other similar corporate support functions. Columbus Plastics does record certain budgeted corporate expenses related primarily to employee benefits, real estate taxes and insurance. Adjustments to these amounts to reflect actual expenditures are not recorded by Columbus Plastics but are included in the corporate allocation amounts noted below. For purposes of preparing the financial information for Columbus Plastics certain corporate costs and credits along with other NITC Truck
         Group expenses which were not budgeted to Columbus Plastics were allocated based upon a variety of factors which include the size of the Columbus Plastics operation, the number of Columbus Plastics employees, and the identification of costs specifically attributable to Columbus Plastics. Management believes that the allocation method used is reasonable and reflective of Columbus Plastics' proportionate share of such expenses and is comparable to those that would have been incurred on a stand alone basis.

         The following summarizes the corporate costs (credits) allocated to Columbus Plastics which were not budgeted and recorded by Columbus Plastics. The amounts represent adjustments to budgeted expenses or allocations of Corporate and Truck Group marketing and administrative expense:

                                                 NINE
                                             MONTHS ENDED           YEARS ENDED OCTOBER 31,
                                               JULY 31,       ------------------------------------
                                                 1996           1995          1994          1993
                                             ------------     ---------     ---------     --------
                                             (UNAUDITED)
          Cost of sales..................     $ (356,000)     $(317,000)    $(270,000)    $ 64,000
          Postretirement benefits
            expense......................     $       --      $  57,000     $(196,000)    $407,000
          Marketing and administrative...     $  337,000      $ 484,000     $ 390,000     $369,000

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   9.    LABOR CONCENTRATION

         At October 31, 1995, Columbus Plastics had 343 manufacturing employees all of which were represented by the International Association of Machinists and Aerospace Workers
         ("IAM"). The collective bargaining agreement with the IAM expires on August 1, 1998.

  10.    PROPOSED ACQUISITION

         On September 12, 1996 NITC entered into an Asset Purchase Agreement with Rymac
         Mortgage Investment Company ("RYMAC") to sell substantially all of the assets and liabilities of Columbus Plastics to a RYMAC subsidiary, Core Materials Corporation
         ("Core Materials"). RYMAC will then be merged into Core Materials. In consideration for the net assets, NITC will receive upon closing (1) $25,504,000, subject to post closing adjustments, payable by Core Materials in the form of a secured promissory note ("Secured Note") and (2) 4,264,000 shares of Core Materials common stock
         (subject to adjustment) which will represent approximately 45% of the total number of shares of Core Materials common stock then issued. The Secured Note will bear interest at the rate of 8% per annum and will be secured by a first priority lien upon and security interest in all of Columbus Plastics' assets. The Secured Note will be due in November 2006. The Asset Purchase Agreement allows NITC to receive in the future additional consideration in the form of an increase in the Secured Note based upon a multiple of the amount by which Core Materials' earnings before interest and taxes exceed established thresholds over a three year period.

         As a condition to the consummation of the acquisition, NITC and Core Materials will enter into a Comprehensive Supply Agreement (the "Supply Agreement") and a
         Transitional Services Agreement (the "Services Agreement"). Under the terms of the
         Supply Agreement, for a period of five years, NITC will agree to purchase from Core
         Materials, and Core Materials will agree to sell to NITC at negotiated prices, which approximate fair value, all of NITC's original equipment and service requirements for
         Fiberglass Reinforced Parts using the Sheet Molding Composite process for components currently being manufactured by Columbus Plastics as they currently exist and are detailed in the Supply Agreement or as they may be improved or modified. On a pro forma basis, pursuant to the terms of the Supply Agreement, Columbus Plastics would have charged NITC for sales of its products approximately $43,600,000, $37,600,000,
         $33,400,000, and $27,100,000 for the years ended October 31, 1995, 1994 and 1993 and the nine months ended July 31, 1996, respectively. However, no minimum quantities of annual production of products or minimum purchase quantities are set forth or implied in the Supply Agreement, and no penalties will be imposed on NITC for volumes of products actually ordered by NITC below those quantities forecasted. Under the terms of the Services Agreement, NITC will provide financial reporting, accounting, budgeting and tax planning and return preparation services, computer services, and office support services to Core Materials and procure insurance on Core Materials'
         behalf, all for up to three years at fees based upon actual hours incurred, the cost of NITC personnel and related expenses and any costs incurred by NITC in providing such services and purchases. Management believes that the costs that will be incurred pursuant to the Services Agreement will approximate the amounts historically allocated to Columbus Plastics (see Note 8).

         The proposed transaction is subject to approval by RYMAC's shareholders and is expected to close by December 31, 1996.

         Based upon the terms of the proposed acquisition, for financial reporting and accounting purposes the transaction will be accounted for as a reverse acquisition whereby Columbus Plastics will be deemed to have acquired Core Materials. However,
         Core Materials will be the continuing legal entity and registrant for both Securities and Exchange Commission filing purposes and income tax reporting

                          COLUMBUS PLASTICS OPERATION
       (AN OPERATING UNIT OF NAVISTAR INTERNATIONAL TRANSPORTATION CORP.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         purposes. Consistent with reverse acquisition accounting treatment Core Materials will carry forward the historical basis of the acquired assets and assumed liabilities of Columbus Plastics and will revalue the basis of its net assets to fair value. Should there be an additional contingent earn-out adjustment, it will be accounted for by increasing the amount of the Secured Note, and by reducing the amount of Core Materials' retained earnings.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Core Materials Corporation

     We have audited the accompanying balance sheet of Core Materials Corporation (the "Company") as of October 8, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at October 8, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Chicago, Illinois
October 8, 1996 (November 6, 1996 as to Note 4)

                           CORE MATERIALS CORPORATION
                                 BALANCE SHEET
                                OCTOBER 8, 1996

     ASSETS--CASH..............................................................   $1,000
                                                                                  ======
     STOCKHOLDER'S EQUITY
       Common stock, $0.01 par value, authorized 50,000,000 shares:
          issued and outstanding 1,000 shares..................................   $   10
       Preferred stock, authorized 10,000,000, none issued.....................       --
       Additional paid-in capital..............................................      990
                                                                                  ------
     TOTAL STOCKHOLDER'S EQUITY................................................   $1,000
                                                                                  ======

See Notes to Balance Sheet.

                           CORE MATERIALS CORPORATION
                             NOTES TO BALANCE SHEET
                                OCTOBER 8, 1996

1. BASIS OF PRESENTATION

  Core Materials Corporation (the "Company"), a Delaware corporation, a wholly-owned subsidiary of RYMAC Mortgage Investment Corporation ("RYMAC") was incorporated on October 8, 1996 and was formed for the purpose of merging with RYMAC and acquiring substantially all of the assets and liabilities of Navistar International Transportation Corp.'s ("Navistar") business currently conducted by Navistar at 800 Manor Park Drive, Columbus, Ohio, primarily relating to the manufacture, marketing and sale of fiberglass reinforced plastic component parts ("Columbus Plastics"), in exchange for stock and a secured promissory note of the Company. Based upon the terms of the proposed acquisition, for financial reporting and accounting purposes the transaction will be accounted for as a reverse acquisition whereby Columbus Plastics will be deemed to have acquired the Company. However, the Company will be the continuing legal entity and registrant for both Securities and Exchange Commission filing purposes and income tax reporting purposes. The Company's only activity has been the issuance of common stock and the receipt of cash.

2. RESTRICTIONS ON THE TRANSFER OF COMMON STOCK

  Anti-takeover Measures: The Company's Certificate of Incorporation and By-laws contain certain provisions designed to discourage specific types of transactions involving an actual or threatened change of control of the Company. These provisions, which are designed to make it more difficult to change majority control of the Board of Directors without its consent, include the following:

        Removal of Directors--This provision provides that a director of the Company may be removed with or without cause only upon the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

        Supermajority Approval--This provision requires that a merger and certain other transactions (as outlined in the Certificate of Incorporation) be approved by the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of the Company's common stock. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law.

        Amendments--This provision requires that any amendment to the provisions relating to the removal of Directors be approved by the holders of at least 80% of the then outstanding shares of voting stock, and any amendment to provisions requiring the approval of the holders of at least 66 2/3 of the then outstanding shares of voting stock be approved by the holders of at least 66 2/3 of the then outstanding shares of voting stock.

  Restrictions on Transfer: The Company's Certificate of Incorporation also contains a provision (the "Prohibited Transfer Provision") designed to help assure the continued availability of RYMAC's substantial net operating losses and capital loss carryforwards (NOLs) following the merger and acquisition by seeking to prevent an "ownership change" as defined under current Treasury Department income tax regulations. Under the Prohibited Transfer Provision, if a stockholder transfers or agrees to transfer stock, the transfer will be prohibited and void to the extent that it would cause the transferee to hold a "Prohibited Ownership Percentage" (as defined in the Company's Certificate of Incorporation, but generally, means direct and indirect ownership of 4.5% or more of the Company's common stock) or if the transfer would result in the transferee's ownership increasing if the transferee had held a Prohibited Ownership Percentage within the three prior years or if the transferee's ownership percentage already exceeds the Prohibited Ownership Percentage under applicable Federal income tax rules. The Prohibited Transfer Provision does not prevent transfers of stock between persons who do not hold a Prohibited Ownership Percentage.

3. STOCK OPTION PLAN

  At the time of the consummation of the merger, each outstanding option to purchase shares of RYMAC's common stock granted under any of RYMAC's previous stock option plans will be deemed amended to constitute an option to acquire, at the same price per share, the same number of shares of the Company's common stock. Pursuant to the merger, the holder of a former RYMAC option will be entitled to the same number of shares as would have been received had such holder exercised the option in full immediately prior to the consummation of the merger (not taking into account whether such RYMAC option was in fact exercisable at such time).

  As of October 8, 1996, all of the outstanding RYMAC common stock options, representing 260,000 shares of common stock, were held by the executive officers and directors of RYMAC, 210,000 of which represent vested options and 50,000 of which represent non-vested options at that date. The non-vested options vest at the earlier of (i) the consummation of the proposed acquisition and (ii) July 1, 1997.

4. SUBSEQUENT EVENT

  Effective November 6, 1996, the Company's Certificate of Incorporation was amended to, among other things, reduce the total number of shares of common stock which the Company shall have authority to issue from 50,000,000 to 20,000,000 shares.

                                                                         ANNEX I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        COMPOSITE CONFORMED COPY
                                              [GIVING EFFECT TO AMENDMENT NO. 1]

                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                  NAVISTAR INTERNATIONAL TRANSPORTATION CORP.

                                      AND

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                         DATED AS OF SEPTEMBER 12, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                           PAGE
  1.    Purchase and Sale of Assets; Assumption of Liabilities..........................    I-1
        (a) Certain Definitions.........................................................    I-1
        (b) Purchase and Sale of Assets.................................................    I-2
        (c) Excluded Assets.............................................................    I-3
        (d) Assumed Liabilities.........................................................    I-4
        (e) Excluded Liabilities........................................................    I-4
        (f) Purchase Price..............................................................    I-5
        (g) Purchase Price Adjustment...................................................    I-5
        (h) Allocation of Purchase Price................................................    I-9

  2.    Closing.........................................................................    I-9

  3.    Conditions to Closing...........................................................   I-10
        (a) Buyer's Obligation..........................................................   I-10
        (b) Seller's Obligation.........................................................   I-12

  4.    Representations and Warranties of Seller........................................   I-13
        (a) Authority...................................................................   I-13
        (b) No Conflicts................................................................   I-14
        (c) Title to Tangible Assets Other than Real Property Interests.................   I-14
        (d) Title to Real Property......................................................   I-14
        (e) Intellectual Property.......................................................   I-14
        (f) Contracts...................................................................   I-15
        (g) Litigation; Decrees.........................................................   I-16
        (h) Financial Statements........................................................   I-16
        (i) Compliance with Applicable Laws.............................................   I-16
        (j) Asset Sufficiency...........................................................   I-16
        (k) Seller's Employee Benefit Plans.............................................   I-16
        (l) Condition of Assets.........................................................   I-16
        (m) Absence of Undisclosed Liabilities..........................................   I-16

  5.    Covenants of Seller.............................................................   I-17
        (a) Access......................................................................   I-17
        (b) Ordinary Conduct............................................................   I-17

  6.    Representations and Warranties of Buyer.........................................   I-17
        (a) Authority; No Conflicts.....................................................   I-17
        (b) Capital Stock...............................................................   I-18
        (c) Subsidiaries; Investments...................................................   I-19
        (d) Financial Statements........................................................   I-19
        (e) Absence of Undisclosed Liabilities..........................................   I-19
        (f) Absence of Certain Developments.............................................   I-19
        (g) Assets......................................................................   I-19
        (h) Contracts...................................................................   I-20
        (i) Intellectual Property.......................................................   I-20
        (j) Reports with the Securities and Exchange Commission.........................   I-20
        (k) Tax Matters.................................................................   I-20
        (l) Buyer's Employee Benefit Plans..............................................   I-21
        (m) Litigation; Decrees.........................................................   I-22
        (n) Compliance with Applicable Laws.............................................   I-22
        (o) Guidelines or Policies......................................................   I-22

                                                                                           PAGE
  7.    Covenants of Buyer..............................................................   I-22
        (a) Confidentiality.............................................................   I-22
        (b) No Additional Representations...............................................   I-23
        (c) Board of Directors; Officers................................................   I-23
        (d) Certain Other Actions.......................................................   I-23
        (e) New IAM Agreement...........................................................   I-23

  8.    Additional Covenants............................................................   I-23
        (a) Proxy Statement/Prospectus; Registration Statement..........................   I-23
        (b) Consents....................................................................   I-24
        (c) Cooperation.................................................................   I-24
        (d) Notification................................................................   I-24
        (e) Publicity...................................................................   I-24
        (f) Governmental Approvals......................................................   I-24
        (g) Sales and Transfer Taxes, etc...............................................   I-25
        (h) Supply Agreement............................................................   I-25
        (i) Registration Rights Agreements..............................................   I-25
        (j) Transition Services Agreement...............................................   I-25
        (k) Employees...................................................................   I-25
        (l) IAM Agreement...............................................................   I-25
        (m) Employee Benefit Plans for Non-Represented Employees........................   I-26
        (n) Miscellaneous Employee Benefit Matters......................................   I-28
        (o) By-Laws of Buyer............................................................   I-29
        (p) No Authority To Bind........................................................   I-29
        (q) Records.....................................................................   I-29
        (r) Initial Board of Directors; Vacancies of Board..............................   I-29
        (s) Ordinary Conduct of Buyer...................................................   I-29

  9.    Further Assurances..............................................................   I-30

 10.    Indemnification.................................................................   I-30
        (a) Indemnification by Seller...................................................   I-30
        (b) Indemnification by Buyer....................................................   I-30
        (c) Exclusive Remedy............................................................   I-31
        (d) Losses Net of Insurance and Tax Benefit.....................................   I-31
        (e) Termination of Indemnification..............................................   I-32
        (f) Procedures Relating to Indemnification......................................   I-32
        (g) Offset......................................................................   I-33

 11.    Assignment......................................................................   I-33

 12.    No Third-Party Beneficiaries....................................................   I-33

 13.    Termination.....................................................................   I-33

 14.    Survival of Representations.....................................................   I-34

 15.    Expenses........................................................................   I-34

 16.    Amendment and Waiver............................................................   I-34

 17.    Notices.........................................................................   I-34

 18.    Interpretation..................................................................   I-35

 19.    No Strict Construction..........................................................   I-35

 20.    Counterparts....................................................................   I-35

 21.    Entire Agreement................................................................   I-36

 22.    Brokerage.......................................................................   I-36

 23.    Disclaimer Regarding Estimates and Projections..................................   I-36

                                                                                           PAGE
 24.    Schedules.......................................................................   I-36

 25.    Reserved........................................................................   I-36

 26.    Severability....................................................................   I-36

 27.    Bulk Transfer Laws..............................................................   I-37

 28.    Governing Law...................................................................   I-37

 29.    Exhibits and Schedules..........................................................   I-37

 30.    Dispute Resolution..............................................................   I-37
        (a) Negotiation.................................................................   I-37
        (b) Arbitration.................................................................   I-37

                             EXHIBITS AND SCHEDULES

  Exhibit A               Buyer Note
  Exhibit B               Special Warranty Deed
  Exhibit C               Supply Agreement
  Exhibit D               Registration Rights Agreement
  Exhibit E               Transition Services Agreement
  Schedule 1(b)   (ii)    Equipment
  Schedule 1(b)   (iii)   Computer Software
  Schedule 1(b)   (iv)    Contracts
  Schedule 1(b)   (vii)   Real Property
  Schedule 1(g)   (vi)    Categories and Methodology
  Schedule 1(h)           Allocation of Purchase Price
  Schedule 3(a)   (iv)    Company and Third Party Approvals
  Schedule 3(a)   (v)     Governmental Approvals
  Schedule 3(b)   (xv)    Disclosed Liabilities
  Schedule 4(c)           Liens
  Schedule 4(d)           Existing Leases, Liens and Possession or Occupancy Agreements
  Schedule 4(e)           Intellectual Property
  Schedule 4(f)           Disclosure with respect to non-binding Contracts
  Schedule 4(g)           Litigation
  Schedule 4(h)           Financial Statements
  Schedule 4(i)           Compliance with Laws
  Schedule 4(j)           Asset Sufficiency
  Schedule 4(k)           Seller Plans
  Schedule 4(m)           Undisclosed Liabilities
  Schedule 5(b)           Non-Ordinary Conduct
  Schedule 6(b)   (i)     Certain Stock
  Schedule 6(b)   (ii)    Articles and By-Laws
  Schedule 6(b)   (iii)   Recourse Against Buyer
  Schedule 6(b)   (iv)    Stockholder Agreements
  Schedule 6(c)           Subsidiaries; Investments
  Schedule 6(d)           Buyer Financial Schedules
  Schedule 6(h)   (i)     Buyer Contracts
  Schedule 6(h)   (ii)    Non-terminable Contracts without penalty or premium
  Schedule 6(h)   (iii)   Contracts in breach or default
  Schedule 6(k)   (i)     Tax Matters
  Schedule 6(k)   (ii)    NOL's
  Schedule 6(k)   (iii)   Territories Buyer Required to File Tax Returns
  Schedule 6(m)           Buyer Litigation
  Schedule 6(n)           Compliance with Laws
  Schedule 6(o)           Guidelines or Policies
  Schedule 8(k)           Hired Employees of Seller
  Schedule 30             Representatives of Buyer

                             INDEX OF DEFINED TERMS

                                                                                        PAGE
1997 Excess EBIT......................................................................   I-8
1998 Excess EBIT......................................................................   I-8
49 Percentage Point Increase..........................................................   I-7
Adjustment Based on Closing Date Ownership............................................   I-6
Affiliated Group......................................................................   I-1
Agreement.............................................................................   I-1
Ancillary Agreements..................................................................  I-11
Assets................................................................................   I-2
Assumed Liabilities...................................................................   I-4
Assumption Agreement..................................................................   I-9
Benefitted Party......................................................................  I-32
Bill of Sale..........................................................................  I-10
Buyer.................................................................................   I-1
Buyer Contracts.......................................................................  I-18
Buyer Directors.......................................................................  I-29
Buyer Financial Schedules.............................................................  I-19
Buyer Note............................................................................   I-5
Buyer Resolutions.....................................................................   I-9
Claim.................................................................................  I-32
Closing...............................................................................   I-9
Closing Date..........................................................................   I-9
Closing Date Balance Sheet............................................................   I-6
Closing Date Ownership Determination..................................................   I-7
Code..................................................................................   I-9
Common Stock..........................................................................   I-5
Common Technical Information..........................................................   I-3
Company and Third-Party Approvals.....................................................  I-11
Confidentiality Agreement.............................................................  I-22
Contracts.............................................................................   I-2
Defined Benefit Plan..................................................................  I-22
Definitive Proxy Statement/Prospectus.................................................  I-23
Delivered Shares......................................................................   I-7
EBIT..................................................................................   I-8
EBIT Certificate......................................................................   I-8
Employee Benefit Plan.................................................................  I-16
Employee Pension Benefit Plan.........................................................  I-16
Employee Welfare Benefit Plan.........................................................  I-16
Environmental Report..................................................................  I-11
Equipment.............................................................................   I-2
ERISA.................................................................................  I-16
Excess Shares.........................................................................   I-7
Excluded Assets.......................................................................   I-3
Excluded Liabilities..................................................................   I-4
Financial Statements..................................................................  I-16
Five Percent Shareholder..............................................................   I-7
Forecasted EBIT.......................................................................   I-8
Governmental Approvals................................................................  I-11
Hired Employees.......................................................................  I-25
HSR Act...............................................................................  I-11
IAM...................................................................................   I-1
IAM Agreement.........................................................................   I-1

                                                                                        PAGE
IPP...................................................................................  I-28
Incidents.............................................................................  I-27
indemnified party.....................................................................  I-32
Independent Director..................................................................  I-29
Information Memorandum................................................................  I-23
Institute.............................................................................  I-37
Intellectual Property.................................................................   I-1
Inventory.............................................................................   I-1
knowledge.............................................................................   I-1
Latest Balance Sheet..................................................................  I-19
Liens.................................................................................  I-14
Loss..................................................................................   I-1
New Hire Plans........................................................................  I-27
New Hires.............................................................................  I-27
Net Tangible Assets...................................................................   I-6
NOL...................................................................................  I-21
Nontransferable Contracts.............................................................  I-24
Notice of Closing Date Ownership Determination........................................   I-7
Outside Notice Date...................................................................   I-8
PBGC..................................................................................  I-21
Permitted Liens.......................................................................  I-14
Person................................................................................   I-2
Plant.................................................................................   I-2
Plastics Business.....................................................................   I-2
Plastics Business Intellectual Property Rights........................................   I-3
Products..............................................................................   I-2
Proportionate Share...................................................................  I-31
Proxy Statement/Prospectus............................................................  I-23
Public Group..........................................................................   I-7
Purchase Price........................................................................   I-5
Real Property.........................................................................   I-3
Records...............................................................................  I-29
Registration Rights Agreement.........................................................  I-25
REIT..................................................................................  I-21
Representatives.......................................................................  I-37
Responsible Party.....................................................................  I-32
Seller................................................................................   I-1
Seller Directors......................................................................  I-29
Seller Entities.......................................................................   I-2
Seller Information....................................................................  I-22
Seller Plan...........................................................................  I-16
Seller Plans..........................................................................  I-16
Seller Resolutions....................................................................  I-10
SEP...................................................................................  I-21
Stock.................................................................................   I-7
Supply Agreement......................................................................  I-25
Survey................................................................................  I-11
Tangible Assets.......................................................................  I-14
Tax...................................................................................   I-2
Tax Returns...........................................................................   I-2
Transition Services Agreement.........................................................  I-25
Triggering Event......................................................................   I-6
Union.................................................................................   I-1

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of September 12, 1996, by and between NAVISTAR INTERNATIONAL TRANSPORTATION CORP., a Delaware corporation ("Seller"), and RYMAC MORTGAGE INVESTMENT CORPORATION, a Maryland corporation ("Buyer");

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell or cause to be sold to Buyer all of the Assets, and Buyer desires to purchase such Assets and to assume all of the Assumed Liabilities, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Purchase and Sale of Assets; Assumption of Liabilities.

     (a) Certain Definitions. As used in this Agreement (including the Schedules and Exhibits hereto), the following definitions shall apply:

          (i) "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          (ii) "IAM Agreement" means the August 1, 1995 collective bargaining agreement between Seller and the International Association of Machinists and Aerospace Workers ("IAM"), its district No. 28, region 2, lodge number 1471 ("Union").

          (iii) "Intellectual Property" means all (A) patents, patent applications, patent disclosures and inventions, (B) trademarks, service marks, trade dress, trade names, logos and legal names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (C) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data, data bases and documentation thereof,
     (F) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (G) other intellectual property rights and (H) copies and tangible embodiments thereof (in whatever form or medium).

          (iv) "Inventory" means, as of any date, all inventories of raw materials, packaging materials, work-in-process, and finished Products that are held or used in connection with the conduct of the Plastics Business as of such date, but expressly excluding (A) all inventories of raw materials, packaging materials and work-in-process not held or used primarily in connection with the conduct of the Plastics Business and (B) all finished Products that have been sold to, or otherwise incorporated into other products of, Seller or its affiliates or any third party customer.

          (v) The term "knowledge," when used in the phrase "to the knowledge of Buyer," shall mean, and shall be limited to, the actual knowledge of the following individual after reasonable inquiry: Richard Conte. The term "knowledge," when used in the phrase "to the knowledge of Seller," shall mean, and shall be limited to, the actual knowledge of the following individuals after reasonable inquiry: Thomas M. Hough and for purposes of
     Section 4(l) only, Thomas E. Rigsby.

          (vi) "Loss" means, with respect to any Person, any damage, injury, liability, demand, claim, action, cause of action, cost, deficiency, Tax, penalty, fine or other loss, payment or expense, whether or not arising out of a claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any government entity) against or affecting such Person, together with interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 10(f) through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to
     Section 10.

          (vii) "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, or any other entity described in Treasury Regulations Section 1.382-3(a)(1)(i).

          (viii) "Plastics Business" means the business currently conducted by Seller at Seller's facility at 800 Manor Park Drive, Columbus, Ohio (the "Plant") primarily relating to the manufacture, marketing and sale of the Products.

          (ix) "Products" means any fiberglass and plastic component parts produced by the Plastics Business at the Plant, but expressly excluding all other products manufactured, processed, marketed or sold by any of Seller or its affiliates (including fiberglass and component parts not produced by the Plastics Business at the Plant).

          (x) "Tax" means, with respect to any Person any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of such Person for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of such Person for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

          (xi) "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     (b) Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, at the Closing Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from Seller all of Seller's rights, title and interest in the following assets relating exclusively to the Plastics Business (collectively, the "Assets"):

          (i) all cash and cash equivalents and accounts and notes receivable of Seller and its affiliates (collectively, the "Seller Entities") reflected on the Closing Date Balance Sheet, other than intercompany accounts and notes receivable, and all Inventory in existence as of the Closing;

          (ii) all machinery, equipment, vehicles, furniture and fixtures (and all spare parts inventory relating exclusively to any of the foregoing) and other tangible assets (except any items excluded pursuant to Section 1(c))
     (A) located on the Real Property at the Plant and relating primarily to the Plastics Business, or (B) listed or described on Schedule 1(b)(ii) (collectively, the "Equipment");

          (iii) the computer software, data, databases and documentation listed or described on Schedule 1(b)(iii) attached hereto;

          (iv) all contracts, agreements, licenses, mortgages, leases (for both real and personal property), and other agreements or arrangements, whether oral or written, (A) that are listed or described on Schedule 1(b)(iv) attached hereto and (B) if not so listed or described, that relate exclusively to the Plastics Business and are in existence as of the Closing, including all commitments and orders for the purchase and sale of goods and equipment and services (including advertising, maintenance and other incidental services) relating exclusively to the Plastics Business (collectively, the "Contracts");

          (v) all Intellectual Property (other than (x) computer software, data, databases and documentation and (y) other items set forth on Schedule 4(j)) relating exclusively to the Products or the current manufacture of the Products (the "Plastics Business Intellectual Property Rights"); provided, however, that it is recognized by Buyer and Seller that certain Plastics Business Intellectual Property Rights including, without limitation, engineering drawings, specifications, test results and analyses, engineering standards, material specifications, computer software and manufacturing methods ("Common Technical Information"), is and has been also used by Seller in the conduct of its other businesses. Buyer expressly agrees that, notwithstanding anything contained in this Agreement to the contrary, Seller has the absolute right to also use such Common Technical Information in its other businesses and to sell, pledge, or otherwise dispose of any of such Common Technical Information to any third party. Buyer agrees to exercise reasonable efforts to maintain such Common Technical Information in confidence except to the extent that such information would be disclosed to the public in the ordinary course of the Plastics Business.

          (vi) subject to Section 8(q), all existing customer and vendor lists, price lists and other business and operational records pertaining to the conduct of the Plastics Business, including records relating to its third party customers and suppliers;

          (vii) all right, title and interest in the real property listed or described on Schedule 1(b)(vii) attached hereto (collectively, the "Real Property"), together with all buildings, fixtures and improvements located thereon;

          (viii) to the extent transferable, any permits or licenses issued by any governmental agency that are used exclusively in the Plastics Business;

          (ix) all prepayments by Seller relating to the operations of the Plastics Business to the extent reflected on the Closing Date Balance Sheet; and

          (x) all other intangible personal property of whatever kind or character, whether evidenced in writing or not, including current choices in action, claims, causes of action (whether fixed or contingent), and goodwill, owned by Seller and relating exclusively to the Products and the Plastics Business, but expressly excluding all such intangible personal property relating to Excluded Assets or Excluded Liabilities.

     SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ASSETS, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY MADE IN SECTION 4 WHICH SHALL EXPIRE AT THE CLOSING , INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE ASSETS AND INCLUDING ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE PHYSICAL OR STRUCTURAL CONDITION OF THE REAL PROPERTY, THE REAL PROPERTY'S COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT, OR WITH RESPECT TO THE EXISTENCE OR ABSENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTES OR STORAGE TANKS IN, ON, UNDER OR AFFECTING THE REAL PROPERTY, AND IT IS UNDERSTOOD THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 4 WHICH SHALL EXPIRE AT THE CLOSING, BUYER TAKES THE ASSETS ON AN "AS IS" AND "WHERE IS" BASIS.

     (c) Excluded Assets. The Assets shall not include any assets other than the assets listed or described in Section 1(b), and, without limiting the generality of the foregoing, shall expressly exclude the following (collectively, the "Excluded Assets"):

          (i) all securities and investments of the Seller Entities;

          (ii) all insurance policies and claims thereunder of the Seller Entities, claims for and rights to receive tax refunds, all tax returns relating to the Plastics Business and any notes, worksheets, files or documents relating thereto, and any legal files or other documents covered by an evidentiary privilege that are not primarily related to the Assumed Liabilities;

          (iii) all books, documents, records and files of the Seller Entities, except as otherwise described in Section 1(b)(vi);

          (iv) all of Seller's rights under or pursuant to this Agreement and the other agreements between Buyer and Seller contemplated hereby;

          (v) all minute books and stockholder and stock transfer records and similar corporate records of the Seller Entities;

          (vi) all Intellectual Property of the Seller Entities (except as otherwise listed or described in Sections 1(b)(iii) and 1(b)(v));

          (vii) all assets of the Seller Plans;

          (viii) all leaseholds and fee simple real property and improvements thereon of the Seller Entities (except for the assets listed or described in Sections 1(b)(iv) and 1(b)(vii)); and

          (ix) all other assets which are listed or described on Schedule 4(j).

     (d) Assumed Liabilities. Buyer shall assume on the Closing Date and shall pay, perform and discharge when due the following obligations and liabilities relating to the Plastics Business, the Products or the Assets absolute or contingent, whether or not accrued, and whether arising before, on or after the Closing Date which are (collectively, together with all other liabilities assumed by Buyer pursuant to Sections 8 (l), (m) and (n) of this Agreement and the Schedules hereto, the "Assumed Liabilities"):

          (i) all obligations and liabilities of Seller under the Contracts (other than, except for liabilities for which reserves have been specifically established on the Closing Date Balance Sheet (but only up to the amount of such reserves), liabilities with respect to claims relating to breaches or alleged breaches of Contracts by Seller arising prior to the Closing Date);

          (ii) except as specifically provided in the Supply Agreement, all obligations and liabilities of Seller for claims, actions, suits or other legal or administrative proceedings made by any Person from and after the Closing Date in respect of any and all Products (including Inventory) manufactured, formulated, marketed, sold or distributed at any time prior to, on or after the Closing Date (including all obligations and liabilities in connection with the manufacture, formulation, marketing, sale or distribution thereof) in connection with the Plastics Business, including all product liability and infringement claims, all obligations and liabilities arising out of or relating to the activities and operations of third-party contract manufacturers, and all obligations and liabilities for refunds, adjustments, exchanges, returns and warranty, merchantability and other claims, actions or demands;

          (iii) all obligations and liabilities of Seller reflected on the Closing Date Balance Sheet (including all obligations and liabilities for matters reflected in the notes thereto);

          (iv) all other obligations and liabilities relating to the Products, the Plastics Business or the Assets arising out of acts or omissions of the Buyer occurring from and after the Closing Date or based primarily upon an event occurring or claim arising after the Closing Date (including, without limitation, any claims relating to a breach or alleged breach of any Contract).

     Buyer's obligations under this Section 1(d) shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any agreement or document delivered in connection herewith or any right or alleged right to indemnification hereunder.

     (e) Excluded Liabilities. Except as specifically provided in this Agreement and the Schedules hereto, Buyer shall not assume any obligations or liabilities of Seller (the obligations and liabilities of Seller not specifically assumed by Buyer being referred to collectively herein as the "Excluded Liabilities"). Notwithstanding anything in this Agreement to the contrary and without limiting the generality of the foregoing, Buyer shall not assume or be liable for any of the following obligations or liabilities:

          (i) any other obligation or liability of Seller under this Agreement and the other agreements with Buyer contemplated hereby;

          (ii) except as otherwise provided in Sections 3(a), 8(f), 8(g) and 15 of this Agreement or in the Ancillary Agreements (including the Related Documents, as defined in the Buyer Note), any obligation or liability of Seller for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the other agreements contemplated hereby or the consummation (or preparation for the consummation) of the transactions contemplated hereby and thereby, including attorneys' and accountants' fees;

          (iii) except for those expressly accrued for and reflected on the Closing Date Balance Sheet, any obligation or liability of Seller relating to the Plastics Business with respect to federal, state, local or foreign income Taxes and any liabilities for interest, penalties or additions to any of such income Taxes (except income Taxes and related liabilities with respect to the Plastics Business relating to periods from and after the Closing Date and other income Taxes and related liabilities specifically allocated to, prorated to or assumed by Buyer under this Agreement);

          (iv) except for those expressly accrued for and reflected on the Closing Date Balance Sheet or as otherwise provided in Section 8, any obligation or liability of Seller with respect to the Seller Plans;

          (v) except for those expressly accrued for and reflected on the Closing Date Balance Sheet, any claim, suit, action or other legal or administrative proceeding based primarily upon an event occurring or a claim arising (x) on or prior to the Closing Date and regardless of whether or not such claim, suit, action or other proceeding is disclosed on
     Schedule 4(i) or (y) after the Closing Date but solely in the case of (and to the extent that) such claim, suit, action or other proceeding relates primarily to or arises primarily out of acts or omissions of the Seller Entities occurring prior to the Closing Date (including, without limitation, any claims relating to a breach or alleged breach of any Contract) other than, in each case as contemplated by Sections 1(d) (i) or
     (ii) above; and

          (vi) any other obligation or liability with respect to or arising out of any Products, the Assets or the conduct of the Plastics Business prior to the Closing Date that are not Assumed Liabilities.

     (f) Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be:

          (i) $25,504,000 subject to adjustment as provided in Section 1(g), payable to Seller at the Closing by delivery of a secured promissory note (the "Buyer Note") in the form of Exhibit A attached hereto (with such changes thereto and to the related documentation as may be reasonably requested by the parties providing the financing to the Buyer under the Credit Agreement (as defined in the Buyer Note) and which are acceptable to Seller in its sole discretion); provided that Buyer shall reduce the principal amount of the Buyer Note by delivering to Seller at Closing by wire transfer of immediately available funds an amount equal to such reduction pursuant to financing arrangements that, in the opinion of Buyer and Seller, would not reasonably be expected to have a material adverse effect on the ability of Buyer to secure loans for working capital and project finance use after the Closing; and

          (ii) 4,264,000 shares of Buyer's Common Stock, par value $.01 per share (the "Common Stock") representing approximately 45% of the total number of shares of the Common Stock issued and outstanding on a fully diluted basis after giving effect to the transactions contemplated hereby and the payment of any fees contemplated by Section 22.

     (g) Purchase Price Adjustment.

          (i) If Net Tangible Assets as of the Closing Date exceeds Net Tangible Assets as of January 31, 1996, the amount of such excess shall be paid to Seller, at Seller's option by (A) the issuance by Buyer to Seller of additional shares of the Common Stock (valued, for purposes of this adjustment only, at $2.50 per share) by delivery of certificates representing such shares of the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed thereto, provided that the aggregate amount of shares of the Common Stock issued to Seller by Buyer pursuant to this Section 1(g)(i), together with the shares of the Common Stock referred to in Section 1(f)(ii) that are to be issued to Seller by Buyer at the Closing, may, subject to Section 1(g)(iii), not exceed 45% of the total number of shares of the Common Stock issued and outstanding on a fully diluted basis after giving effect to the transactions contemplated hereby and the payment of any fees contemplated by Section 22, (B) an increase in the principal amount of the Buyer Note delivered at the Closing by delivery of an amended Buyer Note increased in principal amount by the amount of such increase, in exchange for the Buyer Note delivered at Closing which amended Buyer Note shall be identical to the Buyer Note delivered at Closing except for the principal amount of such Buyer Note, or
     (C) a combination of any or all of the options described in clauses (A) or
     (B) above. If Net Tangible Assets on January 31, 1996 exceeds Net Tangible Assets as of the Closing Date, the principal amount of the Buyer Note delivered at the Closing shall be decreased by the amount of such excess by delivery of an amended Buyer Note reduced in principal by the amount of such decrease, in exchange for the Buyer Note delivered at Closing which amended Buyer Note shall be identical to the Buyer Note delivered at Closing except for the principal amount of such Buyer Note. For purposes hereof "Net Tangible Assets" means, as of the Closing Date, the amount reflected as (Total Assets minus Intangible Assets) minus (Total Liabilities minus Intangible Liabilities) on the Closing Date Balance Sheet, and as of January 31, 1996 means the amount reflected as (Total Assets minus Intangible Assets) minus (Total Liabilities minus Intangible Liabilities) on Seller's books of the Plastics Business on such date. Net Tangible Assets as of January 31, 1996 is $25,969,000.

          (ii) The adjustment described in Section 1(g)(i) shall be effected no later than seven business days after preparation and final determination, pursuant to this Section 1(g)(ii), of the Closing Date Balance Sheet. Within 45 days after the Closing Date, Seller shall prepare and deliver to Buyer based upon the books and records of the Plastics Business and consistent with past practices, a balance sheet of the Plastics Business (including footnotes thereto) (the "Closing Date Balance Sheet"), as of the Closing Date. Buyer and its authorized representatives shall be entitled to review the Closing Date Balance Sheet and the books, records and work papers of the Seller used to prepare such Closing Date Balance Sheet. If Buyer disagrees with any item on the face of the Closing Date Balance Sheet, Buyer shall notify Seller in writing of such disagreement (stating the reasons therefor) within 30 days after Buyer's receipt of the Closing Date Balance Sheet from Seller, and Buyer and Seller shall attempt to resolve such disagreement. If Buyer does not provide such notice within such 30 days, the Closing Date Balance Sheet shall be deemed to be the initial balance sheet submitted by Seller under this Section 1(g)(ii) for all purposes of this Agreement, and Net Tangible Assets as of the Closing Date shall be the amount reflected on the Closing Date Balance Sheet. If Buyer and Seller are unable to resolve any disagreement (with respect to which timely notice of such disagreement has been provided) within 15 days after Seller receives such notice of disagreement, Buyer and Seller shall submit the disagreement to a national independent public accounting firm acceptable to Buyer and Seller. If Buyer and Seller are unable to agree upon the selection of such firm within 20 days after Seller receives the above notice of disagreement, an accounting firm of national reputation will be selected within five days thereafter by lot after eliminating (A) Deloitte & Touche LLP (Seller's independent accountants), (B) Ernst & Young LLP (Buyer's independent accountants) and (C) one additional accounting firm for each of Buyer and Seller, should either Buyer or Seller or both, find such accounting firm(s) to be objectionable. Buyer and Seller shall cause the accounting firm so selected, within 15 days after its selection, to resolve such disagreement, which resolution shall be binding on the parties, and the Closing Date Balance Sheet shall be so finally adjusted in accordance with such resolution for all purposes of this Agreement. The fees and expenses of such accounting firm shall be paid 100% by Buyer unless Net Tangible Assets as determined pursuant to this Section 1(g)(ii) is not within 20% of the Net Tangible Assets reflected on the initial balance sheet submitted by Seller under this Section 1(g)(ii), in which case, the fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

          (iii) In the event that at any time within 3 years prior to the Closing any Person(s) or Public Group(s) was (were) or became Five Percent Shareholder(s) of Buyer and the effect of such Five Percent Shareholder(s) together with the issuance of shares of Buyer's Common Stock to Seller pursuant to Section 1(f) (ii) and Section 1(g)(i) would be to cause a 49 Percentage Point Increase (such event being herein a "Triggering Event"), then the Purchase Price as determined under clauses (i) and (ii) of Section 1(f) (as adjusted pursuant to Section 1(g)(i) and (vi)) shall be adjusted, effective as of the Closing, as follows (the "Adjustment Based on Closing Date Ownership"):

     (A) the $25,504,000 payment under Section 1(f)(i) (as adjusted pursuant to Section 1(g)(i)) shall be increased by an amount equal to the sum of
         (x) to the extent that Seller's ownership of Common Stock of Buyer effective as of the Closing, would, on account of the operation of this Sec-tion 1(g)(iii) be reduced below 40% of the total shares of Common Stock of Buyer issued and outstanding as of the effective time of Closing, the product derived by multiplying $7.50 times the total number of Excess Shares (as defined in subparagraph (B) below) that, if retained by Seller, would cause Seller's ownership of Common Stock of Buyer effective as of the Closing, to equal 40% of the total shares of Common Stock of Buyer issued and outstanding as of the effective time of Closing plus (y) the product derived by multiplying the total number of all remaining Excess Shares times $5.00, and

     (B) the number of shares of Buyer's Common Stock deliverable to Seller under Section 1(f)(ii) and Section 1(g)(i) (collectively the "Delivered Shares") shall be reduced reducing first shares deliverable under
         Section 1(f)(ii) and then shares deliverable under Section 1(g)(i) by such number of shares (the "Excess Shares") such that the number of shares then deliverable under such Sections when taken together with ownership changes of all Five Percent Shareholder(s) of Buyer within the 3 year period prior to Closing would be one share short of causing a 49 Percentage Point Increase.

     All Excess Shares shall be void ab initio, with the effect that the Excess Shares shall be treated as never having been issued. Seller shall immediately return to Buyer all certificates evidencing Excess Shares, together with all dividends and distributions at any time received by Seller with respect to Excess Shares.

     (iv) For purposes of this Agreement:

        "Five Percent Shareholder" shall mean any Person or Public Group whose ownership in Buyer would cause such Person or Public Group to be a "5-percent shareholder" of Buyer within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii);

        "49 Percentage Point Increase" shall mean an increase of 49 percentage points or more of the Stock of Buyer owned by Five Percent Shareholders over the lowest percentage of Stock owned by such 5-percent shareholders at any time during the three-year period preceding the Closing, such determination to be made in accordance with Treasury Regulations Section 1.382-2T(c) as if the Closing Date were a "testing date."

        "Public Group" shall have the meaning set forth in Treasury Regulations
        Section 1.382-2T(f)(13).

        "Stock" shall mean all classes of stock of Buyer, all options (as defined in Treasury Regulations Section 1.382-4(d)(g)) to acquire stock of Buyer that must be treated as exercised pursuant to Treasury Regulation Section 1.382-4(d)(2) and all other interests that would be treated as stock in Buyer pursuant to Treasury Regulations Section 1.382-2T(f)(18)(iii).

     (v) From and after the date of this Agreement, Buyer, as soon as it becomes aware of any facts or circumstances which may bear upon the existence of a Five Percent Shareholder and/or 49 Percentage Point Increase (including knowledge of any report on Schedule 13D or 13G filed under the Securities Exchange Act of 1934, as amended, with respect to Buyer), shall promptly inform Seller thereof in writing. Seller's determination at any time as to the existence of a Five Percent Shareholder and/or 49 Percent Point Increase, the occurrence of a Triggering Event and the calculation of the Adjustment Based on Closing Date Ownership, based on the facts and circumstances known to it at such time, shall be binding on the parties, subject to Section 30, and Seller's right from time to time to revise its determination based on the discovery of new facts and circumstances (such determination by Seller, as from time to time revised by Seller, is herein the "Closing Date Ownership Determination"). Seller shall promptly notify Buyer in writing of any Closing Date Ownership Determination, which notice shall set forth, in reasonable detail, Seller's basis for determining the occurrence of a Triggering Event and the calculation of the Adjustment Based on Closing Date Ownership (herein a "Notice of Closing Date Ownership Determination"). In the event that a Triggering Event is determined to exist pursuant to a Notice of Closing Date Ownership Determination (regardless of whether such Notice is given before or after Closing and whether one or more other Notices of Closing Date Ownership Determination have previously been given), the Adjustment Based on Closing Date Ownership in respect of such Triggering Event shall be effective as of the Closing based on the ownership of Stock as of the time of Closing as determined pursuant to such Notice. Notwithstanding anything herein to the contrary, no further Notice of Closing Date Ownership Determination shall be given by Seller after March 31, 1997

("Outside Notice Date"), so that the Closing Date Ownership Determination as in existence on the Outside Notice Date and the Adjustment Based on Closing Date Ownership pursuant to such Determination shall be final and binding on the parties. Prior to the Outside Notice Date, neither Seller nor any transferee of the Delivered Shares shall transfer any of the Delivered Shares other than to persons who agree to take the Delivered Shares subject to the provisions of Sections 1(g)(iii), (iv) and (v) (for which purpose, Excess Shares at any time shall first be reduced from any remaining Delivered Shares then held by Seller and/or its affiliates, and thereafter shall be reduced from any Delivered Shares then held by transferees on a pro rata basis). The certificates evidencing the Delivered Shares shall bear a legend reflecting that the Delivered Shares are subject to the restrictions set forth in Sections 1(g)(iii), (iv) and (v) of this Agreement; provided that such legend shall be removed at any time after the Outside Notice Date upon request by any holder of the Delivered Shares. The provisions of Sections 1(g)(iii), (iv) and (v) shall not be construed to limit Seller's right not to consummate the transactions contemplated by this Agreement if the condition set forth in Section 3(b)(xviii) has not been satisfied.

     (vi) If Buyer's earnings before interest and taxes ("EBIT") for Buyer's fiscal year ended December 31, 1997 exceed $6,512,000 ("Forecasted EBIT"), an amount equal to the product of (x) the excess amount ("1997 Excess EBIT") multiplied by (y) 5.55 shall be paid to Seller by an increase in the principal amount of the Buyer Note by delivery of an Amended Buyer Note increased in principal amount by such amount. If Buyer's EBIT for Buyer's fiscal year ended December 31, 1998 exceeds Forecasted EBIT, an amount equal to the product of (x) the excess amount ("1998 Excess EBIT") less the 1997 Excess EBIT multiplied by
(y) 4.50 shall be paid to Seller by an increase in the principal amount of the Buyer Note by delivery of an Amended Buyer Note increased in principal amount by such amount. If Buyer's EBIT for Buyer's fiscal year ended December 31, 1999 exceeds the Forecasted EBIT, an amount equal to the product of (x) the excess amount less the 1998 Excess EBIT multiplied by (y) 2.75 shall be paid to Seller by an increase in the principal amount of the Buyer Note by delivery of an Amended Buyer Note increased in principal amount by such amount. For purposes of this Section 1(g)(vi), Buyer's EBIT shall be calculated using the same methodology and based on the same types and categories of expenses as used in the calculation of Forecasted EBIT, which categories and types of expenses and methodology are more particularly described in Schedule 1(g)(vi) attached hereto, and shall expressly exclude any and all other types or categories of expenses. Notwithstanding anything herein to the contrary, the total amount by which the principal amount of the Buyer Note may be increased pursuant to this
Section 1(g)(vi) shall not exceed $24,496,000 in the aggregate.

     (vii) The adjustment described in Section 1(g)(vi) shall be effected no later than 7 business days after preparation and final determination, pursuant to this Section 1(g)(vii), of Buyer's EBIT for each such fiscal year. Within 90 days after the close of each such fiscal year, Buyer shall prepare and deliver to Seller based on the books and records of Buyer and calculated in accordance with Section 1(g)(vi) an audited balance sheet and statement of income for such fiscal year prepared in accordance with generally accepted accounting principles, together with a certificate ("EBIT Certificate") dated as of the end of such fiscal year and signed by the chief financial officer of Buyer certifying the amount of Buyer's EBIT for such fiscal year, the amount of any excess over Forecasted EBIT and the amount to be paid to Seller pursuant to
Section 1(g)(vi) above. Seller and its authorized representatives shall be entitled to review the EBIT Certificate and the books, records and work papers of the Buyer used to prepare such EBIT Certificate. If Seller disagrees with any item on the face of the EBIT Certificate, Seller shall notify Buyer writing of such disagreement (stating the reasons therefor) within 30 days after Seller's receipt of such EBIT Certificate from Buyer, and Seller and Buyer shall attempt to resolve such disagreement. If Seller does not provide such notice within such 30 days, the EBIT Certificate for such fiscal year shall be deemed accepted by Seller and for purposes of Section 1(g)(vi) above Buyer's EBIT for such fiscal year shall be the amount reflected on such EBIT Certificate. If Seller and Buyer are unable to resolve any disagreement (with respect to which timely notice of such disagreement has been provided) within 15 days after Buyer receives such notice of disagreement, Seller and Buyer shall submit the disagreement to a national independent public accounting firm acceptable to Buyer and Seller. If Buyer and Seller are unable to agree upon the selection of such firm within 20 days after Buyer receives the above notice of disagreement, an accounting firm of national reputation shall be selected within 5 days thereafter by lot after eliminating (a) Deloitte & Touche LLP (Seller's independent accountants) and (b) Ernst & Young LLP (Buyer's independent accountants) and (c) one additional accounting firm for each of Buyer and Seller, should either Buyer or Seller or both, find such accounting firm to be objectionable. Buyer and Seller shall cause the accounting firms so selected, within 15 days after its selection, to resolve such disagreement, which resolution shall be binding on the parties, and the Buyer's EBIT for such fiscal year shall be so finally adjusted in accordance with such resolution for purposes of Section 1(g)(vi) above. The fees and expenses of such accounting firm shall be paid 100% by Seller unless Buyer's EBIT for such fiscal year as determined pursuant to this Section 1(g)(vii) is not within 20% of the Buyer's EBIT reflected on Buyer's initial EBIT Certificate for such fiscal year submitted by Buyer under this Section 1(g)(vii), in which case, the fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

     (h) Allocation of Purchase Price. As promptly as practicable following the date hereof, but in any event within ten business days prior to the Closing Date, Buyer shall deliver to Seller its reasonable, good faith determination of the fair market value of the Assets, which determination shall be made in accordance with applicable tax laws and shall be subject to Seller's consent (which consent shall not be unreasonably withheld or delayed). Buyer and Seller shall then set forth such determination on Schedule 1(h) attached hereto, which shall include an allocation of the Purchase Price among the Assets on the basis of the fair market values thereof and which, if necessary, shall be amended to take into account any adjustments which may be required by Section 1(g). For tax purposes, the Purchase Price shall be allocated among the Assets (which allocation shall be consistent with the allocation set forth on Schedule 1(h)) and such Purchase Price shall be allocated in accordance with Section 1060 of the Code. Neither Buyer nor Seller, nor any of their respective affiliates, shall take any position (whether in financial statements, audits, tax returns or otherwise) which is inconsistent with the allocation of the Purchase Price, taking into account any adjustments which may be required by Section 1(g), unless required to do so by applicable law. The parties shall exchange drafts of any information returns required by Section 1060 of the Code and any similar state statute at least 60 days prior to filing such returns and shall discuss in good faith any modifications suggested by the receiving party. For purposes of this Agreement, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to any particular Code provision shall be interpreted to include any revision of or successor to such provision regardless of how numbered or classified.

     2. Closing.

     The closing (the "Closing") of the purchase and sale of the Assets and the assumption of the Assumed Liabilities shall be held at the offices of Seller, at 10:00 a.m., local time, on the first Monday or fiscal month-end (determined with reference to Seller's accounting policies) that is at least three business days following satisfaction or, if permissible, waiver of the conditions to Closing set forth in Sections 3(a) and 3(b). The date on which the Closing shall occur is hereinafter referred to as the "Closing Date," and the Closing shall be deemed effective as of the opening of business on the Closing Date.

     (a) At the Closing, subject to and on the terms and conditions set forth in this Agreement, Buyer shall deliver to Seller (A) the Purchase Price, without giving effect to any adjustment which may be required pursuant to Section 1(g), by (x) delivery of the Buyer Note, duly executed, and (y) delivery of certificates representing 4,264,000 shares of the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed thereto,(B) instruments of assumption (collectively, the "Assumption Agreement") in form and substance reasonably satisfactory to Seller and its counsel evidencing and effecting the assumption by Buyer of the Assumed Liabilities, (C) certified copies of resolutions duly adopted by Buyer's board of directors and, where appropriate, shareholders (collectively the "Buyer Resolutions") authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby (including Buyer's reincorporation into Delaware and the amendments to Buyer's Articles of Incorporation and By-laws, as contemplated hereby) and the issuance to Seller of the shares of Common Stock contemplated hereby, (D) certified copies of Buyer's Articles of Incorporation and By-laws, as amended as contemplated hereby and as in effect on the Closing Date, and the other Ancillary Agreements to which Seller is not a party, (E) a certificate of the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officer(s) of Buyer (who shall not be such Secretary or Assistant Secretary) executing this Agreement or any Ancillary Agreement,(F)short-form certificates of good standing of Buyer, certified by the Secretaries of State of Buyer's state of incorporation, of Ohio and of each other state where the failure of Buyer to qualify to do business would subject Buyer to monetary penalties by such state, respectively, as of a date not more than three business days prior to the Closing Date and (G) the other documents specified in Section 3(b) that are required to be delivered to Seller as a condition to the Closing.

     (b) At the Closing, subject to and on the terms and conditions set forth in this Agreement, Seller shall deliver or cause to be delivered to Buyer (i) such duly executed instruments of sale, assignment, transfer and conveyance (collectively, the "Bill of Sale") in form and substance reasonably satisfactory to Buyer and its counsel to transfer all of Seller's right, title and interest in and to the Assets and to evidence and effect the sale and transfer to Buyer of the Assets (it being understood, however, that such instruments shall not require Seller or any other Person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement),
(ii) certified copies of resolutions duly adopted by Seller's board of directors ("Seller Resolutions") authorizing the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby,
(iii) certified copies of Seller's Certificate of Incorporation and By-laws, as in effect on the Closing Date, (D) a certificate of the Secretary or an Assistant Secretary of Seller as to the incumbency of the officer(s) of Seller (who shall not be such Secretary or Assistant Secretary) executing this Agreement or any Ancillary Agreement, (E) a short-form certificate of good standing of Seller, certified by the Secretary of State of Delaware, and (F) the other documents specified in Section 3(a) that are required to be delivered to Buyer as a condition to the Closing. With respect to the Real Property included in the Assets, such instruments to be delivered at the Closing shall consist of a limited or special warranty deed in the form of Exhibit B attached hereto.

     (c) Notwithstanding any other provision of this Agreement to the contrary, the purchase and sale of the Assets as contemplated by this Agreement shall be subject to the additional provisions of this paragraph (c) and Section 8(b). Seller and Buyer shall cooperate with each other regarding, and shall use their reasonable efforts to cause, the sale to Buyer of all of the Assets on the Closing Date on the terms and conditions set forth in this Agreement, and to otherwise consummate the transactions contemplated hereby; provided, however, that such cooperation and reasonable efforts by Seller shall not include any requirement of the Seller Entities to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Nothing in this Agreement shall be construed as an attempt or agreement to assign (x) any Contract which is nonassignable without the consent of the other party or parties thereto unless such consent shall have been obtained (subject to the right of Buyer under Sections 3(a)(iv) and 3(a)(v) and the right of Seller under Section 3(b)(iii)) or (y) any Contract or claim as to which the remedies for the enforcement thereof enjoyed by Seller would not pass to Buyer as an incident of the assignments provided for by this Agreement. The Purchase Price shall not be subject to adjustment by reason of the fact that any Contracts or claims may not be assigned to Buyer under the circumstances described in clauses (x) and (y) above. Any Contract which is not properly assigned to Buyer because of the failure to obtain a required consent shall be governed by, and subject to the provisions of, Section 8(b).

     3. Conditions to Closing.

     (a) Buyer's Obligation. The obligation of Buyer to purchase and pay for the Assets and assume the Assumed Liabilities is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

          (i) The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by a Vice President of Seller confirming the foregoing.

          (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect or pending as of the Closing which would restrain or prohibit the purchase and sale of the Assets or the exercise by Buyer of control over the Assets.

        (iii) Reserved.

          (iv) Buyer and Seller shall have received or obtained all third party, board of directors and stockholder consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any Contract or any Buyer Contract and that are identified on Schedule 3(a)(iv)attached hereto (collectively "Company and Third-Party Approvals"), except for any such Company and Third-Party Approval, the failure to obtain of which would not have a material adverse effect on the transactions contemplated hereby or on the Plastics Business as a whole.

          (v) Buyer and Seller shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary for the consummation of the transactions contemplated hereby and identified on Schedule 3(a)(v) attached hereto (collectively, "Governmental Approvals"), except for any such Governmental Approval, the failure to obtain of which would not have a material adverse effect on the consummation of the transactions contemplated hereby or on the Plastics Business as a whole.

          (vi) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated, if applicable.

          (vii) Seller and Buyer shall have entered into the Supply Agreement, the Transition Services Agreement and the Registration Rights Agreement (collectively, with the amendment to Buyer's Articles of Incorporation and By-laws, all as contemplated hereby, the "Ancillary Agreements").

          (viii) Seller shall have delivered to Buyer at Buyer's expense (A) a location survey (the "Survey") of the Real Property (1) certified as being prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted in 1992 for an "Urban" Survey, (2) locating all improvements, easements and other encumbrances, (3) indicating the portion of the Real Property in a flood plain and (4) which have been certified to Buyer, Buyer's title insurance company and any lenders designated by Buyer and (B) a title commitment from a reputable title insurance company to be marked up and dated as of the Closing Date in an amount equal to the fair market value of the Real Property as set forth on
     Schedule 1(h) or as reasonably determined by Buyer and notified to Seller not later than twenty (20) business days prior to the Closing Date.

          (ix) Buyer shall have received a customary opinion from in-house counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel relating to good standing, authority, authorization and enforceability of this Agreement.

          (x) Promptly after they are available, and in no event later than 60 days after the date of this Agreement, Seller shall deliver an unqualified report of independent public accountants stating that they have audited the Financial Statements and that the Financial Statements present fairly in all material respects the financial position of the Plastics Business as of and for the periods referred to therein in accordance with generally accepted accounting principles; it being understood that this condition shall be deemed to be automatically waived by Buyer if Buyer is delivered a report that does not satisfy this condition, but fails to object in writing to Seller within 30 days after the receipt of such report.

          (xi) Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by a Vice President of Seller confirming that since the date of this Agreement, to the knowledge of Seller, there has been no material adverse change in the Plastics Business taken as a whole, other than changes relating to economies in general or the Plastics Business's industry in general (including, without limitation, changes due to seasonality) and not specifically relating to the Plastics Business.

          (xii) Seller shall have caused to be delivered to Buyer a Phase I environmental report ("Environmental Report") on the Real Property, the results of which are satisfactory to Buyer, in Buyer's sole but reasonable discretion; it being understood that this condition shall be deemed to be automatically satisfied if Buyer has not notified Seller in writing that it is not satisfied with the results described in the Environmental Report within 30 days after the receipt of the Environmental Report. Buyer and Seller agree to share equally the expenses of the Environmental Report.

          (xiii) Buyer and the IAM shall have entered into a collective bargaining agreement for the employment of IAM represented employees of Buyer at the Plastics Business.

     (b) Seller's Obligation. The obligation of Seller to sell and deliver or cause to be sold and delivered the Assets to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

          (i) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Buyer shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the President or a Vice President of Buyer confirming the foregoing.

          (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect or pending as of the Closing which would restrain or prohibit the purchase and sale of the Assets.

          (iii) Buyer and Seller shall have received or obtained all Governmental Approvals and Company and Third Party Approvals, except for any such Governmental Approval and any such Company and Third Party Approval, the failure to obtain of which would not have a material adverse effect on the transactions contemplated hereby or on the Plastics Business as a whole.

          (iv) The waiting period under the HSR Act shall have expired or been terminated, if applicable.

          (v) Buyer shall have reincorporated into Delaware and the shares of Common Stock issued to stockholders of Buyer upon reincorporation shall contain an appropriate legend restricting the transferability of such shares in form and substance satisfactory to Seller.

          (vi) Reserved.

          (vii) Buyer shall have terminated the SEP in accordance with applicable law.

          (viii) Buyer shall have duly amended and restated its Articles of Incorporation in a manner satisfactory to Seller to among other things (x) reflect that Buyer will cease to be a REIT effective for its tax year ending December 31, 1996, subject to consummation of the transactions contemplated by this Agreement, (y) provide that Buyer may not engage in extraordinary transactions without prior approval of a supermajority of its stockholders and (z) provide for restriction on transfer provisions that protect against a change in ownership of Buyer within the meaning of Code
     Section 382. Buyer's Articles of Incorporation shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

          (ix) Buyer's By-laws shall have been duly amended and restated in a manner satisfactory to Seller to among other things (A) reflect that Buyer will cease to be a REIT effective for its tax year ending December 31, 1996, subject to consummation of the transactions contemplated by this Agreement, (B) permit the holders of at least 20% of the Common Stock to call for a meeting of Buyer's stockholders in the shortest period of time permitted by applicable law, (C) permit any member of Buyer's board of directors to call a meeting of the board of directors in the shortest period of time permitted by applicable law and (D) permit the board of directors to establish the size of the board from 3 to 7 directors. Buyer's By-laws shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

          (x) Buyer and Seller shall have entered into each of the other Ancillary Agreements and Related Documents (as defined in the Buyer Note), which shall be in full force and effect as of the Closing.

          (xi) Buyer shall have (A) registered under the Securities Act of 1933, as amended and (B) obtained approval for listing on the American Stock Exchange, all of the shares of Common Stock which may be issued hereunder to Seller.

          (xii) INTENTIONALLY DELETED

          (xiii) Each of the individuals serving on Buyer's board of directors prior to the Closing Date (other than the Buyer Directors) shall have tendered his or her resignation to Buyer effective as of the Closing Date.

          (xiv) From and after the Closing Date and until the first annual meeting of the Buyer's Board of Directors following the first annual meeting of Buyer's stockholders following the Closing Date, the officers of Buyer shall be comprised of individuals mutually acceptable to Buyer and Seller, and each of the other individuals serving as an officer of Buyer prior to the Closing Date shall have tendered his or her resignation to Buyer effective as of the Closing Date.

          (xv) Buyer shall have delivered to Seller a schedule marked "Schedule 3(b)(xv)," which Schedule 3(b)(xv) shall provide an itemized list of all liabilities of Buyer and its subsidiaries in existence as of the Closing Date, immediately prior to giving effect to the transactions contemplated hereby and be in form and substance reasonably satisfactory to Seller.

          (xvi) Seller shall have received a customary opinion from external counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Seller and its counsel relating to, among other things, good standing, authority, authorization and enforceability of this Agreement and the other Ancillary Agreements and capital structure of Buyer after giving effect to transaction contemplated hereby.

          (xvii) Seller shall have obtained the Environmental Report, the results of which are satisfactory to Seller, in Seller's sole but reasonable discretion; it being understood that this condition shall be deemed to be automatically satisfied if Seller has not notified Buyer in writing that it is not satisfied with the results described in the Environmental Report within 30 days after the delivery of the Environmental Report by the Seller to Buyer.

          (xviii) Buyer and the IAM shall have entered into a collective bargaining agreement for the employment of IAM represented employees of Buyer at the Plastics Business in form and substance reasonably satisfactory to Seller and Buyer.

          (xix) Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the Chief Executive Officer of Buyer confirming that, to the best of Buyer's knowledge, Buyer has not had within the 3 year period prior to the Closing any Five Percent Shareholder other than a single Public Group within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(iii).

          (xx) (i) Buyer shall have amended Buyer's Stock Option Plan in a manner such that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall not result in any increase in the number of stock options held by each holder of stock options as of the date of this Agreement, and (ii) each holder of stock options received pursuant to Buyer's Stock Option Plan shall have consented to such amendment.

          (xxi) Buyer shall have established Employee Benefit Plans to cover the Hired Employees in accordance with the provisions of Section 8(m).

     4. Representations and Warranties of Seller.

     Seller hereby represents and warrants to Buyer as follows:

     (a) Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has or prior to the Closing will have all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements as are contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have or prior to the Closing will have been duly and properly taken. This Agreement has been duly executed and delivered by Seller, and such Ancillary Agreements as are contemplated hereby to be executed and delivered by Seller shall be duly and validly executed and delivered by Seller. This Agreement and such Ancillary Agreements constitute, or will constitute, as applicable, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     (b) No Conflicts. Subject to the matters disclosed on Schedules 1(b)(iv), 3(a)(iv) and 3(a)(v), the execution and delivery by Seller of this Agreement and the Ancillary Agreements as are contemplated hereby to be executed and delivered by Seller do not, and the consummation by Seller of the transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien of any kind upon any of the Assets under, or require any consent, authorization or approval under (A) the Certificate of Incorporation or By-Laws of Seller, (B) any Contract or (C) any judgment, order or decree or any material statute, law, ordinance, rule or regulation applicable to the Plastics Business or the Assets, other than any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate would not have a material adverse effect on Seller, or on the ability of Seller to consummate the transactions contemplated hereby, and other than any such consents, authorizations or approvals that may be required by reason of Buyer's participation in the transactions contemplated hereby.

     (c) Title to Tangible Assets Other than Real Property Interests. Seller has good and valid title to or a valid leasehold interest in, all of the material tangible assets included in the Assets which are reflected on the unaudited balance sheet dated January 31, 1996 included in the Financial Statements or were acquired after January 31, 1996, except those sold or otherwise disposed of since the date hereof in the ordinary course of business consistent with past practice (collectively, the "Tangible Assets"), free and clear of all mortgages, liens, security interests or encumbrances (collectively, "Liens") of any nature whatsoever, except (i) such as are disclosed on Schedule 4(c) or the other Schedules hereto, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, Liens arising in connection with sale-leaseback transactions and Liens for taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty and (iii) other imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or encumbrances do not, individually or in the aggregate, materially interfere with the continued use and operation of, or materially detract from the value of, the Assets to which they relate in the operation of the Plastics Business as currently conducted (collectively, the "Permitted Liens"). To Seller's knowledge, Seller has in all material respects performed all the obligations required to be performed by it with respect to all the Tangible Assets leased by it. This Section 4(c) does not relate to real property or interests in real property, such items being the subject of Section 4(d).

     (d) Title to Real Property. Schedules 1(b)(iv) and 1(b)(vii) sets forth a list of all real property and interests in real property owned in fee or leased by Seller and relating exclusively to the Plastics Business. Seller has good and insurable fee title to the Real Property, free and clear of all Liens of any nature whatsoever, except (i) Permitted Liens, (ii) easements, covenants, rights-of-way and other similar restrictions of record, (iii) any conditions that may be shown by a current, accurate survey or physical inspection of the Real Property made prior to Closing, (iv) current general real estate taxes and installments for special assessments which are not yet due and payable, (v) existing leases, licenses and possession or occupancy agreements set forth on
Schedule 4(d), and (vi) (A) zoning, building, fire, health, environmental and pollution control laws, ordinances, rules and safety regulations and other similar restrictions, (B) mortgages, liens, security interests or encumbrances of record and (C) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth above individually or in the aggregate materially interfere with the continued use and operation of the Real Property in the Plastics Business as currently conducted or materially detract from the value of the Real Property.

     (e) Intellectual Property. To Seller's knowledge: (i) Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties in the conduct of the Plastics Business; (ii) Seller has not received any complaint, claim or notice alleging any such interference, infringement or misappropriation; (iii) no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Plastics Business Intellectual Property Rights; (iv) Seller owns or has a valid license to use and has the right to transfer and assign all Plastics Business Intellectual Property Rights; and (v) none of such Plastics Business Intellectual Property Rights is subject to any Lien (except Liens in favor of the licensor, sublicensor or other owner of such Plastics Business Intellectual Property Rights). Except as set forth on Schedule 4(e), to the knowledge of Seller, no licenses, sublicenses or agreements pertaining to any such Plastics Business Intellectual Property have been granted or entered into by or on behalf of Seller. For purposes of this
Section 4(e), "Plastics Business Intellectual Property Rights" shall not include any software license or similar agreement which is generally available to the public.

     (f) Contracts. Except as set forth on Schedule 1(b)(iv) or 1(b)(vii), to the knowledge of Seller, none of the Seller Entities is party to any written or oral agreement or arrangement as of the date of this Agreement that relates primarily to the Plastics Business in the following categories:

          (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by notice of not more than 60 days for a cost of less than $50,000;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant not to compete;

          (iv) agreement, contract or other arrangement with any officer, director or senior employee of the Seller Entities (other than employment agreements covered by clause (i) above or not covered by clause (i) because such agreements do not meet the thresholds set forth in clause (i) above);

          (v) lease or similar agreement under which any Seller Entity is a lessor or sublessor of or makes available for use by any third party, any real property owned or leased by any Seller Entity and used exclusively in the Plastics Business;

          (vi) lease or similar agreement under which (A) the Seller is a lessee of, or holds or uses any Tangible Assets owned by a third party and used exclusively in the Plastics Business or (B) the Seller is a lessor or sublessor of, or makes available for use by any third party, any Tangible Assets owned or leased by the Seller and used exclusively in the Plastics Business, in any such case which has an aggregate future liability in excess of $100,000 and is not terminable by notice of not more than 60 days for a cost of less than $100,000;

          (vii) (A) continuing contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in each case relating exclusively to the Plastics Business and in any such case which has an aggregate future liability in excess of $100,000 and is not terminable by notice of not more than 60 days for a cost of less than $100,000;

          (viii) material license or other agreements relating in whole or in part to patents, trademarks, tradenames, service marks or copyrights (including any license or other agree ment under which the Seller has the right to use any of the same owned or held by a third party);

          (ix) mortgage, pledge, security agreement, deed of trust or other document granting a Lien upon the Real Property or the Tangible Assets; or

          (x) other agreement, contract, lease, license, commitment or instrument exclusively relating to the Plastics Business to which any Seller Entity is a party or by which any of the assets of the Plastics Business is bound or subject which has an aggregate future liability in excess of $100,000 and is not terminable by notice of more than 60 days for a cost of less than $100,000.

Except as disclosed on Schedule 1(b)(iv) or Schedule 4(f), to the knowledge of Seller, each material Contract is (x)a valid and binding obligation of Seller,
(y) in full force and effect and (z) enforceable by the Seller in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) general principles of equity (whether considered in an action in equity or at law). Except as disclosed on Schedule 4(f), to the knowledge of Seller, Seller has performed all material obligations required to be performed by it to date under the Contracts and, to the knowledge of Seller, Seller is not (with or without the lapse of time or the giving of notice or both) in any breach or default in any material respect thereunder and, to the knowledge of Seller, no other party to any of the material Contracts is in breach or default in any material respect thereunder.

     (g) Litigation; Decrees. Schedule 4(g) sets forth a list, as of the date of this Agreement, of all pending claims, proceedings, actions or lawsuits of which Seller has received service of process, and to the knowledge of Seller all threatened claims, proceedings, actions or lawsuits, which (i) relate to or affect the Plastics Business, (ii) seek any injunctive relief which would affect Buyer's acquisition, ownership or operation of the Assets or (iii) directly relate to the transactions contemplated by this Agreement. To the knowledge of Seller, except as disclosed on Schedule 4(g), Seller, with respect to the Plastics Business, is not in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to the Plastics Business or the Assets.

     (h) Financial Statements. The pro forma balance sheet as of October 31, 1995 and the pro forma statements of income and cash flow for the year ended October 31, 1995 and the pro forma balance sheet as of January 31, 1996, prepared on the basis described in the notes thereto (the "Financial Statements") are attached hereto as Schedule 4(h). The Financial Statements to the knowledge of Seller, present fairly the consolidated financial condition and results of operations and cash flow of the Plastics Business as at the dates and for the periods then ended, except as otherwise provided in the notes thereto.

     (i) Compliance with Applicable Laws. Without in any way limiting or modifying the scope of the other representations and warranties of Seller, except as set forth on Schedule 4(i), to the knowledge of Seller the Plastics Business is being conducted in compliance in all respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality (including, without limitation, all applicable environmental laws, rules and regulations) the noncompliance of which would have a material adverse effect on the Plastics Business taken as a whole. Except as set forth on Schedule 4(i), to the knowledge of Seller, since December 31, 1995 to the date of this Agreement, Seller has not received any written communication from a governmental authority that alleges that the Plastics Business is not in compliance, in all respects, with all applicable federal, state, foreign or local laws, rules and regulations (including, without limitation, all applicable, environmental laws, rules and regulations), the noncompliance with which would have a material adverse effect on the Plastics Business taken as a whole.

     (j) Asset Sufficiency. To the knowledge of Seller, except as disclosed on
Schedule 4(j) and except for the Excluded Assets, the Assets include all of the Tangible Assets and all of the trade secrets, know-how, processing procedures and the Plastic Business Intellectual Property currently used by Seller that, together with Buyer's rights under Section 8(b) and Section 9 and under the Ancillary Agreements, are necessary to manufacture the Products in substantially the same manner as the Products were manufactured by Seller since December 31, 1995 to the date of this Agreement.

     (k) Seller's Employee Benefit Plans. For purposes of this Agreement, "Employee Benefit Plan" means any (a) qualified or nonqualified "Employee Pension Benefit Plan" (as such term is defined in sec. 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (b) "Employee Welfare Benefit Plan" (as such term is defined in sec. 3(1) of ERISA), or (c) fringe benefit plan, policy, program, and arrangement, whether or not subject to ERISA; provided that "Employee Benefit Plan" shall not include any "Multiemployer Plan" (as that term is defined in sec. 3(37) of ERISA). Schedule 4(k) sets forth a true, complete and correct list of all Employee Benefit Plans and Multiemployer Plans that Seller maintains, to which it contributes, or to which it has an obligation to contribute covering employees and former employees of Seller at its Plastics Business (collectively, the "Seller Plans" and individually, a "Seller Plan").

     (l) Condition of Assets. To the knowledge of Seller, as of the date of this Agreement and ordinary wear and tear excepted, none of the items of machinery and equipment constituting a part of the Equipment and having a fair market value exceeding $1,000,0000 is operating with any significant and extraordinary defects that would cause Seller to have to expend, as of the date of this Agreement, more than $100,000 on any one such item of machinery and equipment in order for such item of machinery and equipment to no longer operate with significant and extraordinary defects.

     (m) Absence of Undisclosed Liabilities. To the knowledge of Seller, Seller will not on the Closing Date be subject to any obligation or liability of whatever kind and nature (whether accrued, absolute, contingent, direct, indirect, primary, or secondary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction of the Seller Entities at or prior to the Closing, or any state of facts existing at or prior to the Closing and exclusively relating to the

Plastics Business other than (A) liabilities reflected on the Closing Date Balance Sheet, (B) obligations and liabilities under the Contracts and (C) obligations and liabilities disclosed on Schedule 4(m) and in the other Schedules hereto.

     5. Covenants of Seller. Seller covenants and agrees as follows:

     (a) Access. Prior to the Closing, Seller shall grant to Buyer or cause to be granted to Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Seller relating to the transition of the Plastics Business to Buyer; provided, however, that such access does not unreasonably interfere with the normal operations of Seller or the Plastics Business; and provided further, however, that all requests for access shall be directed to Thomas M. Hough, Vice President and Treasurer of Seller, or such other Person as Seller may designate from time to time. Buyer shall indemnify and hold Seller and its affiliates and their respective officers, shareholders, directors and employees harmless against any and all losses, liabilities, expenses and damages or actions or claims with respect thereto suffered or incurred by Seller and its affiliates or any of their respective officers, shareholders, directors and employees, arising out of, or with respect to, Buyer's or its representatives', agents' or employees' exercise of Buyer's rights under this Section 5(a). Notwithstanding any provision in this Agreement to the contrary, Buyer's indemnity under this Section 5(a) shall survive the termination of this Agreement and the consummation of the transactions contemplated hereby.

     (b) Ordinary Conduct. Except as permitted by the terms of this Agreement or as set forth in Schedule 5(b), from the date hereof to the Closing, Seller will cause the Plastics Business to be conducted in the ordinary course consistent with past practice and will make all reasonable efforts consistent with past practices to preserve its relationship with its third party customers and suppliers with whom Seller deals in connection with the Plastics Business. Except as provided in this Agreement or Schedule 5(b), from the date hereof until the Closing, Seller will not do any of the following without the prior written consent of Buyer:

          (i) make any material change in the conduct of the Plastics Business;

          (ii) sell, lease, license or otherwise dispose of, any interest in any of the Assets, except for sales of inventory in the ordinary course of business consistent with past practice and except for any such sales, leases, licenses or other dispositions in the ordinary course of business which do not exceed $250,000 in the aggregate;

          (iii) permit, allow or subject any of the Assets or any part thereof to any Lien or suffer such to be imposed, except for Permitted Liens;

          (iv) enter into any new, or amend or terminate any existing, Contracts, other than in the ordinary course of business consistent with past practices;

          (v) grant to any Hired Employee any increase in compensation or benefits, except as may be required under existing agreements or in the ordinary course of business consistent with past practice;

          (vi) make any change in any method of accounting or accounting practice or policy currently used in the preparation by Seller of financial statements of the Plastics Business other than those required by generally accepted accounting principles; or

          (vii) enter into any agreement, whether in writing or otherwise, to do any of the foregoing.

     6. Representations and Warranties of Buyer.

          Buyer hereby represents and warrants to Seller as follows:

     (a) Authority; No Conflicts.

          (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and, subject to the simultaneous closing of the purchase and sale of the Assets contemplated hereby, on the Closing Date shall be duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has or prior to the Closing Date will have all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Buyer (including its shareholders) to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and all other actions contemplated by the Buyer Resolutions have been or prior to the Closing Date will be, duly and properly taken. This Agreement has been duly executed and delivered by Buyer, and the Ancillary Agreements to be executed and delivered by Buyer shall be duly and validly executed and delivered by Buyer. This Agreement and the Ancillary Agreements constitute, or will constitute, as the case may be, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

          (ii) Subject to the matters described in Schedule 3(a)(iv) and 3(a)(v), the execution and delivery by Buyer of this Agreement and the Ancillary Agreements do not, and the consummation by Buyer of the transactions contemplated hereby, thereby and by the Buyer Resolutions and compliance by Buyer with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien of any kind upon any of the properties or assets of Buyer or any of its affiliates under, or require any consent, authorization or approval under any provision of (A) the Articles of Incorporation or By-laws of Buyer or any of its affiliates as in effect as of the date hereof, and as hereafter amended as contemplated hereby, (B) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, document, instrument, commitment, plan (employee benefit or otherwise), agreement or arrangement, whether written or oral, to which Buyer or any of its affiliates is a party or by which any of its or their properties or assets are bound (the "Buyer Contracts"), or (C) any judgment, order or decree, or any material statute, law, ordinance, rule or regulation applicable to Buyer or any of its affiliates or its property or assets other than any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not have a material adverse effect on the Buyer or on the ability of Buyer to consummate the transactions contemplated hereby, and other than any such consents, authorizations or approvals that may be required by reason of Seller's participation in the transactions contemplated hereby.

     (b) Capital Stock.

          (i) As of the Closing and immediately thereafter, the authorized capital stock of Buyer shall consist of 50,000,000 shares of Common Stock, of which 9,474,600 shares shall be issued and outstanding. Except as set forth on Schedule 6(b)(i), as of the Closing, Buyer shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or securities containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of the Closing and immediately thereafter, Buyer shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing and immediately thereafter, all of the outstanding shares of Buyer's capital stock shall be validly issued, and, assuming, in the case of the shares of Common Stock to be issued pursuant to Section 1(f), valid transfer of the Assets, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of Buyer's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock hereunder. Buyer has not violated and will not violate any applicable federal or state corporate or securities laws, rules or regulations in connection with the offer, sale or issuance of any of its capital stock, its reincorporation into Delaware or its amendment of its Articles of Incorporation or By-Laws, as contemplated hereby, or any applicable state securities laws. Except as set forth on
     Schedule 6(b)(ii), Buyer's Articles of Incorporation and By-Laws, as in effect on the Closing Date, shall be enforceable on all stockholders of Buyer and no present or former stockholder of Buyer shall have any appraisal rights, except as set forth on Schedule 6(b)(iii), or other recourse against Buyer as a result of the transactions contemplated by this paragraph. Except as otherwise set forth on Schedule 6(b)(iv), to the best of Buyer's knowledge, there are no agreements between Buyer's stockholders with respect to the voting or transfer of Buyer's capital stock or with respect to any other aspect of Buyer's affairs.

     (c) Subsidiaries; Investments. Except as set forth on Schedule 6(c), Buyer does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person (including, without limitation, a subsidiary).

     (d) Financial Statements. Schedule 6(d) sets forth Buyer's consolidated balance sheet, income statement and statement of cash flows as of and for the period ended December 31, 1995, in each case together with the notes thereto (collectively, the "Buyer Financial Schedules"). The Buyer Financial Schedules have been derived from the accounting books and records of Buyer and its affiliates and to the knowledge of Buyer, present fairly in all material respects the consolidated financial position and the results of operations and cash flow of Buyer and its subsidiaries as of and for the period ended December 31, 1995, in each case in accordance with United States generally accepted accounting principles, consistently applied, except as otherwise provided in the notes to the Buyer Financial Schedules.

     (e) Absence of Undisclosed Liabilities. To the knowledge of Buyer, Buyer and its subsidiaries do not (and on the Closing Date will not) have any obligation or liability of whatever kind and nature (whether accrued, absolute, contingent, direct, indirect, primary, secondary, unliquidated or otherwise, whether or not known to Buyer or any subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities reflected on the latest balance sheet provided by Buyer pursuant to
Section 6(d) above (the "Latest Balance Sheet"),(ii)liabilities and obligations to third parties which have arisen after the date of the Latest Balance Sheet in the ordinary course of business or in connection with the transactions contemplated hereby, and liabilities under employment agreements in effect on the date hereof for base salary and benefits as described therein (without giving effect to any amendment or modification thereof).

     (f) Absence of Certain Developments. Since the date of the Latest Balance Sheet to the date of this Agreement, neither Buyer nor any of its subsidiaries has, and since the date of the Latest Balance Sheet to the Closing Date, neither Buyer nor any of its subsidiaries will have:

          (i) issued any notes, bonds, capital stock or other securities of any kind;

          (ii) borrowed any amount or incurred or become subject to any liabilities except as enumerated in Section 6(e);

          (iii) declared or made any payment or distribution of cash or other property to its security holders with respect to its securities or purchased or redeemed any shares of its securities;

          (iv) subjected any of its properties or assets to any Lien;

          (v) sold, assigned or transferred any of its assets for other than fair value in exchange for cash, or acquired any new assets, rights or interests, other than cash;

          (vi) made capital expenditures or commitments therefor that aggregate in excess of $10,000;

          (vii) made any charitable contributions or pledges;

          (viii) hired any employees to perform services for Buyer or increased any compensation or other amounts payable to any employees; or

          (ix) entered into a new, or modified or terminated any existing, Buyer Contract;

          (x) entered into any other transaction other than in the ordinary course of business and in furtherance of consummating the transactions contemplated hereby or entered into any other material transaction, whether or not in the ordinary course of business; or

          (xi) agreed (whether in writing or otherwise) to do any of the foregoing.

     (g) Assets. Except as set forth on the Latest Balance Sheet, Buyer does not own any assets. On the Closing Date, Buyer will own no assets other than assets set forth on the Latest Balance Sheet and cash. Buyer has good and marketable title to all of the assets listed on the Latest Balance Sheet, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business for fair value since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto).

     (h) Contracts. Except for this Agreement, the Ancillary Agreements or as set forth on the attached Schedule 6(h)(i), to the knowledge of Buyer, neither Buyer nor any subsidiary is a party to or bound by any Buyer Contract. All of the Buyer Contracts other than those designated with an asterisk beside its name shall be terminated by Buyer without any premium or penalty no later than 30 days prior to the Closing. Except as set forth on Schedule 6(h)(ii), all of the Buyer Contracts designated with an asterisk beside its name may be terminated by Buyer without any premium or penalty on no more than 30 days prior written notice. All of the Contracts set forth on Schedule 6(h)(i) are valid, binding and enforceable in accordance with their respective terms. Except as set forth on Schedule 6(h)(iii), to the knowledge of Buyer, Buyer and its subsidiaries have performed all material obligations required to be performed by them to date under the Buyer Contracts and have not received written notice of any breach or default in any material request thereunder.

     (i) Intellectual Property. Buyer does not (and on the Closing Date will not) own or posses rights to any Intellectual Property.

     (j) Reports with the Securities and Exchange Commission. Buyer has furnished Seller with complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, and has furnished or will furnish promptly after filed all other reports or documents required to be filed by Buyer with the Securities and Exchange Commission since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders up to the Closing Date. Such reports and filings do not as of the date of hereof (other than to the extent any representation, warranty or disclosure made or given pursuant to this Agreement, the Schedules hereto or any document delivered pursuant hereto revises, supersedes or is inconsistent with the statements made therein) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has made and will make all filings with the Securities and Exchange Commission which it is required to make, and Buyer has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

     (k) Tax Matters.

          (i) Buyer has timely filed (including extensions) all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by Buyer have been paid whether or not such Taxes are required to be shown on a Tax Return.

          (ii) Except as set forth in Schedule 6(k)(i) attached hereto:

             (A) Buyer has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed or consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority;

             (B) no taxable period of the Buyer is currently under audit and the Buyer has not filed an extension of the period for assessment of any taxes with any taxing authority;

             (C) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Buyer and there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Buyer's knowledge, threatened against or with respect to Buyer;

             (D) Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

             (E) Buyer does not reasonably expect any taxing authority to claim or assess any amount of additional Taxes against Buyer;

             (F) no claim has ever been made by a taxing authority in a jurisdiction where Buyer does not file Tax Returns that Buyer is or may be subject to Taxes assessed by such jurisdiction;

             (G) Buyer has not been a member of an Affiliated Group other than one of which Buyer was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by Buyer;

             (H) the Assumed Liabilities do not include any obligation to make any payments that will be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law);

             (I) the net operating loss ("NOL") of Buyer available to be carried forward for federal income tax purposes at December 31, 1995 was not less than $31,717,000 and at the Closing, shall not be less than $31,717,000; and the capital loss carryforward of Buyer available to be carried forward for federal income tax purposes at December 31, 1995 was not less than $4,811,000, and at the Closing will not be less than $4,811,000, assuming in each case that the tax year of Buyer ended at the Closing after giving effect to the transaction contemplated hereby;

             (J) the NOL's arose in the years set forth in Schedule 6(k)(ii) in the amounts set forth therein;

             (K) Buyer, since its inception through the tax year ending December 31, 1995 has been and is a Real Estate Investment Trust as defined in Code sec. 856 ("REIT"). During such period, the Buyer has fully satisfied all of the requirements for REIT status as set out in Code sec.sec. 856-859, including all formation and operating requirements;

             (L) To the knowledge of Buyer, Buyer has not undergone an ownership change within the meaning of Code Section 382 with respect to any of its NOL's described in clauses (I) and (J) above. Buyer does not have, and has not had since January 1, 1993, any Five Percent Shareholder; and

             (M) no adverse tax consequences shall result from Buyer revoking its election and/or ceasing to be a REIT pursuant to Code sec. 856(c) other than that Buyer shall no longer be entitled to claim a dividend paid deduction pursuant to Code Section 561 et. seq.

          (iii) Schedule 6(k)(iii) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which Buyer is required to file Tax Returns.

     (l) Buyer's Employee Benefit Plans. Buyer does not maintain, contribute to, have an obligation to contribute to, or have any other liability or potential liability with respect to any Employee Benefit Plan or any Multiemployer Plan, whether or not terminated, other than the Rymac Salary Reduction Simplified Employee Pension Plan (the "SEP"). For purposes of this Section 6(1), the term "Buyer" includes the Buyer and each member of the controlled group of companies (within the meaning of Section 414 of the Code) of which Buyer is a member.

          (i) The SEP and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No transaction has occurred with respect to any Buyer Plan which could subject Buyer, Seller, or any trustee or administrator of the SEP, or any party dealing with the SEP, to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the SEP (other than routine claims for benefits) are pending or threatened, and Buyer has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. Buyer has no liability or potential liability to the Pension Benefit Guaranty Corporation (the "PBGC"). None of the assets of Buyer is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, Buyer has not been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and Buyer has no knowledge of any facts which could be expected to give rise to such lien or such posting of security.

          (ii) No underfunded "Defined Benefit Plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Code Section 414) of which Buyer is a member or was a member during such five-year period.

          (iii) With respect to the SEP, all required or recommended payments, premiums, contributions, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued.

          (iv) With respect to the SEP, Buyer has provided Seller with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the SEP is maintained, funded and administered, (B) the three most recent financial statements, and (C) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), including, but not limited to, all Internal Revenue Service approval and opinion letters and private letter rulings.

     (m) Litigation; Decrees. Except as set forth on the Schedule 6(m) delivered to Seller as of the date of this Agreement, there is no (and as of the Closing Date there shall be no) pending, or to the knowledge of Buyer, threatened, claims, proceedings, actions or lawsuits against Buyer or any of its subsidiaries.

     (n) Compliance with Applicable Laws. Without in any way limiting or modifying the scope of the other representations and warranties of Buyer, except as set forth on Schedule 6(n), (i) to Buyer's knowledge the business of Buyer is being conducted in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality; and (ii) Buyer has not received and prior to the Closing Date will not have received any written communication from a governmental authority that alleges that its business is not in compliance, in all material respects, with all material federal, state, foreign or local laws, rules and regulations.

     (o) Guidelines or Policies. Except as set forth on Schedule 6(o), Buyer's board of directors have not adopted any policies or guidelines (investment or otherwise). Buyer's board of directors shall take such action as is necessary and appropriate to permit consummation of the transactions contemplated hereby and operation by Buyer of the Plastics Business after the Closing Date.

     7. Covenants of Buyer.

     Buyer covenants as follows:

     (a) Confidentiality.

          (i) Buyer acknowledges that all information provided to any of it and its affiliates, agents and representatives by Seller and its affiliates, agents and representatives is subject to the terms of a confidentiality agreement dated December 4, 1995 between Seller and Buyer or one of its affiliates or other beneficial owners (the "Confidentiality Agreement"), the terms of which are hereby incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate provided, however, that Buyer acknowledges that the Confidentiality Agreement shall terminate only with respect to information provided to Buyer or its affiliates, agents or representatives that relates solely to the Plastics Business, the Assets and the Assumed Liabilities; and provided further, however, that Buyer acknowledges that any and all information provided or made available to it and its affiliates, agents and representatives by or on behalf of Seller concerning the Seller Entities (other than information relating solely to the Plastics Business, the Assets and the Assumed Liabilities) that is not publicly available shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

          (ii) Buyer agrees that, after the Closing Date, Buyer shall, and shall use all reasonable efforts to cause its directors, officers, employees, advisors and affiliates to, at all times keep the Seller Information confidential following the Closing Date, except that any such Seller Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 7(a)(ii). For purposes of this Agreement, the term "Seller Information" shall mean all information concerning the Seller Entities, other than information that relates solely to the Plastics Business, the

     Assets and the Assumed Liabilities and other than any such information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 7(a)(ii).

     (b) No Additional Representations. Buyer acknowledges that none of the Seller Entities nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Assets, the Assumed Liabilities or the Plastics Business, except for the representations and warranties expressly set forth in this Agreement which shall expire at the Closing, and Buyer further agrees that none of the Seller Entities nor any other Person will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any information, including the Information Memorandum prepared by Hellmold Associates, Inc. dated November 1995 (the "Information Memorandum") and any information, document, or material made available to Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

     (c) Board of Directors; Officers. Buyer shall cause the actions contemplated by Sections 3(b)(xiii) and 3(b)(xiv) to occur effective as of the Closing Date. Promptly after the date of this Agreement, Buyer shall provide to Seller a plan and procedure reasonably satisfactory to Seller that describes how Buyer shall cause such actions to occur.

     (d) Certain Other Actions. Buyer covenants and agrees that it will take or omit to take all actions required to be taken by it in order to cause its representations and warranties contained herein to be and remain true and correct in all material respects on and as of the date made.

     (e) New IAM Agreement. Buyer shall use its reasonable efforts to negotiate and enter into a collective bargaining agreement with the IAM for the employment of IAM represented employees of Buyer at the Plastic Business that is in form and substance satisfactory to Seller and Buyer.

     8. Additional Covenants.

     Seller and Buyer covenant and agree as follows:

     (a) Proxy Statement/Prospectus; Registration Statement. Buyer shall cause to be prepared and filed with the Securities and Exchange Commission a preliminary draft of its proxy statement/prospectus to be used in connection with the special meeting of stockholders of Buyer to solicit the requisite approval of the transactions contemplated hereby (the "Proxy Statement/Prospectus") as soon as practicable after the date hereof. Buyer shall use its best efforts, and Seller shall cooperate with Buyer's efforts, to prepare and file such preliminary draft and to respond to the comments of the staff of the Securities and Exchange Commission in connection therewith and to furnish all information required from it to prepare the definitive Proxy Statement/ Prospectus. Seller shall cooperate with Buyer in its efforts to have such Registration Statement declared effective. Promptly after the effectiveness of the registration statement of the Buyer, Buyer shall cause the definitive Proxy Statement/Prospectus, together with appropriate proxies (the "Definitive Proxy Statement/ Prospectus"), to be mailed to its stockholders, and, if necessary, after the definitive Proxy Statement/ Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials, and, if required in connection therewith, resolution proxies. Except as otherwise provided herein, each of the parties, at its own expense, shall furnish the other with all information concerning itself, its directors, officers, stockholders and properties (including audited financial statements) and such other matters as may be necessary or advisable for the preparation of the registration statement, the Proxy Statement/ Prospectus, and any filings under state blue sky laws in connection with the transactions contemplated by this Agreement. Buyer acknowledges that Seller is providing information to Buyer pursuant to this Section 8(a) solely as an accommodation to Buyer and, except as otherwise explicitly provided herein, Seller shall have no obligation or liability to Buyer, its affiliates and their stockholders, officers, directors and agents for any information provided by Seller pursuant to this Section 8(a).

     (b) Consents.

          (i) Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to the Contracts and such consents have not been obtained. Buyer agrees Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any Contract as a result thereof. Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached and no condition of Buyer (other than the conditions set forth in Sections 3(a)(iv) and 3(a)(v)) shall be deemed not to be satisfied as a result of
     (A) the failure to obtain any consent or as a result of any such default, acceleration or termination or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Persons arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination. At Buyer's written request prior to the Closing, Seller shall cooperate with Buyer in any reasonable manner in connection with Buyer's obtaining any such consents; provided, however, that such cooperation shall not include any requirement of the Seller Entities to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

          (ii) With respect to any Contracts that may not be properly assigned to Buyer because of the failure to obtain a required consent ("Nontransferable Contracts") with respect to which Buyer has requested Seller's cooperation in accordance with Section 8(b)(i) and with respect to which Seller and Buyer are unable to obtain a separate agreement between Buyer and the other party or parties, Buyer shall have the right to require that Seller use reasonable efforts to perform any such Nontransferable Contract, to the extent it relates to the Plastics Business, as agent for and for the account of Buyer and shall promptly remit any such funds collected for the account of Buyer, for a period up to six months following the Closing Date; provided that Buyer shall reimburse Seller (on behalf of itself and as agent for the other Seller Entities) for any and all costs, expenses, losses and liabilities incurred by the Seller Entities in connection with taking such action.

     (c) Cooperation. Buyer and Seller shall cooperate with each other and shall cause their respective officers, employees, agents and representatives to cooperate with each other for a period of 60 days after the Closing to provide for an orderly transition of the Assets and the Assumed Liabilities to Buyer and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby. No party shall be required by this Section 8(c) to take any action that would unreasonably interfere with the conduct of its business.

     (d) Notification. Prior to the Closing, each party shall promptly notify the other party if such party obtains knowledge that the representations and warranties of the other party in this Agreement and the Schedules hereto are not true and correct in all material respects, or if such party obtains knowledge of any material errors in, or omissions from, the Schedules of the other party to this Agreement.

     (e) Publicity. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby (including any announcement (public or otherwise) to customers, suppliers and other business relations of Seller) shall be issued or made by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except (i) as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, and (ii) Seller may make such an announcement to employees of Seller. Notwithstanding the foregoing, Seller and Buyer shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of either Seller or Buyer, at the time of the signing of this Agreement. Seller and Buyer agree to keep the terms of this Agreement confidential, except to the extent disclosed as permitted pursuant to the immediately preceding exception or for financial reporting purposes and except that the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to keep the terms of this Agreement confidential).

     (f) Governmental Approvals. Buyer and Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, to the extent applicable, any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby, and any other acts, statutes, legislation or regulations as may be applicable with respect to the transactions contemplated hereby. Buyer and Seller shall bear the costs and expenses of their respective filings; provided that Buyer shall pay all filing fees in connection therewith. Buyer and Seller shall use their respective best efforts to make such filings promptly (and in any event within 30 business days) following the date hereof, to respond to any requests for additional information made by any applicable agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of applicable antitrust or competition laws, all to the end of expediting consummation of the transactions contemplated hereby.

     (g) Sales and Transfer Taxes, etc. Buyer shall pay all Taxes, duties or expenses that may be imposed as a result of the sale and transfer of the Assets, and all filing fees that may be required to be paid in connection with the consummation of the transactions contemplated hereby, together with any and all penalties, interest and additions to tax with respect thereto, and Seller and Buyer shall cooperate (and Seller shall cause the Seller Entities to cooperate) in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such laws. Buyer and Seller shall also cooperate in providing each other with appropriate resale exemption certifications and other similar tax and fee documentation.

     (h) Supply Agreement. At the Closing, Buyer and Seller shall execute and deliver the form of Supply Agreement attached hereto as Exhibit C (the "Supply Agreement").

     (i) Registration Rights Agreements. At the Closing, Buyer and Seller shall execute and deliver the form of Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement").

     (j) Transition Services Agreement. At the Closing, Buyer and Seller shall execute and deliver the form of Transition Services Agreement attached hereto as Exhibit E (the "Transition Services Agreement").

     (k) Employees. Buyer shall offer to employ those employees of Seller who are currently employed by Seller at the Plastics Business and who are not represented by a union, including such employees who are absent from active employment for any reason as of the Closing Date. All such employees who become Buyer's employees effective on the Closing Date are referred to herein as the "Hired Employees". Buyer shall employ the Hired Employees at the same salary and wages, and with the benefits that are identical in all material respects, as provided by Seller immediately prior to the Closing Date; provided, however, that Buyer shall not be required to establish or maintain any Employee Welfare Benefit Plan for any Hired Employee that provides postretirement medical, dental or life insurance benefits. Nothing in this Agreement shall limit Buyer's right, at any time, to modify, amend or terminate any salary and wages payable, or benefit provided, to any or all Hired Employees on or after the Closing Date, including without limitation any Employee Welfare Benefit Plan or any Employee Pension Benefit Plan, to the extent permitted by law. Seller shall terminate the employment of all Hired Employees effective as of the Closing. Seller makes no representation as to whether any such employee will accept employment with Buyer. Seller assumes all liability for and shall indemnify, defend and hold Buyer harmless from and against any Losses (as defined in Section 10(a)) for any severance liability with respect to employees of Seller as of the Closing Date under the terms of any severance policy, practice or plan of Seller, which liability is triggered by or results from Seller's termination of each such employee's employment with Seller effective as of the Closing Date, without regard to whether any such employee accepts employment with Buyer. Schedule 8(k) sets forth a list of each employee of Seller at the Plastics Business who is not represented by a union, his or her date of hire, title, hourly rate of pay or base salary and target bonus, as applicable and if any such employee is absent from active employment with Seller as of the Closing Date, the reason for the absence and estimated date returning to active employment.

     (l) IAM Agreement.

          (i) Buyer will negotiate a collective bargaining agreement with the IAM for the employment of IAM-represented employees by Buyer at the Plastics Business. Seller and Buyer recognize that certain IAM-represented employees of Seller who are on the Closing Date eligible to receive a pension benefit other than a deferred vested benefit (or would be eligible to receive such pension benefit if they did not accept employment in a position covered by the IAM Multiemployer Plan) will be eligible for post-

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

     retirement benefits under the Navistar International Transportation Corp. Retirement Health Benefit and Life Insurance Plan which was established by Seller pursuant to Shy v. Navistar. Buyer will reimburse Seller for its cost of such coverage for any IAM-represented employees hired by Buyer on a pro rata basis based on the time of service with Buyer compared to the total time of service with Seller and Buyer. Other than Shy postretirement benefits for retirement-eligible employees, Buyer assumes all liability for any postretirement benefit liability arising from the transactions contemplated by this Agreement or the employment of any IAM-represented employee hired by Buyer, and Seller will not assume any such liability or reimburse Buyer for any amount of such liability. In the event that Seller is liable for any amount for which Buyer is not also liable for any postretirement benefit for any IAM-represented employee hired by Buyer, Buyer will reimburse Seller for a pro rata portion of Seller's liability based on the time of the employee's service for Buyer compared to the total time of service with Seller and Buyer. If Buyer's collective bargaining agreement with the IAM provides for the establishment of a Section 401(k) plan for the employees subject to the agreement, the agreement shall permit, and Buyer shall cause its Section 401(k) plan to accept a trust-to-trust transfer of the assets and liabilities (including participant loans and amounts payable to alternate payees under qualified domestic relations orders, but not including any in-kind transfer of any Navistar International Corporation stock) of Seller's Section 401(k) plan, with respect to the IAM-represented employees hired by Buyer, valued as of such date as Seller may reasonably determine. Buyer shall establish its
     Section 401(k) plan timely and in a form meeting the qualification requirements of the Internal Revenue Code and provide such evidence to Seller as Seller may reasonably request as to such qualification so as to permit Seller to transfer timely the assets and liabilities relating to the IAM-represented employees hired by Buyer.

          (ii) Buyer agrees that it shall comply with the requirements of
     Section 4204 of ERISA with respect to each Multiemployer Plan described on
     Schedule 4(k) and, in that regard, Buyer agrees to (A) contribute to each such Multiemployer Plan with respect to the operations of Buyer for substantially the same contribution base units (as set forth in the collective bargaining agreement in effect immediately prior to the Closing Date between Seller and the IAM) for which Seller had an obligation to contribute to each such Multiemployer Plan; (B) provide to each such Multiemployer Plan for a period of five years commencing with the first plan year beginning after the Closing Date a bond or other security as described in Section 4204(a)(1)(B) of ERISA (unless such requirement has been released or waived in accordance with procedures consistent with
     Section 4204 of ERISA), which security, if provided, will be paid to a Multiemployer Plan if Buyer withdraws from the Multiemployer Plan or fails to make a contribution to the Multiemployer Plan when due at any time during the first five years beginning after the Closing Date; and (C) pay when due any withdrawal liability assessed as a result of any complete or partial withdrawal by Buyer during the five-year period calculated in accordance with Section 4204(b)(1) of ERISA. Seller agrees that if, during the first five plan years beginning after the Closing Date, Buyer withdraws in a complete or partial withdrawal, Seller will be secondarily liable for any withdrawal liability it would have had to the Multiemployer Plan with respect to Seller's operations as of the Closing Date but for the provisions of this Section 8(m). Upon its dissolution or liquidation, Seller will provide each Multiemployer Plan set forth on Schedule 4(k) with such security as is required pursuant to Section 4204(a)(3)(A) of ERISA, unless a release or waiver of such security shall be granted by the Multiemployer Plan or the PBGC consistent with the requirements of Section 4204(a)(3)(A) of ERISA. For purposes of the immediately preceding sentence, the term "Seller" shall mean the Seller and any of its affiliates which meet the definition of "single employer" for purposes of Section 3(37) of ERISA. Seller and Buyer agree to take all actions necessary or desirable to assure that no withdrawal liability arises with respect to each such Multiemployer Plan by reason of the transactions contemplated by this Agreement.

     (m) Employee Benefit Plans for Non-Represented Employees.

          (i) Seller shall retain all assets of, and liabilities under, the Seller Plans relating to non-represented employees, and no such Seller Plan or any assets or liabilities thereof shall be transferred to, or assumed by, Buyer. Buyer shall establish Employee Benefit Plans to cover the Hired Employees as of the Closing Date that are identical in all material respects to the Seller Plans that covered the Hired Employees immediately prior to the Closing Date; provided, however, that Buyer shall not be obligated under this

     Agreement to establish or maintain any Employee Welfare Benefit Plan for the benefit of the Hired Employees that provides postretirement medical, dental or life insurance benefits. Buyer shall have no obligation to establish any "New Hire Plans" for any Hired Employee, or any provisions of Sellers Plans that specifically relate to "New Hires". For the purpose of the preceding sentence, "New Hire Plans" means plans for employees first hired by Navistar International Transportation Corp. or an affiliate within the meaning of Section 414 of the Code on or after January 1, 1996, and "New Hires" means an employee first hired by Navistar International Transportation Corp. or an affiliate within the meaning of Section 414 on or after January 1, 1996. Buyer's shall cause its Section 401(k) plan to accept a trust to trust transfer of the assets and liabilities (including participant loans and amounts payable to alternate payees under qualified domestic relations orders, but not including any in kind transfer of Navistar International Corporation stock) of Seller's Section 401(k) plan with respect to the Hired Employees, valued as of such date as Seller may reasonably determine. Buyer shall establish its Section 401(k) plan timely and in a form meeting the qualification requirements of the Code and provide such evidence to Seller as Seller may reasonably request as to such qualification so as to permit Seller to transfer timely the assets and liabilities relating to the Hired Employees.

          (ii) Buyer shall waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any Employee Benefit Plan or compensation arrangements maintained or sponsored by or contributed to by Buyer for each Hired Employee after the Closing Date.

          (iii) Buyer shall apply toward any deductible requirements and out-of-pocket maximum limits under Buyer's Employee Welfare Benefit Plans any amounts paid (or accrued) by each Hired Employee under Seller's Plans that are Employee Welfare Benefit Plans during the current plan year.

          (iv) Seller and Seller's Plans shall be responsible for expenses covered by Seller's medical plans; provided, however, that such expenses were incurred prior to the Closing Date. Buyer and Buyer's plans shall be responsible for expenses covered by Buyer's medical plans for all health and accident claims relating to the Hired Employees (including, without limitation, claims arising out out of medical conditions existing at or prior to the Closing Date) and all Incidents relating to the Hired Employees that occur or arise on or after the Closing Date. For purposes of the immediately preceding sentence, the term "Incidents" includes accident, death, disabilities, diseases and injuries. Seller and Buyer recognize that certain Hired Employees who become entitled to a pension benefit other than a deferred vested benefit under the Navistar International Transportation Corp. Retirement Plan for Salaried Employees are eligible for postretirement benefits under the Navistar International Transportation Corp. Retirement Health Benefit and Life Insurance Plan which was established by Seller pursuant to Shy v. Navistar. Buyer will reimburse Seller for its cost of such coverage of each such Hired Employee on a pro rata basis based on the time of service with Buyer compared to the total time of service with Seller and Buyer. Other than the Shy postretirement benefits for such Hired Employees, Buyer assumes all liability for the post retirement benefit liability arising from this transaction or the employment of any Hired Employee, and Seller will not assume any such liability or reimburse Buyer for any amount of such liability. Notwithstanding any other provision of this Agreement, Buyer will establish and maintain, or will maintain, any plan or plans necessary to satisfy such liability. In the event that Seller is liable for any amount for which Buyer is not also liable for any postretirement benefit for any Hired Employee, Buyer will reimburse Seller for a pro rata portion of Seller's liability based on the time of the employee's service for Buyer compared to the total time of service with Seller and Buyer.

          (v) Except as otherwise provided in Section 8(n)(x) below, Seller shall recognize solely for purposes of vesting under any qualified pension plan of accrued benefits under the Seller Plans the service of each Hired Employee with Buyer on and after the Closing Date.

          (vi) Buyer shall recognize for purposes of participation, eligibility to commence receiving benefits (including early retirement, disability and other subsidized benefits), vesting and benefit accruals under its Employee Benefit Plans, the service of each Hired Employee with Seller or Seller's affiliates prior to the Closing Date and the service of each Hired Employee with all other prior employers to the extent such service is credited under the Seller Plans; provided, however, that Buyer will be permitted to offset

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

     the accrued benefits of each Hired Employee under each Employee Benefit Plan of Buyer that is an Employee Pension Benefit Plan by such Hired Employee's vested accrued benefits, if any, as of the Closing Date under each corresponding Seller Plan.

          (vii) Seller shall be responsible for satisfying obligations under
     Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any employee of Seller as of the Closing Date in accordance with applicable law with respect to any "qualifying event" occurring on or prior to the Closing Date, including any "qualifying event" resulting from the Closing hereunder. Buyer shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Hired Employee in accordance with applicable law with respect to any "qualifying event" which occurs after the Closing Date.

          (viii) Seller shall be responsible for all salary accrued but not yet paid as of the Closing Date nor reflected on the Closing Date Balance Sheet and, if applicable, 1996 bonus accrued but not yet paid as of the Closing Date nor reflected on the Closing Date Balance Sheet (in an amount equal to the pro rata portion of such bonus allocable to the period prior to the Closing Date) with respect to the Hired Employees, and Buyer shall be responsible for the pro rata portion of such bonus allocable to the period on and after the Closing Date.

          (ix) Seller shall pursuant to Article II of the Navistar International Transportation Corp. Income Protection Plan (the "IPP") extend eligibility for pension grow-in to each Hired Employee to the extent such employee would be eligible for pension grow-in under the IPP if such employee were not hired by Buyer; provided that grow-in will not be provided unless the Hired Employee either (1) continue employment with Buyer until attaining retirement age under the Navistar International Transportation Corp. Retirement Plan for Salaried Employees, or (2) terminates employment with Buyer under circumstances that if the termination were from Seller rather than from Buyer the grow-in provisions of the IPP would apply to such termination. No other benefits under the IPP are being extended to any Hired Employee, and no benefits are being provided under this provision to any Hired Employee who would not otherwise be eligible for pension grow-in under the terms and conditions of the IPP.

     (n) Miscellaneous Employee Benefit Matters.

          (i) Seller shall remain responsible for all workers' compensation claims of Hired Employees and IAM-represented employees hired by Buyer with respect to which all events giving rise to the claim in each case have occurred prior to the Closing Date without regard to the date on which such claims are actually reported; provided, however, that Buyer shall be responsible for all such claims accrued for and reflected on the Closing Date Balance Sheet. Buyer shall be responsible for all other workers' compensation claims of Hired Employees and IAM-represented employees hired by Buyer, including workers' compensation claims with respect to which some, but not all, events giving rise to the claim in each case have occurred prior to the Closing Date.

          (ii) Buyer shall indemnify, defend and hold the Seller Entities harmless from and against any Losses (as defined in Section 10(a)) for severance liability suffered by any of the Seller Entities with respect to any Hired Employee or IAM-represented employee hired by Buyer, which employee is terminated by Buyer on or after the Closing Date.

          (iii) Seller and Buyer agree that the responsibilities for payroll taxes with respect to the Hired Employees and IAM-represented employees hired by Buyer shall be assigned under the Alternative Procedure described in Section 5 of Rev. Proc. 84-77.

          (iv) Buyer represents that it does not currently contemplate a plant closing or mass lay-off of Hired Employees and/or IAM-represented employees hired by Buyer, or any terminations that, in the aggregate, would constitute, within one year following the Closing, a mass lay-off of Hired Employees and/or IAM-represented employees hired by Buyer. Buyer shall indemnify and defend the Seller Entities and hold each of them harmless from and against any Losses which may be incurred or suffered by any of them under the Worker Adjustment and Retraining Notification Act or any similar state law arising out of, or relating to, any actions taken by Buyer on or after the Closing Date.

          (v) Effective as of the Closing Date, Buyer shall assume from Seller all liabilities and obligations with respect to all vacation earned but not taken as of the Closing Date by the Hired Employees and IAM-represented employees hired by Buyer.

          (vi) Effective as of the Closing Date, Buyer shall terminate the SEP in accordance with applicable law.

     (o) By-Laws of Buyer. Seller covenants and agrees that for the period from the Closing Date through the sixth anniversary thereof, it shall not vote in favor of or otherwise directly or indirectly support any amendment of the provisions of Buyer's By-Laws relating to the indemnification of officers and directors of Buyer which would have an adverse effect on present or former officers or directors of Buyer (except to the extent that withholding any such vote would be in contravention of any applicable law).

     (p) No Authority To Bind. Buyer covenants and agrees that from and after the Closing Date, without the prior written consent of Seller, it will not hold itself out as an affiliate of Seller or take any actions or omit to take any actions which would have the effect of creating or making binding any obligation on Seller.

     (q) Records. Buyer and Seller agree that Seller may maintain copies of any books and records and other financial data (collectively, the "Records") that are included in the Assets and that are delivered to Buyer hereunder. Buyer agrees to maintain such Records for a period of not less than ten years from the Closing Date (plus any additional time during which a party has been advised that (A) there is an ongoing tax audit with respect to periods prior to the Closing Date, or (B) such period is otherwise open to assessment). During such period, Buyer agrees to give Seller and its representatives reasonable cooperation, access (including copies) and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Records delivered to Buyer hereunder, and Seller agrees to give Buyer and its representatives reasonable cooperation, access and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the books and records and other financial data relating to the Plastics Business and retained by the Seller Entities, in each case as may be necessary for general business purposes, including the preparation of tax returns and financial statements, the management and handling of tax audits and reviewing the calculation (and preparing its own calculation) of the post-closing adjustments described in Section 1(g); provided that such cooperation, access and assistance does not unreasonably disrupt the normal operations of Buyer or any of the Seller Entities. Buyer shall not destroy or otherwise dispose of the Records for the period set forth in the immediately preceding sentence without the written consent of Seller.

     (r) Initial Board of Directors; Vacancies of Board. From and after the Closing Date and until the first annual meeting of the stockholders of Buyer following the Closing Date, the Buyer's board of directors shall be comprised of two representatives to be designated by Seller (the "Seller Directors"); two representatives to be designated by members of Buyer's existing board of directors (the "Buyer Directors"); and one representative to be mutually satisfactory to Seller and Buyer (the "Independent Director"). With respect to vacancies on the initial board of directors of Buyer which exist at any time prior to the first annual meeting of the stockholders of Buyer following the Closing Date (which annual meeting shall be no sooner than 12 months following the Closing Date), the Buyer Directors shall have all requisite authority to act on behalf of Buyer as a special committee of the Board of Directors of Buyer to fill vacancies created by the resignation or removal of a Buyer Director and the Seller Director shall have all requisite authority to act on behalf of Buyer as a special committee of the Board of Directors of Buyer to fill vacancies created by the resignation or removal of a Seller Director.

     (s) Ordinary Conduct of Buyer. From the Closing to the Outside Notice Date, Buyer will cause the Plastics Business to be conducted in the ordinary course consistent with past practice of Seller and will make all reasonable efforts consistent with past practices of Seller to preserve its relationship with its third party customers and suppliers in connection with the Plastics Business. From the Closing to the Outside Notice Date, Buyer will not do any of the following without the prior written consent of Seller:

          (i) make any material change in the conduct of the Plastics Business;

          (ii) sell, lease, license or otherwise dispose of, any interest in any of its assets, except for sales of inventory in the ordinary course of business consistent with past practice of Seller;

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

          (iii) permit, allow or subject any of its assets or any part thereof to any Lien or suffer such to be imposed, except for Permitted Liens;

          (iv) enter into any new, or amend or terminate any existing, Contracts or Buyer Contracts, other than in the ordinary course of business consistent with past practices;

          (v) make any change in any method of accounting or accounting practice or policy currently used in the preparation by Seller of financial statements of the Plastics Business other than those required by generally accepted accounting principles;

          (vi) issue any notes, bonds, capital stock or other securities of any kind except to Seller as expressly contemplated hereby;

          (vii) borrow any amount or incur or become subject to any liabilities except in the ordinary course of business consistent with Seller's past practices;

          (viii) declare or make any payment or distribution of cash or other property to its security holders with respect to its securities or purchase or redeem any shares of its securities; it being understood that "securities" includes options and rights to acquire securities;

          (ix) acquire any new assets, rights or interests, other than cash;

          (x) make capital expenditures or commitments therefor that aggregate in excess of $10,000;

          (xi) made any charitable contributions or pledges;

          (xii) hire any employees to perform services for Buyer or increase any compensation or other amounts payable to any employees;

          (xiii) enter into any other material transaction or other transaction that is not in the ordinary course of business consistent with Seller's past practices; or

          (xiv) enter into any agreement, whether in writing or otherwise, to do any of the foregoing.

     9. Further Assurances.

     From time to time, as and when requested by any party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitations set forth in Section 8(a) and Section 8(b)), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     10. Indemnification.

     (a) Indemnification by Seller. Seller shall indemnify Buyer, its affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any Loss suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i)any breach of (or in the event any third party alleges facts that if true would mean Seller has breached) any covenant of Seller contained in this Agreement or the other agreements and instruments contemplated hereby; (ii) any Excluded Liability and (iii) any statements or information contained in the Definitive Proxy Statement/Prospectus relating to the Plastics Business or the Seller Entities requested by Buyer for inclusion in the Definitive Proxy Statement/Prospectus and supplied by Seller, provided Buyer presents such information in the Definitive Proxy Statement/Prospectus in conformity in form and substance with the information supplied by it to Seller.

     (b) Indemnification by Buyer. Buyer shall indemnify each of Seller, its affiliates, officers, directors, employees and agents against and hold them harmless from any Loss suffered or incurred by any such indemnified party or to which any such indemnified party becomes subject to the extent directly or indirectly arising from (i) any breach of (or in the event any third party alleges facts that if true would mean Buyer has breached) any covenant of Buyer contained in this Agreement or the other agreements and instruments contemplated hereby, (ii) any Assumed Liability (other than any Loss of Seller solely in its capacity as a shareholder of Buyer arising from any Assumed Liability described in Section 1(d)(iv)) and (iii) any discontinuance, suspension or modification of any Benefit Plans maintained by Buyer as contemplated by Section 3(b)(vii) hereof. Buyer shall also indemnify each of Seller, its affiliates, officers, directors, employees and agents against and hold them harmless from its Proportionate Share of any Loss suffered or incurred by Buyer or any of its subsidiaries from and after the Closing Date (including Losses suffered or incurred by Buyer to its present or former shareholders) (x) in respect of any actions, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date or (y) arising in connection with any statements or information contained in the Definitive Proxy Statement/Prospectus (other than information relating to the Plastics Business or the Seller Entities requested by Buyer for inclusion in the Definitive Proxy Statement/Prospectus and supplied by Seller, provided Buyer presents such information in the Definitive Proxy Statement/Prospectus in conformity in form and substance with the information supplied to it by Seller); provided no indemnity will be made by Buyer in respect of (A) except as provided in clause (y) of this sentence, any acts, omissions, events, circumstances or state of facts existing or arising on, at or prior to the Closing Date relating to this Agreement, the matters referred to in the Buyer Resolutions (other than the Ancillary Agreements) or any of the transactions contemplated hereby or thereby, (B) any Loss suffered or incurred by Buyer or any of its subsidiaries from and after the Closing Date that arises from a liability that is specifically listed (but only up to the amount listed) on Schedule 3(b)(xv) or
(C) any inability of Buyer to be able to use the NOLs described in Sections 6(k)(ii) (I) and 6(k)(ii)(J) after the Closing. For purposes hereof, at the time of any Loss, the "Proportionate Share" of each of Seller, its affiliates, officers, directors, employees and agents shall be the ratio, expressed as a percentage, of the total number of shares of the Common Stock owned by such Persons at the time of such Loss divided by the total number of shares of the Common Stock issued and outstanding at the time of such Loss.

     (c) Exclusive Remedy. Except in connection with the exercise of remedies for breaches of Sections 5(a), 7(a), 8(e) and 22, and except as otherwise provided in Section 1(g), the Ancillary Documents or the Related Documents (as defined in the Buyer Note), each of Buyer and Seller acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the other agreements contemplated hereby (other than tort claims of, or causes of action arising from, fraudulent misrepresentation) shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, each of Buyer and Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than tort claims of, or causes of action arising from, fraudulent misrepresentation) it may have against each other relating to the subject matter of this Agreement and the other agreements contemplated hereby arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise, including without limitation, any cause of action for contribution or otherwise under the Comprehensive Environmental Response, Liability and Compensation Act, as amended, or any other federal, state, local or foreign law giving rise to liability for disposal or release of hazardous substances. Buyer further acknowledges and agrees that, (i) other than the representations and warranties of Seller specifically contained in this Agreement (which expire at the Closing), there are no representations or warranties of any of the Seller Entities or their representatives or any other Person either express or implied with respect to the Plastics Business, the Assets, the Real Property or the Assumed Liabilities and (ii) it shall have no claim or right to indemnification with respect to any information, documents or materials furnished by the Seller Entities or their representatives or any other Person or any of their officers, directors, employees, agents or advisors, including the Information Memorandum and any information, documents or material made available to Buyer in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement. Nothing contained herein shall be deemed to limit or otherwise impair the ability of Seller to exercise its rights and remedies (x) as a stockholder of Buyer from and after the Closing Date, including, without limitation, the right to bring claims and causes of action against Buyer for matters arising or accruing after the Closing Date and (y) pursuant to Section 1(g).

     (d) Losses Net of Insurance and Tax Benefit.

          (i) The amount of any and all Losses under this Section 10 shall be determined net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes.

          (ii) If an indemnification obligation under this Section 10 arises in respect of any adjustment which results in any Tax benefit to Buyer or Seller (the "Benefitted Party"), any successor thereto or any affiliate thereof for any taxable period (or portion thereof) beginning and ending after the Closing Date which would not, but for such adjustment, be available, the Benefitted Party shall pay, or shall cause to be paid, to the party making such indemnification payment an amount equal to the actual Tax saving produced by such Tax benefit at the time such Tax saving is realized by the Benefitted Party, any successor thereto or any affiliate thereof. The amount of any such Tax saving for any taxable period shall be the amount of the reduction in Taxes payable to a taxing authority by the Benefitted Party, any successor thereto or any affiliate thereof with respect to such tax period as compared to the Taxes that would have been payable to a taxing authority by the Benefitted Party, any successor thereto or any affiliate thereof with respect to such tax period in the absence of such Tax benefit.

     (e) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, pursuant to Sections 10(a) and 10(b), shall terminate on the sixth anniversary of the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, prior to the sixth anniversary of the Closing Date, previously made a claim by delivering a written notice (stating in reasonable detail the nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of this Agreement upon which such claim for indemnification is made) to the indemnifying party.

     (f) Procedures Relating to Indemnification.

          (i) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement with respect to any matter (including any matter in respect of, arising out of or involving a claim or demand made by any Person, firm, governmental authority or corporation against the indemnified party (a "Claim")), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Claim as promptly as reasonably possible after receipt by such indemnified party of notice of the Claim; provided, however, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim.

          (ii) Upon receipt by either Buyer or Seller of notice that it bears responsibility for any matter under this Section 10, or with respect to any matter for which either party affirmatively undertakes responsibility hereunder, and assuming that the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, such party (the "Responsible Party") shall have the authority, at its option, to undertake control over all aspects and settlements of such matter, including without limitation, negotiations and settlements with interested government agencies and third parties. The Responsible Party shall keep the other party apprised of major developments relating to such matter and shall, subject to applicable legal privileges, make all reports, filings, and other documents relating to such matter available for inspection by the other party upon request. So long as the Responsible Party is managing the defense of the Claim in accordance with this Section 10(f)(ii), the indemnified party may retain separate co-counsel or other representatives at its sole cost and expense and participate in the management of the Claim. The parties agree to reasonably cooperate with one another in connection with any matter addressed hereunder, including without limitation allowing one another reasonable access to relevant personnel, records, and facilities. In the course of addressing any such matter, the Responsible Party and its representatives shall make best efforts to prevent any unreasonable interference with day-to-day operations at the Real Property on and after the Closing. In the event the Responsible Party declines to undertake control over a Claim or does not have the authority to undertake such Claim in accordance with this Section 10(f)(ii),(a) the indemnified party may manage the Claim in any manner it reasonably may deem appropriate, with consent from the Responsible Party, which consent will not be unreasonably withheld, (b) the indemnifying parties will reimburse the indemnified party as and when incurred for the costs of defending against or otherwise managing the Claim (including reasonable attorneys' fees and expenses), and (c) the indemnifying parties will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim to the fullest extent provided in this Section 10(f)(ii).

     (g) Offset. In the event that Buyer shall be entitled to indemnification under Section 10(a), the amount of any Losses, at Seller's option, shall be reimbursed by, first, forgiving interest accrued to the date on which Buyer and Seller agree Buyer is entitled to indemnification or as of the date of determination of the amount to which Buyer is entitled pursuant to Section 30 (to the extent theretofor unpaid) plus future interest payments when and as the same become due under the Buyer Note and, second, by forgiving principal payments on the Buyer Note as the same become due, in each case in an amount equal to the total amount of such Losses.

     11. Assignment.

     This Agreement shall be binding upon the respective parties and their respective successors and assigns; provided, however, this Agreement and any rights and obligations hereunder shall not be assignable or transferable by Buyer (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer) without the prior written consent of Seller and any purported assignment without such consent shall be void and without effect.

     12. No Third-Party Beneficiaries.

     This Agreement is for the sole benefit of the parties hereto, and their permitted assigns and nothing herein express or implied (including Sections 8(k), 8(l), 8(m), 8(n) and 10) shall give or be construed to give to any Person, other than the parties hereto, and such permitted assigns, any legal or equitable rights hereunder and, in the case of Section 8(o) only, the present or former officers or directors of Buyer, who are the intended beneficiaries of
Section 8(o).

     13. Termination.

     (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (i) by the mutual written consent of Seller and Buyer;

          (ii) by Seller if (x) at any time after October 31, 1996 any of the conditions set forth in Section 3(b) shall have become incapable of fulfillment, and shall not have been waived by Seller, (y) Seller has delivered to Buyer on or prior to September 15, 1996 a notice that it is terminating this Agreement because it is not completely satisfied in all respects with its business, legal, environmental and accounting due diligence review and investigation of Buyer or (z) Buyer shall not have delivered to Seller by September 30, 1996 copies of the Buyer Resolutions that are in form and substance reasonably satisfactory to Seller;

          (iii) by Buyer if (x) at any time after October 31, 1996 any of the conditions set forth in Section 3(a) shall have become incapable of fulfillment, and shall not have been waived by Buyer, (y) Buyer has delivered to Seller on or prior to September 15, 1996 a notice that it is terminating this Agreement because it is not completely satisfied in all respects with its business, legal, environmental and accounting due diligence review and investigating of the Plastics Business or (z) Seller shall not have delivered to Buyer by September 30, 1996 copies of the Seller Resolutions that are in form and substance reasonably satisfactory to Buyer;

          (iv) by Seller or Buyer if the Closing does not occur on or prior to December 31, 1996; provided, however, that the party seeking termination pursuant to clause (ii) or (iii) above (other than clause (ii)(y) or (iii)(y) above) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach has resulted in the failure of a condition in Section 3(a) or 3(b), as applicable.

     (b) In the event of termination by Seller or Buyer pursuant to this Section 13, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Buyer shall return all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

          (ii) all confidential information received by Buyer with respect to the Assets, the Assumed Liabilities and the Plastics Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 13, this Agreement shall become void and of no further force and effect, except for the provisions of (i)
Section 7(a) relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 8(e) relating to publicity,
(iii) Section 5(a) relating to indemnification in connection with the matters contemplated thereby, (iv) Section 15 relating to certain expenses, (v) Section 22 relating to finder's fees and broker's fees and (vi) this Section 13. Nothing in this Section 13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

     14. Survival of Representations.

     The representations and warranties in this Agreement and in any Schedules delivered in connection herewith shall expire at, and not survive, the Closing.

     15. Expenses.

     Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement or in any other agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided that all costs and expenses incurred by Seller in connection with the preparation and delivery to Buyer of audited financial statements of the Plastics Business prior to the Closing Date shall be shared equally by Buyer and Seller.

     16. Amendment and Waiver.

     This Agreement may be amended, or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon Seller only if set forth in a writing executed by Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon Buyer only if set forth in a writing executed by Buyer and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     17. Notices.

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i) if to Buyer,
          Chief Executive Officer
          Rymac Mortgage Investment Corporation
          Penn Center West II
          Suite 311
          Pittsburgh, PA 15276
          Attention: Chief Executive Officer
          Facsimile: (412)788-3691

          with a copy to:
          Brown & Wood
          One World Trade Center
          New York, New York 10048
          Attention: Edward J. Fine, Esq.
          Facsimile No: (212) 839-5599

          (ii) if to Seller,
          Navistar International
          455 North City Front Plaza Drive
          Chicago, Illinois 60611
          Attn: Vice President/Treasurer
          Facsimile No.: (312)836-2573

          with a copy to:
          Navistar International
          455 North City Front Plaza Drive
          Chicago, Illinois 60611
          Attn: General Counsel
          Facsimile No.: (312)836-3982

          with a copy to:
          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attn: Michael H. Kerr, P.C.
          Facsimile No.: (312) 861-2000

     18. Interpretation.

     The headings and captions contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The use of the word "or" shall not be exclusive.

     19. No Strict Construction.

     Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, both Buyer and Seller confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

     20. Counterparts.

     This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same instrument, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     21. Entire Agreement.

     This Agreement and the other agreements referred to herein (including the Confidentiality Agreement) contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

     22. Brokerage.

     Buyer has not used a broker or finder in connection with the transactions contemplated by this Agreement, and there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement by or on behalf of Buyer, other than with Hellmold Associates, Inc. and Nomura Securities International, Inc., for which Buyer is solely responsible. Seller has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby, except pursuant to an arrangement with Hellmold Associates, Inc., for which Seller is solely responsible. Notwithstanding anything to the contrary in Section 10, Buyer shall indemnify and hold Seller harmless for any breach of its representation in this Section 22, and Seller shall indemnify and hold Buyer harmless for any breach of its representation in this Section 22.

     23. Disclaimer Regarding Estimates and Projections.

     In connection with Buyer's investigation of the Plastics Business, Buyer has received from or on behalf of Seller certain projections, including projecting set forth in the Information Memorandum. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates and projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Buyer shall have no claim against the Seller Entities with respect thereto (other than for fraudulent misrepresentation). Accordingly, Seller makes no representation or warranty with respect to such estimates and projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates and projections and forecasts). In addition, except for the representations and warranties set forth in this Agreement which expire at the Closing, Seller makes no representation or warranty with respect to information relating to historical income from operations set forth in the Information Memorandum, in any "data room," in connection with any management presentation, or otherwise, and Buyer acknowledges and agrees that it is not relying on such information in any manner whatsoever.

     24. Schedules.

     The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the Assets, the Plastics Business, Seller or Buyer, as applicable. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Prior to the Closing, each party shall have the right, without the prior consent of the other party, to supplement, modify or update the Schedules hereto, but only in order to reflect changes in the information set forth in the Schedules that have arisen in the ordinary course of its business prior to the Closing, and such supplements, modifications or updates shall be given effect and shall be deemed to have modified the applicable representations and warranties for purposes of Section 3; provided that, notwithstanding anything contained herein to the contrary, no supplement, modification or update of Schedule 6(m) or a material supplement, modification or update of Schedule 3(b)(xv) may be made by Buyer or given any effect, without the prior written consent of Seller.

     25. Reserved.

     26. Severability.

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     27. Bulk Transfer Laws.

     Buyer hereby waives compliance by Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Assets.

     28. Governing Law.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     29. Exhibits and Schedules.

     All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     30. Dispute Resolution.

     (a) Negotiation. Except as otherwise provided in Section 1(g), in the event of any dispute or disagreement between Seller and Buyer as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties (the "Representatives") for decision, it being understood that representatives of Buyer shall be the individuals listed on
Schedule 30, whom shall have all requisite authority to unanimously act on behalf of Buyer as a special committee of the Board of Directors of Buyer, including the authority to initiate proceedings on behalf of Buyer solely with respect to claims against any Seller Entity under this Agreement. The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of Buyer and Seller shall be free to exercise the remedies available to it under Section 30(b).

     (b) Arbitration. Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated hereby (other than the Supply Agreement or the Registration Rights Agreements) or the transactions arising hereunder or thereunder that cannot be resolved by negotiation pursuant to Section 30(a) shall (except as otherwise provided by Section 1(g)) be settled exclusively by arbitration in the City of Chicago, Illinois. Such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") in accordance with its then prevailing Rules for Non-Administered Arbitration of Plastics Business Disputes (except as otherwise provided herein), by three independent and impartial arbitrators, one of whom shall be appointed by Seller and one of whom shall be appointed by Buyer. Notwithstanding anything to the contrary provided in Section 28 hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sec. 1 et seq. The fees and expenses of the Institute and the arbitrators shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrators shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest at the Applicable Rate to the prevailing party. No pre-arbitration discovery shall be permitted, except that the arbitrators shall have the power in their sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrators shall render their award within 90 days of the conclusion of the arbitration hearing. Notwithstanding anything to the contrary provided in this Section 30(b) and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrators shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                  NAVISTAR INTERNATIONAL TRANSPORTATION CORP.

                                  By: /s/ T. M. HOUGH
                                     ---------------------------------
                                  Name: T. M. Hough
                                  Title: Vice President and Treasurer


                                  RYMAC MORTGAGE INVESTMENT CORPORATION

                                  By: /s/ RICHARD R. CONTE
                                     -----------------------------------
                                  Name: Richard R. Conte
                                  Title: Chief Executive Officer

                                                                    ANNEX II

                                    ART WORK

                                                             November 8, 1996

The Board of Directors
RYMAC Mortgage Investment Corporation
Penn Center West
Building 2, Suite 311
Pittsburgh, Pennsylvania 15276

Gentlemen:

We understand that RYMAC Mortgage Investment Corporation ("RYMAC") and Navistar International Transportation Corp. ("Navistar") have entered into an Asset Purchase Agreement, dated as of September 12, 1996, and as amended as of October 31, 1996 (the "Agreement"), pursuant to which Navistar will sell and RYMAC will purchase all of the assets relating exclusively to the business currently conducted at Navistar's Columbus Plastics Operation ("CPO"), primarily relating to the manufacture, marketing and sale of fiberglass and plastic component parts, as described in the Agreement (such sale and purchase being the "Transaction"). For purposes of this opinion, where appropriate, "RYMAC" includes RYMAC Mortgage Investment Corporation after giving effect to the Transaction.

The consideration that RYMAC will pay to Navistar in the Transaction will be calculated in accordance with Sections 1(f) and 1(g) of the Agreement. You have asked us to render our opinion as to whether such consideration is fair, from a financial point of view, to the stockholders of RYMAC. For purposes of this opinion, we have with your approval assumed that such consideration will consist solely of (a) a secured promissory note of RYMAC (the "Note") in an aggregate principal amount equal to the sum of (i) $25,504,000, plus or minus (ii) the difference between CPO's Net Tangible Assets (as defined in the Agreement) as of January 31, 1996 and CPO's Net Tangible Assets as of the closing date of the Transaction, calculated in accordance with Section 1(g)(i) of the Agreement, (b) 4,264,000 shares of the common stock, par value $.01 per share (the "Common Stock"), of RYMAC, and (c) certain contingent payments during each of the three fiscal years following the closing date of the Transaction, calculated in accordance with Section 1(g)(vi) of the Agreement and based on the excess, if any, between RYMAC's actual earnings before interest and taxes for each period over its projected earnings before interest and taxes for each period (collectively, the consideration described in clauses (a), (b) and (c) being the "Purchase Price"). You have provided us with a copy of the final Agreement and the registration statement on Form S-4 of Core Materials Corporation with respect to the transactions contemplated by the Agreement as filed with, and declared effective by, the Securities and Exchange Commission on the date hereof (the "Registration Statement").

The Board of Directors
RYMAC Mortgage Investment Corporation

In arriving at our opinion we have:

1.   reviewed the Agreement and the Registration Statement;

2. reviewed certain historical financial statements of RYMAC and CPO provided, respectively, by the managements of RYMAC and Navistar, and reviewed certain additional operating and financial information relating to the past and current operations and financial condition, as well as the future prospects, of CPO provided to us by the management of RYMAC;

3. met with certain members of the management of RYMAC to discuss certain historical financial statements and projected financial information of RYMAC;

4. met with certain members of the management of Navistar to discuss certain historical financial statements and projected financial information, and certain additional operating and financial information relating to the past and current operations and financial condition, as well as the future prospects, of CPO;

5. reviewed certain pro forma combined projected financial information for RYMAC, after giving effect to the Transaction, prepared by the management of RYMAC, and met with certain members of the management of RYMAC to discuss such projected financial information;

6.   reviewed the historical prices and trading volumes of the Common Stock;

7. reviewed certain publicly available financial data and stock market data of companies which we deemed generally comparable to CPO;

8. reviewed the publicly available terms of certain recent acquisitions of companies and businesses which we deemed generally comparable to CPO; and

9. reviewed such other information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our analysis, we have relied upon and assumed without independent verification the accuracy and completeness of all information that was publicly available and the operating, financial and other information provided to us by or on behalf of RYMAC or Navistar or otherwise reviewed by us, and that all such information is not misleading, and we have not assumed, and do not assume, any responsibility or liability therefor. With respect to the projected financial information provided to us, we have assumed that they have been reasonably prepared on bases reflecting best currently available estimates and judgments of RYMAC's and Navistar's management as to the expected future results of operations, financial condition, prospects and performance of RYMAC and CPO. We have further relied upon the assurances of RYMAC's and Navistar's management that they are unaware of any facts that would make the projected financial information or other information provided to us inaccurate, incomplete or misleading. With your concurrence, we have not performed or obtained any appraisals of the assets or liabilities of CPO. In arriving at our opinion, we have used such valuation methodologies as we have deemed necessary or relevant. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

The Board of Directors
RYMAC Mortgage Investment Corporation

     In addition to the assumptions and limitations described in the preceding two paragraphs, we call your attention to the fact that the manner in which the Purchase Price has been calculated in the second paragraph of this letter for purposes of our opinion does not give effect to Section 1(g)(iii) of the Agreement which could increase the amount of consideration to be paid.

     We have acted as financial advisor to RYMAC in connection with the Transaction and have received, and will receive upon delivery of this letter, fees for our services. In addition, RYMAC has agreed to indemnify us and certain of our affiliates for liabilities arising out of our services in connection with the Transaction, including the rendering of our opinion. In the ordinary course of our business, we may actively trade in securities of RYMAC or Navistar for our own account and for the account of customers, and accordingly may at any time hold a long or short position in any such securities.

     Based upon and subject to the foregoing, it is our opinion that the Purchase Price is fair, from a financial point of view, to the stockholders of RYMAC. Our opinion is limited solely to the Purchase Price calculated as provided in the second paragraph of this letter, and we express no opinion with respect to the consideration that may actually be paid by RYMAC in the Transaction pursuant to Section 1(g)(iii) of the Agreement. In addition, we have not been requested to opine as to, and our opinion does not in any manner address, RYMAC's business decision to proceed with or effect the Transaction.

     This letter is provided solely for benefit of the Board of Directors of RYMAC and may not be used or relied upon by, or disclosed, referred to or communicated by you to, any third party for any purpose whatsoever, except with our prior written consent.

                                          Sincerely,

                                          NOMURA SECURITIES INTERNATIONAL, INC.

                                          By:
                                            Michael H. Lowry
                                            Managing Director

                                                                       ANNEX III

                        FORM OF SECURED PROMISSORY NOTE

[DATE]                                                               $

     FOR VALUE RECEIVED,                                             , a
Delaware corporation (the "Company"), hereby promises to pay to the order of Navistar International Transportation Corp., a Delaware corporation ("Navistar"), the principal amount of $(or the unpaid principal amount from time to time outstanding hereunder) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

     This Note was issued pursuant to that certain Asset Purchase Agreement,
dated as of September   , 1996 (as amended and modified from time to time, the
"Purchase Agreement"), between the Company and Navistar. The Purchase Agreement contains certain terms governing the rights of the holder of this Note which are incorporated herein by reference. Except as defined in paragraph 10 hereof and unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement. Notwithstanding anything to the contrary herein, it is expressly agreed that the outstanding principal amount of this Note may, from time to time, be increased pursuant to certain purchase price adjustments set forth in Section 1(g) of the Purchase Agreement (the "Purchase Price Adjustments").

1. PAYMENTS OF PRINCIPAL AND INTEREST.

     (a) Principal Payment. The Company shall pay principal installments under this Note to the Noteholder as follows:

          (i) Within ninety (90) days after the end of each fiscal year of the Company during the term hereof, the Company shall pay principal in an amount equal to the amount, if any, by which the total cash and Cash Equivalents of the Company, as shown on the Company's audited balance sheet and statement of financial condition as of the end of such fiscal year, prepared in accordance with GAAP, exceeds Three Million Dollars ($3,000,000.00); and

          (ii) In the event the Company obtains, from time to time, any Refinancing Loan, the Company shall promptly upon obtaining such loan pay principal in an amount equal to the proceeds of such loan.

If not sooner paid, the Company shall pay the entire principal amount of this
Note then outstanding to the Noteholder in full on November   , 2006 (the
"Maturity Date"), together with any and all accrued and unpaid interest and any other amounts due hereunder.

     (b) Interest. Except as otherwise expressly provided herein, interest shall accrue at the rate of eight percent (8.0%) per annum, (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of this Note outstanding from time to time from and including the date hereof until the date paid, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the Noteholder all accrued interest on the last business day of each May and November, beginning after the date hereof. Notwithstanding anything to the contrary contained herein, on the date any such scheduled interest payment becomes due the Company may elect to add such interest payment to the outstanding principal balance of the Note to be repaid with interest in accordance with the provisions of this Note; provided, that (i) the board of directors of the Company by resolution declares that the payment of such scheduled interest payment would be reasonably expected to significantly effect the Company's and any of its Subsidiaries' ability to fund current operations and (ii) the Noteholder shall have received written notice of such election at least thirty (30) days before the date of such scheduled interest payment, which notice shall be accompanied by a certified copy of the resolution of the board of directors of the Company referred to in clause (i) above and an amendment to this Note, in form and substance satisfactory to the Noteholder, duly executed by the Company and dated as of the date such scheduled interest payment becomes due, which amendment shall increase the principal amount of this Note by the amount of such scheduled interest payment. Payments received by the Noteholder from the Company on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof.

                                      III-1

Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

2. PREPAYMENTS; SETOFF.

     (a) Optional Prepayments. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion (in whole number multiples of $50,000) of the outstanding principal amount of this Note, provided that the Company has paid all interest on this Note accrued through the immediately preceding scheduled interest payment date. In connection with any prepayment of principal pursuant to this paragraph 2(a), the Company shall also pay all accrued and unpaid interest on the principal amount of this Note being prepaid. Any prepayment of less than all of the outstanding principal amount of this Note pursuant to this paragraph shall be applied to the scheduled payments of the outstanding principal amount of this Note in the inverse order of maturity.

     (b) Right of Setoff. In addition to all other rights and remedies available to Navistar hereunder or otherwise, Navistar shall have the right, after the occurrence and during the continuance of any Default or Event of Default, to setoff against and to apply to the accrued and unpaid interest and outstanding principal balance of the Note (in each case, to the extent then due and payable), any obligation owing by Navistar to the Company. Any such setoff shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof. A setoff of less than all of the outstanding principal amount of this Note shall be applied to the scheduled payments of the outstanding principal amount of this Note in the inverse order of maturity.

3. COLLATERAL SECURITY.

     This Note is secured by a first priority lien upon and security interest in all of the Company's assets, whether now owned or hereafter acquired, and is entitled to the benefits of the Security Documents. Notwithstanding the foregoing, Noteholder agrees that it will (if requested to do so by the holder of the Senior Obligations), upon terms reasonably acceptable to Noteholder, subordinate its security interest and lien in the Collateral (as defined in the Security Documents) in connection with and to the extent reasonably required to facilitate a Refinancing Loan, and promptly upon the request of the holder of the Senior Obligations, it will execute and deliver such documents, instruments and agreements as are necessary to evidence such subordination.

4. COVENANTS.

     (a) Affirmative Covenants; Other Information. The Company hereby agrees that, so long as any amount is owing to the Noteholder hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          (i) Performance of Obligations. (A) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or the failure to pay, discharge or otherwise satisfy such obligations would not be reasonably expected to have a Material Adverse Effect; and (B) comply with all material applicable laws, rules and regulations of all governmental authorities, except to the extent that the failure to comply therewith would not be reasonably expected to a cause Material Adverse Effect.

          (ii) Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by it on the Closing Date (after giving effect to the transactions contemplated by the Purchase Agreement) and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subparagraph 4(b)(iv), and

                                      III-2
     except to the extent that the failure to do so would not be reasonably expected to have a Material Adverse Effect.

          (iii) Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Noteholder, upon written request, full information as to the insurance carried.

          (iv) Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and applicable law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Noteholder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that the Noteholder shall bear its own expenses if any such inspection, examination or discussion occurs at a time when no Default or Event of Default shall have occurred and be continuing.

          (v) Information. Provide to Navistar:

             (A) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority;

             (B) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and

             (C) promptly, such additional financial and other information as the Noteholder may from time to time reasonably request.

          (vi) Notices. Reasonably promptly after obtaining knowledge of any of the following (or within such other time period designated in clause (E) below) give notice to the Noteholder thereof:

             (A) the occurrence of any Default or Event of Default;

             (B) any (1) default or event of default under any contractual obligation of the Company or any of its Subsidiaries or (2) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any governmental authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

             (C) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

             (D) the occurrence of or existence of any event or condition that, in the judgment of Company, could be reasonably expected to give rise to a claim for indemnification by the Noteholder under Section 10 of the Purchase Agreement;

             (E) as soon as possible and in any event within 30 days after the Company or any Commonly Controlled Entity knows or has reason to know of
        (1) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, and (2) within 15 days after the Company or any Commonly Controlled Entity knows or has reason to know of the occurrence or expected occurrence of any of the following events: (i) a failure to make any required contribution to a Plan, (ii) the filing

                                      III-3
        of a request for a minimum funding waiver under Section 412 of the Code with respect to a Plan, (iii) the creation of any Lien in favor of the PBGC or a Plan, (iv) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan,(v) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, (vi) the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code, (vii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (viii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA;

             (F) any Lien (other than security interests created by the Security Agreement or Liens permitted hereunder) on any of the Collateral (as defined in the Security Agreement) which is not permitted under subparagraph 4(b)(ii) and which, in the judgment of the Company, would be reasonably expected to materially and adversely affect the ability of the Noteholder to exercise any of its remedies under the Security Agreement;

             (G) the occurrence of any event that, in the judgment of the Company, would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created by the Security Agreement; and

             (H) any material adverse change in the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this paragraph shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action (if any) the Company proposes to take with respect thereto.

          (vii) Additional Collateral; Subsidiaries.

             (A) With respect to any assets of the type covered by the Security Agreement acquired after the Closing Date by the Company or any of its Subsidiaries, and, upon the occurrence and during the continuance of an Event of Default and at the request of the Noteholder, with respect to any other assets or property of the Company or any of its Subsidiaries, as to which the Noteholder does not have a perfected Lien, (1) execute and deliver to the Noteholder such amendments to the Security Agreement or such other documents as the Noteholder reasonably requests in order to grant to the Noteholder a security interest in such assets, (2) take all actions reasonably requested by the Noteholder to grant to the Noteholder a perfected security interest in such assets, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Noteholder and (3) if reasonably requested by the Noteholder deliver to the Noteholder legal opinions relating to the matters described in the preceding clauses (1) and (2), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Noteholder.

             (B) With respect to any Subsidiary of the Company created or acquired after the Closing Date by the Company, prior to or concurrently with becoming such Subsidiary (1) have the Company amend the Security Agreement so as to grant to the Noteholder a perfected security interest in the Capital Stock and assets of such Subsidiary, (2) deliver to the Noteholder or its agent the certificates representing such Capital Stock, if any, together with undated stock powers, executed in blank, in form and substance reasonably satisfactory to the Noteholder, in respect of such stock, (3) cause such Subsidiary to enter into a guarantee in form and substance reasonably satisfactory to the Noteholder guarantying the prompt payment and performance by the Company of all of its obligations hereunder, and (4) if requested by the Noteholder, deliver to the Noteholder legal opinions relating to the matters described in the preceding clauses (1), (2) and (3) which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Noteholder.

                                      III-4

          (viii) Obtain Refinancing Loan. To use reasonable commercial efforts to obtain a Refinancing Loan within six (6) months from the date hereof in amounts and with terms reasonably satisfactory to the Company and the Noteholder.

     (b) Negative Covenants. The Company hereby agrees that, so long as any amount is owing to the Noteholder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          (i) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

             (A) the Senior Obligations;

             (B) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

             (C) Indebtedness of the Company or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) after the date hereof;

             (D) Indebtedness assumed by the Company pursuant to the Purchase Agreement, and any refinancings, refundings, renewals or extensions thereof; provided, that the principal amount of any such Indebtedness shall not be increased to more than the principal amount outstanding on the Closing Date (after giving effect to the transactions contemplated by the Purchase Agreement);

             (E) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Company no Default or Event of Default shall have occurred and be continuing;

             (F) Indebtedness of the Company on an unsecured basis in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding under the lines of credit offered by commercial banks to the Company or its Subsidiaries to finance the working capital needs of the Company and its Subsidiaries; and

             (G) Indebtedness of the Company in respect of this Note, as may be amended from time to time (including without limitation any increase in the principal amount of this Note pursuant hereto or the Purchase Agreement).

          (ii) Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

             (A) Liens and encumbrances of the type described in Sections 4(c),
        (d) and (e) of the Purchase Agreement;

             (B) Liens securing Indebtedness of the Company and its Subsidiaries permitted by clause (C) of subparagraph 4(b)(i) hereof incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased to more than the principal amount originally incurred and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of the Company) of such property at the time it was acquired;

             (C) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by clause (E) of subparagraph 4(b)(i) hereof, provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased to more than the principal amount originally incurred;

             (D) Liens created to secure the Senior Obligations;

                                      III-5

             (E) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

             (F) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

             (G) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

             (H) deposits to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

             (I) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; and

             (J) Liens created by the Security Documents.

          (iii) Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

             (A) Guarantee Obligations assumed by the Company pursuant to the Purchase Agreement and any refinancings, refundings, renewals or extensions thereof, provided, that the principal amount of any such Guarantee Obligations shall not be increased to more than the principal amount outstanding on the Closing Date (after giving effect to the transactions contemplated by the Purchase Agreement);

             (B) guarantees made in the ordinary course of business, not to exceed $250,000 in the aggregate, by the Company of obligations of any of its Subsidiaries or by any Subsidiary of obligations of the Company, in each case to the extent such guaranty obligations are otherwise permitted under this Agreement;

             (C) guarantees made in respect of the Senior Obligations;

             (D) guarantees by the Company or any of its Subsidiaries of indebtedness permitted by subparagraph 4(b)(i);

             (E) Guarantee Obligations in respect of the undrawn portion of the face amount of letters of credit issued for the account of the Company or any Subsidiary in an aggregate amount not to exceed $250,000 at any one time outstanding for the Company and its Subsidiaries; and

             (F) guarantees made in favor of the Noteholder as contemplated by this Note.

          (iv) Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

             (A) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

             (B) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary of the Company; and

                                      III-6

             (C) any Person may be merged with or into the Company, (provided that the continuing or surviving corporation assumes all of the obligations and liabilities of the Company in respect of this Note, the Purchase Agreement, the Ancillary Agreements, and Related Documents) with the prior written consent of the Noteholder.

          (v) Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) or any product line, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Subsidiary, except:

             (A) the sale or other disposition of any property in the ordinary course of business;

             (B) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

             (C) as permitted by subparagraph 4(b)(iv);

             (D) the sale or other disposition of any property, provided the aggregate book value of all property sold or disposed of by the Company pursuant to this clause (D) does not exceed $1,000,000 in any fiscal year of the Company; and

             (E) the sale or other disposition of any assets, the net proceeds of which are used to prepay this Note or are otherwise distributed in accordance with the Intercreditor Agreement.

          (vi) Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of the Company and dividends payable by any Subsidiary of the Company to the Company, or any other Subsidiary of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary.

          (vii) Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (collectively, "Investments") in, any Person, except:

             (A) extensions of trade credit in the ordinary course of business;

             (B) investments in Cash Equivalents;

             (C) investments by the Company in its Subsidiaries and investments by such Subsidiaries in the Company and in other Subsidiaries;

             (D) Investments in existence on the date hereof and disclosed in the Purchase Agreement;

             (E) additional Investments or acquisitions made after the date hereof and approved by the board of directors of the Company; and

             (F) loans and advances to employees of the Company or its Subsidiaries for travel and entertainment expenses in the ordinary course of business.

          (viii) Limitation on Optional Payments and Modifications of Debt Instruments. (A) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness for borrowed money other than any prepayment of this Note or any prepayment of any revolving loans or term loans made under the Credit Agreement; (B) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or

                                      III-7

     (C) amend, modify or change, or consent or agree to any amendment, modification or change to the Credit Agreement to increase the interest rate on the Senior Obligations (including any default rate).

          (ix) Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

          (x) Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (A) this Note, (B) the Credit Agreement and (C) purchase money mortgages or Financing Leases permitted by this Note (provided in the case of this clause (C), any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          (xi) Limitation on Amendments of Certificates of Incorporation and By-Laws. Permit any material modification, amendment or supplement to the certificate of incorporation or by-laws of the Company or any of its Subsidiaries.

          (xii) Limitation on Certain Restrictions. Become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement (other than the Credit Agreement) which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or any dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (B) the Company's right to perform the provisions of this Note (including, without limitation, provisions relating to the payment or prepayment of principal and interest on this Note).

5. INTERCREDITOR AGREEMENT.

     The Noteholder hereby acknowledges and agrees that the exercise of remedies pursuant to paragraph 6 is, and shall at all times be, subject to the limitations on the Noteholder's remedies set forth in the Intercreditor Agreement.

6. EVENTS OF DEFAULT.

     (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if

          (i) The Company shall fail to pay any principal when due in accordance with the terms hereof; or the Company shall fail to pay any interest when due in accordance with the terms hereof, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (ii) Any representation or warranty made or deemed made by the Company in the Purchase Agreement or any Related Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Note, the Purchase Agreement or any Related Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (iii) The Company shall default in the observance or performance of any agreement contained in subparagraph 4(a)(vii) of this Note or contained in the Purchase Agreement or any Related Document, subject to applicable cure periods, if any; or

          (iv) The Company shall default in the observance or performance of any other agreement contained in this Note subject to 30 day cure (other than as provided in subparagraphs (i) through (iii) of this paragraph); or

          (v) The Company or any of its Subsidiaries shall (A) default in any payment of principal of any Indebtedness for borrowed money in excess of $50,000 at the final maturity thereof; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or any Guarantee Obligation in respect of any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of

                                      III-8
     which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (whether by the terms of any document evidencing such Indebtedness or Guarantee Obligation, upon the election of any holder of Indebtedness or beneficiary of any Guarantee Obligation or otherwise); or

          (vi) (A) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or
     (C) above; or (E) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (vii) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan that is a Single-Employer Plan, (D) any Plan that is a Single-Employer Plan shall terminate for purposes of Title IV of ERISA, (E) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of Noteholder is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (viii) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (ix) (A) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Company or any Subsidiary which is a party to any of the Security Documents shall so assert or (B) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent, if any, otherwise provided in the Intercreditor Agreement.

     (b) Consequences of Events of Default.

          (i) If any Event of Default has occurred, the interest rate on this Note shall increase immediately by an increment of 1 percentage point(s) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist.

                                      III-9

          (ii) If an Event of Default of the type described in subparagraph 6(a)(vi) has occurred with respect to the Company, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Noteholder, and the Company shall immediately pay to the Noteholder all amounts due and payable with respect to this Note.

          (iii) If any Event of Default has occurred (other than under subparagraph 6(a)(vi)), the Noteholder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable).

          (iv) The Noteholder shall also have any other rights which such holder may have been afforded under any contract or agreement (including, without limitation, the Security Documents) at any time and any other rights which such holder may have pursuant to applicable law.

7. WAIVER OF CERTAIN RIGHTS.

     The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

8. ASSIGNMENT.

     The rights and obligations of the Company and the Noteholder shall be binding upon and benefit the permitted successors, assigns and transferee of the parties; provided that in no event shall the Company assign its rights hereunder without the prior written consent of the Noteholder. The Noteholder shall provide the Company with notice of any assignment or transfer of Noteholder's rights hereunder.

9. AMENDMENT AND WAIVER.

     Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Noteholder.

10. DEFINITIONS.

     For purposes of this Note, the following capitalized terms have the following meaning:

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank 13 having capital and surplus in excess of $250,000,000, or party to the Credit Agreement (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any

                                     III-10
commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (b) through (f) of this definition;

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "Consolidated Lease Expense" shall mean for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries for such period with respect to leases of real and personal property, determined in accordance with GAAP on a consolidated basis.

     "Default" shall mean any of the events specified in paragraph 6, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Employee Benefit Plan" shall have the meaning set forth in Section 3(3) of ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" shall mean each of the events described in paragraph 6; provided, however, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

     "Indebtedness" shall mean of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations in respect of deferred compensation and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                                     III-11

     "Intercreditor Agreement" shall mean the intercreditor agreement entered into between the holders of Senior Obligations and Navistar, as amended or otherwise modified from time to time.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b)#the validity or enforceability of this Note or any of the other Related Documents (other than the Intercreditor Agreement) or the rights or remedies of Noteholder hereunder or thereunder.

     "Multiemployer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

     "Noteholder" shall mean Navistar and its permitted successors, transferees and assigns.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean any Employee Benefit Plan in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Refinancing Loan" shall mean any loan, extension of credit or other financial accommodation (other than a revolving line of credit for working capital purposes or loans for project finance use) made as of or after the Closing to the Company by a Person other than the Noteholder, to refinance and pay indefeasibly in full or in part the outstanding principal amount now or at any time or times hereafter owing by the Company to Noteholder under this Note, and which is secured by Company's equipment or other assets in which Noteholder holds security interests on the date hereof, provided that (i) the proceeds of such loan are disbursed directly to Noteholder pursuant to written authorization given by Company to the Person making the loan and (ii) to the extent such Person intends to take a security interest in any of Company's equipment or other assets, such Person has entered into an intercreditor agreement with the Noteholder in form and substance acceptable to Noteholder.

     "Related Documents" shall mean this Note, the Security Documents and the Intercreditor Agreement.

     "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived by regulation.

     "Responsible Officer" shall mean the chief executive officer and the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

     "Senior Obligations" shall mean all obligations and liabilities of the Company in respect of the loan agreement entered into by the Company in connection with the Refinancing Loan (the "Credit Agreement") and all loan and security documents executed and delivered in connection therewith, and any refinancing, refunding, renewals or extensions thereof (provided, that the principal amount of such Indebtedness shall not be increased to more than the principal amount outstanding as of the date of such loan agreement), including, without limitation, any interest accruing subsequent to the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Company, whether or not such interest constitutes an allowed claim in such proceeding.

                                     III-12

     "Security Documents" shall mean the Security Agreement, and the subsidiary guarantees contemplated hereby.

     "Single-Employer Plan" shall have the meaning set forth in Section 4001(a)(15) of ERISA.

     "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Note shall refer to a Subsidiary or Subsidiaries of the Company.

11. CANCELLATION.

     After all principal, accrued interest and all other amounts hereunder at any time owed on this Note, including all Purchase Price Adjustments, have been paid in full, this Note shall be surrendered to the Company for cancellation, and the Noteholder shall take such action as the Company may reasonably request to evidence such discharge and the release of the Liens created by the Security Documents. Notwithstanding anything herein to the contrary, it is expressly agreed that the outstanding principal balance under this Note may be reduced to a zero balance without such repayment operating to cancel this Note or extinguish or release the Liens, security title and security interest created by the Security Documents. This Note and the Security Documents shall remain in full force and effect as to any subsequent Purchase Price Adjustments made after the zero balance without loss or priority until all Indebtedness of the Company to the Noteholder arising under or in connection with this Note, the Purchase Agreement, or any other instrument or document now or at any time evidencing, securing or guaranteeing the same is paid in full and satisfied. The Company waives the operation of any applicable statute, law or regulation having a contrary effect.

12. PAYMENT OF EXPENSES AND TAXES.

     The Company hereby agrees (a) to pay or reimburse the Noteholder for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note and the other Related Documents after the occurrence of any Event of Default, including, without limitation, the reasonable fees and disbursements of counsel to the Noteholder, (b) to pay, indemnify, and hold the Noteholder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Note and the other Related Documents and
(c) to pay, indemnify, and hold the Noteholder harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Note and the other Related Documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of their properties (all the foregoing in this clause (c), collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Noteholder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Noteholder, (ii) legal proceedings commenced against the Noteholder by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) any matter relating to the Intercreditor Agreement. The agreements in this paragraph shall survive repayment of this Note and all other amounts payable hereunder.

                                     III-13

13. PAYMENTS.

     All payments to be made to the Noteholder shall be made in the lawful money of the United States of America in immediately available funds and, except as otherwise expressly provided herein or as may be required by law, without any setoff, counterclaim, withholding or deduction whatsoever.

14. PLACE OF PAYMENT.

     Payments of principal and interest shall be delivered to Navistar by wire transfer of immediately available funds to the following account:

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

or to such other Noteholder at such other address or to the attention of such other person or to such other account as specified by prior written notice to the Company.

15. SEVERABILITY.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

16. DESCRIPTIVE HEADINGS; INTERPRETATION.

     The descriptive headings of this Note are inserted for convenience only and do not constitute a substantive part of this Note. The use of the word "including" in this Note shall be by way of example rather than by limitation.

17. GOVERNING LAW.

     ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

18. WAIVERS.

     TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN PARAGRAPH 19 HEREOF. IN ADDITION, THE COMPANY HEREBY WAIVES TRIAL BY JURY, ANY OBJECTIONS BASED ON FORUM NON CONVENIENS AND ANY OBJECTIONS TO VENUE OF ANY ACTION ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY OR THE RELATIONSHIPS ESTABLISHED IN CONNECTION WITH THIS NOTE.

19. NOTICES.

     All notices, requests, demands, waivers and other communication required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or
(iii) sent by

                                     III-14
next-day or overnight mail or delivery or (iv) sent by telecopy (with verbal confirmation of receipt) or telegram.

     If to Navistar:

     455 North City Front Plaza Drive
     Chicago, IL 60611
     Attn: Treasurer
     Fax Number: (312) 836-2573

     with a copy, which will
     not constitute notice to
     Navistar, to:

     455 North City Front Plaza Drive
     Chicago, IL 60611
     Attn: General Counsel
     Fax Number: (312) 836-3982

     and:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attn: Michael Kerr
     Fax Number: (312) 861-2200
     Confirm Number: (312) 861-2356

     If to the Company:

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

     with a copy, which will
     not constitute notice to
     the Company, to:

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

or, in each case, to such other Noteholder at such other address as may be specified in writing to the other Parties.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the date after such delivery, (ii) if by certified or registered mail, on the seventh business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered, or (iv) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

                                     III-15

20. BUSINESS DAYS.

     If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

21. USURY LAWS.

     It is the intention of the Company and the Noteholder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

     IN WITNESS WHEREOF, the Company has executed and delivered this Note on , 1996.

                                CORE MATERIALS CORPORATION

                                By:
                                    ---------------------------------

                                Its:
                                    ---------------------------------




                                     III-16

                                                                        ANNEX IV

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of November 1, 1996, is entered into between RYMAC Mortgage Investment Corporation, a Maryland corporation ("RYMAC"), and Core Materials Corporation, a Delaware corporation ("Core Materials"). RYMAC and Core Materials are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                             W I T N E S S E T H :

     WHEREAS, RYMAC is a corporation duly organized and existing under the laws of the State of Maryland;

     WHEREAS, Core Materials is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date of this Agreement, RYMAC has authority to issue 50,000,000 shares of capital stock, of which 5,210,600 shares of Common Stock, par value $.01 per share ("Maryland Common Stock"), are issued and outstanding or reserved for issuance;

     WHEREAS, on the date of this Agreement, Core Materials has authority to issue 30,000,000 shares of capital stock, consisting of 10,000,000 shares of preferred stock issuable in series and 20,000,000 shares of Common Stock, par value $.01 per share ("Delaware Common Stock"), of which 1,000 shares are issued and outstanding and owned by RYMAC;

     WHEREAS, the respective Boards of Directors of RYMAC and Core Materials have determined that it is advisable and in the best interests of each of such corporations that RYMAC merge with and into Core Materials upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of RYMAC from Maryland to Delaware;

     WHEREAS, the respective Boards of Directors of RYMAC and Core Materials have, by resolutions duly adopted, approved this Agreement;

     WHEREAS, RYMAC has approved this Agreement as the sole stockholder of Core Materials; and

     WHEREAS, the Board of Directors of RYMAC has directed that this Agreement be submitted to a vote of its shareholders.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, RYMAC and Core Materials hereby agree as follows:

     1. Merger. RYMAC shall be merged with and into Core Materials (the "Merger"), and Core Materials shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of appropriate articles of merger, providing for the Merger, with the Department of Assessments and Taxation of the State of Maryland or an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

     2. Governing Documents. The Certificate of Incorporation of Core Materials, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the By-laws of Core Materials, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Certificate of Incorporation of the Surviving Corporation and applicable laws.

     3. Succession. At the Effective Time, the separate existence of RYMAC shall cease, and Core Materials shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well as stock subscriptions and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of RYMAC shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceedings pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of RYMAC, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to RYMAC. The employees and agents of RYMAC shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of RYMAC. The requirements of any plans or agreements of RYMAC involving the issuance or purchase by RYMAC of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.

     4. Directors. The number of Directors at the Effective Time shall be increased to five and shall consist of the following persons:

           Richard R. Conte
           Malcolm M. Prine
           Ralph O. Hellmond
           Thomas M. Hough
           Thomas E. Rigsby

     5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of RYMAC such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of RYMAC, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of RYMAC or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) each share of Maryland Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to received one fully paid and nonassessable share of Delaware Common Stock; and

          (b) the 1,000 shares of Delaware Common Stock presently issued and outstanding in the name of RYMAC shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Core Materials shall be issued in respect thereof.

     7. Condition to Merger. The respective obligations of each party to effect the merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) the Merger shall have received the requisite approval of the holders of Maryland Common Stock pursuant to the General Corporation Law of the State of Maryland;

          (b) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered or enforced by any United States federal or state government, governmental agency or authority or court which remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

     8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of Maryland Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of Maryland Common Stock, formerly represented by such certificates, have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to have received any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

     9. Options. Each option to purchase shares of Maryland Common Stock granted under the 1995 Stock Option Plan (the "Plan") of RYMAC which is outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as set forth in the Plan, as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of said Plan as is equal to the number of shares of Maryland Common Stock so reserved as of the Effective Time. As of the Effective Time, Core Materials hereby assumes the Plan and all obligations of RYMAC under the Plan, including the outstanding options or awards or portions thereof granted pursuant to the Plan, and the shares subject to such Plan shall thereafter be the shares of Delaware Common Stock reserved for issuance thereunder.

     10. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplement not adopted and approved by the shareholders of RYMAC and Core Materials shall affect the rights of either or both of such shareholders in a manner which is materially adverse to either or both of them.

     11. Abandonments. At any time prior to the Effective Time, this Agreement may be terminated, and the Merger may be abandoned by the Board of Directors of RYMAC, notwithstanding approval of this Agreement by the stockholder of Core Materials or by the shareholders of RYMAC, or both, if, in the opinion of the Board of Directors of RYMAC, circumstances arise which, in the opinion of such Board of Directors, make the Merger for any reason inadvisable.

     12. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     13. Non-Survival. The covenants and agreements in this Agreement shall not survive the Merger, except for those covenants which by their terms survive the Merger.

     14. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, (ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, RYMAC and Core Materials have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                            RYMAC Mortgage Investment
                                            Corporation,
                                                 a Maryland corporation

                                            By: /s/ RICHARD R. CONTE
                                                ---------------------------
                                              Name: Richard R. Conte
                                              Title: Chief Executive Officer

ATTEST:

By: /s/ MYRNA J. LEA
   ----------------------------
    Name: Myrna J. Lea

                                            Core Materials Corporation,
                                              a Delaware corporation

                                            By: /s/ RICHARD R. CONTE
                                                ---------------------------
                                              Name: Richard R. Conte
                                              Title: President

ATTEST:

By: /s/ MYRNA J. LEA
   ----------------------------
    Name: Myrna J. Lea

                                                                         ANNEX V

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                      COMPOSITE ARTICLES OF INCORPORATION

              [RESTATED TO GIVE EFFECT TO ALL AMENDMENTS TO DATE]

                                   ARTICLE I

                                  INCORPORATOR

     The undersigned, Geoffrey R. Hartenstein, whose address is 42nd Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219, being at least eighteen years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

     The name of the corporation is RYMAC Mortgage Investment Corporation (the "Corporation").

                                  ARTICLE III

                                    PURPOSE

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland, as amended from time to time.

                                   ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the Corporation's principal office in the State of Maryland in c/o CT Corporation System, 32 South Street, Baltimore, Maryland 21202. The name and post office address of its resident agent is CT Corporation System, 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE V

                                 CAPITAL STOCK

     SECTION 1. The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, all of one class and designated Common Stock, each share to have a par value of one cent ($0.01) and having an aggregate par value of Five Hundred Thousand Dollars ($500,000). The shares of the Corporation shall be non-assessable.

     SECTION 2. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held.

     SECTION 3. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-laws of the Corporation.

     SECTION 4. The Board of Directors may classify or reclassify any unissued shares of capital stock, whether now or hereinafter authorized, by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. Sections 1 and 2 of this Article V are subject to the provisions of this Section 4.

                                   ARTICLE VI

                     PROVISIONS FOR DEFINING, LIMITING AND
                        REGULATING CERTAIN POWERS OF THE
                  CORPORATION, THE DIRECTORS AND STOCKHOLDERS

     SECTION 1. The number of Directors of the Corporation initially shall be three (3), which number may be changed pursuant to the By-laws of the Corporation. The names of the persons who shall act as Directors until the first annual meeting or until their successors are duly elected and qualified are:

                                      Joseph P. Berghold
                                      Richard R. Conte
                                      Ronald L. Temple

     SECTION 2. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration and with such characteristics as the Board of Directors may deem advisable subject to such limitations as may be set forth in these Articles of Incorporation, the By-laws of the Corporation or in the General Laws of the State of Maryland.

     SECTION 3. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares other than such right, if any, as the Board of Directors, in its discretion, may determine.

     SECTION 4. The Board of Directors of the Corporation may make, alter, amend or repeal from time to time any of the By-laws of the Corporation except any particular By-law which is specified as not subject to alteration or repeal by the Board of Directors.

     SECTION 5. The Board of Directors may authorize, subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the control and supervision of the Board of Directors, any such person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

     SECTION 6. Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion than a majority of the shares or of the shares of each class, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid, except as otherwise provided in these Articles of Incorporation, if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon. The enumeration and definition of particular powers of the Board of Directors mentioned above shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the General Laws of the State of Maryland as now or hereafter in force.

                                  ARTICLE VII

                       RESTRICTION ON TRANSFER OF SHARES,
                  ACQUISITION RESTORATION AND REDEMPTION RIGHT

     SECTION 1. Affidavits of Transferees. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting forth the number of shares already owned by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. All contracts for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.

     SECTION 2. Affidavits of Stockholders. Prior to any transfer or transaction which would cause a stockholder to own directly or indirectly, shares in excess of the Limit (as such term is defined in Section 4 of this Article), and in any event upon demand of the Board of Directors, such stockholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation owned directly and indirectly by the person filing the affidavit. For purposes of this Section 2, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934, as amended or any successor statute thereto (the "Exchange Act"), and/or would be considered to own such shares by reason of the attribution rules in Section 544 of the Internal Revenue Code of 1986, as amended (the "Code") or the regulations issued thereunder. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by stockholders under Treasury Regulation sec. 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d); or any successor rule thereto, of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within ten (10) days after demand therefor and at least fifteen (15) days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred other than in compliance with the provisions of this Section 2 of this Article.

     SECTION 3. Prohibited Transfers. (a) Any acquisition of shares of capital stock of the Corporation that could or would (i) result in the direct or indirect imposition of any penalty tax on the Corporation (including the imposition of any entity-level tax on one or more real estate mortgage investment conduits (REMICs) in which the Corporation has acquired or plans to acquire an interest), (ii) jeopardize the tax status of one or more REMICs in which the Corporation has acquired or plans to acquire an interest or (iii) result in the disqualification of the Corporation as a real estate investment trust under the Code (collectively, a "Prohibited Transfer") will be void ab initio to the fullest extent permitted by applicable law, and the intended transferee of any shares that are the subject of a Prohibited Transfer will be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation. In addition, any shares of the Corporation that are the subject of a proposed, attempted or actual Prohibited Transfer may be redeemed by the Corporation at the discretion of the Board of Directors. Any such redemption will be effected as provided in Section 6 of this Article.

     (b) Whenever it is deemed by the Board of Directors to be prudent in order to avoid a Prohibited Transfer, the Board of Directors may require a holder or proposed transferee of shares to file a statement or affidavit with the Corporation stating that the holder or proposed transferee is not a Disqualified Organization (as defined below); and any contract for the sale or other transfer of shares of the Corporation will be subject to this provision. For purposes of this article, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization or instrumentality of the foregoing, any tax-exempt entity other than a farmer's cooperative not subject to the unrelated business income tax, and any rural electric or telephone cooperative. The Board of Directors may, in its discretion, refuse to transfer shares on the books of the Corporation if either (i) a statement or affidavit described above in this section has not been received or
(ii) the proposed transferee is a Disqualified Organization.

     SECTION 4. Excess Shares. Notwithstanding any other provision hereof to the contrary and subject to the provisions of Section 5 of this Article, no person or persons acting as a group shall at any time directly or indirectly own in the aggregate more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which but for this Article would be owned by a person or persons acting as a group and would, at any time, be in excess of the Limit are hereinafter referred to as "Excess Shares." For the purpose of determining ownership of Excess Shares, "ownership" of shares shall be deemed to include shares (i) constructively owned by a person under the provisions of
Section 544 of the Code and (ii) beneficially owned under the provisions of Rule 13d-3, or any successor rule, under the Exchange Act. For purposes of determining whether persons are acting as a group in connection with this Article, the term "group" shall have the same meaning as such term has for purposes of Section 13(d)(3) of the Exchange Act. All shares of capital stock of the Corporation which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into these shares, if any, shall be considered outstanding for purposes of determining whether such person or persons holds or hold shares in excess of the Limit if such inclusion will cause such person or persons to own shares in excess of the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer shares of capital stock on the books of the Corporation if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.

     SECTION 5. Exemptions. The Limit set forth in Section 4 of this Article shall not apply to the acquisition of shares of capital stock of the Corporation by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors of the Corporation determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others so that, following such distribution, none of such shares will be deemed to be Excess Shares. The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 2 of this Article ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a real estate investment trust under the Code and the regulations issued under the Code would not be jeopardized thereby.

     SECTION 6. Redemption of Shares. At the discretion of the Board of Directors, all Excess Shares or shares that are the subject of a proposed, attempted or actual Prohibited Transfer (collectively, "Redemption Shares"), may be redeemed by the Corporation. Written notice of redemption shall be provided to all holders of Redemption Shares to be so redeemed not less than one week prior to the date on which such shares are to be redeemed (the "Redemption Date"), as determined by the Board of Directors and included in the notices of redemption. The redemption price to be paid for Redemption Shares shall be the fair market value of such Redemption Shares, which shall be (a) the closing price on the last business day prior to the Redemption Date of those shares on any national securities exchange on which the shares are listed or admitted to trading, (b) if the shares are not so listed or admitted to trading, the closing bid price on the last business day prior to the Redemption Date as reported on the National Association of Securities Dealers, Inc. Automated Quotation System, if quoted thereon, or (c) if the redemption price is not determinable in accordance with either clause (a) or (b) of this sentence, the net asset value of the shares (the proportionate interest of the shares to be redeemed in the total market value of all the assets of the Corporation less the total liabilities of the Corporation), determined in good faith by the Board of Directors. The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any shares of capital stock of the Corporation called for redemption shall cease to be entitled to any distributions and other benefits with respect to those shares, except the right to payment of the redemption price fixed as aforesaid.

     SECTION 7. Application of Article. Nothing contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its stockholders by maintaining the Corporation's eligibility to be, and preserving the Corporation's status as, a qualified real estate investment trust under the Code.

     SECTION 8. Definition of "Person". For purposes of this Article only, the term "person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     SECTION 9. Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE VIII

              LIABILITY OF DIRECTORS AND OFFICERS: INDEMNIFICATION

     SECTION 1. Liability of Directors and Officers. To the fullest extent permitted and except as prohibited by the General Corporation Laws of the State of Maryland as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

     SECTION 2. Indemnification of Directors, Officers, Employees and Assets. The Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted and except as prohibited by the General Corporation Laws of the State of Maryland as the same exists or may hereafter be amended, under the procedures provided by such law.

                                   ARTICLE IX

                                   AMENDMENTS

     The Corporation reserves the right from time to time to make any amendments to its Articles of Incorporation which may be now or hereafter authorized by law, including any amendments changing the terms or contract rights of any of its outstanding stock by classification, reclassification or otherwise. Any such amendment to the Corporation's Articles of Incorporation shall be valid if such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon by a vote at a meeting. All rights and powers conferred by the Articles of Incorporation of the Corporation on stockholders, directors and officers are granted subject to these reservations.

                                   ARTICLE X

                              PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                                                        ANNEX VI

                           CORE MATERIALS CORPORATION

                     COMPOSITE CERTIFICATE OF INCORPORATION

                      ------------------------------------

              [RESTATED TO GIVE EFFECT TO ALL AMENDMENTS TO DATE]

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Core Materials Corporation.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                  ARTICLE III

                               CORPORATE PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares shall be Common Stock of the par value of one cent ($0.01) each (hereinafter called "Common Stock") and ten million (10,000,000) shares shall be Preferred Stock of the par value of one cent ($0.01) each (hereinafter called "Preferred Stock").

     A. RIGHTS AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock is hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the Certificate of Incorporation or in any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

     B. RIGHTS AND RESTRICTIONS OF COMMON STOCK. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

          (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Article.

          (b) The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

     C. INCREASE OR DECREASE IN AMOUNT OF AUTHORIZED SHARES. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in the Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Article with respect to the Preferred Stock, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

     D. SHARES ENTITLED TO MORE OR LESS THAN ONE VOTE. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation, the By-laws and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     E. ISSUANCES OF STOCK. All issuances of capital stock of the Corporation must be authorized by the affirmative vote of two-thirds ( 2/3) of the entire Board of Directors.

                                   ARTICLE V

                          DENIAL OF PREEMPTIVE RIGHTS

     No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

                                   ARTICLE VI

                    STOCKHOLDER VOTE REQUIRED IN CONNECTION
                       WITH CERTAIN BUSINESS COMBINATIONS

     SECTION 1. Vote Generally Required. Notwithstanding anything contained herein or in the General Corporation Law of the State of Delaware, the Corporation shall not (a) merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (other than in a merger not requiring any vote of stockholders of the Corporation under the General Corporation Law of Delaware), (b) sell, lease or exchange all or substantially all of its property and assets or (c) adopt any plan or proposal for the liquidation or dissolution of the Corporation, unless (1) the Board of Directors shall, at a meeting duly called, adopt a resolution, by the affirmative vote of at least two-thirds ( 2/3) of the entire Board of Directors, approving such action and (2) such action shall be approved at a meeting by the affirmative vote of the holders of 66 2/3% of the shares of capital stock of the Corporation then outstanding and entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class and, except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than Voting Stock shall be required to approve such action.

     SECTION 2. Amendment or Repeal. Notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of at least 66 2/3% of the shares of the Voting Stock, voting together as a single class, shall be required to amend, alter or repeal any provision of, or to adopt any provision or provisions inconsistent with, any provision of this Article.

                                  ARTICLE VII

                              CORPORATE EXISTENCE

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII

                           TRANSFER OF CAPITAL STOCK

     SECTION 1. Certain Restrictions on the Transfer of Stock. In order to preserve the Tax Benefits, the restrictions set forth below shall apply for the period beginning on the Article VIII Effective Date and ending on the Expiration Date, unless the Board of Directors shall fix an earlier or later date in accordance with Section 6 of this Article VIII.

        A. Definitions.

          (1) Article VIII Effective Date. The time and date of the legal effectiveness of the merger of RYMAC Mortgage Investment Corporation with and into the Corporation.

          (2) Control. The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Such definition shall also apply to the terms "controlling," "controlled by" and "under common control with."

          (3) Effective Date Tier Entity. Any Person that, as of the Article VIII Effective Date or the date that shares of Common Stock are issued pursuant to the Asset Purchase Agreement (as defined in B.5 below) after giving effect to such issuance, was a First Tier Entity or a Higher Tier Entity, for so long as such person continues to have a Prohibited Ownership Percentage.

          (4) Expiration Date. The last day of the fifteen-year period commencing on the Article VIII Effective Date.

          (5) First Tier Entity. A "first tier entity" with respect to the Corporation, as that term is defined in Treasury Regulations Section 1.382-2T(f)(9).

          (6) 47 Percentage Point Increase. An increase of 47 percentage points or more of the Stock owned by "5-percent shareholders" of the Corporation (as defined in A(13) below) over the lowest percentage of Stock owned by such 5-percent shareholders at any time during the three-year period preceding any determination date, such determination to be made in accordance with Treasury Regulations Section 1.382-2T(c) as if the determination date were a "testing date."

          (7) Higher Tier Entity. An "higher tier entity" with respect to the Corporation, as that term is defined in Treasury Regulations Section 1.382-2T(f)(14).

          (8) Internal Revenue Code. The Internal Revenue Code of 1986, as amended. Any reference to a particular Section or provision of the Internal Revenue Code shall be deemed to also refer to any successor Section or provision having similar effect.

          (9) Ownership Change. An "ownership change" with respect to the Corporation, as that term is used in Section 382(g) of the Internal Revenue Code and Treasury Regulations Section 1.382-2T(a)(1), except that for purposes of determining whether 5-percent shareholders have increased their percentage interests by more than 50 percentage points, there shall be added to the increase in their percentage interests an amount equal to 2.5% of the total value of the Stock of the Corporation.

          (10) Other Permitted Holders. Any Person, other than an Effective Date Tier Entity or a Permitted Transferee, which has a Prohibited Ownership Percentage permitted under Section 1, whether pursuant to a waiver under Paragraph D of Section 1 or otherwise.

          (11) Permitted Transferee. Any transferee with a Prohibited Ownership Percentage as to which the Board of Directors has consented pursuant to Subparagraph C(2) or C(3) of Section 1.

          (12) Person. Any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, or any other entity described in Treasury Regulations Section 1.382-3(a)(1)(i).

          (13) Prohibited Ownership Percentage. Any ownership in the Corporation that would cause a Person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of

     Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii). For this purpose, whether a Person or Public Group would be a "5-percent shareholder" shall be determined (u) by substituting "4.5 percent" for "5 percent" each place it appears in such provisions, (v) without giving effect to the following provisions: Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (w) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulations Section 1.382-2T(h)(2)(i)(A), (x) by substituting the term "Person" in place of "individual" in Treasury Regulations Section 1.382-2T(g)(1)(i), (y) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulations Section 1.382-2T(d)(1), and (z) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulations Section 1.382-2T(a)(2)(i). In addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in Subparagraph A(15) of Section 1 shall be applied in lieu of the definition in Treasury Regulations Section 1.382-2T(f)(18), except that any option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of such Person and such option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such option as exercised would cause an ownership change).

          (14) Public Group. A "public group" with respect to the Corporation, as that term is used in Treasury Regulations Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the Corporation, as that term is used in Treasury Regulations Section 1.382-2T(j)(2)(ii).

          (15) Stock. All classes of stock of the Corporation, all options to acquire stock of the Corporation and all other interests that would be treated as stock in the Corporation pursuant to Treasury Regulations
     Section 1.382-2T(f)(18)(iii), other than (x) stock described in Section 1504(a)(4) of the Internal Revenue Code and (y) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages. As used in this
     Article VIII, the term "option" shall have the meaning set forth in Treasury Regulations Section 1.382-2T(h)(4).

          (16) Tax Benefits. The net operating loss carryovers and capital loss carryovers to which the Corporation is entitled under the Internal Revenue Code, free of restrictions under Section 382 of the Internal Revenue Code.

          (17) Testing Date Action. Any Transfer or acquisition of Stock or any other action (including the acquisition or issuance of an option to Transfer or acquire Stock), if the effect of such Transfer, acquisition or other action would be to cause a "testing date" with respect to the Corporation within the meaning of Treasury Regulations Section 1.382-2T(a)(2)(i), determined by treating every Person and Public Group which has a Prohibited Ownership percentage as a 5-percent shareholder as used in such Section.

          (18) Transfer. Any means of conveyance of legal or beneficial ownership of Stock, whether such ownership is direct or indirect, voluntary or involuntary, including, without limitation, an indirect transfer of ownership through the transfer of any ownership interest of any entity that owns Stock.

          (19) Transferee Undertaking. A duly executed written undertaking for the benefit of the Corporation by any transferee pursuant to which the transferee agrees that (i) it will not take any of the following actions without the prior consent of the Board of Directors (x) acquire any additional Stock, (y) Transfer any Stock in violation of Paragraph B of
     Section 1, or (z) take or cause to be taken any Testing Date Action, (ii) upon request by the Corporation, it will furnish or cause to be furnished to the Corporation all certificates representing Stock held of record or beneficially, directly or indirectly, by it or by any Person controlling, controlled by or under common control with it for the purpose of placing a legend on such certificates to reflect the undertakings described in clause
     (i) above, (iii) it acknowledges that stop transfer orders may be entered with the transfer agent (or agents) and the registrar (or registrars) of Stock against the transfer of Stock subject to the undertakings described in clause (i) above except in compliance with the requirements of such undertakings, and (iv) it will agree to such other actions and remedies as the Corporation may reasonably request in order to preserve the Tax Benefits.

          (20) Treasury Regulations. The regulations promulgated by the Secretary of the Treasury under the Internal Revenue Code. Any reference to a particular Treasury Regulation or Section or provision thereof shall be deemed to also refer to any successor Regulation or Section or provision having similar effect.

          B. Transfer Restrictions.

     Unless otherwise consented to or waived by the Board of Directors, the following Transfers and actions shall be prohibited:

          (1) General. No Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected, (i) would cause the transferee or any person or Public Group to have a Prohibited Ownership Percentage, or
     (ii) would increase the ownership percentage of any transferee or any Person or Public Group having a Prohibited Ownership Percentage.

          (2) Additional Restrictions on Transfers Involving Effective Date Tier Entities. In addition to the restrictions under Subparagraph B(1), (i) no Effective Date Tier Entity or individual that owns a direct ownership interest in the Corporation of five percent or more shall Transfer any Stock, and no other Person shall Transfer any Stock to an Effective Date Tier Entity, if, in either case, after such Transfer, there would be a 47 Percentage Point Increase, and (ii) no Effective Date Tier Entity or individual that owns a direct ownership interest in the Corporation of five percent or more shall take any other action (including the acquisition or issuance of an option to Transfer or acquire Stock) if, after such action, there would be a 47 Percentage Point Increase.

          (3) Additional Restrictions on Transfers Involving Other Permitted Holders. In addition to the restrictions under Subparagraph B(1), (i) no Other Permitted Holder shall Transfer any Stock, and no other Person shall Transfer any Stock to an Other Permitted Holder, if, in either case, such Transfer would constitute a Testing Date Action, and (ii) no Other Permitted Holder shall take any other action that would constitute a Testing Date Action.

          (4) Additional Restrictions under Transferee Undertakings. In addition to the restrictions under Subparagraph B(1), (i) no Person who has delivered a Transferee Undertaking shall Transfer any Stock, and no Person shall Transfer any Stock to any Person who has delivered a Transferee Undertaking, if, in either case, such Transfer would result in a violation of such Transferee Undertaking, and (ii) no Person who has delivered a Transferee Undertaking shall take or cause to be taken any other action that would constitute a Testing Date Action.

          (5) Exception. Notwithstanding anything herein to the contrary, the issuance of shares of Common Stock of the Corporation to Navistar International Transportation Corp. ("Navistar") or its designees pursuant to the terms of an Asset Purchase Agreement, dated September 12, 1996 (the "Asset Purchase Agreement"), between Navistar and RYMAC Mortgage Investment Corporation shall not be deemed to be a violation of the transfer restrictions set forth in this Paragraph B.

          C. Permitted Transfers.

          (1) General. Unless otherwise restricted under Paragraph B of Section 1 or under a Transferee Undertaking or other agreement, Transfers of Stock may be made without the consent of the Board of Directors.

          (2) Transfers by Effective Date Tier Entities. Upon petition by any Effective Date Tier Entity or individual that owns a direct ownership interest in the Corporation of five percent or more, the Board of Directors shall consent to a proposed Transfer of Stock that complies with Subparagraph B(2) of Section 1 but would otherwise be prohibited pursuant to Subparagraph B(1) of Section 1 if it determines that (i) after giving effect to such Transfer, the percentage of Stock owned by all Persons and Public Groups with a Prohibited Ownership percentage will not have increased by more than 47 percentage points over the lowest percentage of Stock owned by such Persons and Public Groups at any time during the three-year period preceding the proposed date of such Transfer (such determination to be made in accordance with the provisions of Treasury Regulations Section 1.382-2T(c)) and (ii) the proposed transferee shall have delivered a Transferee Undertaking.

          (3) Transfers by Permitted Transferees. Upon petition by any Permitted Transferee, the Board of Directors shall consent to a proposed Transfer of Stock or Testing Date Action that would otherwise be prohibited pursuant to Subparagraph B(1) or B(4) of Section 1 or pursuant to any Transferee Undertaking if it determines that (i) after such proposed Transfer or Testing Date Action there would not be an Ownership Change and (ii) in the case of any such proposed Transfer that, if effected, would otherwise be prohibited under Subparagraph B(1) of Section 1, such Transfer would otherwise be permitted under Subparagraph C(2) if such Transfer were proposed to be made by an Effective Date Tier Entity.

          (4) Certain Additional Transfers to Permitted Transferees. Upon petition by any Permitted Transferee, the Board of Directors shall consent to a proposed Transfer of additional Stock to such Permitted Transferee from a Person constituting an Effective Date Tier Entity or another Permitted Transferee if it determines that such proposed Transfer would otherwise be permitted under Subparagraph C(2) or C(3) of Section I, as the case may be.

          (5) Transfers by Other Permitted Holders. Upon petition by any Other Permitted Holder, the Board of Directors shall consent to a proposed Transfer of Stock or Testing Date Action that would otherwise be prohibited pursuant to Subparagraph B(1), B(3) or B(4) of Section 1 or pursuant to any Transferee Undertaking if it determines that (i) after such proposed Transfer or Testing Date Action there would not be an Ownership Change and
     (ii) in the case of any such proposed Transfer that, if effected, would otherwise be prohibited under Subparagraph (B)(1) of Section 1, such Transfer would not cause a 47 Percentage Point Increase and the proposed transferee shall have delivered a Transferee Undertaking.

     D. Waivers. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in Paragraph B of Section 1 of this Article VIII: (a) in the case of any issuance of Stock by the Corporation which would otherwise be prohibited under Subparagraph B(1) of
Section 1, if the transferee agrees to be bound to the restrictions applicable to Permitted Transferees; (b) in the event of a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, to acquire Stock constituting more than fifty percent in value of the outstanding Common Stock of the Corporation, so long as such waiver shall apply to all Transfers pursuant to such tender or exchange offer; (c) in connection with any Transfers of Stock in connection with underwritten offerings of such Stock; (d) in connection with any investment in or acquisition of a business or any business combination involving the Corporation or any subsidiary of the Corporation; and (e) in any other instance in which the Board of Directors reasonably and in good faith determines that a waiver would be in the best interests of the Corporation.

     SECTION 2. Attempted Transfer in Violation of Transfer Restrictions. Unless the consent or waiver of the Board of Directors is obtained as provided in Paragraph C or D of Section 1, and except as provided in Paragraph C of Section 2 below, any attempted Transfer of shares of Stock of the Corporation in excess of the shares that could be Transferred to the transferee without restriction under Paragraph B of Section 1 is not effective to transfer ownership of such excess shares (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), and the Purported Acquiror shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares, including, without limitation, the right to vote or to receive dividends with respect thereto. Nothing contained in this Article VIII shall preclude the settlement of any transaction involving Stock entered into through the facilities of any national securities exchange on which the shares of Stock of the Corporation are listed. The application of the provisions and remedies described in the first sentence of this Section 2 and in Paragraphs A, B and C of Section 2 below shall be deemed not to so preclude any such settlement. Paragraphs A, B and C below shall apply only in the case of violations of the restrictions contained in Subparagraph B(1) of Section 1.

     A. Transfer of Certificates; Sale of Stock. Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, together with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent to be designated by the Corporation (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Paragraph B of Section 2 if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror, other than a transfer described in one of the two preceding sentences (unless such transfer itself violated the provisions of Article VIII), shall not be effective to transfer any ownership of the Prohibited Shares.

     B. Allocation and Distribution of Proceeds. The Agent shall sell in an arms-length transaction (through the American Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (1) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares and (2) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be transferred to an entity designated by the Corporation that is described in Section 501(c)(3) of the Internal Revenue Code (the "Designated Charity"). In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Corporation or the Agent, but such Subject Amounts may be used to cover expenses incurred by the Agent in performing its duties.

     C. Limitation on Enforceability. Notwithstanding anything herein to the contrary, with respect to any Transfer of Stock which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in Subparagraph B(1) of Section I only on account of the attribution to the Prohibited Party of the ownership of Stock by a Person or Public Group which is not controlling, controlled by or under common control with the Prohibited Party, which ownership is nevertheless attributed to the Prohibited Party, Subparagraph B(1) of Section 1 shall not apply in a manner that would invalidate such Transfer. In such case, the Prohibited Party and any Persons controlling, controlled by or under common control with the Prohibited Party (collectively, the "Prohibited Party Group") shall automatically be deemed to have disposed of, and shall be required to dispose of, sufficient shares of Stock (which shares shall consist only of shares held legally or beneficially, whether directly or indirectly, by any member of the Prohibited Party Group, but not shares held through another Person, other than shares held through a Person acting as agent or fiduciary for any member of the Prohibited Party Group, and which shares shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group) to cause the Prohibited Party, following such disposition, not to be in violation of Subparagraph B(1) of Section 1; provided that in the event no member of the Prohibited Party Group (i) is an Effective Date Tier Entity, Permitted Transferee or Other Permitted Holder and (ii) had any actual knowledge that such Transfer was prohibited under Subparagraph B(1) of Section 1, such disposition shall only be effected to the extent necessary in order to prevent an Ownership Change. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of shares which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in Paragraph B of Section 2, except that the maximum amount payable to the Prohibited Party in connection with such sale shall be the fair market value of the prohibited Shares at the time of the Prohibited Transfer.

     D. Other Remedies. In the event that the Board of Directors determines that a Person proposes to take any action in violation of Paragraph B of Section 1, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of Paragraph B of Section 1, the Board of Directors, subject to the second and third sentences of the introductory paragraph of Section 2, may take such action as it deems advisable to prevent or to refuse to give effect to any Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such Transfer or other action on the books of the Corporation or instituting proceedings to enjoin such Transfer or other action. If any Person shall knowingly violate Paragraph B of Section 1, then that Person and all other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such loss, put the Corporation in the same financial position as it would have been in had such violation not occurred.

     SECTION 3. Prompt Enforcement Against Purported Acquiror. Within 30 business days of learning of a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party, the Corporation through its Secretary or any Assistant Secretary shall demand that the Purported Acquiror or Prohibited Party surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party within 30 business days from the date of such demand, the Corporation shall institute legal proceedings to compel such surrender; provided, however, that nothing in this Section 3 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this Section 3 shall not constitute a waiver of any right of the Corporation to compel any transfer required by Section 2. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party or any other violation of Paragraph B of Section 1, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article VIII, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

     SECTION 4. Obligation to Provide Information. The Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership of Stock by the proposed transferee and by Persons controlling, controlled by or under common control with the proposed transferee.

     SECTION 5. Legends. All certificates evidencing Stock that is subject to the restrictions on transfer set forth in this Article VIII shall bear a conspicuous legend referencing such restrictions.

     SECTION 6. Further Actions. Subject to the second and third sentences of the introductory paragraph of Section 2, nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary, in the case of actions described in clauses (B),
(C) and (D) below, or desirable, in the case of actions described in clause (A) below, the Board of Directors may (A) accelerate the Expiration Date, (B) extend the Expiration Date, (C) conform any terms or numbers set forth in the transfer restrictions in Section 1 to make such terms consistent with the Internal Revenue Code and the Treasury Regulations following any changes therein to the extent necessary to preserve the Tax Benefits, or (D) conform the definitions of any terms set forth in this Article VIII to the definitions in effect following such change in law; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to all stockholders of the Corporation within ten days after the date of any such determination.

     SECTION 7. Severability. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

     SECTION 1. Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

          A. To make, alter, amend or repeal the By-Laws. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

          B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          C. To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.

     SECTION 2. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the Voting Stock, voting together as a single class.

     SECTION 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until their successors are elected and qualify; provided, however, notwithstanding anything herein to the contrary, any vacancies on the Board of Directors prior to the first annual meeting of stockholders of the Corporation after the Closing Date (as defined in the Asset Purchase Agreement referred to in Section 1(B)(5) of Article VIII hereof, a copy of which shall be sent to any stockholder, upon request, without charge) shall be filled as provided in the Asset Purchase Agreement.

     SECTION 4. Preferred Stock. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or a special meeting of holders of capital stock of the Corporation, the nomination, election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article IX unless expressly otherwise provided by law or by the resolution or resolutions providing for the creation of such series.

                                   ARTICLE X

                             ACTION BY STOCKHOLDERS

     Any action required or permitted to be taken by the holders of the issued and outstanding capital stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law, this Certificate of Incorporation and the By-laws of the Corporation, and the power of stockholders, or any of them, to consent in writing, without a meeting, to the taking of any such action is hereby specifically denied.

                                   ARTICLE XI

                       LIMITATION OF DIRECTORS' LIABILITY

     SECTION 1. Limitation of Directors' Liability. A. No director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

     B. Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XII

     The name and mailing address of the sole incorporator is as follows:

NAME                                          MAILING ADDRESS
----                                          ---------------
RYMAC MORTGAGE INVESTMENT CORPORATION     Penn Central West II
                                          Suite 311
                                          Pittsburgh, PA 15276

                                  ARTICLE XIII

           RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power; provided that (a) the affirmative vote of the holders of record of at least 66 2/3% of the shares of Voting Stock, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Article VI or this subsection (a) of Article XIII of this Certificate of Incorporation; (b) the affirmative vote of the holders of record of at least 80% of the shares of Voting Stock, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or adopt any provision or provisions inconsistent with Section 2 of Article IX or this subsection (b) of Article XIII of this Certificate of Incorporation; and (c) the affirmative vote of the holders of record of at least 80% of the shares of Voting Stock present in person or by proxy at a meeting of stockholders, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Article XI or this subsection (c) of Article XIII of this Certificate of Incorporation, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware.

                                                                       ANNEX VII

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

                 ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

(MARK ONE)

[ X ] Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
       [Fee Required] for the fiscal year ended December 31, 1995 or

[   ]  Transition report pursuant to section 13 or 15(d) of the Securities
       Exchange Act of 1934 [No Fee Required] for the transition period from ____________ to ____________

                            COMMISSION FILE NUMBER 1-10001

                         RYMAC MORTGAGE INVESTMENT CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                                      25-1577534
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

  100 N. FOURTH STREET, SUITE                              43952
      813, P.O. BOX 250,                                 (Zip Code)
       STEUBENVILLE, OH
(Address of principal executive
           offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 666-6960

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

      Common Stock, Par Value $.01             American Stock Exchange, Inc.
      ----------------------------             -----------------------------
          TITLE OF EACH CLASS              NAME OF EXCHANGE ON WHICH REGISTERED

        SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: None

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No
                                              ---     ---

     As of March 20, 1996, 5,210,600 shares of RYMAC Mortgage Investment Corporation common stock were outstanding, and the aggregate market value of the shares held by non-affiliates (based upon the closing price of the common stock on that date as reported on the American Stock Exchange Composite Tape) was approximately $7,165,000.

                      DOCUMENTS INCORPORATED BY REFERENCE:

     Registrant's 1996 definitive Proxy Statement to be filed with the Securities and Exchange Commission no later than 120 days after the end of the registrant's fiscal year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      VII-1

                                     PART I

ITEM 1. BUSINESS

     (A) GENERAL DEVELOPMENT OF BUSINESS.

     RYMAC Mortgage Investment Corporation (the "Company") was incorporated in the State of Maryland on July 1, 1988. Prior to 1994, the Company was primarily engaged in making investments in mortgage derivative securities and, to a lesser extent, mortgage related investments, all of which are secured by single-family residential mortgage loans. Two wholly-owned, limited purpose finance subsidiaries of the Company, RYMAC Mortgage Investment I, Inc. ("RMI I") and RYMAC Mortgage Investment II, Inc. ("RMI II"), hold certain mortgage related investments. The Company also generates revenues from other sources, such as interest earnings on certain investments of the Company and sales of certain investments of the Company.

     The Company has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as the Company qualifies as a REIT, dividends paid to stockholders will be allowed as a deduction for purposes of determining income subject to federal corporate income tax. As a result, the Company will not be subject to such tax on that portion of its net income that is distributed to stockholders. (See "Federal Income Taxation of the Company and Stockholders")

     (B) CURRENT BUSINESS ENVIRONMENT.

     Since May 1992, the Company has not purchased any new mortgage derivative or mortgage related investments. During 1995, the Company purchased one 7% FNMA guaranteed pass-through certificate backed by 30 year single-family mortgage loans of which the Company maintains 100% ownership. The current principal balance is approximately $3.4 million. During the period from the Company's inception in 1988 through early 1992, mortgage interest rate levels and prepayment speeds remained within ranges existent from 1970 to early 1992. Historically, cash received from the Company's investment portfolio represented interest and dividend earnings and the return of investment principal (basis). However, from June of 1992 to early 1994, mortgage rates declined to levels lower than those existent for the prior twenty years, resulting in extraordinarily rapid and sustained levels of residential mortgage prepayments. As a direct result, the Company's investments generated sharply reduced interest and dividend earnings. Further, as the duration of high levels of prepayments continued, the Company's cash flows from returns of investment principal and interest and dividend earnings were also impaired and sufficient only to reduce the Company's borrowings (including margin calls), pay operating expenses and fund minimal dividend distributions to stockholders during the second half of 1992 and all of 1993, 1994 and 1995. As a result of these earnings difficulties and a substantially altered mortgage-backed securities market, the Company's Board of Directors elected in mid-1994 not to pursue its historical business. Instead, the Company and, since June 1995, its financial advisor have been investigating alternatives to the business currently conducted by the Company. Operating and capital losses incurred during 1992 through 1995 have resulted in tax losses estimated currently at $36 million. Such tax losses can be carried forward and utilized to offset future taxable income generated from current or contemplated activities before Company earnings are taxable or, as a REIT, result in dividend distributions.

     Currently, the Company and its financial advisor are in the process of identifying and soliciting interest from suitable candidates regarding strategic transactions involving the acquisition of or merger with a profitable growing concern. The successful conclusion of a business combination or merger is subject to financial and economic conditions in the marketplace, the negotiation of mutually acceptable values, the particular requirements of the owners and management of other entities and the existence of competitive offers from entities with greater resources than those of the Company. To date, the Company has not successfully concluded any such discussions.

     If the Company is unsuccessful in identifying a business combination or merger that is likely to produce value building results, it may elect to alternatively begin to develop an investment portfolio of financial assets. A decision to pursue such alternative investment activity would be subject to the Company's financial position as well as general economic and financial market conditions prevailing at such time. Either a new investment

                                      VII-2
activity or any business combination or merger would seek to make effective use of the Company's tax loss position. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations")

     (C) NARRATIVE DESCRIPTION OF BUSINESS.

     1. Management of Operations. The Company's investment policy is controlled by its Board of Directors (the "Board of Directors"). The By-laws of the Company provide that, except in the case of a vacancy, a majority of the members of the Board of Directors and of any committee of the Board of Directors must not be employed by, or otherwise affiliated with, the Company or its former manager.

     2. Operating Policies and Strategies. Unprecedented high levels of mortgage refinancings resulting in prepayment of the Company's assets for all of 1992 and 1993 and continuing into the early part of 1994, have caused the Company to incur large operating losses. The extended duration of these prepayments permanently reduced cash flows and earnings from these same assets and caused the Company to consider alternative investment policies and strategies, including the purchase and financing of alternative financial assets and evaluation of potential business combinations. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Investment Activities and Future Prospects for the Company")

     During the four year period ended December 31, 1995, the Company incurred tax losses estimated at $36 million. Of this, it is estimated that $31 million represents operating losses while $5 million represents capital losses related to sales of assets. Operating tax losses may be carried forward for a period of up to 15 years from the date of occurrence, while capital tax losses can be carried forward for five years from occurrence. The Company's tax loss positions can be utilized to offset future taxable income before the Company's earnings again become taxable, or, as a REIT, result in required dividend distributions. Should its future activities be successful, the Company would be in a position to reinvest cash flows into suitable assets and activities.

     Historically, the Company generated revenues primarily from investments in mortgage derivative securities ("Mortgage Derivative Securities"). The Company's investments in Mortgage Derivative Securities currently consist of (i) a class or classes of collateralized mortgage obligations ("CMOs") (as defined below) that either represents a regular class of bonds or a residual class of bonds or
(ii) interests in a class or classes of mortgage-backed pass-through certificates that either represent a regular class of certificates or a residual class of certificates. These securities entitle the Company to receive a portion of the cash flow from the Mortgage Collateral (as defined below) underlying the CMOs or mortgage-backed pass-through certificates. For federal income tax purposes, a majority of the Company's Mortgage Derivative Securities represent interests in real estate mortgage investment conduits ("REMICs"). A CMO is a security issued in one or more classes ("CMO Classes") collateralized by a specific group of mortgage loans or mortgage certificates guaranteed by GNMA, FNMA or FHLMC (collectively, the "Mortgage Certificates" and together with the mortgage loans, the "Mortgage Collateral") and evidences the right of the investors to cash flows from the assets underlying such CMO. The Company had also generated revenues from Mortgage Related Investments (as defined below) and had purchased for its portfolio shares of common stock of companies engaged in businesses similar to the Company's.

     In addition, or as an alternative, the Company, with the approval of a majority of the Unaffiliated Directors, may adopt investment strategies which, among other things, could involve the acquisition of non-real estate related assets. Such strategies, if adopted, could result in the Company being unable to qualify as a REIT under the Code. The failure to qualify as a REIT could have severe adverse tax consequences for the Company. (See "Federal Income Taxation of the Company and Stockholders") However, the adverse tax consequences may be substantially mitigated by the Company's net operating losses.

     The Company may elect to purchase or otherwise reacquire, shares of its Common Stock, par value $.01 per share ("Common Stock"), if, in the opinion of the Board of Directors, such purchases can be made upon favorable terms that can be expected to result in an increase in distributions or value to the remaining stockholders without adversely affecting the ability of the Company to maintain its qualification as a REIT under the Code. The Company did not purchase any shares of Common Stock during calendar 1995 nor does it anticipate any purchase of shares during calendar 1996.

                                      VII-3

     The Company previously utilized borrowings to purchase certain of the investments described above and contemplates the use of borrowings in regard to any new investment activity or business combination. During 1994, the Company elected to allow its bank line of credit to expire and repaid in full all outstanding repurchase agreements with Wall Street dealers. Since November 30, 1994, the Company has had no outstanding borrowings. (See "Capital Resources")

     3. Types of Investments. Historically, the Company's portfolio of assets has included:

     (a) Mortgage Related Investments. In its first fifteen months of operations, the Company's primary source of income was its mortgage related investments, wherein the Company purchased from issuers of CMOs the right to receive the cash flow of the CMO after debt service payments on the CMO are made ("Mortgage Related Investments").

     (b) Mortgage Derivative Securities. Although Mortgage Related Investments still constitute a portion of the Company's portfolio, the Company's portfolio also includes other investments, consisting of Mortgage Derivative Securities such as IOs, Inverse IOs, PAC and TAC IOs, POs, IOettes, Floating Rate and Inverse Floating Rate Bonds, Z Bonds, MBSs, and Residual Bonds, as defined below.

     1) An IO is an interest only class. An IO entitles the holder to receive the interest portion of the cashflow from the underlying mortgage-backed security. These securities are bearish in nature and thus show improved performance as prepayment speeds slow and interest rates rise.

     2) An Inverse IO is created by dividing a fixed rate bond class into floating and inverse floating rate components based upon a market interest rate index, such that, at any time the sum of the interest payments to the two classes is no greater than the coupon on the fixed rate bond. As the index rises, more interest is required in the floating rate component and therefore less is available to the inverse floating rate holder. In a rising interest rate environment, the lower coupon payments due the Inverse IO holder are to some degree offset by the IO structure of the security. With rising rates, slower prepayments will enable the Inverse IO holder to recognize a decreased coupon on an outstanding balance for a longer period. An Inverse IO does not guarantee the par face of the bond, unlike an Inverse Floating Rate Bond (see 7 below), and is usually sold with nominal principal face amount but at a premium.

     3) A PAC (Planned Amortization Class) IO is an IO with a fixed coupon calculated on a nominal principal balance that is protected within a band of prepayment rates. This prepayment band offers more average life assurance than a pure IO strip. A TAC (Targeted Amortization Class) IO is similar to a PAC IO except that the band of prepayment rates is much narrower. This narrower band makes the average life of a TAC IO more sensitive to prepayment speeds than a PAC IO.

     4) A PO is a principal only class. A PO entitles the holder to receive the principal portion of the underlying mortgage-backed security. These securities are sold at a discount to face and benefit when interest rates fall and prepayment rates rise.

     5) An IOette represents an interest only strip from a portion of the interest component of an underlying mortgage backed security. This security is bearish in nature as it shows improved performance as prepayments slow (interest rates rise).

     6) A Floating Rate Bond is a CMO bond on which the interest rate paid to bondholders fluctuates with changes in an interest rate index, such as the London Interbank Offered Rate ("LIBOR"), and is usually reset monthly.

     7) An Inverse Floating Rate Bond contains a coupon that fluctuates inversely with changes in a floating rate index such as LIBOR. As the index decreases, the formula used to set the coupon on this bond results in an increased yield. Typically, this type of Mortgage Derivative Security is purchased at or near the face amount of the bond. Although the face amount of principal will always be returned, it may be faster than expected due to an increase in prepayment speeds usually associated with lower interest rates.

     8) A Z, or accrual, bond is a bond class that does not receive payments of interest until certain other classes of bonds are retired. Until the Z bond begins receiving interest payments, the amount of interest due is accrued, or added, to the principal amount of the bond.

                                      VII-4

     9) Residual Bonds, in general, entitle the holder to receive all or a portion of the residual cash flow from an underlying CMO after payment of principal and interest on all other bond classes and other expenses related to administration of the CMO.

     (c) Mortgage-Backed Securities. An MBS, or Mortgage-Backed Security, is a security backed by an undivided interest in a pool of mortgage loans. The cash flow from the mortgage loans is used to pay principal of, and interest on, the securities. The most commonly recognized MBSs are issued through the following three governmental entities: GNMA; FNMA; and FHLMC.

     4. Investment Portfolio. During the year ended December 31, 1995, in order to continue to qualify for an exemption under the Investment Company Act of 1940 (See "Investment Restrictions"), the Company made a sizeable investment in one 7% FNMA guaranteed 30 year single-family mortgage pool. (See "Current Business Environment" above, and "Management's Discussion and Analysis of Financial Condition and Results of Operations")

     The information presented below and on the following pages, with respect to each of the Mortgage Derivative Securities, Mortgage Related Investments and Mortgage-Backed Securities held by the Company at December 31, 1995, was provided to the Company either by the issuer of the related CMO or obtained from the Bloomberg Financial System ("Bloomberg"). The Company did not participate in the issuance of such CMOs and is relying on the respective CMO Issuers and Bloomberg regarding the accuracy of the information provided. The Company believes, however, that such information is accurate. In reading the information presented below and on the following pages, only information regarding CMO classes whose structure and balance affect the performance of the Company's investment in the related Mortgage Derivative Security, Mortgage Related Investment or Mortgage-Backed Security is shown. For investments where no information is shown for other CMO classes, the performance of the Company's investment relates solely to prepayment speeds on the underlying Mortgage Collateral.

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                    UNDERLYING MORTGAGE RELATED INVESTMENTS
                           HELD ON DECEMBER 31, 1995

                                                                                                ISSUED DATE/
                                     INITIAL          PRINCIPAL                                   FIRST         COMPANY'S
                                    PRINCIPAL        AMOUNT AS OF                                 OPTIONAL      PERCENTAGE
NAME OF ISSUER        CMO             AMOUNT        DEC. 31, 1995      INTEREST       STATED     REDEMPTION     OWNERSHIP
  AND SERIES         CLASS        (IN THOUSANDS)    (IN THOUSANDS)       RATE        MATURITY      DATE         INTEREST
  ----------         -----        --------------    --------------       ----        --------      ----         --------
RYMAC IV
 Series 7            7-Z(1)          $  1,500          $  2,741         9.400%       08/01/16    07/29/86          100%
                                                                                                 Later of
                                                                                                 08/01/01
                                                                                                 or date
                                                                                                 Class 7-C
                                                                                                 fully paid

 Series 10           10-Z(1)            4,000             5,493         9.450        10/01/16    09/30/86          100%
                                                                                                 Later of
                                                                                                 10/01/01
                                                                                                 or date
                                                                                                 Class 10-C
                                                                                                 fully paid

 Series 19           19-B               4,550             1,880         8.250        05/01/17    04/23/87          100%
                                                                                                 05/01/97

                       (notes to table appears on page 7)

                                      VII-5

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                   UNDERLYING MORTGAGE DERIVATIVE SECURITIES
                           HELD ON DECEMBER 31, 1995

                                                                                                    ISSUED DATE/
                                         INITIAL          PRINCIPAL                                    FIRST         COMPANY'S
                                        PRINCIPAL        AMOUNT AS OF                                 OPTIONAL       PERCENTAGE
 NAME OF ISSUER           CMO             AMOUNT        DEC. 31, 1995      INTEREST       STATED     REDEMPTION     OWNERSHIP
   AND SERIES            CLASS        (IN THOUSANDS)    (IN THOUSANDS)       RATE        MATURITY      DATE          INTEREST
   ----------            -----        --------------    --------------       ----        --------      ----          --------
FNMA
 REMIC                  7-Z(1)           $ 20,000          $ 35,821         9.250%       04/25/18    04/29/88         15% of
 Trust 1988-7           7-R                   700                77          (5)         04/25/18    No             Class 7-R
                                                                                                     optional
                                                                                                     redemption
                                                                                                     permitted

FNMA
 REMIC                  11-A(2)            56,000            16,703         8.550        05/25/18    05/25/88         22% of
 Trust 1988-11          11-B(2)             6,700             1,998          (3)         05/25/18    No             Class 11-R
                                                                                                     optional
                        11-C               88,200             3,233          (3)         05/25/18    redemption
                                                                                                     permitted
                        11-D               49,100             1,800          (4)         05/25/18
                        11-R                   20                 5          (5)         05/25/18

FHLMC
 Series 1248            H                     186                36          (3)         03/15/22    03/30/92         10.8%
                                                                                                     Date
                                                                                                     amount of
                                                                                                     certificates
                                                                                                     is less
                                                                                                     than 1% of
                                                                                                     original
                                                                                                     amount
FNMA
 REMIC Trust            SA                  1,360               261          (3)         12/25/21    12/30/91       12.87% of
 1991-163                                                                                            No              Class SA
                                                                                                     optional
                                                                                                     redemption
                                                                                                     permitted

FHLMC
 Series 2               2-Z(1)             19,260            26,725         9.300        03/15/19    03/30/88        100% of
                        2-R                   100                 2       2,668.240(5)   03/15/19    No             Class 2-R
                                                                                                     optional
                                                                                                     redemption
                                                                                                     permitted

FHLMC
 Series 21              21-Z(1)          $ 84,750           100,668         9.500%       01/15/20    11/30/88        37.5% of
                        21-R                  100                10          (5)         01/15/20    Date           Class 21-R
                                                                                                     amount of
                                                                                                     multi-class
                                                                                                     bonds is
                                                                                                     less than
                                                                                                     1% of
                                                                                                     original
                                                                                                     amount
Cornerstone
  Mortgage
  Investment
  Group II, Inc.
 Series 13              A-1                20,009             4,986         9.250        08/30/18    08/25/88        100% of
                        Interest             None              None          (6)         08/30/18    Date           Interest
                        Receipts                                                                     amount of      Receipts
                                                                                                     certificates
                                                                                                     is less
                                                                                                     than 10% of
                                                                                                     original
                                                                                                     amount

  Series 14             A-1                15,012             2,734         9.250        09/30/18    09/25/88        100% of
                        Interest             None              None          (6)         09/30/18    Date           Interest
                        Receipts                                                                     amount of      Receipts
                                                                                                     certificates
                                                                                                     is less
                                                                                                     than 10% of
                                                                                                     original
                                                                                                     amount

                       (Notes to table appear on page 7)

                                      VII-6

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                   UNDERLYING MORTGAGE DERIVATIVE SECURITIES
                           HELD ON DECEMBER 31, 1995

                                                                                                   ISSUED DATE/
                                         INITIAL          PRINCIPAL                                   FIRST         COMPANY'S
                                        PRINCIPAL        AMOUNT AS OF                                OPTIONAL       PERCENTAGE
 NAME OF ISSUER           CMO             AMOUNT        DEC. 31, 1995      INTEREST       STATED     REDEMPTION     OWNERSHIP
   AND SERIES            CLASS        (IN THOUSANDS)    (IN THOUSANDS)       RATE        MATURITY      DATE          INTEREST
   ----------            -----        --------------    --------------       ----        --------      ----          ---------
PaineWebber
  CMO Trust             L-4(2)           $114,200          $ 41,042         8.950%       07/01/18    06/30/88        17.8% of
  Series L              L-5                   185               185          (5)         07/01/18    No             Class L-5
                                                                                                     optional
                                                                                                     redemption
                                                                                                     permitted

                            MORTGAGE-BACKED SECURITY
                           HELD ON DECEMBER 31, 1995

                                          PRINCIPAL
                                         AMOUNT AS OF                                            COMPANY'S
                        INITIAL          DECEMBER 31,                                            PERCENTAGE
 NAME OF ISSUER          AMOUNT              1995          INTEREST      STATED       ISSUE      OWNERSHIP
 AND POOL NUMBER     (IN THOUSANDS)     (IN THOUSANDS)       RATE       MATURITY      DATE        INTEREST
 ---------------     --------------     --------------       ----       --------      ----        --------
FNMA
  #332585               $  3,400           $  3,397          7.000%      11-1-25     12-1-95        100%

---------

(1) A Class of "Compound Interest Bonds" or "Accrual Certificates" on which interest accrues and is added to the principal amount of such CMO Class but on which interest and principal is not paid until all CMO Classes having an earlier stated maturity are fully paid.

(2) A Scheduled Amortization Class on which principal is paid on a preferred basis with respect to other CMO Classes in a specified amount, to the extent funds are available.

(3) A CMO Class whose interest rate varies based on a specified relationship to the 30-day London Interbank Offered Rate for U.S. Dollar deposits ("LIBOR"), the 1 Year Treasury Index or the 3 Month Treasury Index, subject to a maximum interest rate. The interest rates at December 31, 1995 on Class 11-B and 11-C of the FNMA REMIC Trust 1988-11 were 6.39% and 6.69%, respectively, with maximum interest rates payable of 12.75% and 14.0%, respectively. The interest rate at December 31, 1995 on Class H of FHLMC Series 1248 was 3,471.53% with a maximum interest rate payable of 9,340.65%. The interest rate at December 31, 1995 on Class SA of the FNMA REMIC Trust 1991-163 was 427.05% with a maximum interest rate payable of 1,034.80%.

(4)  Zero coupon Bond that does not bear interest.

(5)  Residual Bonds.

(6) Beneficial ownership of undivided interests in 2.105263% of all future interest payments to be made on the GNMA certificates underlying the related CMO.

                                      VII-7

The following table sets forth certain information with respect to the collateral underlying such CMO(1):

                            COLLATERAL DESCRIPTIONS

                                                                                     WEIGHTED
                                               TYPE OF          REMAINING            AVERAGE         WEIGHTED AVERAGE
                                               MORTGAGE      PRINCIPAL AMOUNT      PASS-THROUGH         SCHEDULED
                ISSUER AND                   CERTIFICATES      OF MORTGAGE           RATE OF          REMAINING TERM
                SERIES OR                      SECURING        CERTIFICATES          MORTGAGE          TO MATURITY
               POOL NUMBER                     THE CMO        (IN THOUSANDS)       CERTIFICATES      (YEARS: MONTHS)
               -----------                     -------        --------------       ------------      ---------------
RYMAC IV
  Series 7................................     FNMA              $  2,774               9.24%           19:01
  Series 10...............................     FNMA                 5,280               9.60            18:09
  Series 19...............................     FNMA                 1,760               8.62            20:02

FNMA
  #332585.................................      --                  3,397               7.00            29:10

FNMA
  REMIC Trust 1988-7......................     FNMA                35,898               9.50            20:06
  REMIC Trust 1988-11.....................     FNMA                23,739               9.00            20:11
  REMIC Trust 1991-163....................     FNMA               104,159               9.00            23:04

FHLMC
  Series 2................................    FHLMC                26,727               9.50            17:03
  Series 21...............................    FHLMC               100,678               9.50            21:01
  Series 1248.............................    FHLMC                63,497               9.00            21:09

Cornerstone Mortgage Investment Group II, Inc.
  Series 13...............................     GNMA                 4,989               9.50            22:01
  Series 14...............................     GNMA                 2,736               9.50            22:00

PaineWebber
  Series L................................     FNMA                41,217               9.00            20:03
                                                                                        ----
TOTAL PORTFOLIO WEIGHTED AVERAGE
  PASS-THROUGH RATE..........................................................           9.20
                                                                                        ====

---------

(1) Information on those RYMAC IV CMOs which did not have a payment date on January 1, 1996 is as of the payment date for such CMOs that preceded January 1, 1996. All other information is as of January 1, 1996.

     5. Cash Flow from Investments. The Company's return on its investments has been substantially affected by a number of factors, including short-term interest rates to the extent that such rates affect certain of its investments, and the rates of prepayment of the underlying Mortgage Collateral. The rate at which principal payments occur on pools of single-family loans is influenced by a variety of economic, geographic, social and other factors. In general, however, mortgage loans are likely to be subject to higher prepayment rates if prevailing interest rates are significantly below the interest rates on the mortgage loans, as was the case during the time period of early 1992 to early 1994 and again during the second half of 1995. Conversely, in the event that interest rates are near or above the interest rate on the mortgage loans, the rate of prepayment would be expected to decrease as had been the case in the period of mid 1994 to mid 1995. The extended duration of unprecedented high levels of prepayments during the early 1992 to early 1994 time period caused permanent impairment to the cash flow levels of a majority of the Company's assets purchased prior to May of 1992. The extent of the impairment was such that a return to slower prepayment speeds did not materially improve the cash flow performance of such assets. Other factors affecting the rate of prepayment of mortgage loans include changes in mortgagor's housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, assumability of mortgage loans, servicing decisions and the cost of refinancing.

     The Company's Mortgage Derivative Securities each have different characteristics; thus the cash flows from any particular mortgage derivative security will vary based upon the structure of the particular Mortgage Derivative Security (see 3(b) above), the level of interest rates on mortgage loans and mortgage prepayment

                                      VII-8
levels. However, the Company's portfolio of Mortgage Derivative Securities has been materially adversely affected because of such levels.

     The Company's cash flow from its Mortgage Related Investments is derived from three principal sources: (a) any positive difference between the interest rates of the Mortgage Collateral and the weighted average interest rates of the related CMO Classes; (b) any amounts available from prepayments on the Mortgage Collateral that are not necessary for debt service payments on such CMOs; and
(c) any reinvestment income in excess of amounts required to ensure timely payments of principal and interest on such CMOs. The positive difference between rates on the Mortgage Collateral and the weighted average rates on the related CMO Classes was negatively affected by the rapid levels of mortgage prepayments in the 1992 to early 1994 period. Rapid prepayments result in 1) a reduction of the positive difference available to the Company and 2) a shortened duration of such positive difference. Also, lower interest rates result in reduced reinvestment rates.

     Excess cash flow from a particular investment will decline over time and eventually terminate.

     6. Other Potential Investments. The Company's Board of Directors adopted Investment Guidelines ("Guidelines") to provide general parameters for the Company's investments and borrowings pursuant to which the Company may make investments without case by case approval by the Board of Directors. The Guidelines list certain investments which the Company is permitted to make. Pursuant to the Guidelines, the Company may purchase Mortgage Collateral which the Company may hold or pledge to secure a CMO or to back other mortgage related securities. The Company may also acquire shares of equity securities of other CMO residual REITs. Additionally, the investment criteria set forth in the Guidelines, allow the Company, for a fee, to issue commitments to sellers of Mortgage Collateral. The Company may purchase mortgage loans (i) that are eligible for securitization and guaranty by GNMA, FNMA or FHLMC or (ii) that are not eligible for such securitization and guaranty. The Company may also purchase Mortgage Collateral that could subsequently be used to secure various CMOs issued by one or more CMO Issuers, and may participate in the issuance of CMOs by forming, acquiring or entering into arrangements with CMO Issuers. The Company has not engaged in any of such activities to date and does not expect to consider such activities. However, due to the performance of the Company's investment portfolio since 1992 and the altered business environment for mortgage investments in general, the Company has made only one substantial investment since May 1992 (See "Investment Portfolio" and "Management's Discussion and Analysis of Financial Condition and Results of Operations") and is currently required to seek specific Board of Directors approval for purchases of any new investment. The Board of Directors has authorized management 1) to continue evaluation of alternative investment activities and 2) to evaluate business combination proposals that could effectively utilize the Company's tax loss position.

     7. Capital Resources. The Company had maintained a line of credit with a commercial bank for $250,000 which expired on April 30, 1994 and, at the Company's election, was not renewed. The line of credit had been used to fund day-to-day operating needs and in past periods to also temporarily fund acquisitions of new investments pending negotiation of repurchase agreements or awaiting return of invested principal.

     The Company had historically supplemented its funds available for investment through repurchase agreements. The repurchase agreements entered into by the Company involved the transfer by the Company of certain of its assets to a financial institution in exchange for cash in an amount that was less than the fair market value of such assets. At the same time, the Company agreed to repurchase such assets at a future date at a price equal to the cash paid by such financial institution plus interest thereon. The extraordinarily high level of mortgage prepayments in the 1992 to mid 1994 period caused dealers to reduce substantially the financing value of investments pledged under repurchase agreements. Under such circumstances, the Company was required to reduce the amount of outstanding borrowings by cash payments under the repurchase agreement or the delivery of other unencumbered investments, thus reducing the Company's ability to purchase new investments. (See "Management's Discussion and Analysis--Liquidity and Capital Resources")

     At December 31, 1995 and March 20, 1996 the Company had no outstanding borrowings under repurchase agreements. As such, all of the Company's Mortgage Derivative Securities and its Mortgage-Backed Security are available to secure future borrowings, although the financing value of such Mortgage Derivative Securities is substantially limited.

                                      VII-9

     The Company's By-laws provide that it may not incur additional indebtedness if, after giving effect to such indebtedness, its aggregate indebtedness (other than liabilities incurred in connection with participation in the issuance of CMOs and any loans between the Company and its corporate subsidiaries), secured and unsecured, would exceed 300% of the Company's average invested assets, in each case on a consolidated basis, as calculated at the end of each calendar quarter in accordance with generally accepted accounting principles, unless such additional indebtedness is approved by a majority of the Unaffiliated Directors. The Company is currently operating under a borrowing limitation pursuant to a policy adopted by its Board of Directors that limits total borrowings to $25,000,000, an amount substantially in excess of the amount the Company would be able to borrow under the current operating condition of the Company. At December 31, 1995 and March 20, 1996, the Company had no indebtedness outstanding. The Company's contemplated future activities could include borrowings by the Company which would be secured by a pledge of newly acquired assets and/or current portfolio assets.

     The Company has authorized 50,000,000 shares of Common Stock. The Company's current financial condition substantially limits its ability to raise additional equity capital. The successful implementation of alternative investment strategies and/or the negotiation of a business combination may involve issuance by the Company of common stock. The Company believes that the issuance of equity securities in connection with alternative investment activities and/or a business combination and potentially raising additional equity capital based upon the success of such investment activity or combination is in the long-term best interests of the Company.

     In addition, the Company's Articles of Incorporation permit the Board of Directors to authorize and issue from time to time additional classes of stock without the necessity of further approval by the stockholders and with such rights and preferences as the Board of Directors of the Company may designate by resolution. Depending upon the terms set by the Board of Directors, the authorization and issuance of preferred stock or other new classes of stock could adversely affect existing stockholders. The effects on stockholders could include, for example, dilution of existing stockholders, restriction on dividends on Common Stock, restrictions on dividends for other corporate purposes and preferences to holders of a new class of stock in the distribution of assets upon liquidation. Since the filing of the Articles of Incorporation, the Board of Directors has neither authorized nor issued any additional classes of stock.

     8. Investment Restrictions. Restrictions on investments by the Company in certain types of assets are imposed by the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act specifically exempts entities primarily engaged in such activities from the definition of an investment company (the "Real Estate Exception"). Under interpretations issued by the staff of the Securities and Exchange Commission, in order to qualify for the Real Estate Exception, the Company must maintain at least 55% of its assets in mortgage loans or certain other interests in real estate, and another 25% of its assets in those or certain other types of real estate-related interests. The ability of the Company to acquire Mortgage Derivative Securities may be limited by the Investment Company Act depending, among other things, upon whether the Company acquires all or only a portion of the residual interest in a CMO, the nature of the collateral underlying such CMO and the composition of the balance of the Company's assets at the time of each such acquisition. Under interpretations of the staff of the Commission, investments in mortgage-backed or other mortgage related securities (including mortgage certificates) that are securities considered to be separate from the underlying mortgage loans are not considered to be investments in mortgage loans for purposes of the 55% test unless such securities represent all the certificates issued with respect to the underlying pool of mortgages. The Company's investment policies prohibit it from making any investments that would cause the Company to be an investment company within the meaning of the Investment Company Act. The Company monitors its operations in order to evaluate the qualification of the Company for the Real Estate Exception.

     Uncertainties exist as to the interpretation of the exception from the definition of an investment company under the Investment Company Act for companies primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. The Company believed that, based upon its historical method of operation, it fell within such exception. In connection with the review by the Commission of the registration statement for the Company's initial public offering, the Company had been advised, based on a preliminary review, that the staff of the Division of Investment Management of the

                                     VII-10

Commission, while not taking a definitive position, was not in agreement with the Company's conclusion. If the Company were required to register as an investment company or to revise materially its contemplated method of operation to qualify for an exemption, it would be subject to additional limitations and restrictions on its activities.

     In order to continue to qualify for an exemption under the Investment Company Act of 1940, (see note 2 of the Company's Consolidated Financial Statements), the Company made a sizeable investment in one 7% FNMA guaranteed 30 year single-family mortgage pool, of which the Company owns 100%, during the fourth quarter of 1995. Such security is AAA rated and was purchased at a price that under current market conditions minimizes principal risk to the Company.

     If the Company were unable to qualify for the Real Estate Exception or otherwise engage in a business other than that of an investment company, it will be required to register as an investment company under the Investment Company Act. The Company is unable to predict how registration under such Act would affect its current plans to pursue new investment activities or business combinations. Registration under the Investment Company Act would also require the investments held by the Company to be adjusted to market value at the balance sheet date to the extent not done so already. The other financial statement reporting and disclosure requirements of the Investment Company Act may differ in certain respects from those to which the Company is currently subject.

     The Company is prohibited from purchasing real estate contracts of sale. The Company also may not invest in unimproved real property or mortgage loans on unimproved real property, nor may it underwrite securities of other issuers. The foregoing restrictions may not be changed without the approval of a majority of the Unaffiliated Directors.

     The Company may purchase or otherwise reacquire shares of its Common Stock if, in the opinion of the Board of Directors, the purchases can be made upon favorable terms that can be expected to result in an increase in distributions to the remaining stockholders. However, the Company may not make such purchases if to do so would adversely affect the ability of the Company to maintain its qualification as a REIT under the Code. (See "Federal Income Taxation of the Company and Stockholders")

     The operating policies and strategies of the Company are governed by the Board of Directors, which has the power to modify or alter such policies without the consent of the stockholders.

     9. Management Agreement and Fees. The Company's Management Agreement with its former manager expired on March 31, 1992. The Board of Directors determined that the Company would operate on a self-managed basis and, consequently, it did not enter into a new management agreement with its former manager.

     On a self-managed basis, the Company is responsible for all expenses, including resources previously provided by the former manager.

     10. Dividend Reinvestment Plan. On December 13, 1988, the Company adopted an Automatic Dividend Reinvestment Plan (the "Plan"). The Plan is administered by American Stock Transfer & Trust Company. The Plan provides to the Company's security holders a method of investing cash dividends paid by the Company in new shares of the Company's common stock. The Plan also permits participants to make optional cash investments in additional shares of the Company's common stock.

     11. Federal Income Taxation of the Company and Stockholders. THE PROVISIONS OF THE CODE ARE HIGHLY TECHNICAL AND COMPLEX. THIS SUMMARY IS NOT INTENDED AS A DETAILED DISCUSSION OF ALL APPLICABLE PROVISIONS OF THE CODE, THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THE ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS THEREOF. THE COMPANY HAS NOT OBTAINED A RULING FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY TAX CONSIDERATIONS RELEVANT TO ITS ORGANIZATION OR OPERATION, OR TO AN INVESTMENT IN ITS SECURITIES. THIS SUMMARY IS NOT INTENDED TO SUBSTITUTE FOR PRUDENT TAX PLANNING, AND EACH STOCKHOLDER OF THE COMPANY IS URGED TO CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THESE AND OTHER FEDERAL, STATE AND LOCAL

                                     VII-11

TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF THE COMMON STOCK OF THE COMPANY AND ANY CHANGES IN APPLICABLE LAW.

  GENERAL

     The Company operates in a manner that permits it to qualify as a REIT under the Code. As a REIT, the Company itself generally will be subject to federal income tax only on the amount of its taxable income, subject to certain modifications ("REIT Taxable Income"), that it does not distribute in the taxable year in which it is earned. In addition, the Company will be subject to a 4% excise tax to the extent it fails to satisfy certain calendar year distribution requirements. The Company expects that, with limited exceptions, it will not be subject to federal income tax at the corporate level or to federal excise tax.

     The Company would be subject to tax (including any applicable minimum tax) on its taxable income at regular corporate rates without any deduction for distributions to stockholders if it failed to qualify as a REIT in any taxable year. Unless entitled to relief under specific statutory provisions, the Company also would be disqualified from treatment as a REIT for the following four taxable years. The failure to qualify as a REIT for even one year could result in the Company incurring substantial indebtedness in order to pay any resulting taxes, thus reducing the amount of cash available for distribution to stockholders.

     For purposes of the special REIT taxation rules and the REIT qualification requirements set forth below, the assets, liabilities, income and deductions of any subsidiary, all of whose stock has been owned by the Company during the subsidiary's entire existence ("Qualified REIT Subsidiary"), will be treated as assets, liabilities, income and deductions of the Company.

  REIT QUALIFICATION REQUIREMENTS

     In order to qualify as a REIT, the Company must satisfy various requirements with respect to (i) the nature of its assets ("Asset Requirements") and income ("Income Requirements"), (ii) certain organizational matters ("Organizational Requirements") and (iii) the amount of distributions to stockholders ("Distribution Requirements").

     Under the Asset Requirements, at the close of each quarter during the taxable year (a) at least 75% of the assets of the Company, by value, must consist of specified real estate assets, cash or U. S. government securities and
(b) as to its other assets other than securities of a Qualified REIT Subsidiary, the Company cannot own (1) securities of any one issuer which represent more than 5% of the total value of the Company's assets or (2) more than 10% of the outstanding voting securities of any one issuer.

     The Income Requirements provide that at least 75% of the Company's gross income must be derived from specified real estate related sources, including interest on mortgage obligations, income from REMIC interests, and gains from the sale of such obligations and interests not held primarily for sale to customers in the ordinary course of business ("Dealer Property"). Additionally, at least 95% of the Company's gross income must consist of income derived from items that qualify for the 75% income test plus other specified types of passive income, such as interest, dividends and gains from the sale or other disposition of stock and securities other than Dealer Property.

     If the Company fails to satisfy either of the foregoing 75% and 95% Income Requirements but (a) the Company otherwise satisfies the requirements for qualification as a REIT, (b) such failure is due to reasonable cause and not willful neglect and (c) certain other requirements are met, then the Company will continue to qualify as a REIT but will be subject to a 100% tax on the greater of the amount by which it fails to satisfy either of such tests reduced by expenses incurred in earning that amount.

     The Income Requirements also require that less than 30% of the Company's gross income be derived from the sale or other disposition of (a) stock or securities held for less than one year, (b) certain Dealer Property and (c) most real property (including mortgage obligations and REMIC interests) held for less than four years. In addition, the Code also generally imposes a 100% tax on gains (less associated expenses) derived from sales of Dealer Property (without an offset for any losses).

                                     VII-12

     The Distribution Requirements require that the Company distribute annually at least 95% of its REIT Taxable Income (and 95% of certain other income related to foreclosure property), excluding any net capital gain, to its stockholders. For this purpose, certain dividends paid by the Company after the close of a taxable year may be considered as having been paid during such taxable year, although they would be taxed to the stockholders in the year in which they were actually paid. Such dividends will also be treated as paid during the taxable year for purposes of determining whether the Company has undistributed REIT Taxable Income subject to income tax at the corporate level for the taxable year. For purposes of the 4% excise tax (described above), however, such dividends would not be treated as having been distributed in the taxable year. In addition, dividends declared in October, November or December of a calendar year, payable to stockholders of record as of a date in such a month, and actually paid during January of the following year will be considered as paid on December 31 of such calendar year for excise tax purposes as well as for other purposes under the REIT rules. Such dividends, however, will also be treated as having been paid on that December 31 for purposes of determining a stockholder's gross income.

     Due to the nature of the Company's income from its assets and its deductions in respect of its obligations, under certain circumstances, the Company may generate REIT Taxable Income in excess of its cash flow. For example, the maturity and pass-through rates of the Mortgage Collateral pledged to secure the CMO issuances in which the Company holds an investment are not likely to match the maturity and interest rates of the CMOs secured thereby. Similarly, the Company may recognize taxable market discount income with respect to its receipts from the sale, retirement or other disposition of the portion of the Mortgage Collateral that constitutes market discount bonds (i.e., obligations with a stated redemption price at maturity greater than the Company's tax basis therein), whereas these receipts frequently will be used to make nondeductible principal payments on CMOs. In addition, certain CMOs may be issued with original issue discount, the tax treatment of which may result in taxable income in excess of cash flow. Accordingly, the Company may be required to distribute a portion of its working capital to its stockholders or borrow funds to make required distributions in years in which the gross income of the Company on a tax basis (including "non-cash" income) exceeds its deductible expenses. In the event that the Company is unable to pay dividends equal to substantially all of its REIT Taxable Income, it may incur income tax or excise tax or may not be able to qualify as a REIT.

     Dividends paid for a fiscal year in excess of the Company's earnings and profits, as computed for federal income tax purposes, are reported as a return of capital to the Company's stockholders. Some of the Company's investments constitute REMIC residual interests. Certain of these residual interests produce "excess inclusion" income (see "Excess Inclusion Income" below) during the fiscal year. The Code requires that excess inclusion income be included in a taxpayer's income even though the taxpayer has losses that would otherwise offset such income. As a result, the Company could have taxable income from excess inclusions in a taxable year even though it has losses from other investments that would normally be sufficient to offset the amount of such excess inclusion income. The Company is required to distribute the taxable income representing excess inclusions to meet its 95% distribution requirement and to avoid a corporate level tax on such income. When such income is distributed to a stockholder, the stockholder will have taxable income, rather than a return of capital, equal to its share of such excess inclusion income during the fiscal year. For fiscal 1993, the Company reported that all its distributions paid in 1993, even though it experienced both a net loss and a tax loss for 1993, represented excess inclusion income. Although the Company made no distributions in 1994, excess inclusion income which was reported to the Company for 1994 was declared payable to stockholders in September 1995, prior to the Company's filing of its 1994 Tax Return. This distribution represented 1995 taxable income to stockholders. For a stockholder, excess inclusion income cannot be offset by losses, except in the case of certain excess inclusion income for certain savings and loan associations and their "qualified" subsidiaries.

     The most significant Organizational Requirement is that the stock of the Company must be widely held. This requires that the stock of the Company be held by a minimum of 100 persons for at least 335 days in each taxable year and that no more than 50% in value of the stock be owned, actually or indirectly, by five or fewer individuals at any time during the second half of each taxable year. For this purpose, some pension funds and certain other tax-exempt entities are treated as individuals. To evidence compliance with these requirements, the Company is required to maintain records that disclose the actual ownership of its outstanding shares of

                                     VII-13

Common Stock. In fulfilling its obligations to maintain records, the Company must demand written statements each year from the record holders of designated percentages of its shares of Common Stock which would, among other things, disclose the actual owners of such shares.

  EXCESS INCLUSION INCOME

     All of the cash dividends distributed to the Company's stockholders in 1993 were comprised of "excess inclusion" income. There were no distributions for 1994, but excess inclusion income reported to the Company for 1994 was declared payable to stockholders in September 1995, prior to the Company's filing of its 1994 Tax Return. Such distribution represents 1995 taxable income to stockholders. Excess inclusion income is attributable to CMO issuances for which an election has been made to be treated as a REMIC for federal income tax purposes. The portion of the Company's dividends determined to be excess inclusion income is taxable to certain otherwise tax-exempt stockholders as unrelated business income. In addition, generally, excess inclusion income may not be offset by any deductions or losses, including net operating losses.

     12. Restrictions on Transfer and Redemption of Shares. Two of the requirements for qualification as a REIT under the Code are that (i) during the last half of each taxable year not more than 50% of the outstanding shares may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 stockholders for at least 335 days in each taxable year. Those requirements apply for all taxable years after the year in which the REIT elects REIT status.

     In order that the Company may meet these requirements at all times, the Company's Articles of Incorporation prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of a number of shares of Common Stock in excess of 9.8% of the outstanding shares. Shares of Common Stock owned by a person or group of persons in excess of such amounts are referred to in the Articles of Incorporation and herein as "Excess Shares." The Articles of Incorporation also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors.

     Under the Company's Articles of Incorporation, any acquisition of shares of the Company that would result in the disqualification of the Company as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to recognize a transfer of shares to a person if, as a result of the transfer, that person would own Excess Shares.

     Additional provisions regarding restrictions on transfers and redemptions of the Company's shares are set forth in the Company's Articles of Incorporation, which were filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement No. 33-22891 on Form S-11.

     The Articles of Incorporation also contain provisions intended to minimize the potential adverse effect on the Company of a Code provision that would impose a tax on REITs (and other pass-through entities) that hold REMIC interests if at any time during the taxable year a Disqualified Organization (as defined below) is a record holder of an interest in such entity. A "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization or instrumentality of the foregoing, any tax-exempt entity, other than a farmer's cooperative, not subject to the unrelated business income tax and any rural electric or telephone cooperative. If a Disqualified Organization were a stockholder of record of the Company during a year in which the Company held a REMIC interest, a tax might be imposed on the Company. The amount of tax would be equal to the product of the highest marginal corporate tax rate and the amount of REMIC excess inclusions for the taxable year allocable to the interest in the Company held by the Disqualified Organization.

     Accordingly, the Articles of Incorporation provide that any acquisition of shares of the Company that could or would result in the direct or indirect imposition of a penalty tax on the Company (including the tax described above) (a "Prohibited Transfer") will be void ab initio to the fullest extent permitted by applicable law, and the intended transferee of any shares that are the subject of a Prohibited Transfer may be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid, the transferee shall be deemed, at the option of the Company, to have acted as agent of the Company in acquiring those shares and to hold those shares on behalf of the Company. In addition, any shares of the Company that

                                     VII-14
are the subject of a proposed, attempted or actual Prohibited Transfer may be redeemed by the Company at the discretion of the Board of Directors. Any such redemption will be effected as provided in the preceding paragraphs with respect to Excess Shares. Furthermore, whenever it is deemed by the Board of Directors to be prudent in order to avoid a Prohibited Transfer, the Board of Directors may require a holder or proposed transferee of shares to file a statement or affidavit with the Company, stating that the holder or proposed transferee is not a Disqualified Organization; and any contract for the sale or other transfer of shares of the Company will be subject to this provision. Moreover, the Board of Directors may, in its discretion, refuse to transfer shares on the books of the Company if (i) a statement or affidavit described in the preceding sentence has not been received or (ii) the proposed transferee is a Disqualified Organization.

     13. Competition. In purchasing Mortgage Derivative Securities, Mortgage Collateral, Mortgage-Backed Securities, all of which the Company currently owns, or other assets, including assets which the Company may utilize in future alternative investment activities, the Company competes, or will compete, with investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies and other lenders, other REITs, GNMA, FNMA and FHLMC and other entities, many of which have greater financial resources than the Company.

     Additionally, as the Company and its financial advisor seek to identify suitable candidates regarding a strategic transaction involving the acquisition of or merger with a profitable growing concern, it competes with offers from entities with greater resources than those of the Company, such as financial buyers, venture capitalists, corporate entities and other investment groups.

     As a REIT, the Company's business activities are limited by the provisions of the Code that require a REIT to meet certain tests to maintain its qualification as a REIT. Many of the Company's competitors operate through entities that may have more flexibility than the Company in conducting their business operations. In regard to its future activities, the Company may forfeit its REIT status, either voluntarily or involuntarily.

     14. Employees. The Company employs two full-time employees and one part-time employee as of December 31, 1995, and utilizes the services of consultants, as necessary.

ITEM 2. PROPERTIES.

     The Company does not own real estate or physical property. The executive offices of the Company are located in leased space at 100 North Fourth Street, Suite 813, P.O. Box 250, Steubenville, Ohio 43952. The lease covering such space can be terminated at any time with notice to the lessor.

ITEM 3. LEGAL PROCEEDINGS.

     As of December 31, 1995, there were no legal proceedings pending or threatened to which the Company or its subsidiaries were a party or to which any of their respective property was subject.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     No matters were submitted to a vote of the Company's security holders during the fourth quarter of 1995.

                                     VII-15

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Company's Common Stock is traded on the American Stock Exchange under the symbol "RM".

     The table below sets forth the high and low sale prices of the Company's Common Stock for each full quarterly period within the two most recent fiscal years for which such stock was traded, as reported on the American Stock Exchange Composite Tape, and certain dividend information with respect to such shares.

                                                                                    PER SHARE
                                                                                    DIVIDENDS
                                                                                     PAID OR
                                                               HIGH       LOW        DECLARED
                                                               ----       ---       ----------
First Quarter 1995...........................................   1 5/16     15/1       $ 0.00
Second Quarter 1995..........................................   1 3/4     1             0.00
Third Quarter 1995...........................................   1 3/4     1 1/16        0.003(1)
Fourth Quarter 1995..........................................   1 7/16    1             0.00
First Quarter 1994...........................................   1 7/16    1 1/8       $ 0.00
Second Quarter 1994..........................................   1 1/8      11/1         0.00
Third Quarter 1994...........................................   1          11/1         0.00
Fourth Quarter 1994..........................................   1 1/4      11/1         0.00

---------

(1) Three tenths of one cent.

     In order to qualify as a REIT under the Code, the Company, among other things, must distribute as dividends to its stockholders an amount at least equal to (i) 95% of its REIT Taxable Income (determined before the deduction for dividends paid and excluding any net capital gain and any net income from the sale or other disposition of property held primarily for sale) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). The actual amount and timing of dividend payments, however, is at the discretion of the Board of Directors and depends upon the financial condition of the Company in addition to the requirements of the Code.

     The Company's Common Stock was held by 466 stockholders of record on March 20, 1996.

ITEM 6. SELECTED FINANCIAL DATA.

             FINANCIAL HIGHLIGHTS--1995, 1994, 1993, 1992 AND 1991
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                        ----------------------------------------------------------
                                         1995        1994         1993         1992         1991
                                        -------     -------     --------     --------     --------
EARNINGS DATA
Revenues(1)...........................  $   898     $ 4,085     $(13,588)    $ 21,861     $ 52,182
Expenses..............................    1,654       3,280       12,036       23,729       44,244
Net Income (loss)(2)..................     (756)        805      (25,624)      (1,868)       7,938
Net Income (loss) per share...........    (0.15)       0.15        (4.92)       (0.36)        1.52
Taxable Income (loss)(3)(4)...........     (625)     (8,425)     (10,823)     (16,656)       9,190
Taxable Income (loss) per share.......    (0.12)      (1.62)       (2.08)       (3.20)        1.76
Weighted Average Shares Outstanding...    5,211       5,211        5,211        5,211        5,211
Dividends Paid per Share..............    0.003        0.00         0.04         0.90         1.75

                                     VII-16

                                                             AT DECEMBER 31,
                                        ----------------------------------------------------------
                                         1995        1994         1993         1992         1991
                                        -------     -------     --------     --------     --------
OTHER FINANCIAL DATA
Mortgage Related Investments..........  $ 9,814     $12,430     $ 65,248     $142,396     $332,998
Mortgage Derivative Securities........    1,014       1,990        7,161       40,727       41,720
Mortgage-Backed Securities............    3,397           0            0            0            0
Total Assets..........................   16,602      19,892       81,097      197,860      394,026
Funding Notes Payable.................   10,114      12,538       44,892       94,329      230,781
CMOs Payable..........................        0           0       25,042       54,886      106,585
Notes Payable.........................        0           0        3,814       14,833       12,241
Total Liabilities.....................   10,387      12,905       74,915      166,184      355,455
Total Stockholders' Equity............    6,215       6,987        6,182       31,676       38,571
Shares of Common Stock Outstanding....    5,211       5,211        5,211        5,211        5,211

---------

(1) Includes for 1993 cumulative effect of change in accounting principle of $(1,530).
(2) See note 7 to Audited Consolidated Financial Statements.
(3) Amounts estimated for 1995.
(4) See Management's Discussion and Analysis--Dividend Policy.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

INVESTMENT ACTIVITIES AND FUTURE PROSPECTS FOR THE COMPANY

     A portion of the Company's current portfolio of investments continues to be sensitive to changes in interest rates and mortgage prepayments. The lowest mortgage interest rate levels in 20 years were reached in 1992 and continued to 25 year lows during the fourth quarter of 1993, resulting in unprecedented mortgage refinancings and vastly accelerated mortgage prepayments. As a result of the high level and extended duration of these prepayments, earnings and cash flows from the Company's investments were adversely impacted. For a large majority of those assets, earnings and cash flows were permanently impaired and did not recover even as prepayments returned to more historical levels in the second, third and fourth quarters of 1994. These permanent impairments were the direct result of the massive level of paydowns on the mortgages collateralizing such investments. During this time frame, most of the Company's assets represented the ownership of identified cash flows in diverse CMO structures. Prepayments of the underlying mortgage collateral, especially of the magnitude and duration experienced from early 1992 through early 1994, served to permanently reduce cash flows even when prepayment speeds slowed. As an example, a specific identified cash flow representing a single class of a CMO collateralized by $100 million in mortgages produces only 20% of the original expected cash flows when the underlying mortgage collateral prepays unexpectedly to a $20 million level. This type of phenomenon was representative of the marketplace for investments of the type owned by the Company during 1992 to mid-1994.

     In light of its earnings difficulties and the erratic conditions in the mortgage-backed securities markets, both caused by the 1992 to mid-1994 prepayment environment discussed above, the Company elected in mid-1994 not to pursue its historical business. With a slow down in prepayment speeds during the second half of 1994, the Company sold a substantial portion of its investment portfolio, using the proceeds from such sales to repay all its borrowing obligations and temporarily invest cash excesses in high quality liquid investments. The Company then began to explore the prospects for a business combination or merger with a profitable growing concern and simultaneously began investigating alternative investment activities outside the Company's historical business.

     In regard to its search for an appropriate business combination or merger, the Company's Board of Directors established acquisition criteria in an effort to direct management's efforts and, in June of 1995, engaged a financial advisor to permit the Company to uncover and analyze a wider array of potential transactions.

                                     VII-17

     Currently, the Company and its financial advisor continue the process of identifying suitable candidates regarding a strategic transaction involving the acquisition of or merger with a profitable growing concern. The successful conclusion of a business combination or merger is subject to financial and economic conditions in the marketplace, the negotiation of mutually acceptable values, the particular requirements of the owners and management of other entities and the existence of competitive offers from entities with greater resources than those of the Company. To date, the Company has not successfully concluded any such negotiations.

     Any such transaction may involve payment by the Company of a cash purchase price, the issuance of notes or preferred or common stock or some combination thereof. In any case, it is anticipated that the consummation of a transaction would be conditioned upon the receipt of stockholder approval at a special meeting called for such purpose.

     If the Company is unsuccessful in identifying a transaction that is likely to produce value building results, it may elect to alternatively begin to develop an investment portfolio of financial assets as a means of increasing value to stockholders. A decision to pursue such alternative investment activity would be subject to the Company's financial position as well as general economic and financial market conditions prevailing at such time.

     The Company and its financial advisor continue to believe that the future potential earnings and value building aspects of utilizing its assets in a successful business combination outweigh those of rebuilding an investment portfolio containing lower-risk assets than those previously composing the Company's investment portfolio.

     In order to continue to qualify for an exemption under the Investment Company Act of 1940 (see note 2 of the Company's Consolidated Financial Statements), the Company made a sizeable investment in one 7% FNMA guaranteed 30 year single-family mortgage pool, of which the Company maintains 100% ownership, during the fourth quarter of 1995. Such security is AAA rated and was purchased at a price that under current market conditions minimizes principal risk to the Company.

DIVIDEND POLICY

     In accordance with the Code, the Company is required to distribute at least 95% of its taxable income to its stockholders each year in order to maintain its status as a REIT. Dividends paid for a fiscal year in excess of the Company's taxable income are reported as a return of capital to the Company's stockholders, except as provided below.

     Some of the Company's investments constitute REMIC residual interests. Certain of these residual interests may produce "excess inclusion" income during the fiscal year. The Code requires that excess inclusion income be included in a taxpayer's income even though the taxpayer has current or prior losses that would otherwise offset such income. As a result, the Company could have taxable income from excess inclusions in a taxable year even though it has current or prior losses from other investments that would normally be sufficient to offset the amount of such excess inclusion income. The Company is required to distribute the taxable income representing excess inclusions to meet its 95% distribution requirement and to avoid a corporate level tax on such income. When such income is distributed to a stockholder, the stockholder will have taxable income, rather than a return of capital, equal to its share of such excess inclusion income during the fiscal year. For a stockholder, generally, excess inclusion income cannot be offset by losses.

     For the tax year ended December 31, 1995, the Company paid a dividend of $0.003 per share on September 29, 1995 to stockholders of record on September 20, 1995. This 1995 dividend was the result of excess inclusion income and is reportable by stockholders as taxable income for 1995.

RESULTS OF OPERATIONS

1995 TO 1994 COMPARISONS

  STATEMENT OF REVENUES AND EXPENSES

     Net Income/(loss), as calculated in accordance with generally accepted accounting principles, and as presented in the accompanying consolidated financial statements, for the twelve months ended December 31,

                                     VII-18

1995, was $(756,000), or $(0.15) per share, as compared to $805,000, or $0.15 per share, for the twelve months ended December 31, 1994.

     Generally accepted accounting principles require the Company to periodically evaluate its investments based upon current and expected future mortgage prepayment speeds and interest rates and, effective December 31, 1993, market discount rates, as well. (See note 2 to the Company's Consolidated Financial Statements) Downward valuation adjustments, if necessary, are reflected as a reduction of interest revenues in the Company's Consolidated Statements of Revenues and Expenses. The results for 1995 reflect downward valuation adjustments totaling $700,000, or $(0.13) per share, all incurred during the second quarter of 1995. For 1994, downward adjustments in carrying value were $285,000, or $(0.05) per share.

     The reduction in the Company's Net Income/(loss) from 1994 to 1995 of $1,561,000 is due to 1) larger writedowns in value of Company investments during 1995 and 2) the existence of gains from the sale of assets in 1994, offset by reduced operating expenses for 1995. Downward asset valuation adjustments in 1994 were $285,000, while such writedowns in 1995 were $700,000, an increase of $415,000. In 1994, the Company recorded net gains on the sales of assets of $1,119,000. In 1995, the Company had no gains related to asset sales. Absent 1994 sales gains, the Company's Net Income would have been $(314,000), or $(0.06) per share. The Company further reduced operating expenses from $850,000 in 1994 to $590,000 in 1995, a decrease of $260,000.

     The assumptions used to value assets at the end of each quarter take into consideration the current level of interest rates (short and long), actual mortgage prepayment speeds experienced for each asset through the end of the quarterly period, market expectations of future prepayment speeds for the mortgages backing each asset and, effective December 31, 1993, the application of a market discount rate to future cash flows. If prepayment speeds were to occur at levels higher than market expectations, market expectations of future mortgage prepayment speeds increase beyond current anticipated levels, short term interest rates increase beyond their current levels, or the market discount rate applied were to be increased, further reductions in the value of the Company's investments could be necessary.

     Interest revenue on Mortgage Related Investments decreased from $2,208,000 for the year ended December 31, 1994 to $1,063,000 for the year ended December 31, 1995, as a result of the reduction in Mortgage Related Investments on the Company's Balance Sheet between December 31, 1994 and December 31, 1995, discussed below. Interest revenue on Mortgage Derivative Securities was $612,000 for the year ended December 31, 1994 as compared to $(447,000) for the year ended December 31, 1995. The decrease in interest revenue on Mortgage Derivative Securities of $1,059,000 was primarily attributable to a $700,000 writedown of this asset category for 1995 while such writedowns were only $285,000 for 1994. Such writedowns are deducted from Mortgage Derivative Securities interest revenues. There was also a general reduction in interest earnings on that same asset category from 1994 to 1995 resulting from the amortization of carrying value during the period in the amount of $276,000.

     Interest expense on Funding Notes and CMOs Payable decreased from $2,430,000 to $1,064,000 for the years ended 1994 and 1995, respectively, as a result of the offsetting balance sheet decline of Funding Notes and CMOs Payable, discussed below. Operating expenses (which includes "Interest on Notes Payable" and "General and Administrative") decreased from $850,000 for 1994 to $590,000 for the comparable period in 1995. This decrease between periods of $260,000 was the result of reduced interest expense on Notes Payable of $109,000 as the Company repaid all amounts outstanding under repurchase agreements during 1994 and had no borrowings during 1995. General and Administrative Expenses declined by $151,000, from $741,000 in 1994 to $590,000 in 1995. General and
Administrative Expenses for 1995 include the amortization of $81,000 of deferred expenses related to the Company's investigation of alternative investment activities, specifically tax sale certificates. The balance of these expenses will be completely amortized by the end of the first quarter of 1996, an additional $27,000.

  BALANCE SHEET

     The Company's assets declined during the twelve month period ended December 31, 1995 by $3,290,000, to a total of $16,602,000 at December 31, 1995. This decrease is attributable to the Company's Mortgage Related Investments declining during the twelve month period from $12,430,000 to $9,814,000, a decrease of

                                     VII-19

$2,616,000. This reduction is primarily the result of prepayments and regularly scheduled principal payments on the underlying Mortgage Collateral.

     These asset reductions were matched by a corresponding decrease in the related liability account, Funding Notes Payable, from $12,538,000 to $10,114,000, or a decrease of $2,424,000, which represented regularly scheduled and prepaid mortgage payments.

     Mortgage Derivative Securities decreased from $1,990,000 at December 31, 1994 to $1,014,000 at December 31, 1995, a decrease of $976,000, reflecting 1) the amortization and return of the cost basis of the assets held in this category of approximately $276,000 and 2) the writedown of carrying value of such securities which represents additional amortization in 1995 totaling $700,000.

     Cash decreased from $4,917,000 to $1,549,000, a decrease of $3,368,000, primarily due to the purchase of Mortgage-Backed Securities during 1995 of $3,400,000. At December 31, 1994, the Company's cash was temporarily invested in liquid short-term U.S. government securities and commercial paper rated in the highest grade by both Standard & Poor's and Moody's Rating Services. As fully described in note 2 of the Company's Consolidated Financial Statements, in order to continue to qualify as an REIT, the Company purchased in 1995 Mortgage-Backed Securities of a nature that qualify under the Real Estate Exception and allow the Company to continue to qualify as an REIT.

     Mortgage-Backed Securities consists of one 7% FNMA guaranteed 30 year single-family mortgage pool of which the Company maintains 100% ownership. At December 31, 1995, the FNMA pool is being carried at the Company's cost but is subject to periodic downward valuation adjustments based upon market conditions. At December 31, 1995, the FNMA security had a premium market value.

     Funds held by trustee decreased from $172,000 at December 31, 1994 to $159,000 at December 31, 1995. This category of assets represents the receipt of monthly mortgage payments awaiting further payment (reduction) of Funding Notes Payable at a future date. The magnitude of this account is directly affected by the decrease in Mortgage Related Investments discussed above and the level of mortgage prepayments.

     Receivables on Mortgage Related Investments and Mortgage Derivative Securities increased from $257,000 at December 31, 1994 to $415,000 at December 31, 1995. Such $158,000 increase is attributable to the level of mortgage prepayments on the underlying mortgage collateral.

     Other assets increased from $126,000 at December 31, 1994 to $254,000 at December 31, 1995, related to the deferment of expenses regarding the Company's investigation and analysis of potential business combination or merger opportunities and alternative investment activities. The Company will continue to defer expenses related to its continuing efforts to successfully conclude a business combination. Such deferrals were approximately $89,000 at December 31, 1995.

     The Company's Net Loss of $756,000, or $(0.15) per share, for 1995 and its dividend distribution of $0.003 per share, or $16,000, are reflected as increases to the Accumulated Deficit which was $(37,822,000) at December 31, 1995, as compared to $(37,050,000) at December 31, 1994, a total increase of $772,000.

1994 TO 1993 COMPARISONS

  STATEMENT OF REVENUES AND EXPENSES

     Net Income for the year ended December 31, 1994 was $805,000, or $0.15 per share, as compared to Net Loss of $(25,624,000), or $(4.92) per share, for the year ended December 31, 1993. This substantial improvement in the Company's results from 1993 to 1994 of $26,429,000 was due to 1) drastically larger writedowns in value of Company investments during 1993, 2) larger gains from the sale of assets in 1994 and 3) sharply reduced operating expenses for 1994. Downward asset valuation adjustments in 1993 were $25,569,000, while such writedowns in 1994 were only $285,000, a decrease of $25,284,000. The large magnitude of asset valuation writedowns during 1993 reflected unprecedented actual mortgage prepayment levels and market expectations of a continuation of high prepayment levels. 1994's minor valuation adjustments reflect the dramatic slowdown in prepayment speeds and resultant stabilization in values of securities collateralized by mortgage loans. In 1993, the Company recorded gains on the sale of Mortgage Related Investments of $838,000 and losses on the sale of Marketable Equity Securities of $486,000, for a

                                     VII-20
total net gain of $352,000 from asset sales. In 1994, the Company had total net gains of $1,119,000, of which $461,000 related to the sale of ownership rights in three Mortgage Related Investments and $658,000 related to the sale of six Mortgage Derivative Securities. The difference in sales gains represents an increase of $767,000 in Net Income between periods. The Company also reduced operating expenses from $1,703,000 in 1993 to $850,000 in 1994, a decrease of $853,000. These three substantial improvements, when combined with other minor income reductions on assets between 1993 and 1994, provide for an increase in the Company's Net Income of $26,429,000.

  BALANCE SHEET

     The Company's assets declined during the twelve month period ended December 31, 1994 by $61,205,000, to a total of $19,892,000 at December 31, 1994. This decrease was attributable to the Company's Mortgage Related Investments declining during the twelve month period from $65,248,000 to $12,430,000, a decrease of $52,818,000. This reduction is primarily the result of 1) the sales, during February 1994, of the ownership rights of two RYMAC IV Bond Series, and during June 1994, of the ownership rights to the Ryland Mortgage Securities Corporation Mortgage Collateralized Bonds Series 1989-6, in order to take advantage of market premiums on the underlying mortgage collateral (such sales reduced Mortgage Related Investments by $40,755,000), 2) substantial prepayments on collateral underlying the Company's remaining Mortgage Related Investments and 3) to a much lesser extent, regularly scheduled principal payments on the underlying mortgage collateral. Such prepayments and scheduled principal payments further reduced Mortgage Related Investments by approximately $12,000,000.

     These asset reductions were matched by a corresponding decrease in the related liability accounts, Funding Notes Payable and CMOs Payable, from $69,934,000 to $12,538,000, or a decrease of $57,396,000. The sale of ownership rights includes the transfer of CMO and Funding Note obligations to the buyers while regularly scheduled and prepaid principal on the underlying mortgages serve to retire outstanding obligations secured by such mortgages. The sale of ownership rights reduced CMO and Funding Notes by $42,012,000, while regularly scheduled and prepaid mortgage payments produced approximately $15,400,000 in reductions.

     Mortgage Derivative Securities decreased from $7,161,000 at December 31, 1993 to $1,990,000 at December 31, 1994, a decrease of $5,171,000 reflecting 1)
the amortization and return of the cost basis of the assets held in this category of approximately $1,335,000, 2) the writedown of carrying value of these securities which represented additional amortization in 1994 totaling $285,000 and 3) the sale of six securities in 1994's third and fourth quarters which removed the cost basis of these six assets totaling $3,551,000 from the balance sheet.

     Funds held by trustee decreased from $1,347,000 at December 31, 1993 to $172,000 at December 31, 1994. This category of assets represents the receipt of monthly mortgage payments awaiting further payment (reduction) of Funding Notes and CMOs Payable at a future date.

     Receivables on Mortgage Related Investments and Mortgage Derivative Securities declined from $5,608,000 at December 31, 1993 to $257,000 at December 31, 1994. Such $5,351,000 decrease is directly attributable to the sizeable decreases in Mortgage Related Investments and Mortgage Derivative Securities discussed previously.

     Notes Payable, consisting solely of repurchase agreements, decreased from $3,814,000 at December 31, 1993 to $0 at December 31, 1994 due primarily to the result of dealer margin calls during 1994 and Kidder Peabody & Company's payment demand on five repurchase agreements, which occurred immediately prior to Paine Webber's acquisition of them during 1994. At November 30, 1994, the Company repaid Kidder Peabody $433,000, reducing its Notes Payable balance to zero.

     Net Income for 1994 of $805,000, or $0.15 per share, is reflected as a decrease to the Accumulated Deficit. Such amount decreased from $(37,855,000) at December 31, 1993 to $(37,050,000) at December 31, 1994. Taxable Income was a negative $8,425,000, or $(1.62) per share. Of this amount, $4,811,000 represents capital tax losses related to asset sales during 1994 and $3,614,000 represents operating tax losses. Additionally, $16,000 was reported to the Company as excess inclusion income for 1994 which the Company

                                     VII-21
distributed to stockholders in September 1995. As described above, this distribution represents 1995 taxable income for stockholders. The Company declared no dividend distributions for 1994.

EXPENSES AND USE OF BORROWED FUNDS

     Operating expenses (Interest on Notes Payable and General and Administrative) were $850,000 for the year ended December 31, 1994 versus $590,000 for the year ended December 31, 1995, a decline of $260,000. The components of this significant decrease in Operating expenses include: 1) reduced interest costs on Notes Payable, which decreased from $109,000 in 1994 to $0 for 1995, as Notes Payable on the Balance Sheet were paid in full during the fourth quarter of 1994 and 2) a decrease of General and Administrative Expenses from $741,000 in 1994 to $590,000 in 1995, a decline of $151,000 as part of a continuing expense reduction program.

     Prior to 1995, the Company had used the proceeds from repurchase agreements to fund a portion of its portfolio of Mortgage Derivative Securities. Prior to April 1994, the Company had also maintained a line of credit used to fund day-to-day operating needs and in past periods to also temporarily fund acquisitions of new investments pending negotiation of repurchase agreements or awaiting return of invested principal.

LIQUIDITY AND CAPITAL RESOURCES

     Until November 1994, the Company had been a party to various repurchase agreements, the proceeds of which had been used to acquire Mortgage Derivative Securities. Such repurchase agreements were secured by substantially all of the Company's Mortgage Derivative Securities.

     The Company had maintained a line of credit with a commercial bank for $250,000 which expired on April 30, 1994 and, at the Company's election, was not renewed.

     At both December 31, 1995 and December 31, 1994, the total amount borrowed by the Company was $0. The Company is subject to a limitation on the amount of total borrowings of $25,000,000 pursuant to a policy adopted by its Board of Directors in March 1992, although such amount is substantially in excess of the Company's current available credit sources.

     During the third quarter and early fourth quarter of 1994, the Company sold six Mortgage Derivative Securities. Since all of these Mortgage Derivative Securities were subject to repurchase agreement financing, their sales required the repayment in full of associated borrowed amounts. The repayment of these repurchase agreements totaled $1,901,000 and reduced repurchase agreement borrowings to $433,000 as of late October 1994. At November 30, 1994, the Company repaid in full its remaining repurchase agreement obligations and has had no outstanding Notes Payable since that date. As such, all of the Company's remaining Mortgage Derivative Securities and Mortgage-Backed Security are available to secure any future borrowings.

     The Company believes that the periodic cashflows from its remaining investment portfolio and the significant liquidity existent in its highly liquid cash and Mortgage-Backed Securities positions are sufficient to allow the Company to pursue the several business alternatives it is currently investigating.

                                     VII-22

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

             RYMAC MORTGAGE INVESTMENT CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
    CONSOLIDATED FINANCIAL STATEMENTS
    Report of Independent Auditors....................................................    23
    Consolidated Balance Sheets as of December 31, 1995 and 1994......................    24
    Consolidated Statements of Revenues and Expenses for the years ended
      December 31, 1995, 1994 and 1993................................................    25
    Consolidated Statements of Stockholders' Equity for the years ended
      December 31, 1995, 1994 and 1993................................................    26
    Consolidated Statements of Cash Flows for the years ended
      December 31, 1995, 1994 and 1993................................................    27
    Notes to Consolidated Financial Statements........................................    28

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of RYMAC Mortgage Investment
Corporation:

     We have audited the consolidated balance sheets of RYMAC Mortgage Investment Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of revenues and expenses, stockholders' equity and cash flows for each year in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RYMAC Mortgage Investment Corporation and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             /s/ Ernst & Young LLP
                                             (Successor to Kenneth Leventhal &
                                             Company)

New York, New York
March 5, 1996

                                     VII-23

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
ASSETS
  Real estate investments:
     Mortgage related investments (note 4).............................  $  9,814     $ 12,430
     Mortgage derivative securities less valuation allowance of $39 for
      1995 (notes 2 and 3).............................................     1,014        1,990
  Mortgage-backed securities (note 5)..................................     3,397           --
                                                                         --------     --------
                                                                           14,225       14,420
  Cash.................................................................     1,549        4,917
  Funds held by trustee................................................       159          172
  Receivables on mortgage related investments..........................       370          212
  Receivables on mortgage derivative securities........................        45           45
  Other assets.........................................................       254          126
                                                                         --------     --------
                                                                         $ 16,602     $ 19,892
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Funding notes payable (note 6).......................................  $ 10,114     $ 12,538
  Accrued interest on funding notes payable............................       146          179
  Other liabilities....................................................       127          188
                                                                         --------     --------
                                                                           10,387       12,905
COMMITMENTS AND CONTINGENCIES (NOTES 2, 3, & 8)
STOCKHOLDERS' EQUITY
  Common stock: par value $.01 per share 50,000,000 shares authorized,
     5,210,600 issued and outstanding at December 31, 1995, and 1994...        52           52
  Additional paid-in capital...........................................    43,985       43,985
  Accumulated Deficit (note 7).........................................   (37,822)     (37,050)
                                                                         --------     --------
                                                                            6,215        6,987
                                                                         --------     --------
                                                                         $ 16,602     $ 19,892
                                                                         ========     ========

                See notes to consolidated financial statements.

                                     VII-24

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                              1995         1994          1993
                                                             ------       ------       --------
REVENUES
  Interest:
     Mortgage related investments (note 4).............      $1,063       $2,208       $  9,205
     Mortgage derivative securities (note 3)...........        (447)         612        (23,345)
     Provision for investment losses...................         (39)          --             --
     Mortgage-backed securities (note 5)...............          12           --             --
     Temporary investments.............................         309           37            160
  Gain (loss) on the sale of marketable equity
     securities........................................          --           --           (486)
  Gain on the sale of mortgage derivative securities...          --          658             --
  Gain on the sale of mortgage related investments,
     net...............................................          --          461            838
  Other................................................          --          109             40
                                                             ------       ------       --------
                                                                898        4,085        (13,588)
                                                             ======       ======       ========
EXPENSES
  Interest on funding notes payable....................       1,064        1,723          6,551
  Interest on CMOs payable.............................          --          707          3,782
  Interest on notes payable............................          --          109            297
  General and Administrative...........................         590          741          1,406
                                                             ------       ------       --------
                                                              1,654        3,280         12,036
                                                             ------       ------       --------
  Net Income (loss) (note 2)...........................      $ (756)      $  805       $(25,624)
                                                             ------       ------       --------
  Net Income (loss) per share (note 2).................      $(0.15)      $ 0.15       $  (4.92)
                                                             ------       ------       --------
  Weighted average number of common shares
     outstanding.......................................   5,211,000    5,211,000      5,211,000
                                                          =========    =========      =========

                See notes to consolidated financial statements.

                                     VII-25

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                         FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 --------------------------------------------------------------------
                                                          ADDITIONAL     ACCUMULATED        TOTAL
                                 NUMBER OF     COMMON      PAID-IN         DEFICIT       STOCKHOLDERS'
                                  SHARES       STOCK       CAPITAL        (NOTE 7)          EQUITY
                                 ---------     ------     ----------     -----------     ------------
Balance at December 31, 1992.... 5,210,600      $ 52       $ 43,985       $ (12,361)       $ 31,676
                                 ---------      ----       --------       ---------        --------
1993 Unrealized Loss............       --         --             --             338(1)          338
1993 Net Loss...................       --         --             --         (25,624)        (25,624)
1993 Dividends Declared.........       --         --             --            (208)           (208)
                                 ---------      ----       --------       ---------        --------
Balance at December 31, 1993.... 5,210,600        52         43,985         (37,855)          6,182
                                 ---------      ----       --------       ---------        --------
1994 Net Income.................       --         --             --             805             805
1994 Dividends Declared.........       --         --             --              --              --
                                 ---------      ----       --------       ---------        --------
Balance at December 31, 1994.... 5,210,600        52         43,985         (37,050)          6,987
                                 ---------      ----       --------       ---------        --------
1995 Net Loss...................       --         --             --            (756)           (756)
1995 Dividends Declared.........       --         --             --             (16)            (16)
                                 ---------      ----       --------       ---------        --------
Balance at December 31, 1995.... 5,210,600      $ 52       $ 43,985       $ (37,822)       $  6,215
                                 =========      ====       ========       =========        ========

---------

(1) Reversal of prior year unrealized loss as current year realized loss.

                See notes to consolidated financial statements.

                                     VII-26

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                           -------------------------------------
                                                            1995           1994           1993
                                                           -------       --------       --------
OPERATING ACTIVITIES:
  Net Income (loss).....................................   $  (756)      $    805       $(25,624)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Amortization of net premium on mortgage related
       investments......................................        --            840            675
     Amortization of premiums on mortgage derivative
       securities.......................................       966          1,429         31,142
     Interest accrued and added to funding notes
       payable..........................................       153            658          1,782
     Decrease in interest receivable on mortgage related
       investments......................................        18            505            701
     Decrease (increase) in interest receivable on
       mortgage derivative securities...................        --            373             (5)
     Decrease in accrued interest on funding notes
       payable and CMOs payable.........................       (33)          (405)          (881)
     Loss (gain) on the sales of investments............        --           (658)           486
     Decrease in accrued expenses payable...............       (61)          (395)           (88)
     Other, net.........................................      (128)           (87)            87
                                                           -------       --------       --------
  Net cash provided by operating activities.............       159          3,065          8,275
                                                           -------       --------       --------
INVESTING ACTIVITIES:
  Purchase of investments...............................    (3,400)            --             --
  Principal payments on mortgage related investments....     2,440         56,400         79,917
  Decrease in funds held by trustee.....................        13          1,175          2,575
  Principal payments on funding notes payable...........    (2,577)       (33,012)       (51,219)
  Principal payments on CMOs payable....................        --        (25,042)       (29,844)
  Principal payments on mortgage-backed security........         3             --             --
  Proceeds from sales of investments....................        --          4,209            184
  Principal payments on mortgage derivative
     securities.........................................        10            241          2,398
                                                           -------       --------       --------
  Net cash (used in)/provided by investing activities...    (3,511)         3,971          4,011
                                                           -------       --------       --------
FINANCING ACTIVITIES:
  Net repayments of notes payable.......................        --         (3,814)       (11,019)
  Dividends paid........................................       (16)            --           (208)
                                                           -------       --------       --------
  Net cash used in financing activities.................       (16)        (3,814)       (11,227)
                                                           -------       --------       --------
Net (decrease)/increase in cash.........................    (3,368)         3,222          1,059
Cash at beginning of year...............................     4,917          1,695            636
                                                           -------       --------       --------
Cash at end of year.....................................   $ 1,549       $  4,917       $  1,695
                                                           =======       ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid (net of amount added to funding
     notes payable).....................................   $   944       $  2,329       $  9,931
  Dividends declared....................................        --             --            208

                See notes to consolidated financial statements.

                                     VII-27

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 1--THE COMPANY

     RYMAC Mortgage Investment Corporation ("RMIC") was incorporated in Maryland on July 1, 1988. RMIC has two wholly-owned subsidiaries, RYMAC Mortgage Investment I, Inc. ("RMI") and RYMAC Mortgage Investment II, Inc. ("RMII"). RMIC, RMI and RMII are collectively referred to hereafter as the "Company". At inception, the Company issued 5,420,000 shares of its common stock. During 1990 and 1991, the Company repurchased 209,400 shares of its common stock in accordance with a stock repurchase program at costs ranging from $6.75 to $7.63 per share.

     The Company and its financial advisor continue the process of identifying and soliciting interest from suitable candidates regarding strategic transactions involving the acquisition of or merger with a profitable growing concern. The successful conclusion of a business combination or merger is subject to financial and economic conditions in the marketplace, the negotiation of mutually acceptable values, the particular requirements of the owners and management of other entities and the existence of competitive offers from entities with greater resources than those of the Company. To date, the Company has not successfully concluded any such discussions.

     If the Company is unsuccessful in identifying a transaction that is likely to produce value building results, it may elect to alternatively begin to develop an investment portfolio of financial assets. A decision to pursue such alternative investment activity would be subject to the Company's financial position as well as general economic and financial market conditions prevailing at such time.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of RMIC and its wholly-owned subsidiaries RMI and RMII. All intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Mortgage Related Investments

     Mortgage Related Investments are carried at their outstanding principal balance and are designated as available for sale. The net premium on Mortgage Related Investments was amortized over the estimated lives of the investments using the interest method. (See note 4). Due to the sale of several of the Company's Mortgage Related Investments during 1994, the Company determined that the remaining balance of any premiums was nominal and, as such, decided to amortize all premiums at December 31, 1994.

  Mortgage Derivative Securities

     Mortgage Derivative Securities have been recorded at cost and are amortized over their estimated lives using the interest method. (See note 3)

     The Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 115 ("FASB-115"), "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. The Company first applied FASB-115 to its December 31, 1993 financial statements. FASB-115 requires that impaired investments be carried at fair market value. Quarterly, the Company projects the expected future cash flows from its Mortgage Derivative Securities under market based assumptions as to future mortgage prepayment speeds and interest rate levels. An impairment to value under

                                     VII-28

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

FASB-115 has occurred if the future cash flows, discounted at a risk free rate (the yield associated with a U.S. Treasury Security with a maturity approximating the average life of the future cash flows from the Company's portfolio of investments), are less than the investment's carrying value.

  Mortgage-Backed Securities

     Mortgage-Backed Securities have been recorded at the lower of cost or market and are considered held to maturity. At December 31, 1995, the market value was $3,425.

  Fair Value

     Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" ("FASB 107"), requires the Company to disclose the fair value of financial instruments for which it is practicable to estimate such value and to disclose the method(s) and assumptions used to estimate such value(s). Each of Notes 3, 4, 5 and 6 discuss the fair value of the Company's Mortgage Derivative Securities, Mortgage Related Investments, Mortgage-Backed Securities and Funding Notes Payable, respectively.

     For Mortgage Related Investments, prices for similar mortgage-backed securities were obtained from Wall Street Dealers active in mortgage-backed markets. It is important to note, however, that the current market premiums on such similar mortgage-backed securities are not available to the Company unless and until the Company is able to call for early redemption the Funding Notes that are collateralized by such Mortgage Related Investments. The potential for early redemption (calls) is specific to each underlying collateralized obligation and the indenture covering such transaction. For the Company's three remaining Mortgage Related Investments, the timing of early redemptions are at future dates, the earliest of which is May 1, 1997. As such, no value has been assigned to potential premiums available at early redemption dates.

     In regard to Funding Notes Payable, market price quotations for these underlying obligations were obtained from a dealer who actively trades such instruments. Although these instruments currently trade at par or slight premiums in the present financial environment, the Company's obligation thereunder is equal to the face principal amounts without any applicable premiums or discounts.

  Investment Restrictions

     In addition to qualifying as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), the Company's investment activities are restricted by provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act specifically exempts entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens and interests in real estate from the definition of an investment company (the "Real Estate Exception"). Under interpretations issued by the staff of the Securities and Exchange Commission, in order to qualify for the Real Estate Exception, the Company must maintain at least 55% of its assets in mortgage loans or certain other interests in real estate, and another 25% of its assets in those or certain other types of real estate related interests.

     During 1995, the Company purchased additional assets, specifically mortgage-backed securities. As such, the Company continues to maintain in excess of 55% of its assets in mortgage loans or certain other interests in real estate and, therefore, can continue to rely on the Real Estate Exception to qualify as a REIT under the Code.

     If the Company were unable to qualify for the Real Estate Exception or engage in a business other than that of an investment company, it would be required to register as an investment company under the Investment Company Act. The Company is unable to predict how registration under such Act would affect its current plans to pursue new investment activities or business combinations. Registration under the Investment Company Act would also require the investments held by the Company to be adjusted to market value at each

                                     VII-29

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

financial reporting date to the extent not done so already. Other financial statement reporting and disclosure requirements of the Investment Company Act may differ in certain respects from those to which the Company is currently subject.

  Federal Income Taxes

     The Company has elected to be taxed as a REIT under the Code. As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its stockholders and satisfies certain other requirements. Accordingly, no provision has been made for income taxes in the accompanying consolidated financial statements.

  Net Income (Loss) Per Share

     Net income (loss) per share is computed based on the weighted average number of common shares outstanding during the period.

NOTE 3--MORTGAGE DERIVATIVE SECURITIES

     The Company's investments in mortgage derivative securities currently consist of (i) a class or classes of collateralized mortgage obligations ("CMOs") that either represents a regular class of bonds or a residual class of bonds or (ii) interests in a class or classes of mortgage-backed pass-through certificates that either represent a regular class of certificates or a residual class of certificates. For federal income tax purposes, a majority of the Company's Mortgage Derivative Securities represent interests in real estate mortgage investment conduits ("REMICs"). CMOs are mortgage-backed bonds which bear interest at a specific predetermined rate or at a rate which varies according to a specified relationship to a specific short term interest rate index, such as the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR").

     Most residual bonds are structured so as to entitle the holder to receive a proportionate share of the excess (if any) of payments received from the collateral pledged to secure such bonds and the other related classes, together with the reinvestment income thereon, over amounts required to make debt service payments on such CMOs and to pay related administrative expenses. In connection with these investments, the Company acquired no other rights relating to the collateral pledged to secure its Mortgage Derivative Securities. Most residual certificates are structured so as to entitle the Company to receive a specified percentage of the distributions generated from the pool of assets comprising the trust funds of which the certificates evidence an interest.

     At December 31, 1995 and 1994, the Company had net investments in Mortgage Derivative Securities as set forth below:

               PORTFOLIO OF MORTGAGE DERIVATIVE SECURITIES                    1995       1994
--------------------------------------------------------------------------   ------     ------
FNMA REMIC Trust 1988-7 ("FNMA 1988-7")...................................   $   41     $   73
     -- Trust 1988-11 ("FNMA 1988-11")....................................      245        410
     -- Trust 1991-163 Class SA ("FNMA 1991-163").........................      294        763
FHLMC Multi-Class Mortgage Participation Certificates (Guaranteed)
     -- Series 2 ("FHLMC 2")..............................................      106        164
     -- Series 1248 Class H ("FHLMC 1248")................................      294        528
Cornerstone Mortgage Investment Group II, Inc.
     -- Series 13 ("Cornerstone 13")......................................       22         32
     -- Series 14 ("Cornerstone 14")......................................       12         20
                                                                             ------     ------
                                                                             $1,014     $1,990
                                                                             ======     ======

                                     VII-30

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

     The Company makes valuation adjustments at quarterly dates based upon assumptions as to mortgage prepayment speeds, interest rates and discount rates reflective of then current financial markets.

     Under FASB-115, future cash flows are discounted at a rate reflective of market yields for assets of the type held by the Company. At December 31, 1995, the Company applied a discount rate of 16% to the cash flows for its portfolio of Mortgage Derivative Securities and at December 31, 1994, a 12% discount rate was applied to most assets. At December 31, 1995, all assets in this category were providing yields in a range of 18%-30%. Yields in excess of 16% were utilized to fund a valuation reserve account in order to provide for future downward valuation adjustments. At December 31, 1995, the valuation reserve account had a balance of $39. At December 31, 1994, the balance of the valuation reserve account was utilized to reduce the value of certain assets. Total valuation adjustments for 1994 were $285 as compared with $700 for 1995, all of which was incurred during the second quarter of 1995.

     Additionally, in accordance with FASB-107, the Company is required to compute the estimated fair value of its Mortgage Derivative Securities by projecting anticipated future cash flows and discounting those cash flows at discount rates established in market transactions for securities having similar characteristics and backed by collateral of similar rate and term.

     For the December 31, 1995 estimate of fair market values, the Company used the same prepayment and interest rate assumptions as for its determination of carrying values under FASB-115. (See note 2) The PSA speeds vary depending on the collateral. The prepayment assumption model used by the Company incorporates a market methodology established by the Public Securities Association ("PSA"). Such model assumes a rate of prepayment each month of the unpaid principal balance of a pool of mortgage loans. 100% of PSA assumes that 0.2% per annum of the then outstanding principal balance of a pool of mortgage loans will prepay in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month, 0.6% in the third month, etc.) until the 30th month. Beginning with the 30th month and in each month thereafter, 100% PSA assumes a constant prepayment rate of 6% per annum of the then outstanding principal balance of such mortgage loans. On a bi-weekly basis, Bloomberg Financial Markets ("Bloomberg") obtains PSA estimates for a wide range of mortgage coupons and ages from several dealers in mortgage derivative securities and makes them available to Bloomberg's subscribers.

     The prepayment speeds used by the Company in establishing the estimated fair value of its securities at December 31, 1995 are:

   COLLATERAL/(YEAR OF            BLOOMBERG MEDIAN PSA
         ISSUE)                 AS OF DECEMBER 31, 1995
         ------                 -----------------------
GNMA 9.5%        (1986)                   298%
FNMA/FHLMC 9.0   (1986)                   333
FNMA/FHLMC 9.0   (1991)                   331
FNMA/FHLMC 9.5   (1986)                   331

     Such PSA assumptions do not purport to be an historical description of prepayment experience or a prediction of the future rate of prepayments of any mortgage loan.

     All assets were modeled forward using the December 31, 1995 Bloomberg Median PSA for the life of each asset. LIBOR was assumed at 5.625% for the life of the assets and various discount rates were applied. The resulting analysis indicated that the fair value of all of the Company's Mortgage Derivative Securities was in excess of their carrying value at December 31, 1995.

     None of the Company's Mortgage Derivative Securities are pledged as collateral for any borrowings and thus represent a source of increased liquidity to the Company.

                                     VII-31

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 4--MORTGAGE RELATED INVESTMENTS

     The Company's Mortgage Related Investments consist of ownership interests in certain classes of mortgage-backed securities issued by Ryan Mortgage Acceptance Corporation IV (as described below).

     On September 23, 1988, the Company purchased from Ryan Mortgage Acceptance Corporation IV ("RYMAC IV") certain GNMA certificates and FNMA certificates and other collateral owned by RYMAC IV and pledged to secure RYMAC IV's Mortgage Collateralized Bonds (the "RYMAC IV Bonds"). (See note 6) These Mortgage Related Investments and other collateral were purchased subject to the lien of the Indenture between RYMAC IV and the Trustee (the "RYMAC IV Indenture") pursuant to which the RYMAC IV Bonds were issued and subject to the rights of the Trustee and the bondholders thereunder. (See note 6) The purchase agreements grant to the Company certain additional rights with respect to the RYMAC IV Bonds, such as the right, if any, to substitute collateral, the right to direct the reinvestment of collateral proceeds and the right to call the related RYMAC IV Bonds. At December 31, 1995, the Company's Mortgage Related Investments consist of RYMAC IV Bonds, Series 7, 10 and 19.

     During the first quarter of 1994, the Company sold certain ownership rights in the RYMAC IV Bonds for a net gain of approximately $595. (See note 6) For the remaining RYMAC IV Bonds the Company is investigating the possible contractual assignment of the Company's rights. Additionally, the Company assigned its ownership rights in the Ryland Mortgage Securities Corporation Mortgage Collateralized Bonds Series 1989-6 to a third party during the second quarter of 1994 and realized a net loss of approximately $134. No such sales or assignments occurred during 1995.

     At December 31, 1995 and 1994, the Company owned Mortgage Related Investments with aggregate outstanding principal balances of $9,814 and $12,430, respectively, which provide for monthly principal and interest payments. The RYMAC IV collateral bears interest at rates ranging from 7.75% to 10.50% and have scheduled maturity dates ranging from July 1, 2001 to April 1, 2017.

     The Company held the following Mortgage Related Investments as of December 31, 1995:

                                     INTEREST         FINAL
                                       RATE          MATURITY       PRINCIPAL
           DESCRIPTION                RANGE         DATE RANGE       AMOUNT
           -----------                -----         ----------       ------
82 Pools of FNMA Certificates,       7.75% to       7/01/2001        $ 9,814
  24 of which were under $50          10.50%       to 4/01/2017

     The following is a summary of total Mortgage Related Investments for the years ended December 31, 1995 and 1994:

                                                                   1995         1994
                                                                  -------     --------
        Balance at beginning of year...........................   $12,430     $ 64,408
        Sales of collateral or ownership rights................        --      (40,755)
        Collections of principal...............................    (2,616)     (11,223)
                                                                  -------     --------
        Balance at end of year.................................   $ 9,814     $ 12,430
                                                                  =======     ========

     In accordance with FASB-107, the Company obtained prices from a Wall Street Dealer for the mortgage-backed securities collateralizing the Company's Mortgage Related Investments.

     Although the FNMA Certificates were trading at premiums to their face values as of December 31, 1995, as described in note 2, the premiums on these FNMA Certificates are only available to the Company under limited circumstances related to early redemption of specific series of bonds.

     The Company estimates the fair value of the RYMAC IV Bond Series 7, 10 and 19 to equal the carrying values at December 31, 1995 and 1994.

                                     VII-32

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 5--MORTGAGE-BACKED SECURITIES

     Mortgage-Backed Securities have been recorded at the lower of cost or market. The fair value of the Company's Mortgage-Backed Securities were at a premium to the carrying value at December 31, 1995. However, since such assets are being held for investment purposes, no unrealized gains have been recognized.

NOTE 6--FUNDING NOTES PAYABLE

     Funding Notes Payable represent limited recourse notes delivered to RYMAC IV as partial payment for the purchase of Mortgage Related Investments and other collateral, and have payment terms the same as the related series of RYMAC IV Bonds. (See note 4) The Funding Notes Payable consisted of three multi-class series at December 31, 1995 and 1994 having stated maturities ranging from August 1, 2016 to May 1, 2017 and August 1, 2010 to May 1, 2017, respectively. The classes of each series of Funding Notes Payable bear interest at fixed rates. The range of fixed rates at December 31, 1995 and 1994 were 8.25% to 9.45%.

     Principal and interest payments on the Mortgage Related Investments are used to make the monthly or quarterly payments on the funding notes payable. In addition, prepayments of the underlying mortgage related investments are passed through as prepayments of the Funding Notes Payable so that the Funding Notes Payable may be fully paid prior to their stated maturities.

     In accordance with FASB-107, the Company obtained prices for its Funding Notes Payable as of December 31, 1995 and 1994, from a dealer actively trading in RYMAC IV Bonds and other bonds of this type. Such bonds were trading at par or slight premiums to their face values as of December 31, 1995 and 1994. Market premiums (or discounts) on trades of these obligations do not affect the Company. The Company's obligations for repayment of its Funding Notes Payable are at par through receipt of principal and interest payments on its Mortgage Related Investments.

NOTE 7--FEDERAL INCOME TAXES AND DISTRIBUTIONS

     As described in note 2, the Company has elected to be treated for federal income tax purposes as a REIT. As such, the Company is required to distribute annually, in the form of dividends to its stockholders, at least 95% of its taxable income. Because of the provisions of the Code applicable to the type of investments made by the Company, in the early years of the life of certain of the Company's initial investments (particularly investments made in connection with the Company's initial public offering, and to a lesser degree during 1989) taxable income exceeded net income.

     During the later years of such ownership, Net Income will exceed REIT taxable income. The principal reason for such difference is that the Company reports income from its portfolio of Mortgage Related Investments and Mortgage Derivative Securities on the interest method for financial reporting purposes; however, for income tax purposes, the Company reports its proportionate share of the difference between interest income generated by the collateral and interest expense on the CMOs. More recent investments made by the Company and investments currently available in the market are typically structured so that taxable income and Net Income are similar during each reporting period. Over the life of a particular investment or security, taxable income and Net Income will be equal. In reporting periods where taxable income exceeds Net Income, stockholders' equity will be reduced by the amount of dividends in excess of Net Income in such period and will be increased by the excess of Net Income over dividends in future reporting periods.

     For 1995, the Company made a distribution of $0.003 per share to its stockholders on September 29, 1995, with a record date of September 20, 1995. The dividend represented excess inclusion income. The Company expects to have a tax loss of approximately $625 for the year. The Company's taxable losses through 1995 aggregate to approximately $36 million. During 1994, the Company's investment in certain REMICs produced excess inclusion income of $16. For 1995, the Company's investments did not generate any excess inclusion income. Under the Code, a REIT must generally distribute its excess inclusion income to its stockholders even though it has other losses or deductions exceeding such excess inclusion income.

                                     VII-33

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Accordingly, if the Company were to report future excess inclusion income, it may elect to distribute such excess inclusion income as dividends even though it has an estimated tax loss carryforward approximating $36 million, including approximately $5 million in capital loss carryforwards. The tax losses can be carried forward to offset future income of the Company.

NOTE 8--RELATED PARTY TRANSACTIONS

     Pursuant to the Purchase Agreements between the Company and RYMAC IV (see note 4), $27 has been withheld from amounts released from the lien of the RYMAC IV Indenture, retained by RYMAC IV and deposited in escrow to be used for payment of expenses of the CMOs secured by certain of the Mortgage Related Investments purchased by the Company. In addition, during the year ended December 31, 1995, the Company incurred $14 of CMO administration fees which were paid to RYMAC IV under the terms of the Purchase Agreements.

NOTE 9--EMPLOYEE BENEFITS

     The Company's Board of Directors has established a Salary
Reduction-Simplified Employee Pension Program ("SAR-SEP") for its full-time employees. A SAR-SEP is a minimal administration 408-K Plan (similar to a 401-K) for companies with fewer than 25 employees.

     For 1995, the Company contributed 3% of gross compensation and has established the same minimum contribution for 1996. Company contributions to the plan may vary and the Company is not required to continue the program. Employee contributions are based upon established formulas under the Employee Retirement Income Security Act ("ERISA") rules governing 408-K Plans.

     The Unaffiliated Directors adopted an incentive stock option program during 1994 for the Company's two Officers and Affiliated Director. Under the Stock Option Program, options on 260,000 shares of the Company's Common Stock were awarded at market prices, exercisable over ten year periods ending May 2005. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock option grants. In addition, a salary continuance program was provided to the Company's officers, allowing for up to one year's base salary following the consummation of a business combination.

                                     VII-34

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

NOTE 10--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                               QUARTER
                                               ---------------------------------------
                                               FIRST      SECOND     THIRD      FOURTH        YEAR
                                               ------     ------     ------     ------       ------
     1994 OPERATING RESULTS
Revenues(1).................................   $1,951     $  576     $1,061     $  497       $4,085
Expenses....................................    1,596        766        519        399        3,280
Net Income (loss)...........................      355       (190)       542         98          805
Net Income (loss) per share.................   $ 0.07     $(0.04)    $ 0.11     $ 0.01       $ 0.15
Dividends...................................   $   --     $   --     $   --     $   --       $   --

OTHER INFORMATION
10 Year Treasury(2).........................     6.07%      7.07%      7.32%      7.83%        7.10%
1 Month LIBOR(3)............................     3.40       4.19       4.73       5.54         4.48

     1995 OPERATING RESULTS
Revenues(1).................................   $  437     $ (281)    $  378     $  364       $  898
Expenses....................................      441        439        412        362        1,654
Net Loss....................................       (4)      (720)       (34)         2         (756)
Net Loss per share..........................   $   --     $(0.14)    $(0.01)    $   --       $(0.15)
Dividends...................................       --         --     $0.003     $   --       $0.003

OTHER INFORMATION
10 Year Treasury(2).........................     7.47%      6.60%      6.32%      5.89%        6.58%
1 Month LIBOR(3)............................     6.06       6.08       5.89       5.86         5.96

---------

(1) Includes downward valuation adjustment to the carrying value of the Company's assets. (See notes 2, 3 and 4)

(2) Quarterly 10 Year Treasury figures are based upon the daily average while the yearly figures are based upon the weekly average. (Source: Bloomberg Financial System)

(3) Quarterly 1-Month LIBOR figures are based upon the daily average while the yearly figures are based upon the weekly average. (Source: Bloomberg Financial System)

                                     VII-35

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     The information required to be set forth hereunder has been omitted and will be incorporated by reference, when filed, to the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders to be held on or about May 22, 1996.

ITEM 11. EXECUTIVE COMPENSATION.

     The information required to be set forth hereunder has been omitted and will be incorporated by reference, when filed, to the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders to be held on or about May 22, 1996.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required to be set forth hereunder has been omitted and will be incorporated by reference, when filed, to the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders to be held on or about May 22, 1996.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required to be set forth hereunder has been omitted and will be incorporated by reference, when filed, to the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders to be held on or about May 22, 1996.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES AND REPORTS ON FORM 8-K.

     (a) Documents filed as part of this Report:

          1. The following financial statements are included in Part II, Item 8 of this Form 10-K:

               Independent Auditors' Report
           Consolidated Balance Sheets
           Consolidated Statements of Revenues and Expenses
           Consolidated Statements of Stockholders' Equity
           Consolidated Statements of Cash Flows
           Notes to Consolidated Financial Statements

          2. Financial statement schedules required:

           None

          3. The following exhibits are included as part of this Form 10-K:

EXHIBIT NO.                                 DESCRIPTION                                PAGE NO.
-----------    ---------------------------------------------------------------------   ---------
   3.1         Amended and Restated Articles of Incorporation of the Company
               (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the
               Company's Registration Statement No. 33-22891 on Form S-11).
   3.1.1       Articles of Amendment to Amended and Restated Articles of
               Incorporation of the Company (incorporated by reference to Exhibit
               3.1.1 to the Company's Form 10-K for the year ended December 31,
               1990).

                                     VII-36

EXHIBIT NO.                                 DESCRIPTION                                PAGE NO.
-----------    ---------------------------------------------------------------------   ---------
   3.2.1       Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's
               Registration Statement No. 33-22891 on Form S-11).
   3.2.2       Amendment to By-laws of the Company (incorporated by reference to
               Exhibit 3.2.1 to Amendment No. 2 to the Company's Registration
               Statement No. 33-22891 on Form S-11).
  10.1         Purchase Agreement dated as of August 30, 1988 among the Company, RMI
               I and RYMAC IV with respect to collateral securing RYMAC IV's Series
               7 Bonds (incorporated by reference to Exhibit 10.5 to the Company's
               Form 10-Q for the quarter ended September 30, 1988).
  10.2         Purchase Agreement dated as of August 30, 1988 among the Company, RMI
               I and RYMAC IV with respect to collateral securing RYMAC IV's Series
               10 Bonds (incorporated by reference to Exhibit 10.6 to the Company's
               Form 10-Q for the quarter ended September 30, 1988).
  10.3         Purchase Agreement dated as of August 30, 1988 among the Company, RMI
               I and RYMAC IV with respect to collateral securing RYMAC IV's Series
               19 Bonds (incorporated by reference to Exhibit 10.7 to the Company's
               Form 10-Q for the quarter ended September 30, 1988).
  10.4         First Amendment to Purchase Agreements dated as of September 23, 1989 among the Company, RMI I and RYMAC IV (incorporated by reference to
               Exhibit 10.27 to the Company's Form 10-Q for the quarter ended March
               31, 1989).
  10.5         Residual Bond Purchase Agreement dated as of September 30, 1988 between NVR Mortgage L.P. and the Company (incorporated by reference to Exhibit 10.21 to the Company's Form 10-Q for the quarter ended
               September 30, 1988).
  20           Notice to stockholders regarding Dividend Reinvestment Plan
               (incorporated by reference to Exhibit 21 to the Company's Form 10-K for the year ended December 31, 1988).
  27.1         Financial Data Schedule
  99.1         Dividend Reinvestment Plan of the Company (incorporated by reference to Exhibit 28.1 to the Company's Form 10-K for the year ended
               December 31, 1988).
  99.2         Dividend Reinvestment Service Agreement dated December 13, 1988 between the Company and Maryland National Bank (incorporated by reference to Exhibit 28.2 to the Company's Form 10-K for the year ended December 31, 1988).

     (b) Reports on Form 8-K

          No reports on Form 8-K were filed during the last quarter of the period covered by this Report.

                                     VII-37

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        RYMAC MORTGAGE INVESTMENT CORPORATION


                                        By:        /s/ RICHARD R. CONTE
                                            ---------------------------------
                                                      Richard R. Conte
                                                  Chief Executive Officer

Date: March 20, 1996

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                NAME                                    TITLE                         DATE
                ----                                    -----                         ----

        /s/ RICHARD R. CONTE            Chairman of the Board of Directors,      March 20, 1996
-------------------------------------   Chief Executive Officer and
          Richard R. Conte              Principal Financial Officer

     /s/ EDWARD S. BABBITT, JR.         Director                                 March 20, 1996
-------------------------------------
       Edward S. Babbitt, Jr.

       /s/ JOSEPH P. BERGHOLD           Director                                 March 20, 1996
-------------------------------------
         Joseph P. Berghold

      /s/ JAMES C. CHAPLIN, IV          Director                                 March 20, 1996
-------------------------------------
        James C. Chaplin, IV

        /s/ MALCOLM M. PRINE            Director                                 March 20, 1996
-------------------------------------
          Malcolm M. Prine

        /s/ RONALD L. TEMPLE            Director                                 March 20, 1996
-------------------------------------
          Ronald L. Temple

         /s/ HAY WALKER, IV             Director                                 March 20, 1996
-------------------------------------
           Hay Walker, IV

                                     VII-38

                                                                      ANNEX VIII

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(MARK ONE)

[ X ] Quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
       For the quarterly period ended June 30, 1996

                                          Or

[   ]  Transition report pursuant to section 13 or 15(d) of the Securities
       Exchange Act of 1934
       for the transition period from ____________ to ____________

                            COMMISSION FILE NUMBER 1-10001

                         RYMAC MORTGAGE INVESTMENT CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                                           25-1577534
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

100 NORTH FOURTH STREET, SUITE                                  43952
    813, STEUBENVILLE, OHIO                                   (Zip Code)
(Address of principal executive
           offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 666-6960

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No____

     Number of shares of common stock, $.01 par value, outstanding as of August 14, 1996: 5,210,600

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     VIII-1

                     RYMAC MORTGAGE INVESTMENT CORPORATION
                                   FORM 10-Q

                                     INDEX

                                                                                      PAGE
                                                                                     NUMBER
                                                                                     ------
PART I.  FINANCIAL INFORMATION
       Item 1.  Financial Statements
                  Consolidated Balance Sheets as of June 30, 1996 (unaudited) and
                    December 31, 1995..............................................     3
                  Consolidated Statements of Revenues and Expenses (unaudited)
                    for the three and six months ended June 30, 1996 and 1995......     4
                  Consolidated Statements of Cash Flows (unaudited) for the three
                    months ended June 30, 1996 and 1995............................     5
                  Notes to Consolidated Financial Statements (unaudited)...........     6
       Item 2.  Management's Discussion and Analysis of Financial Condition and
                Results of Operations..............................................    10

PART II.  OTHER INFORMATION........................................................    14
       Item 1.  Legal Proceedings
       Item 2.  Changes in Securities
       Item 3.  Defaults Upon Senior Securities
       Item 4.  Submission of Matters to Vote of Security Holders
       Item 5.  Other Information
       Item 6.  Exhibits and Reports on Form 8-K

SIGNATURES.........................................................................    15

                                     VIII-2

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                     RYMAC MORTGAGE INVESTMENT CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                    JUNE 30,     DECEMBER 31,
                                                                      1996           1995
                                                                    --------     ------------
                                                                   (UNAUDITED)
ASSETS
  Real estate investments:
     Mortgage related investments (note 4)........................  $     --       $  9,814
     Mortgage derivative securities less valuation allowance of
      $39 for 1995
       (notes 2 and 3)............................................        --          1,014
     Mortgage-backed securities less allowance for unrealized loss
       of $128 for 1996 (note 5)..................................     3,252          3,397
                                                                    --------       --------
                                                                       3,252         14,225
     Cash.........................................................     2,747          1,549
     Funds held by trustee........................................        --            159
     Receivables on mortgage related investments..................        --            370
     Receivables on mortgage derivative securities................        --             45
     Other assets.................................................       131            254
                                                                    --------       --------
                                                                    $  6,130       $ 16,602
                                                                    ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
     Funding notes payable (note 5)...............................  $     --       $ 10,114
     Accrued interest on funding notes payable....................        --            146
     Other liabilities............................................       117            127
                                                                    --------       --------
                                                                         117         10,387
COMMITMENTS AND CONTINGENCIES (NOTES 2, 3 AND 7)
STOCKHOLDERS' EQUITY
     Common stock: par value $.01 per share 50,000,000 shares
       authorized 5,210,600 issued and outstanding at June 30,
      1996,
       and December 31, 1995......................................        52             52
     Additional paid-in capital...................................    43,985         43,985
     Accumulated Deficit (note 8).................................   (37,896)       (37,822)
     Unrealized loss on mortgage-backed securities................      (128)            --
                                                                    --------       --------
                                                                       6,013          6,215
                                                                    --------       --------
                                                                    $  6,130       $ 16,602
                                                                    ========       ========

                See notes to consolidated financial statements.

                                     VIII-3

PART I. FINANCIAL INFORMATION

                     RYMAC MORTGAGE INVESTMENT CORPORATION

          CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES (UNAUDITED)

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,             JUNE 30,
                                                     1996         1995         1996         1995
                                                    ------       ------       ------       ------
REVENUES
  Interest:
     Mortgage related investments.............      $  144       $  277       $  369       $  561
     Mortgage derivative securities...........          20         (639)          72         (570)
     Provision for investment losses..........          52            3           35           --
     Mortgage-backed securities...............          59           --          119           --
     Temporary investments....................          28           78           51          165
  Net loss on the sale of mortgage related
     investments..............................        (202)          --         (202)          --
  Net gain on the sale of mortgage derivative
     securities...............................          79           --          155           --
                                                    ------       ------       ------       ------
                                                       180         (281)         599          156
                                                    ------       ------       ------       ------
EXPENSES
  Interest on funding notes payable...........         142          273          368          558
  General and Administrative..................         138          166          305          322
                                                    ------       ------       ------       ------
                                                       280          439          673          880
                                                    ------       ------       ------       ------
  Net Income (loss) (note 8)..................      $ (100)      $ (720)      $  (74)      $ (724)
                                                    ======       ======       ======       ======
  Net Income (loss) per share.................      $(0.02)      $(0.14)      $(0.02)      $(0.14)
  Weighted average number of common shares
     outstanding..............................   5,211,000    5,211,000    5,211,000    5,211,000

                See notes to consolidated financial statements.

                                     VIII-4

PART I. FINANCIAL INFORMATION

                     RYMAC MORTGAGE INVESTMENT CORPORATION

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                               1996       1995
                                                                             --------    ------
Operating Activities:
  Net Loss (note 7).......................................................   $    (74)   $ (724)
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization of premiums on mortgage derivative securities...........         50       817
     Interest accrued and added to funding notes payable..................         --       152
     Decrease in interest receivable on mortgage related investments......         79         6
     Decrease in interest receivable on mortgage derivative securities....         44         4
     Decrease in accrued interest on funding notes payable................       (146)      (10)
     Gains on sales of investments........................................       (155)       --
     Decrease in accrued expenses payable.................................        (10)      (58)
     Other, net...........................................................         86        14
                                                                             --------    ------
  Net cash provided by operating activities...............................       (126)      201
Investing Activities:
  Principal payments on mortgage related investments......................     10,105       771
  Decrease/(increase) in funds held by trustee............................        159        (6)
  Principal payments on funding notes payable.............................    (10,114)     (908)
  Principal payments on mortgage-backed security..........................         17        --
  Principal payments on mortgage derivative securities....................          4         3
  Proceeds from sales of investments......................................      1,153        --
                                                                             --------    ------
  Net cash used in investing activities...................................      1,324      (140)
Financing Activities:
  Dividends paid..........................................................         --        --
                                                                             --------    ------
  Net cash used in financing activities...................................         --        --
Net increase in cash......................................................      1,198        61
Cash at beginning of period...............................................      1,549     4,917
                                                                             --------    ------
Cash at end of period.....................................................   $  2,747    $4,978
                                                                             ========    ======
Supplemental disclosure of cash flow information:
  Interest paid (net of amounts added to funding notes payable)...........   $    515    $  416
  Second quarter dividends declared.......................................   $     --    $   --

                See notes to consolidated financial statements.

                                     VIII-5

RYMAC MORTGAGE INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands except share data)

NOTE 1--THE COMPANY

     RYMAC Mortgage Investment Corporation ("RMIC") was incorporated in Maryland on July 1, 1988. RMIC has two wholly-owned subsidiaries, RYMAC Mortgage Investment I, Inc. ("RMI") and RYMAC Mortgage Investment II, Inc. ("RMII"). RMIC, RMI and RMII are collectively referred to hereafter as the "Company". At inception, the Company issued 5,420,000 shares of its common stock. During 1990 and 1991, the Company repurchased 209,400 shares of its common stock in accordance with a stock repurchase program at costs ranging from $6.75 to $7.63 per share.

     On May 15, 1996, the Company and Navistar International Transportation Corp. ("Navistar") announced that they had reached a non-binding agreement in principle dated May 13, 1996 (the "Agreement in Principle") with respect to the purchase by the Company (the "Acquisition") of Navistar's Columbus Plastics Operation ("Columbus Plastics"), which manufactures large sheet molding compound ("SMC") components and is located in Columbus, Ohio.

     The obligation of either party to proceed with the Acquisition is subject to the negotiation and execution by the Company and Navistar of a mutually acceptable definitive purchase agreement. The Agreement in Principle contemplated that the parties would work diligently to complete and sign such an agreement by May 31, 1996. Since the parties have not reached agreement by May 31, 1996, either is free to terminate negotiations by the terms of the Agreement in Principle. The parties are nonetheless continuing to negotiate the terms of a possible transaction. In the event an agreement is executed, consummation of the transaction will be subject to approval by the Board of Directors of each of the Company and Navistar, approval by the Company's stockholders, and such other terms and conditions as may be set forth in such purchase agreement. If an agreement is successfully concluded and all conditions set forth therein are satisfied, it is expected that the Acquisition will be consummated in fall 1996.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The consolidated financial statements include the accounts of RMIC and its wholly-owned subsidiaries RMI and RMII. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Mortgage-Backed Securities

     Mortgage-Backed Securities have been recorded at the lower of cost or market and are considered held to maturity. At June 30, 1996, the cost exceeded the market value by $128. An allowance for unrealized losses and a separate component of stockholders' equity has been recorded.

Investment Restrictions

     In addition to qualifying as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), the Company's investment activities are currently restricted by provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act specifically exempts entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens and interests in real estate from the definition of an investment company (the "Real Estate Exception"). Under interpretations issued by the staff of the Securities and Exchange

                                     VIII-6

                    (amounts in thousands except share data)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Commission, in order to qualify for the Real Estate Exception, the Company must maintain at least 55% of its assets in mortgage loans or certain other interests in real estate, and another 25% of its assets in those or certain other types of real estate related interests.

     During 1995, the Company purchased additional assets, specifically mortgage-backed securities. As such, the Company continues to maintain in excess of 55% of its assets in mortgage loans or certain other interests in real estate and, therefore, can continue to rely on the Real Estate Exception to avoid registration as an investment company under the Investment Company Act.

     If the Acquisition described in Note 1 above is consummated, the Company will no longer be required to rely upon the Real Estate Exception in order to avoid being subject to the provisions of the Investment Company Act.

Federal Income Taxes

     The Company has elected to be taxed as a REIT under the Code. As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its stockholders and satisfies certain other requirements. Accordingly, no provision has been made for income taxes in the accompanying consolidated financial statements.

     If the Acquisition described in Note 1 above is consummated, the Company will no longer qualify as a REIT and will be taxed as a corporation under subchapter C of Chapter 1 of the Code.

Net Income (Loss) Per Share

     Net income (loss) per share is computed based on the weighted average number of common shares outstanding during the period.

NOTE 3--MORTGAGE DERIVATIVE SECURITIES

     Prior to June 30, 1996, the Company had investments in mortgage derivative securities, which consisted of (i) a class or classes of collateralized mortgage obligations ("CMOs") that either represented a regular class of bonds or a residual class of bonds or (ii) interests in a class or classes of mortgage-backed pass-through certificates that either represented a regular class of certificates or a residual class of certificates. For federal income tax purposes, a majority of the Company's Mortgage Derivative Securities represented interests in real estate mortgage investment conduits ("REMICs"). CMOs are mortgage-backed bonds which bear interest at a specific predetermined rate or at a rate which varies according to a specified relationship to a specific short term interest rate index, such as the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR").

     Most residual bonds are structured so as to entitle the holder to receive a proportionate share of the excess (if any) of payments received from the collateral pledged to secure such bonds and the other related classes, together with the reinvestment income thereon, over amounts required to make debt service payments on such CMOs and to pay related administrative expenses. In connection with these investments, the Company acquired no other rights relating to the collateral pledged to secure its Mortgage

     Derivative Securities. Most residual certificates are structured so as to entitle the Company to receive a specified percentage of the distributions generated from the pool of assets comprising the trust funds of which the certificates evidence an interest.

     The Company sold its remaining Mortgage Derivative Securities during the second quarter of 1996 for $785 and recorded a net gain of $79 during the quarter.

                                     VIII-7

                    (amounts in thousands except share data)

NOTE 3--MORTGAGE DERIVATIVE SECURITIES (continued)
     During the first quarter, the Company sold one Mortgage Derivative Security for $368 and recorded a net gain of $76. The proceeds from these sales will be directed toward the new business activities which the Company is currently investigating.

NOTE 4--MORTGAGE RELATED INVESTMENTS

     Prior to June 30, 1996, the Company maintained a portfolio which included Mortgage Related Investments, consisting of ownership interests in certain classes of mortgage-backed securities issued by Ryan Mortgage Acceptance Corporation IV (as described below).

     On September 23, 1988, the Company purchased from Ryan Mortgage Acceptance Corporation IV ("RYMAC IV") certain GNMA certificates and FNMA certificates and other collateral owned by RYMAC IV and pledged to secure RYMAC IV's Mortgage Collateralized Bonds (the "RYMAC IV Bonds"). (See note 6) These Mortgage Related Investments and other collateral were purchased subject to the lien of the Indenture between RYMAC IV and the Trustee (the "RYMAC IV Indenture") pursuant to which the RYMAC IV Bonds were issued and subject to the rights of the Trustee and the bondholders thereunder. The purchase agreements grant to the Company certain additional rights with respect to the RYMAC IV Bonds, such as the right, if any, to substitute collateral, the right to direct the reinvestment of collateral proceeds and the right to call the related RYMAC IV Bonds. At December 31, 1995, the Company's Mortgage Related Investments consisted of RYMAC IV Bonds, Series 7, 10 and 19.

     During the second quarter of 1996, the Company sold its ownership rights in the RYMAC IV Series 7, 10 and 19 Bonds for a net loss of $202. (See note 6)

NOTE 5--MORTGAGE-BACKED SECURITIES

     Mortgage-Backed Securities have been recorded at the lower of cost or market. The market value of the Company's Mortgage-Backed Securities were at a discount to the carrying value at June 30, 1996. An allowance for unrealized losses was established at March 31, 1996. A separate component of stockholders' equity has been reduced by $128, accordingly.

NOTE 6--FUNDING NOTES PAYABLE

     Funding Notes Payable represented limited recourse notes delivered to RYMAC IV as partial payment for the purchase of Mortgage Related Investments and other collateral, and had payment terms the same as the related series of RYMAC IV Bonds. (See note 4)

     Principal and interest payments on the Mortgage Related Investments were used to make the quarterly payments on the funding notes payable. In addition, prepayments of the underlying mortgage related investments were passed through as prepayments of the Funding Notes Payable so that the Funding Notes Payable could be fully paid prior to their stated maturities.

     During the second quarter of 1996, the Company sold its ownership interest in the RYMAC IV Series 7, 10 and 19 Bonds. As a result of the sale of these ownership interests, the related liability account, Funding Notes Payable, was reduced to $0. (See note 4)

NOTE 7--FEDERAL INCOME TAXES AND DISTRIBUTIONS

     As described in note 2, the Company has elected to be treated for federal income tax purposes as a REIT. As such, the Company is required to distribute annually, in the form of dividends to its stockholders, at least 95% of its taxable income. Because of the provisions of the Code applicable to the type of investments made by the Company, in the early years of the life of certain of the Company's initial investments (particularly

                                     VIII-8

                    (amounts in thousands except share data)

NOTE 7--FEDERAL INCOME TAXES AND DISTRIBUTIONS (continued) investments made in connection with the Company's initial public offering, and to a lesser degree during 1989) taxable income exceeded net income.

     During the later years of such ownership, Net Income will exceed REIT taxable income. The principal reason for such difference is that the Company reports income from its portfolio of Mortgage Related Investments and Mortgage Derivative Securities on the interest method for financial reporting purposes; however, for income tax purposes, the Company reports its proportionate share of the difference between interest income generated by the collateral and interest expense on the CMOs. More recent investments made by the Company and investments currently available in the market are typically structured so that taxable income and Net Income are similar during each reporting period. Over the life of a particular investment or security, taxable income and Net Income will be equal. In reporting periods where taxable income exceeds Net Income, stockholders' equity will be reduced by the amount of dividends in excess of Net Income in such period and will be increased by the excess of Net Income over dividends in future reporting periods.

     During the first and second quarter of 1996, no dividend distributions were made. The Company's taxable losses through 1995 aggregate to approximately $36 million. Under the Code, a REIT must generally distribute its excess inclusion income to its stockholders even though it has other losses or deductions exceeding such excess inclusion income. Accordingly, if the Company were to report future excess inclusion income, it may elect to distribute such excess inclusion income as dividends even though it has an estimated tax loss carryforward approximating $36 million, including approximately $5 million in capital loss carryforwards. The tax losses can be carried forward to offset future income of the Company.

     If the Acquisition described in Note 1 above is consummated, the Company will no longer qualify as a REIT and will be taxed as a corporation under subchapter C of Chapter 1 of the Code.

NOTE 8--RELATED PARTY TRANSACTIONS

     Pursuant to the Purchase Agreements between the Company and RYMAC IV (see note 4), $15 has been withheld from amounts released from the lien of the RYMAC IV Indenture, retained by RYMAC IV and deposited in escrow to be used for payment of expenses of the CMOs secured by certain of the Mortgage Related Investments purchased by the Company. In addition, during the quarter ended June 30, 1996, the Company incurred $7 of CMO administration fees which were paid to RYMAC IV under the terms of the Purchase Agreements.

NOTE 9--EMPLOYEE BENEFITS

     The Company's Board of Directors has established a Salary
Reduction-Simplified Employee Pension Program ("SAR-SEP") for its full-time employees. A SAR-SEP is a minimal administration 408-K Plan (similar to a 401-K) for companies with fewer than 25 employees.

     For 1996, the Company has established a minimum contribution of 3% of gross compensation. Company contributions to the plan may vary and the Company is not required to continue the program. Employee contributions are based upon established formulas under the Employee Retirement Income Security Act ("ERISA") rules governing 408-K Plans.

     The Unaffiliated Directors adopted an incentive stock option program during 1994 for the Company's two Officers and Affiliated Director. Under the Stock Option Program, options on 260,000 shares of the Company's Common Stock were awarded at market prices, exercisable over ten year periods ending May 2005. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly, recognizes no compensation expense for the stock option grants. In addition, a salary continuance program was provided to the Company's officers, allowing for up to one year's base salary following the consummation of a business combination.

                                     VIII-9

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

RECENT DEVELOPMENTS

     On May 15, 1996, RYMAC Mortgage Investment Corporation (the "Company") and Navistar International Transportation Corp. ("Navistar"), the principal operating subsidiary of Navistar International Corporation, announced that they had reached a non-binding agreement in principle dated May 13, 1996 (the "Agreement in Principle") with respect to the purchase by the Company (the "Acquisition") of Navistar's Columbus Plastics Operation, which manufactures large sheet molding compound components and is located in Columbus, Ohio. A copy of the Agreement in Principle was filed with the Securities and Exchange Commission by the Company on May 22, 1996 as an exhibit to a Current Report on Form 8-K.

     The obligation of either party to proceed with the Acquisition is subject to the execution by the Company and Navistar of a mutually acceptable definitive purchase agreement. The Agreement in Principle contemplated that the parties would work diligently to complete and sign such an agreement by May 31, 1996. Since the parties have not reached agreement by May 31, 1996, either is free to terminate negotiations by the terms of the Agreement in Principle. The parties are nonetheless continuing to negotiate the terms of a possible transaction.

     It is currently contemplated that the consideration for the Acquisition would consist of newly issued common stock of the Company and a promissory note of the Company, together with certain contingent payments to Navistar should the Company's earnings exceed certain preestablished levels. It is further contemplated that Navistar would become the Company's largest stockholder and have substantial representation on the Company's board of directors. The Company would further expect to enter into a long-term supply contract with Navistar to supply fiberglass reinforced plastic parts for Navistar's truck assembly business.

     In the event a definitive agreement is executed, consummation of the transaction would be subject to approval by the Board of Directors of each of the Company and Navistar, approval by the Company's stockholders, and such other terms and conditions as may be set forth in a purchase agreement. If an agreement is executed and all conditions set forth therein are satisfied, the Company presently anticipates that the Acquisition would be consummated in fall 1996.

     If the Company is unsuccessful in concluding the Acquisition described above, it may elect to continue to seek a suitable candidate with which to effect a business combination or, alternatively to begin to develop an investment portfolio of financial assets as a means of increasing value to stockholders. A decision to pursue such alternative investment activity would be subject to the Company's financial position as well as general economic and financial market conditions prevailing at such time.

     The Company and its financial advisor continue to believe that the future potential earnings and value building aspects of utilizing its assets in a successful business combination outweigh those of rebuilding an investment portfolio containing lower-risk assets than those previously composing the Company's investment portfolio.

     In anticipation of an acquisition of Columbus Plastics, the Company sold the majority of its remaining mortgage assets during the second quarter of 1996. (See Results of Operations)

DIVIDEND POLICY

     In accordance with the Code, the Company is required to distribute at least 95% of its taxable income to its stockholders each year in order to maintain its status as a REIT. Dividends paid for a fiscal year in excess of the Company's taxable income are reported as a return of capital to the Company's stockholders, except as provided below.

     Historically, some of the Company's investments constituted REMIC residual interests. Certain of these residual interests may produce "excess inclusion" income during the fiscal year. The Code requires that excess inclusion income be included in a taxpayer's income even though the taxpayer has current or prior losses that would otherwise offset such income. As a result, the Company could have taxable income from excess inclusions in a taxable year even though it has current or prior losses from other investments that would

                                     VIII-10
normally be sufficient to offset the amount of such excess inclusion income. The Company is required to distribute the taxable income representing excess inclusions to meet its 95% distribution requirement and to avoid a corporate level tax on such income. When such income is distributed to a stockholder, the stockholder will have taxable income, rather than a return of capital, equal to its share of such excess inclusion income during the fiscal year. For a stockholder, generally, excess inclusion income cannot be offset by losses.

     For the tax year ended December 31, 1995, the Company paid a dividend of $0.003 per share on September 29, 1995 to stockholders of record on September 20, 1995. This 1995 dividend was the result of excess inclusion income and is reportable by stockholders as taxable income for 1995. The Company paid no dividend for the first or second quarters of 1996.

     If the Acquisition described in note 1 to the Company's Consolidated Financial Statements and "Recent Developments" is consummated, the Company will no longer qualify as a REIT and will be taxed as a corporation under subchapter C of Chapter 1 of the Code. As a result, the Company will no longer be entitled to any deduction for dividends paid to stockholders. No assurances can be given as to the dividends, if any, that may be declared by the Board of Directors of the Company following such Acquisition.

RESULTS OF OPERATIONS

     The Company's Net Loss declined from $724,000 for the six month period ended June 30, 1995 to a Net Loss of $74,000 for the six month period ended June 30, 1996, a decrease of $650,000. This decline is attributable to the Company's incurring $700,000 in asset valuation writedowns during the 1995 period while no writedowns were required for the first six months of 1996, offset in part by the existence of a net loss from the sale of assets of $47,000 in 1996's period as compared to no such loss in the 1995 period.

     Without the net loss recorded from the sale of assets in 1996's first half, the Company's loss for such period would have been reduced to $27,000.

STATEMENT OF REVENUES AND EXPENSES

     Net Income (loss), as calculated in accordance with GAAP and as presented in the accompanying consolidated financial statements, was $(74,000), or $(0.02) per share, for the six months ended June 30, 1996 as compared with $(724,000), or $(0.14) per share, for the six months ended June 30, 1995, and $(100,000), or $(0.02) per share, for the three months ended June 30, 1996 as compared to $(720,000), or $(0.14) per share, for the three months ended June 30, 1995.

     Interest revenue on Mortgage Related Investments decreased from $561,000 for the six months ended June 30, 1995 to $369,000 for the six months ended June 30, 1996, as a result of the reduction in Mortgage Related Investments on the Company's Balance Sheet, which decreased from an average outstanding of $11,912,000 during 1995's first six months to an average outstanding of $4,907,000 during the first six months of 1996. Interest revenue on Mortgage Derivative Securities was $(570,000) for the six months ended June 30, 1995 as compared to $72,000 for the six months ended June 30, 1996. This $642,000 increase in interest revenue was the result of the valuation writedown of assets equal to $700,000 in 1995's second quarter as compared with no such writedown in the first half of 1996. Such writedowns are reflected as a decrease to interest revenues on Mortgage Derivative Securities during the period incurred.

     Income from Temporary investments decreased from $165,000 for the six months ended June 30, 1995 to $51,000 for the six months ended June 30, 1996 due to the Company's purchase of one 7% FNMA guaranteed 30-year single family mortgage pool of which the Company maintains 100% ownership since 1995's fourth quarter. This Mortgage-Backed Security carried as a separate investment category produced $119,000 of interest revenues during the 1996 period.

     In anticipation of the transaction with Navistar described in note 1 to the Company's Consolidated Financial Statements and "Recent Developments", the Company sold during the March-June 1996 time period all of its remaining Mortgage Related Investments and Mortgage Derivative Securities. Nine Mortgage Derivative Securities were sold for net cash proceeds of $1,153,000, representing prices that exceeded the Company's carrying value by $155,000 and was recognized as a gain during the 1996 period. Also, the Company sold its ownership interests (including early redemption rights) in its three remaining Mortgage

                                     VIII-11

Related Investments (RYMAC IV, Series 7, 10 and 19). The sale transaction relating to the RYMAC IV assets included the Company's transfer of the future obligation for payment of quarterly administrative costs to the purchaser. Such administrative costs approximated $12,500 per annum over the next five and one-half years. The sale of the Company's ownership rights, including ongoing administrative costs, in its Mortgage Related Investments resulted in the Company recording a loss on such transaction of $202,000 during the 1996 period.

     The Company also recognized $35,000 in revenues during the 1996 period reflecting the reversal of a provision for future losses on Mortgage Derivative Securities that was no longer necessary given the sale of the Company's remaining assets carried in this category.

     Interest expense on Funding Notes Payable decreased from $558,000 to $368,000 for the six months ended June 30, 1995 and 1996, respectively, as a result of the substantial offsetting balance sheet decline of Funding Notes Payable, which decreased from average outstandings of $12,160,000 to $5,057,000 for the six months ended June 30, 1995 and 1996, respectively. General and Administrative expenses decreased slightly from $322,000 for 1995's first six months to $305,000 in 1996's first six months as the Company maintained a minimal staff while continuing its efforts to identify and conclude a business combination.

BALANCE SHEET

     The Company's assets declined by $10,472,000 during the six month period ended June 30, 1996, dropping from $16,602,000 to a total of $6,130,000 at June 30, 1996. This decrease is attributable to the Company's sale of its remaining Mortgage Related Investments and Mortgage Derivative Securities during the six month period ended June 30, 1996 and, to a minor extent, reductions resulting from principal payments on the mortgage collateral underlying the Company's Mortgage Related Investments and amortization of the cost basis in its Mortgage Derivative Securities.

     Concurrently, Funds Held by Trustee and Receivables on both Mortgage Related Investments and Mortgage Derivative Securities decreased from $159,000 and $415,000, respectively at December 31, 1995 to $0 in both categories at June 30, 1996, as both of these assets categories were associated with the sale of the Company's remaining Mortgage Related and Mortgage Derivative holdings.

     The sale of Mortgage Related Investments caused the related liability account, Funding Notes Payable, to decrease from $10,114,000 to $0, between December 31, 1995 and June 30, 1996.

     The two liability accounts, Accrued Interest on Funding Notes Payable and Other Liabilities, decreased in total by $156,000, primarily reflecting the sale of the corresponding liability account, Funding Notes Payable, related to the sale of Mortgage Related Investments described above.

     The Company's Accumulated Deficit increased slightly from $(37,822,000) at December 31, 1995 to $(37,896,000) at June 30, 1996 due to the Net Loss incurred for the period of $74,000. Additionally, the Company's net worth was negatively affected by the GAAP requirement to carry a valuation account, Unrealized Loss on Mortgage-Backed Securities, for the Company's Mortgage-Backed Securities, valuing the asset at the lower of cost or market. This Unrealized Loss of $128,000 reflects the loss that would have been recognized if the Company had elected to sell its entire Mortgage-Backed Securities holding at June 30, 1996.

EXPENSES AND USE OF BORROWED FUNDS

     Operating expenses, "General and Administrative", were $322,000 for the six months ended June 30, 1995 versus $305,000 for the six months ended June 30, 1996. These low expense levels are reflective of the Company's minimal staffing and cost reduction efforts while continuing its efforts to conclude a business combination.

     The Company has had no borrowings since November 30, 1994.

LIQUIDITY AND CAPITAL RESOURCES

     At both December 31, 1995 and June 30, 1996, the total amount borrowed by the Company was $0. The Company is subject to a limitation on the amount of total borrowings of $25,000,000 pursuant to a policy

                                     VIII-12
adopted by its Board of Directors in March 1992, although such amount is substantially in excess of amounts that could currently be borrowed by the Company.

     All of the Company's remaining Mortgage-Backed Securities are available to secure future borrowings. The Company estimates that either the approximate $3,000,000 in borrowing value or $3,300,000 from the current market sale value of the Company's Mortgage-Backed Securities in conjunction with its cash reserves of approximately $2,700,000, currently held in high quality short-term instruments, provide the Company with sufficient liquidity with which to pursue its proposed business activities. (See "Recent Developments")

     If the Acquisition described in note 1 to the Company's Consolidated Financial Statements and "Recent Developments" above is consummated, additional liquidity to fund working capital requirements of the Company will be needed. The Company intends to seek additional working capital funding prior to the consummation of the Acquisition in order to fund such requirements. No assurances can be given that the Company will be successful in obtaining such funding.

                                     VIII-13

PART II OTHER INFORMATION

Item 1.     Legal Proceedings
            None

Item 2.     Changes in Securities
            None

Item 3.     Defaults Upon Senior Securities
            None

Item 4.     Submission of Matters to a Vote of Security Holders
            None

Item 5.     Other Information
            None

Item 6.     Exhibits and Reports on Form 8-K
            (a) The following exhibits are included as part of this Form 10-Q.

                Exhibit 27.1 Financial Data Schedule

            (b) Reports on Form 8-K

            Form 8-K was filed during the second quarter of 1996 on May 22, 1996, reflecting
            "Item 5--Other Events" as the Company announced an Agreement in Principle regarding the potential acquisition of the Columbus Plastics Operation of Navistar
            International Transportation Corp.

                                     VIII-14

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         RYMAC MORTGAGE INVESTMENT CORPORATION

                                        By: /s/ Richard R. Conte
                                           ------------------------------
                                           Richard R. Conte
                                           Chairman of the Board, Chief
                                           Executive Officer and Principal
                                           Financial Officer

Dated: August 14, 1996

                                     VIII-15

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

     As permitted by sections 102 and 145 of the DGCL, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 2-A    --    Asset Purchase Agreement, dated as of September 12, 1996, between Rymac Mortgage
              Investment Corporation, a Maryland corporation, and Navistar International
              Transportation Corp., a Delaware corporation, as amended (Annex I to the Proxy
              Statement and Prospectus included in this Registration Statement)
 2-B    --    Agreement and Plan of Merger, dated as of November 1, 1996, between Rymac
              Mortgage Investment Corporation, a Maryland corporation, and Core Materials
              Corporation, a Delaware corporation (Annex IV to the Proxy Statement and
              Prospectus included in this Registration Statement)
 3-A    --    Certificate of Incorporation of Core Materials Corporation
 3-B    --    Certificate of Amendment to Certificate of Incorporation of Core Materials
              Corporation
 3-C    --    Bylaws of Core Materials Corporation
 5      --    Opinion of Brown & Wood LLP regarding the legality of the securities being registered
10-A    --    Form of Secured Promissory Note, to be executed by Core Materials Corporation in favor of Navistar International Transportation Corp. (Annex III to the Proxy
              Statement and Prospectus included in this Registration Statement)
10-B    --    Form of Comprehensive Supply Agreement, to be entered into by Core Materials
              Corporation and Navistar International Transportation Corp. (Portions of this
              Exhibit have been omitted pursuant to a request for confidential treatment of such omitted information under Rule 406)
10-C    --    Form of Transitional Services Agreement, to be entered into by Core Materials
              Corporation and Navistar International Transportation Corp.
10-D    --    Form of Registration Rights Agreement, to be entered into by Core Materials
              Corporation and Navistar International Transportation Corp.
23-A    --    Consent of Deloitte & Touche LLP with respect to the financial statements of
              Columbus Plastics Operation

23-B    --    Consent of Deloitte & Touche LLP with respect to the balance sheet of Core
              Materials Corporation
23-C    --    Consent of Ernst & Young LLP
23-D    --    Consent of Nomura Securities International, Inc.
23-E    --    Consent of Brown & Wood LLP is contained in the opinion of counsel filed as
              Exhibit 5
23-F    --    Consent of Ralph O. Hellmold
23-G    --    Consent of Thomas M. Hough
23-H    --    Consent of Malcolm M. Prine
23-I    --    Consent of Thomas E. Rigsby
99      --    Form of proxy to be mailed to shareholders of Rymac Mortgage Investment
              Corporation

ITEM 22. UNDERTAKINGS.

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Core Materials Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 8th day of November, 1996.

                                            Core Materials Corporation


                                            By  /s/ RICHARD R. CONTE
                                               --------------------------
                                               Richard R. Conte
                                               President, Treasurer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

                                               /s/ RICHARD R. CONTE
                                               --------------------------
                                               Richard R. Conte
                                               President, Treasurer and Director

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

                                               /s/ RICHARD R. CONTE
                                               --------------------------
                                               Richard R. Conte
                                               President, Treasurer and Director

DIRECTOR:
                                               /s/ RICHARD R. CONTE
                                               --------------------------
                                               Richard R. Conte

Dated: November 8, 1996

                                 EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION OF EXHIBITS
------------        ----------------------------------------------------------------------------
    2-A       --    Asset Purchase Agreement, dated as of September 12, 1996, between Rymac
                    Mortgage Investment Corporation, a Maryland corporation, and Navistar
                    International Transportation Corp., a Delaware corporation, as amended
                    (Annex I to the Proxy Statement and Prospectus included in this Registration
                    Statement)
    2-B       --    Agreement and Plan of Merger, dated as of November 1, 1996, between Rymac
                    Mortgage Investment Corporation, a Maryland corporation, and Core Materials
                    Corporation, a Delaware corporation (Annex IV to the Proxy Statement and
                    Prospectus included in this Registration Statement)
    3-A       --    Certificate of Incorporation of Core Materials Corporation
    3-B       --    Certificate of Amendment to Certificate of Incorporation of Core Materials
                    Corporation
    3-C       --    Bylaws of Core Materials Corporation
     5        --    Opinion of Brown & Wood LLP regarding the legality of the securities being registered
    10-A      --    Form of Secured Promissory Note, to be executed by Core Materials
                    Corporation in favor of Navistar International Transportation Corp. (Annex
                    III to the Proxy Statement and Prospectus included in this Registration
                    Statement)
    10-B      --    Form of Comprehensive Supply Agreement, to be entered into by Core Materials
                    Corporation and Navistar International Transportation Corp. (Portions of
                    this Exhibit have been omitted pursuant to a request for confidential treatment of such omitted information under Rule 406)
    10-C      --    Form of Transitional Services Agreement, to be entered into by Core
                    Materials Corporation and Navistar International Transportation Corp.
    10-D      --    Form of Registration Rights Agreement, to be entered into by Core Materials
                    Corporation and Navistar International Transportation Corp.
    23-A      --    Consent of Deloitte & Touche LLP with respect to the financial statements of
                    Columbus Plastics Operation
    23-B      --    Consent of Deloitte & Touche LLP with respect to the balance sheet of Core
                    Materials Corporation
    23-C      --    Consent of Ernst & Young LLP
    23-D      --    Consent of Nomura Securities International, Inc.
    23-E      --    Consent of Brown & Wood LLP is contained in the opinion of counsel filed as
                    Exhibit 5
    23-F      --    Consent of Ralph O. Hellmold
    23-G      --    Consent of Thomas M. Hough
    23-H      --    Consent of Malcolm M. Prine
    23-I      --    Consent of Thomas E. Rigsby
     99       --    Form of proxy to be mailed to shareholders of Rymac Mortgage Investment
                    Corporation